Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AquaVenture Holdings Limited
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

c/o Conyers Corporate Services (BVI) Limited
Commerce House, Wickhams Cay 1
P.O. Box 3140 Road Town
British Virgin Islands VG 1110

February 18, 2020

Dear Shareholder:

        You are cordially invited to attend a special meeting of the shareholders of AquaVenture Holdings Limited, a business company incorporated under the laws of the British Virgin Islands ("AquaVenture"), which we will hold at the Marriott Downtown at CF Toronto Eaton Centre, 525 Bay Street, Toronto, Ontario M5G 2L2, on Monday, March 16, 2020, at 8:00 a.m., Eastern time.

        At the special meeting, holders of our ordinary shares will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (including a form of the plan of merger which is included as an exhibit thereto), dated as of December 23, 2019, among Culligan International Company, a Delaware corporation ("Parent"), Amberjack Merger Sub Limited, a business company incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of Parent ("Merger Sub"), and AquaVenture and a related proposal. As a result of the merger, AquaVenture will become a subsidiary of Parent, and each ordinary share of AquaVenture issued and outstanding immediately prior to the effective time of the merger (other than shares held by AquaVenture in treasury, or owned by Parent or Merger Sub or held by shareholders who are entitled to dissent and who properly exercise dissenter's rights in accordance with the BVI Business Companies Act, 2004, as amended), will be converted into the right to receive $27.10 in cash, without interest.

        The board of directors of AquaVenture (the "board of directors") has unanimously approved the merger agreement and determined that the merger agreement is advisable and in the best interests of AquaVenture and its shareholders. The board of directors unanimously recommends that shareholders vote "FOR" the proposal to adopt the merger agreement and the related proposal, described in the enclosed proxy statement.

        The proxy statement describes the merger agreement, the merger and related agreements and provides specific information concerning the special meeting. In addition, you may obtain information about AquaVenture from documents filed with the United States Securities and Exchange Commission. The merger agreement (which includes the proposed form of the plan of merger as an exhibit thereto) is attached as Annex A to the proxy statement. We urge you to read the entire proxy statement carefully, including the annexes, as it sets forth the details of the merger agreement and other important information related to the merger.

        Your vote is very important.    The merger cannot be completed unless holders of at least two-thirds of the ordinary shares entitled to vote and voting on the proposal, either in person or by proxy, at the special meeting vote in favor of the adoption of the merger agreement, assuming a quorum is present. Whether or not you plan to attend the special meeting, we ask you to submit a proxy in advance of the special meeting to have your shares voted at the special meeting by using one of the methods described in the proxy statement. If you hold your shares in "street name," you should instruct your broker, bank, trust or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank, trust or other nominee.

        Thank you for your continued support.

Very truly yours,

Anthony Ibarguen President and Chief Executive Officer

        Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        This proxy statement is dated February 18, 2020 and is first being mailed to shareholders on or about February 18, 2020.

AQUAVENTURE HOLDINGS LIMITED
c/o Conyers Corporate Services (BVI) Limited
Commerce House, Wickhams Cay 1
P.O. Box 3140 Road Town
British Virgin Islands

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of AquaVenture Holdings Limited:

        NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of AquaVenture Holdings Limited, a business company incorporated under the laws of the British Virgin Islands ("AquaVenture"), will be held at the Marriott Downtown at CF Toronto Eaton Centre, 525 Bay Street, Toronto, Ontario M5G 2L2, on Monday, March 16, 2020, at 8:00 a.m., Eastern time, for the following purposes:

  1.
  To consider and vote on a proposal to adopt the Agreement and Plan of Merger (including a form of the plan of merger which is included as an exhibit thereto), dated as of December 23, 2019, among Culligan International Company, a Delaware corporation ("Parent"), Amberjack Merger Sub Limited, a business company incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of Parent, and AquaVenture (as it may be amended from time to time, the "merger agreement"); and

  2.
  To approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

        The holders of our ordinary shares, no par value per share, at the close of business on February 13, 2020, are entitled to notice of and to vote at the special meeting or at any adjournment or postponement of the special meeting. All holders of our ordinary shares will vote together as a single class, and each shareholder is entitled to one vote for each ordinary share held on the record date.

        The board of directors of AquaVenture (the "board of directors") has unanimously approved the merger agreement and determined that the merger agreement is advisable and in the best interests of AquaVenture and its shareholders. The board of directors unanimously recommends that shareholders vote "FOR" the proposal to adopt the merger agreement. The board of directors further unanimously recommends that shareholders vote "FOR" the adjournment proposal.

        Your vote is important, regardless of the number of ordinary shares you own.    The merger cannot be completed unless holders of at least two-thirds of the ordinary shares entitled to vote and voting on the proposal, either in person or by proxy, at the special meeting vote in favor of the adoption of the merger agreement, assuming a quorum is present. The approval of the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum, requires the affirmative vote of at least a simple majority or more of those entitled to vote and voting on the proposal, either in person or by proxy, at the special meeting, assuming a quorum is present. Whether or not you plan to attend the special meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in "street name," you should instruct your broker, bank, trust or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank, trust or other nominee. Your broker, bank, trust or other nominee cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.

BY ORDER OF THE BOARD OF DIRECTORS

Lee S. Muller
Chief Financial Officer and Assistant Secretary

EXPLANATORY NOTE

        We are an emerging growth company, as defined in Section 2(a)(19) of the Securities Act of 1933, as amended, as modified by the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). As an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Specifically, as an emerging growth company, we are not required to conduct votes seeking shareholder approval on an advisory basis of (1) the compensation of our "named executive officers" or the frequency with which such votes must be conducted or (2) compensation arrangements and understandings in connection with merger transactions, known as "golden parachute" arrangements.

        We could be an emerging growth company for up to five years after our initial public offering in October 2016, or October 2021. However, other circumstances could cause us to lose emerging growth company status earlier, including the earlier of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion (as inflation adjusted by the SEC from time to time) or more; (ii) the last day of the fiscal year in which we have issued more than $1 billion in non-convertible debt during the past three years; or (iii) the date on which we are deemed a "large accelerated filer," as defined by the Securities Exchange Act of 1934, as amended, in which case we would no longer be an emerging growth company as of the following fiscal year end.

SUMMARY

        This summary discusses the material information contained in this proxy statement, including with respect to the merger agreement, the merger and the other agreements entered into in connection with the merger of Amberjack Merger Sub Limited with and into AquaVenture Holdings Limited, which we refer to as the "merger." We encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement, as this summary may not contain all of the information that may be important to you. The items in this summary include page references directing you to a more complete description of that topic in this proxy statement.

        In this proxy statement, the terms "we," "us," "our," the "Company," and "AquaVenture" refer to AquaVenture Holdings Limited, the term "Parent" or "Culligan" refers to Culligan International Company, the term "Merger Sub" refers to Amberjack Merger Sub Limited, the term "merger agreement" refers to the Agreement and Plan of Merger, dated as of December 23, 2019, among Parent, Merger Sub and AquaVenture, and the term "ordinary shares" refers to the ordinary shares, no par value per share, of AquaVenture.

The Companies (page 18)

        AquaVenture Holdings Limited.    AquaVenture is a multinational provider of Water as a Service® ("WAAS®") solutions that provide our customers with a reliable and cost-effective source of clean drinking water, process water and wastewater treatment and water reuse solutions primarily under long term contracts that minimize capital investment by the customer. We deliver our WAAS solutions through two operating platforms: Seven Seas Water and Quench. Seven Seas Water is a multinational provider of desalination, wastewater treatment and water reuse solutions to governmental, municipal (including utility districts), industrial, property developer and hospitality customers. Our desalination solutions provide more than 8.5 billion gallons per year of potable, high purity industrial grade and ultra-pure water (which is water that is treated to meet higher purity standards required for industrial, semiconductor, utility or pharmaceutical applications). Our wastewater treatment and water reuse solutions, which include plants ranging in capacity from 5,000 gallons per day to more than 1.5 million gallons per day, are provided through 102 leases with customers and through the sale of equipment. Quench is a U.S. based provider of Point of Use ("POU") filtered water systems and related services through direct and indirect sales channels to approximately 55,000 institutional and commercial customers, including more than half of the Fortune 500, throughout the United States and Canada.

        AquaVenture is a business company incorporated under the laws of the British Virgin Islands. Our principal executive offices are located at c/o Conyers Corporate Services (BVI) Limited, Commerce House, Wickhams Cay 1, P.O. Box 3140 Road Town, British Virgin Islands, and our telephone number is (813) 855-8636. Our website address is www.aquaventure.com. The information contained in, or that may be accessed through, our website is not intended to be incorporated into this proxy statement.

        Culligan International Company and Amberjack Merger Sub Limited.    Founded in 1936 by Emmett Culligan, Parent is a world leader in delivering water solutions that will improve the lives of its customers. Parent offers some of the most technologically advanced, state-of-the-art water filtration and treatment products. Parent's products include water softeners, drinking water systems, whole-house systems and solutions for businesses. Parent's network of franchise dealers is the largest in the world, with over 900 dealers in 90 countries. Many Parent dealers have valuable equity in their communities as multigenerational family owners of their franchises. Parent is a Delaware corporation, and Merger Sub is a business company incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of Parent. Merger Sub was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Parent and Merger Sub are controlled by Advent International Corporation

("Advent"). The address for Parent and Merger Sub is 9399 W. Higgins Rd, Ste 1100, Rosemont, Illinois 60018, and their telephone number at that address is 847-430-2800.

        Advent International Corporation.    Founded in 1984, Advent is one of the largest and most experienced global private equity investors. Advent has invested in over 350 private equity transactions in 41 countries, and as of September 30, 2019, had $56.6 billion in assets under management. With 15 offices in 12 countries, Advent has established a globally integrated team of over 200 investment professionals across North America, Europe, Latin America and Asia. Advent focuses on investments in five core sectors, including business and financial services; healthcare; industrial; retail, consumer and leisure; and technology. After 35 years dedicated to international investing, Advent remains committed to partnering with management teams to deliver sustained revenue and earnings growth for its portfolio companies. The principal executive offices of Advent are located at 800 Boylston Street, Boston, Massachusetts 02199.

The Special Meeting (Page 20)

        The special meeting of shareholders will be held at the Marriott Downtown at CF Toronto Eaton Centre, 525 Bay Street, Toronto, Ontario M5G 2L2, on Monday, March 16, 2020, at 8:00 a.m., Eastern time. At the special meeting, you will be asked to consider and vote upon:

  •
  a proposal to adopt the merger agreement; and

  •
  a proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Record Date and Quorum (Page 20)

        The holders of record of our ordinary shares as of the close of business on February 13, 2020 (the record date for determination of shareholders entitled to notice of and to vote at the special meeting), are entitled to receive notice of and to vote at the special meeting or at any adjournment or postponement of the special meeting. All holders of our ordinary shares shall vote together as a single class, and each shareholder is entitled to one vote for each ordinary share held on the record date. As of the record date, there were 31,963,449 ordinary shares outstanding and entitled to vote at the special meeting. The presence at the special meeting, in person or by proxy, of the holders of at least fifty percent of all outstanding ordinary shares on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting.

Voting and Proxies (Page 21)

        Any shareholder of record entitled to vote at the special meeting may submit a proxy by telephone, via the Internet, by returning the enclosed proxy card by mail, or by voting in person at the special meeting. If you intend to submit your proxy by telephone or via the Internet, you must do so no later than the date and time indicated on the applicable proxy card. Even if you plan to attend the special meeting, if you hold ordinary shares in your own name as the shareholder of record, please vote your shares by completing, signing, dating and returning the enclosed proxy card or by using the telephone number printed on your proxy card or by using the Internet voting instructions printed on your proxy card.

        If you give your proxy, but do not indicate how you wish to vote, your shares will be voted "FOR" the proposal to adopt the merger agreement and "FOR" the adjournment proposal.

        If your ordinary shares are held in "street name," you should instruct your broker, bank, trust or other nominee on how to vote such ordinary shares using the instructions provided by your broker, bank, trust or other nominee. If your ordinary shares are held in "street name," you must obtain a legal proxy from such nominee in order to vote in person at the special meeting. If you fail to provide your nominee with instructions on how to vote your ordinary shares, your nominee will not be able to vote such shares at the special meeting.

Required Vote (Page 20)

        Assuming that at least fifty percent of all outstanding ordinary shares on the record date are represented at the special meeting, either in person or by proxy:

  •
  the merger shall be approved by the affirmative vote of at least two-thirds of those entitled to vote and voting on the proposal, either in person or by proxy, at the special meeting; and

  •
  the adjournment proposal shall be approved by the affirmative vote of a simple majority or more of those entitled to vote and voting on the proposal, either in person or by proxy, at the special meeting.

        A failure to vote your ordinary shares, an abstention from voting or failure to give voting instructions to your broker, bank, trust or other nominee, will not be considered votes cast at the special meeting and, therefore, will have no effect on the voting results for proposals, assuming a quorum is present. Shareholders are recommended to vote "FOR" the proposal to adopt the merger agreement and "FOR" the adjournment proposal.

Revocation of Proxies (Page 21)

        A shareholder of record may revoke his or her proxy at any time before the vote is taken at the special meeting by:

  •
  submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company;

  •
  attending the special meeting and voting in person; or

  •
  delivering to the Secretary of the Company a written notice of revocation c/o Conyers Corporate Services (BVI) Limited, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110, with a copy to Lee Muller, Assistant Secretary, Seven Seas Water Corporation, 14400 Carlson Circle, Tampa, Florida 33626.

        Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy.

        If you hold your shares in "street name" through a broker, bank, trust or other nominee, you will need to follow the instructions provided to you by your broker, bank, trust or other nominee in order to revoke your voting instructions or submit new voting instructions.

The Merger (Page 24)

        The merger agreement provides that, subject to the satisfaction or waiver of the conditions in the merger agreement, Merger Sub will merge with and into AquaVenture. AquaVenture will be the surviving company (the "surviving company") in the merger and will continue as a subsidiary of Parent.

        If the merger is completed, at the effective time of the merger, each outstanding ordinary share (other than shares held by AquaVenture in treasury, or owned by Parent or Merger Sub or held by shareholders who are entitled to dissent and who properly exercise dissenter's rights in accordance with the BVI Act) will be automatically converted into the right to receive $27.10 in cash, without interest and less applicable withholding taxes. We refer to this amount as the "merger consideration."

        Upon completion of the merger, ordinary shares of AquaVenture will no longer be listed on any stock exchange or quotation system. You will not own any shares of the surviving company. The merger agreement (which includes the proposed form of the plan of merger as an exhibit thereto) is attached as Annex A to this proxy statement. Please read it carefully.

Recommendation of the Company's Board of Directors and Reasons for the Merger (Page 38)

        The board of directors (acting upon the recommendation of the special committee) has unanimously approved the merger agreement and determined that the merger agreement is advisable and in the best interests of AquaVenture and its shareholders. The board of directors unanimously recommends that shareholders vote "FOR" the proposal to adopt the merger agreement. The board of directors further unanimously recommends that shareholders vote "FOR" the adjournment proposal.

        For the factors considered by the board of directors in reaching its decision to approve the merger agreement, see "The Merger (Proposal 1)—Reasons for the Merger" beginning on page 35 of this proxy statement.

Voting Agreements (Page 84 and Annex D)

        On December 23, 2019, concurrently with the execution and delivery of the merger agreement, certain shareholders of AquaVenture entered into voting agreements with Parent, pursuant to which such shareholders have agreed, among other things, to vote their respective ordinary shares in favor of the proposal to adopt the merger agreement. As of the public announcement of the merger, the shareholders who signed the voting agreements owned an aggregate of approximately 35.5% of the voting power of the outstanding ordinary shares. As of the record date for the special meeting, the shareholders who signed the voting agreements owned an aggregate of approximately 35.3% of the voting power of the outstanding ordinary shares. The form of voting agreement is attached as Annex D to this proxy statement.

Opinion of Citigroup Global Markets Inc. (Page 38 and Annex B)

        The special committee retained Citigroup Global Markets Inc. ("Citi") as its financial advisor in connection with a possible transaction involving AquaVenture. In connection with Citi's engagement, the special committee requested that Citi evaluate the fairness, from a financial point of view, to the holders of AquaVenture's ordinary shares (other than Culligan and its affiliates) of the merger consideration to be received in the proposed merger by such holders pursuant to the terms and subject to the conditions set forth in the merger agreement. On December 22, 2019, at a meeting of the special committee held to evaluate the proposed merger, Citi rendered to the special committee an oral opinion, subsequently confirmed by delivery of a written opinion, dated December 23, 2019, to the effect that, as of the date of Citi's written opinion and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi as set forth in its written opinion, the merger consideration was fair, from a financial point of view, to the holders of AquaVenture ordinary shares (other than Culligan and its affiliates).

        The full text of Citi's written opinion, dated December 23, 2019, to the special committee, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi in rendering its opinion, is attached to this proxy statement as Annex B and is incorporated herein by reference. Citi's opinion was rendered to the special committee (in its capacity as such) in connection with its evaluation of the proposed merger and was limited to the fairness, from a financial point of view, as of the date of the opinion, to the holders of AquaVenture ordinary shares (other than Culligan and its affiliates) of the merger consideration. Citi's opinion did not address any other terms, aspects or implications of the proposed merger or the merger agreement. Citi's opinion did not address the underlying business decision of AquaVenture to effect the proposed merger, the relative merits of the proposed merger as compared to any alternative business strategies that might have existed for AquaVenture or the effect of any other transaction in which AquaVenture might have engaged. Citi's opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matters relating to the proposed merger or otherwise.

        For more information, see the section entitled "The Merger (Proposal 1)—Opinion of Citigroup Global Markets Inc." beginning on page 38 of this proxy statement.

Opinion of UBS Securities LLC (Page 45 and Annex C)

        On December 22, 2019, at a meeting of the special committee held to evaluate the merger, UBS Securities LLC ("UBS") delivered to the special committee an oral opinion, which opinion was confirmed by delivery of a written opinion dated as of December 23, 2019, to the effect that, as of that date and based upon and subject to various assumptions, matters considered and limitations described in its written opinion, the merger consideration to be received by holders of ordinary shares in the merger was fair, from a financial point of view, to such holders.

        The full text of UBS' opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. The opinion is attached to this proxy statement as Annex C and is incorporated herein by reference. UBS' opinion was provided for the benefit of the special committee (in its capacity as such) in connection with, and for the purpose of, its evaluation of the merger consideration in the merger and addresses only the fairness, from a financial point of view, of the merger consideration to holders of ordinary shares in the merger. The opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to the Company or the Company's underlying business decision to effect the merger. The opinion does not constitute a recommendation to any shareholder as to how to vote or act with respect to the merger. Holders of ordinary shares are encouraged to read UBS' opinion carefully in its entirety.

        For more information, see the section entitled "The Merger (Proposal 1)—Opinion of UBS Securities LLC" beginning on page 45 of this proxy statement.

Conditions to the Merger (Page 80)

        Each party's obligation to complete the merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver of the following conditions:

  •
  the adoption of the merger agreement by the required vote of AquaVenture's shareholders;

  •
  the absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction in the United States or certain foreign jurisdictions, or law that prohibits or makes illegal the consummation of the merger; and

  •
  the expiration or termination of any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

        The respective obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver of the following additional conditions:

  •
  the representations and warranties of the Company made in the merger agreement will be accurate (with certain representations and warranties subject to varying degrees of accuracy) as of the closing date (other than those representations and warranties that were made only as of a specified date, which need only be accurate as of such specified date), except that, subject to certain exceptions, any inaccuracies in the Company's representations and warranties will be disregarded if such inaccuracies (disregarding materiality and material adverse effect qualifiers in the related representations and warranties) have not had and would not reasonably be expected to have a material adverse effect on the Company;

  •
  the Company's performance in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the effective time, other than with respect to obligations related to best efforts debt financing by Parent; and

  •
  since the date of the merger agreement, there will not have occurred any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Company.

        The obligation of the Company to complete the merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver of the following additional conditions:

  •
  the representations and warranties of Parent and Merger Sub made in the merger agreement will be accurate as of the date of the merger agreement and the closing date (other than those representations and warranties that were made only as of a specified date, which need only be accurate as of such specified date), except that any inaccuracies in such representations and warranties will be disregarded if such inaccuracies (disregarding materiality and material adverse effect qualifiers in the related representations and warranties) have not had and would not reasonably be expected to have a material adverse effect on Parent; and

  •
  the performance in all material respects by Parent and Merger Sub of all obligations required to be performed by them under the merger agreement at or prior to the effective time.

Treatment of Company Equity Awards (Page 66)

        Company Stock Options.    At the effective time, each Company stock option, whether vested or unvested, that is outstanding immediately prior to the effective time will be cancelled and automatically exchanged for the right to receive an amount in cash (less any applicable tax withholdings) equal to the product of the excess, if any, of $27.10 over the per share exercise price of such Company stock option.

        Restricted Share Unit Awards.    At the effective time, each outstanding Company restricted share unit ("RSU"), whether vested or unvested, that is outstanding immediately prior to the effective time will vest in full and will be cancelled in exchange for the right to receive an amount in cash (less any applicable tax withholdings) equal to $27.10.

        Phantom Unit Awards.    At the effective time, each Company phantom unit, whether vested or unvested, that is outstanding immediately prior to the effective time will vest in full and will be cancelled in exchange for the right to receive an amount in cash (less any applicable tax withholdings) equal to $27.10.

Interests of the Company's Directors and Executive Officers in the Merger (Page 58)

        In considering the recommendation of the board of directors with respect to the merger agreement, you should be aware that some of the Company's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of AquaVenture's shareholders generally. Interests of our directors and executive officers that may be different from or in addition to the interests of AquaVenture's shareholders include:

  •
  the merger agreement provides for the accelerated vesting and cash-out of all Company equity awards;

  •
  certain of the Company's executive officers are participants in the AquaVenture Holdings Limited Key Executive Severance Plan (the "Severance Plan"), which provides for severance benefits in the event of certain qualifying terminations of employment in connection with or following the merger;

  •
  the employment agreement between the Company and Mr. Ibarguen provides for severance benefits in the event of a qualifying termination of employment following the merger;

  •
  Mr. Brown's offer letter provides for change in control benefits in the event of a merger and severance benefits in the event of a qualifying termination of employment; and

  •
  the Company's directors and executive officers are entitled to continued indemnification and insurance coverage under indemnification agreements and the merger agreement.

        These interests are discussed in more detail in the section entitled "The Merger (Proposal 1)—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 58. The board was aware of the different or additional interests set forth in this proxy statement and considered such interests along with other matters when approving the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Financing (Page 57)

        The Company and Parent estimate that the total amount of funds required to complete the merger and related transactions and pay related fees and expenses will be approximately $1.1 billion. Parent expects this amount to be funded through a combination of the following:

  •
  Morgan Stanley Senior Funding, Inc., Ares Capital Management LLC, PSP Investments Credit USA LLC, Royal Bank of Canada, BofA Securities, Inc., Bank of America, N.A., Credit Suisse Loan Funding LLC, Credit Suisse AG, Cayman Islands Branch, Bank of Montreal, BMO Capital Markets Corp. and Golub Capital LLC (collectively, the "Lenders") have committed to provide $500.0 million in debt financing for the merger, which shall be comprised of a senior secured term loan facility, on the terms and subject to the conditions set forth in the amended and restated debt commitment letter, dated as of January 15, 2020 (which amends and restates the debt commitment letter, dated as of December 23, 2019 that was delivered to AquaVenture in advance of execution of the merger agreement, the "Debt Commitment Letter").

  •
  Investors affiliated with Parent (collectively, the "Investors") have committed, pursuant to an equity commitment letter, dated as of December 23, 2019 (the "Equity Commitment Letter"), to capitalize Parent, at or prior to the effective time, with an aggregate equity contribution in an amount of approximately $656,847,680, on the terms and subject to the conditions set forth in the Equity Commitment Letter.

        The completion of the merger is not subject to any financing condition, although funding of the debt and equity financing is subject to the satisfaction of the conditions set forth in the commitment letters under which the financing will be provided.

No Solicitation (Page 73)

        The Company may not, and must use its reasonable best efforts to cause its subsidiaries and its and their respective representatives not to, among other things:

  •
  continue any ongoing discussions and negotiations with respect to any acquisition proposal;

  •
  initiate, solicit, induce or knowingly facilitate, encourage or assist any inquiry or the making, submission or announcement of any acquisition proposal or acquisition inquiry or the making of any proposal or offer that could reasonably be expected to lead to an acquisition proposal or acquisition inquiry;

  •
  engage in, enter into, continue or otherwise participate in any discussion or negotiation regarding, or furnish or otherwise provide access to any non-public information regarding the Company or its subsidiaries in connection with or in response to any acquisition proposal or acquisition inquiry; or

  •
  otherwise cooperate with, knowingly assist, participate in or knowingly facilitate any effort or attempt to make any acquisition proposal or acquisition inquiry.

        Notwithstanding the restrictions described above, prior to the adoption of the merger agreement by AquaVenture's shareholders, the Company may (1) provide non-public information in response to a request from a third party who has made a bona fide written acquisition proposal that did not result from a material breach of the non-solicitation provisions of the merger agreement and that the board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or could reasonably be expected to lead to a superior proposal and (2) engage or participate in any discussions or negotiations with a third party who has made such an acquisition proposal, but in each case, only if the board of directors determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable law.

        In addition, the board of directors may not effect any change of its recommendation to AquaVenture's shareholders to adopt the merger agreement, recommend the approval, acceptance or adoption of, or approve, recommend or adopt, any acquisition proposal, or cause or permit the Company or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, acquisition or merger agreement or other analogous agreement relating to or providing for any alternative proposal. However, if the board of directors concludes in good faith, after consultation with its financial advisors and outside legal counsel, that an alternative acquisition proposal constitutes a superior proposal, the board of directors is permitted to (a) make a change of recommendation with respect to the adoption of the merger agreement by AquaVenture's shareholders or (b) terminate the merger agreement to concurrently enter into an alternative acquisition agreement in response to the superior proposal, subject, in each case, to certain customary matching rights in favor of Parent.

Intervening Event (Page 73)

        The board of directors is permitted to make a change in its recommendation to AquaVenture's shareholders with respect to the adoption of the merger agreement in response to an intervening event if the board of directors concludes in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable law, subject to certain customary matching rights in favor of Parent.

        An intervening event means a material event, change, circumstance, occurrence, effect or state of facts (other than an alternative acquisition proposal) that was neither known to the board of directors prior to the execution of the merger agreement (or, if known, the consequences of which were not known and were not reasonably foreseeable) which event, change, circumstance, occurrence, effect or state of facts, or any consequence thereof, becomes known to the board of directors after such date.

Termination (Page 81)

        The Company and Parent may terminate the merger agreement by mutual written consent at any time before the effective time of the merger. In addition, either the Company or Parent may terminate the merger agreement if:

  •
  the merger shall not have been consummated on or before June 23, 2020;

  •
  any court of competent jurisdiction or other governmental entity of competent jurisdiction has issued or entered an injunction or similar order permanently enjoining or otherwise prohibiting the completion of the merger and such injunction has become final and non-appealable; or

  •
  if AquaVenture's shareholders vote on and fail to adopt the merger agreement at the special meeting or any adjournment or postponement thereof.

        The Company may also terminate the merger agreement:

  •
  if Parent or Merger Sub has breached or failed to perform any of its covenants or other agreements contained in the merger agreement, or if any representation or warranty of Parent or Merger Sub is untrue, which breach or failure to perform or to be true, either individually or in the aggregate, would result in the failure to satisfy a closing condition and such breach has not been timely cured;

  •
  at any time prior to the adoption of the merger agreement by AquaVenture's shareholders, if (1) the board of directors has authorized the Company to enter into an alternative acquisition agreement in connection with a superior proposal, (2) concurrently with such termination, the Company enters into an alternative acquisition agreement with respect to such superior proposal, and (3) concurrently with such termination, the Company pays the related termination fee to Parent; or

  •
  if (1) the merger has not been completed as required pursuant to the merger agreement, (2) the Company has certified in writing to Parent that all conditions to Parent's obligation to complete the closing (other than those conditions that are to be satisfied by action taken at the closing) have been satisfied, (3) the Company is ready, willing and able to complete the merger on such date and (4) Parent fails to consummate the merger by the third business day immediately following the delivery of such certification.

        Parent may also terminate the merger agreement:

  •
  if the Company has breached or failed to perform any of its covenants or other agreements contained in the merger agreement, other than with respect to obligations relating to the best efforts debt financing, or if any representation or warranty of the Company is untrue, which breach or failure to perform or to be true, either individually or in the aggregate, would result in the failure to satisfy a closing condition and such breach has not been timely cured; or

  •
  if a triggering event shall have occurred (as described in the section entitled "The Merger Agreement—Termination").

Termination Fees (Page 82)

        The Company will be required to pay a termination fee of $34,132,500 in cash to Parent upon the termination of the merger agreement (1) by Parent, if a triggering event shall have occurred, (2) by the Company, to enter into an alternative acquisition agreement with respect to a superior proposal, or (3) if (a) prior to the date of the special meeting, an acquisition proposal has been publicly made to the Company, (b) the Company or Parent has effected an outside date termination (other than if failure of the merger to be consummated on or before the outside date is due solely to the failure of the debt financing to be funded on the date the closing should have occurred in accordance with the merger agreement and other than if Parent effects an outside date termination (in circumstances in which the Company could effect a parent breach termination, a Parent closing failure termination or an efforts breach termination)), the Company or Parent has effected a shareholder vote termination or Parent has effected a company breach termination and (c) within 12 months of such termination, the Company enters into a definitive agreement contemplating an acquisition transaction and such acquisition transaction is subsequently consummated, or an acquisition transaction is otherwise consummated (in which case the references to "15%" in the definition of acquisition transaction will be deemed to be references to "35%").

        Parent will be required to pay to the Company a reverse termination fee of $54,611,815 in cash (the "parent termination fee") in the event that the Company has terminated the merger agreement due to (1) the breach or failure by Parent or Merger Sub to perform any of its covenants or other agreements contained in the merger agreement, or if any representation or warranty of Parent and Merger Sub is untrue, where such breach or failure to perform or untrue statement would result in the failure to satisfy a closing condition and has not been timely cured; or (2) the merger not being completed as required pursuant to the merger agreement, the Company has certified in writing to Parent that all conditions to Parent's obligation to consummate the closing (other than those conditions that are to be satisfied by action taken at the closing) have been satisfied, the Company is ready, willing and able to complete the merger on such date and Parent fails to consummate the merger by the third business day immediately following the delivery of such certification.

Regulatory Approvals (Page 65)

        Under the HSR Act and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and all statutory waiting period requirements with respect to the HSR Act have been satisfied. On January 28, 2020, the FTC granted early termination of the waiting period under the HSR Act applicable to the merger.

Material U.S. Federal Income Tax Consequences of the Merger (Page 61)

        If you are a U.S. holder, the receipt of cash in exchange for ordinary shares pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of ordinary shares for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Dissenters' Rights (Page 92)

        Under the laws of the British Virgin Islands, shareholders are entitled to dissent from the merger and receive payment of "fair value" for their ordinary shares in accordance with Section 179 of the BVI Act. A shareholder who dissents will not be entitled to receive the merger consideration as they will only be entitled to the right to payment of the "fair value" of their ordinary shares if the merger is completed, as determined in accordance with Section 179 of the BVI Act. To the extent AquaVenture and a dissenting shareholder are unable to agree upon the "fair value," a statutory appraisal process will be used to determine the fair value of a dissenting shareholder's ordinary shares. While the fair value of a shareholder's ordinary shares as determined under this appraisal procedure could be more than or the same as the merger consideration, shareholders are cautioned that the fair value of their ordinary shares could also be determined to be less than the merger consideration.

        Dissenters' rights are available only to shareholders whose name is entered in the register of members of AquaVenture as a registered holder of ordinary shares. Any person who holds ordinary shares in AquaVenture through a depositary, nominee or broker and who wishes to exercise his, her or its statutory right to dissent from the merger must first ensure that he, she or it is entered in the register of members of AquaVenture and therefore becomes a "member" for the purpose of the BVI Act. Shareholders must comply with the procedures and requirements for exercising dissenters' rights with respect to the ordinary shares under Section 179 of the BVI Act (which includes delivery to AquaVenture, before the vote is taken, of a written objection to the merger).

        Shareholders are also cautioned that the board of directors has determined that the merger consideration is a fair price and that, if a shareholder initiates an appraisal process, they may be responsible for a portion of the costs of the appraisal (including the fees of the appraisers and legal costs in respect of any related applications to court), up to a maximum amount of 50% of such costs. Given the complexity of the appraisal process, shareholders are cautioned that such costs may exceed the fair value of a shareholder's ordinary shares. A shareholder who fails to comply strictly with the procedures set forth in Section 179 of the BVI Act will lose its rights to dissent.

Completion of the Merger (Page 78)

        We anticipate completing the merger in early April of 2020. We cannot predict the exact timing of the completion of the merger or whether the merger will be completed. To complete the merger, AquaVenture's shareholders must adopt the merger agreement at the special meeting and the other customary closing conditions under the merger agreement must be satisfied or, to the extent legally permitted, waived.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the special meeting, the merger agreement and the merger. These questions and answers may not address all questions that may be important to you as an AquaVenture shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:
Why am I receiving this proxy statement?

A:
On December 23, 2019, AquaVenture entered into the merger agreement providing for the merger of Merger Sub, a wholly-owned subsidiary of Parent, with and into AquaVenture, with AquaVenture surviving the merger as a subsidiary of Parent. You are receiving this proxy statement in connection with the solicitation of proxies by the board of directors in favor of the proposal to adopt the merger agreement and the other proposal to be voted on at the special meeting.

Q:
What is the proposed transaction?

A:
The proposed transaction is the merger of Merger Sub with and into AquaVenture pursuant to the merger agreement. Following the effective time of the merger, the Company will be privately held as a subsidiary of Parent.

Q:
What will I receive in the merger?

A:
If the merger is completed, you will be entitled to receive $27.10 in cash, without interest and less any applicable withholding taxes, for each ordinary share that you own. For example, if you own 100 ordinary shares, you will be entitled to receive $2,710 in cash in exchange for your ordinary shares, less any applicable withholding taxes. You will not be entitled to receive shares in the surviving company or any equity interests in Parent.

Q:
Where and when is the special meeting?

A:
The special meeting will take place at the Marriott Downtown at CF Toronto Eaton Centre, 525 Bay Street, Toronto, Ontario M5G 2L2, on Monday, March 16, 2020, starting at 8:00 a.m., Eastern time.

Q:
What matters will be voted on at the special meeting?

A:
You will be asked to consider and vote on the following proposals:

•
a proposal to adopt the merger agreement; and

•
a proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Q:
What vote of our shareholders is required to adopt the merger agreement?

A:
Under the terms of our memorandum and articles of association, the merger cannot be completed unless holders of at least two-thirds of the ordinary shares entitled to vote and voting on the proposal, either in person or by proxy, at the special meeting vote "FOR" the adoption of the merger agreement, assuming a quorum is present at the special meeting. In addition, under the merger agreement, the receipt of such required vote is a condition to the completion of the merger.

  A failure to vote your ordinary shares, an abstention from voting or failure to give voting instructions to your broker, bank, trust or other nominee, will not be considered votes cast at the special meeting and, therefore, will have no effect on the voting results for the proposal, assuming a quorum is present.

  As of February 13, 2020, the record date for the special meeting, there were 31,963,449 ordinary shares outstanding and entitled to vote at the special meeting or at any adjournment or postponement of the special meeting.

Q:
Are there any voting agreements with existing shareholders?

A:
Yes. On December 23, 2019, concurrently with the execution and delivery of the merger agreement, certain shareholders of AquaVenture entered into voting agreements with Parent, pursuant to which such shareholders have agreed, among other things, to vote their respective ordinary shares in favor of the proposal to adopt the merger agreement. As of the public announcement of the merger, the shareholders who signed the voting agreements owned an aggregate of approximately 35.5% of the voting power of the outstanding ordinary shares. As of the record date for the special meeting, the shareholders who signed the voting agreements owned an aggregate of approximately 35.3% of the voting power of the outstanding ordinary shares. The form of voting agreement is attached as Annex D to this proxy statement.

Q:
How will our directors and executive officers vote on the proposal to adopt the merger agreement?

A:
The directors and executive officers of the Company have informed the Company that as of the date of this proxy statement, they intend to vote "FOR" the proposal to adopt the merger agreement. As of February 13, 2020, the record date for the special meeting, such directors and executive officers (including those who have entered into voting agreements with Parent) owned, in the aggregate, 39.8% of the outstanding ordinary shares of the Company entitled to vote at the special meeting.

Q:
What is a quorum?

A:
A quorum will be present if holders of at least fifty percent of all outstanding ordinary shares on the record date are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed for a reasonable period until a quorum is obtained.

  If you submit a proxy but abstain or fail to provide voting instructions on any of the proposals listed on the proxy card, your shares will be counted for purposes of determining whether a quorum is present at the special meeting.

  If your ordinary shares are held in "street name" by your broker, bank, trust or other nominee and you do not tell the nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:
What vote of our shareholders is required to approve other matters to be considered at the special meeting?

A:
Approval of the adjournment proposal requires the affirmative vote of a majority of votes cast at the special meeting. Abstentions will not be considered votes cast at the special meeting and, therefore, will have no effect on the voting results for this proposal.

Q:
How does the board of directors recommend that I vote?

A:
The board of directors unanimously recommends that AquaVenture's shareholders vote "FOR" the proposal to adopt the merger agreement. The board of directors further unanimously recommends that shareholders vote "FOR" the adjournment proposal.

Q:
What effects will the merger have on AquaVenture?

A:
Our ordinary shares are currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are quoted on the New York Stock Exchange (the "NYSE") under the symbol "WAAS." As a result of the merger, the Company will cease to be a publicly-traded company and will become a subsidiary of Parent. Following the merger, the registration of our ordinary shares and our reporting obligations under the Exchange Act will be terminated. In addition, upon completion of the merger, our ordinary shares will no longer be listed on any stock exchange or quotation system, including the NYSE.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by AquaVenture's shareholders, or if the merger is not completed for any other reason, AquaVenture's shareholders will not receive any payment for their ordinary shares in connection with the merger. Instead, we will remain a public company and our ordinary shares will continue to be listed and traded on the NYSE. Under specified circumstances, the Company will be required to pay Parent a termination fee in connection with the qualifying terminations under the merger agreement.

Q:
What do I need to do now? How do I vote my ordinary shares?

A:
We urge you to read this proxy statement carefully, including its annexes and the documents referred to in this proxy statement. Your vote is important. If you are a shareholder of record, you can ensure that your shares are voted at the special meeting by submitting your proxy by:

•
mail, using the enclosed postage-paid envelope;

•
telephone, using the toll-free number listed on each proxy card; or

•
the Internet, at the address provided on each proxy card.

  If you hold your shares in "street name" through a broker, bank, trust or other nominee, you should follow the directions provided by your broker, bank, trust or other nominee regarding how to instruct your nominee to vote your shares. Without those instructions, your shares will not be voted.

Q:
Can I revoke my proxy?

A:
Yes. You can revoke your proxy at any time before the vote is taken at the special meeting. If you are a shareholder of record, you may revoke your proxy by notifying the Company's Secretary in writing at c/o Conyers Corporate Services (BVI) Limited, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110, with a copy to Lee Muller, Assistant Secretary, Seven Seas Water Corporation, 14400 Carlson Circle, Tampa, Florida 33626, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the special meeting and voting in person (simply attending the special meeting will not cause your proxy to be revoked). Please note that if you hold your shares in "street name" and you have instructed a broker, bank, trust or other nominee to vote your shares, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank, trust or other nominee to revoke your voting instructions or submit new voting instructions.

Q:
What happens if I do not vote?

A:
The requisite number of ordinary shares to approve both the proposal approving the merger and the adjournment proposal is based on the total number of ordinary shares present in person or by proxy at the special meeting and entitled to vote thereon. Abstentions will not be considered votes cast at the special meeting and, therefore, will have no effect on the voting results for the proposals. If you do not return your proxy card or otherwise fail to vote your ordinary shares (including a failure of your broker, bank or other nominee to vote shares held on your behalf), it will have no effect on the proposals, assuming a quorum is present.

Q:
Will my shares held in "street name" or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares you may hold in "street name" will be deemed to be held by a different shareholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:
What happens if I sell my ordinary shares before completion of the merger?

A:
If you transfer your ordinary shares, you will have transferred your right to receive the merger consideration in the merger. In order to receive the merger consideration, you must hold your ordinary shares through completion of the merger.

  The record date for shareholders entitled to vote at the special meeting is earlier than the closing of the merger. So, if you transfer your ordinary shares after the record date but before the closing of the merger, you will have transferred your right to receive the merger consideration in the merger, but retained the right to vote at the special meeting.

Q:
Should I send in my share certificates or other evidence of ownership now?

A:
No. After the merger is completed, you will receive a letter of transmittal from the paying agent for the merger with detailed written instructions for exchanging your ordinary shares for the merger consideration. If your ordinary shares are held in "street name" by your broker, bank, trust or other nominee, you may receive instructions from your broker, bank, trust or other nominee as to what action, if any, you need to take to effect the surrender of your "street name" shares in exchange for the merger consideration. Please do not send in your certificates now.

Q:
I do not know where my share certificate is—how will I get the merger consideration for my shares?

A:
If the merger is completed, the transmittal materials you will receive after the completion of the merger will include the procedures that you must follow if you cannot locate your share certificate. These procedures will include an affidavit that you will need to sign attesting to the loss of your share certificate. Parent may also require that you provide indemnity to the surviving company in order to cover any potential loss.

Q:
Am I entitled to exercise dissenters' rights or appraisal rights instead of receiving the merger consideration for my ordinary shares?

A:
Yes. Under the laws of the British Virgin Islands, shareholders are entitled to dissent from the merger and receive payment of "fair value" for their ordinary shares in accordance with Section 179 of the BVI Act. Dissenting shareholders will not be entitled to receive the merger consideration as they will only be entitled to the right to payment of the "fair value" of their ordinary shares if the merger is completed, as determined in accordance with Section 179 of the BVI Act.

  Any shareholder who considers exercising dissent rights is strongly advised to consult legal counsel in the British Virgin Islands.

Q:
Will I have to pay taxes on the merger consideration I receive?

A:
If you are a U.S. holder, the receipt of cash in exchange for ordinary shares pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of ordinary shares for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Q:
What does it mean if I get more than one proxy card or voting instruction card?

A:
If your ordinary shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

Q:
What is householding and how does it affect me?

A:
The United States Securities and Exchange Commission (the "SEC") permits companies to send a single set of proxy materials to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each shareholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of ordinary shares held through brokerage firms. If your family has multiple accounts holding our ordinary shares, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:
Who can help answer my other questions?

A:
If you have additional questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor, Innisfree M&A Incorporated, at:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833

  If a broker, bank, trust or other nominee holds your shares, you should also call your broker, bank, trust or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents to which we refer you in this proxy statement, include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "will," "contemplate," "would" and similar expressions that contemplate future events. These statements are only predictions. You should be aware that forward-looking statements involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, without limitation:

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

  •
  the failure to obtain the required vote of AquaVenture's shareholders to adopt the merger agreement;

  •
  the inability to obtain regulatory approvals required for the merger or the imposition of burdensome conditions in connection with such approvals;

  •
  the failure to satisfy other required closing conditions or complete the merger in a timely manner;

  •
  the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement;

  •
  risks related to disruption of management's attention from the Company's ongoing business operations due to the pendency of the merger;

  •
  the effect of the announcement of the merger on our operating results and businesses generally and our relationships with employees, customers, suppliers and regulators;

  •
  the outcome of any legal proceedings that may be instituted against the Company and others relating to the merger agreement;

  •
  the impact of the pending merger on our strategic plans and operations and our ability to respond effectively to competitive pressures, industry developments and future opportunities; and

  •
  other risks detailed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended, and subsequent Quarterly Reports on Form 10-Q. See "Where You Can Find Additional Information."

        You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement are based on the information available to us as of the date of this proxy statement, and you should not assume that the statements made in this proxy statement remain accurate as of any future date. Moreover, except as required by law, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements.

 THE COMPANIES

AquaVenture Holdings Limited

        AquaVenture is a multinational provider of WAAS solutions that provide our customers with a reliable and cost-effective source of clean drinking water, process water and wastewater treatment and water reuse solutions primarily under long term contracts that minimize capital investment by the customer. We deliver our WAAS solutions through two operating platforms: Seven Seas Water and Quench. Seven Seas Water is a multinational provider of desalination, wastewater treatment and water reuse solutions to governmental, municipal (including utility districts), industrial, property developer and hospitality customers. Our desalination solutions provide more than 8.5 billion gallons per year of potable, high purity industrial grade and ultra-pure water (which is water that is treated to meet higher purity standards required for industrial, semiconductor, utility or pharmaceutical applications). Our wastewater treatment and water reuse solutions, which include plants ranging in capacity from 5,000 gallons per day to more than 1.5 million gallons per day, are provided through 102 leases with customers and through the sale of equipment. Quench is a U.S. based provider of POU filtered water systems and related services through direct and indirect sales channels to approximately 55,000 institutional and commercial customers, including more than half of the Fortune 500, throughout the United States and Canada.

        A detailed description of the Company's business is contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended. See "Where You Can Find Additional Information."

        AquaVenture is a business company incorporated under the laws of the British Virgin Islands. Our principal executive offices are located at c/o Conyers Corporate Services (BVI) Limited, Commerce House, Wickhams Cay 1, P.O. Box 3140 Road Town, British Virgin Islands, and our telephone number is (813) 855-8636. Our website address is www.aquaventure.com. The information contained in, or that may be accessed through, our website is not intended to be incorporated into this proxy statement.

Culligan International Company and Amberjack Merger Sub Limited

        Founded in 1936 by Emmett Culligan, Parent is a world leader in delivering water solutions that will improve the lives of its customers. Parent offers some of the most technologically advanced, state-of-the-art water filtration and treatment products. Parent's products include water softeners, drinking water systems, whole-house systems and solutions for businesses. Parent's network of franchise dealers is the largest in the world, with over 900 dealers in 90 countries. Many Parent dealers have valuable equity in their communities as multigenerational family owners of their franchises. Parent is a Delaware corporation, and Merger Sub is a business company incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of Parent. Merger Sub was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement and to facilitate the participation of investment funds advised by Advent, and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Parent and Merger Sub are controlled by Advent. The address for Parent and Merger Sub is 9399 W. Higgins Rd, Ste 1100, Rosemont, Illinois 60018, and their telephone number at that address is 847-430-2800.

Advent International Corporation

        Founded in 1984, Advent is one of the largest and most experienced global private equity investors. Advent has invested in over 350 private equity transactions in 41 countries, and as of September 30, 2019, had $56.6 billion in assets under management. With 15 offices in 12 countries, Advent has established a globally integrated team of over 200 investment professionals across North America, Europe, Latin America and Asia. Advent focuses on investments in five core sectors, including business and financial services; healthcare; industrial; retail, consumer and leisure; and technology. After 35 years dedicated to international investing, Advent remains committed to partnering with management teams to deliver sustained revenue and earnings growth for its portfolio companies. The principal executive offices of Advent are located at 800 Boylston Street, Boston, Massachusetts 02199.

 THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

        This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by the board of directors for use at the special meeting to be held at the Marriott Downtown at CF Toronto Eaton Centre, 525 Bay Street, Toronto, Ontario M5G 2L2, on Monday, March 16, 2020, at 8:00 a.m., Eastern time, or at any adjournment or postponement of such meeting. This proxy statement is first being mailed to our shareholders on or about February 18, 2020.

Purpose of the Special Meeting

        The purpose of the special meeting is for our shareholders to consider and vote upon the proposal to adopt the merger agreement. AquaVenture's shareholders must adopt the merger agreement for the merger to be completed. A copy of the merger agreement (which includes the proposed form of the plan of merger as an exhibit thereto) is attached to this proxy statement as Annex A and the material provisions of the merger agreement are described under "The Merger Agreement." AquaVenture's shareholders are also being asked to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Record Date and Quorum

        The holders of record of our ordinary shares as of the close of business on February 13, 2020, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting or at any adjournment or postponement of the special meeting. All holders of our ordinary shares will vote together as a single class, and each shareholder is entitled to one vote for each ordinary share held on the record date. On the record date, 31,963,449 ordinary shares were outstanding and entitled to vote at the special meeting.

        The presence at the special meeting, in person or by proxy, of the holders of at least fifty percent of all outstanding ordinary shares on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting. Treasury shares, which are shares owned by the Company itself, are not voted and do not count for this purpose. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting. If your ordinary shares are held in "street name" by your broker, bank, trust or other nominee and you do not tell the nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting. The Company does not anticipate any broker non-votes in connection with the special meeting. See "—Voting; Proxies; Revocation—Submitting a Proxy or Providing Voting Instructions—Shares Held in 'Street Name'" below.

Required Vote

        Under the terms of our memorandum and articles of association, the merger cannot be completed unless holders of at least two-thirds of the ordinary shares entitled to vote and voting on the proposal, either in person or by proxy, at the special meeting vote "FOR" the adoption of the merger agreement, assuming a quorum is present at the special meeting.

        Approval of the adjournment proposal requires the affirmative vote of a simple majority or more of those entitled to vote and voting on the proposal, either in person or by proxy, at the special meeting.

        In each case, a failure to vote your ordinary shares, an abstention from voting or failure to give voting instructions to your broker, bank, trust or other nominee, will not be considered votes cast at the special meeting and therefore, will have no effect on the voting results for the applicable proposal, assuming a quorum is present.

Voting Agreements

        On December 23, 2019, concurrently with the execution and delivery of the merger agreement, certain shareholders of AquaVenture entered into voting agreements with Parent, pursuant to which such shareholders have agreed, among other things, to vote their respective ordinary shares in favor of the proposal to adopt the merger agreement. As of the public announcement of the merger, the shareholders who signed the voting agreements owned an aggregate of approximately 35.5% of the voting power of the outstanding ordinary shares. As of the record date for the special meeting, the shareholders who signed the voting agreements owned an aggregate of approximately 35.3% of the voting power of the outstanding ordinary shares. The form of voting agreement is attached as Annex D to this proxy statement.

Voting by the Company's Directors and Executive Officers

        The directors and executive officers of the Company have informed the Company that as of the date of this proxy statement, they intend to vote "FOR" the proposal to adopt the merger agreement, although none of them has an obligation to do so. At the close of business on the record date, such directors and executive officers (including those who have entered into voting agreements with Parent) owned, in the aggregate, 39.8% of the outstanding ordinary shares of the Company entitled to vote at the special meeting.

Voting; Proxies; Revocation

        Attendance.    All holders of ordinary shares as of the close of business on February 13, 2020, the record date for voting at the special meeting, including shareholders of record and beneficial owners of ordinary shares registered in the "street name" of a broker, bank, trust or other nominee, are invited to attend the special meeting. If you are a shareholder of record, please be prepared to provide proper identification, such as a driver's license. If you hold your shares in "street name," you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your broker, bank, trust or other nominee or other similar evidence of ownership, along with proper identification.

        Voting in Person.    Shareholders of record will be able to vote in person at the special meeting. If you are not a shareholder of record, but instead hold your shares in "street name" through a broker, bank, trust or other nominee, you must provide a proxy executed in your favor from your broker, bank, trust or other nominee in order to be able to vote in person at the special meeting.

        Submitting a Proxy or Providing Voting Instructions.    To ensure that your shares are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

  •
  Shares Held by Record Holder.    If you are a shareholder of record, you may submit a proxy using one of the methods described below.

  •
  Submit a Proxy by Telephone or via the Internet.    This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

    •
    Submit a Proxy Card.    If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the special meeting, your shares will be voted in the manner directed by you on your proxy card.

        If you sign, date and return your proxy card without indicating how you wish to vote on a proposal, your proxy will be voted in accordance with the board of directors' recommendation—i.e., "FOR" the proposal to adopt the merger agreement and the adjournment proposal. If you are a shareholder of record and fail to return your proxy card, unless you attend the special meeting and vote in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting, but will not affect the proposal to adopt the merger agreement or the adjournment proposal (assuming that a quorum is present).

  •
  Shares Held in "Street Name." If your ordinary shares are held in "street name," you will receive instructions from your broker, bank, trust or other nominee that you must follow in order to have your shares voted. Your broker, bank, trust or other nominee will vote your shares only if you provide instructions on how to vote. Please follow the directions on the voting instruction form sent to you by your broker, bank, trust or other nominee with this proxy statement. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank, trust or other nominee, as the case may be. Brokers who hold ordinary shares in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are "non-routine," such as adoption of the merger agreement, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are present in person or represented at the meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. Because both proposals for the special meeting are non-routine and non-discretionary, AquaVenture anticipates that there will not be any broker non-votes.

        Revocation of Proxies.    Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted. If you are a shareholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:

  •
  submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company;

  •
  attending the special meeting and voting in person; or

  •
  delivering to the Secretary of the Company a written notice of revocation c/o Conyers Corporate Services (BVI) Limited, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110, with a copy to Lee Muller, Assistant Secretary, Seven Seas Water Corporation, 14400 Carlson Circle, Tampa, Florida 33626.

        Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.

        If you hold your shares in "street name" through a bank, broker, trust or other nominee, you will need to follow the instructions provided to you by your bank, broker, trust or other nominee in order to revoke your voting instructions or submit new voting instructions.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. We are submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to adopt the merger agreement at the time of the special meeting. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to adopt the merger agreement. AquaVenture retains full authority to the extent set forth in its memorandum and articles of association and under the BVI Act to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any shareholder.

        If the special meeting is adjourned, we are not required to give notice of the time and place of the adjourned meeting if announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or the board of directors fixes a new record date for the special meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.

Solicitation of Proxies

        Our directors, officers and employees may solicit proxies on our behalf in person, by telephone, email or facsimile. These persons will not be paid additional remuneration for their efforts. AquaVenture has also retained Innisfree M&A Incorporated to assist in the solicitation of proxies at a fee of approximately $20,000, plus reasonable out-of-pocket expenses. We also will request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of ordinary shares that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. AquaVenture will pay all expenses of filing, printing and mailing this proxy statement, including solicitation expenses.

Other Information

        You should not return your share certificate or send documents representing ordinary shares with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and instructions for exchanging your ordinary shares for the merger consideration.

Questions and Assistance

        If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor at:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833

THE MERGER (PROPOSAL 1)

General

        If the merger agreement is adopted by AquaVenture's shareholders and all other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into the Company with the Company being the surviving company in the merger and continuing as a subsidiary of Parent. Upon the completion of the merger, each ordinary share of issued and outstanding immediately prior to the effective time of the merger (other than shares held by AquaVenture in treasury, or owned by Parent or Merger Sub or held by shareholders who are entitled to dissent and who properly exercise dissenter's rights in accordance with the BVI Act) will be converted into the right to receive $27.10 in cash, without interest and less any applicable withholding taxes.

        Our ordinary shares are currently registered under the Exchange Act and are quoted on the NYSE under the symbol "WAAS." As a result of the merger, the Company will cease to be a publicly-traded company and will become a subsidiary of Parent. Following the completion of the merger, the registration of our ordinary shares and our reporting obligations under the Exchange Act will be terminated. In addition, upon the completion of the merger, our ordinary shares will no longer be listed on any stock exchange or quotation system, including the NYSE.

Background of the Merger

        The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. The following chronology does not purport to catalogue every conversation among the board of directors, the special committee, members of Company management or the representatives of the Company and other parties.

        AquaVenture is a multinational provider of WAAS solutions that provide its customers with a reliable and cost-effective source of clean drinking water, process water and wastewater treatment and water reuse solutions primarily under long term contracts that minimize capital investment by the customer. The Company delivers its WAAS solutions through two operating platforms: Seven Seas Water and Quench. Seven Seas Water is a multinational provider of desalination, wastewater treatment and water reuse solutions to governmental, municipal (including utility districts), industrial, property developer and hospitality customers. Quench is a U.S. based provider of POU filtered water systems and related services through direct and indirect sales channels to approximately 55,000 institutional and commercial customers, including more than half of the Fortune 500, throughout the United States and Canada.

        The board of directors and management periodically review and revise the Company's long-term strategy and objectives in light of developments in the markets in which it operates. As part of these reviews, the directors consider the Company's business, including developments and the opportunities and challenges associated with implementing its long-term strategic plans.

        Over the past several years, the Company has from time to time been approached by other operating businesses and financial sponsors who were interested in discussing a potential acquisition of the Company or either its Seven Seas Water or Quench business. In certain situations, the Company entered into confidentiality agreements, provided information and held discussions regarding potential transactions. In each case, the board of directors considered the approaches in the context of the Company's long-term strategy and developments in the markets in which it operates.

        On July 20, 2019, management was contacted by representatives of Party A, a financial sponsor, that indicated that it might have an interest in pursuing a strategic transaction with the Company and that it wanted access to certain information to better understand the Company's businesses and strategies. On July 25, 2019, management had an introductory call with representatives of Party A, during which management informed Party A that it would need to enter into a confidentiality agreement before it would be provided access to additional information.

        On August 5, 2019, a meeting was held in which members of the board of directors and management participated. During this meeting, the directors, with input from management, discussed, among other matters, that the Company had received over the last few months inbound interest from multiple parties, including the inquiry from Party A. Management informed the directors that the Company, in the ordinary course, spoke with such parties and provided limited information to enable them to better understand the Company's businesses and strategies. Following discussion, management noted to the directors that the Company was seeking to finalize a confidentiality agreement with Party A and provide Party A with access to limited confidential information concerning the Company's business.

        On August 12, 2019, the Company executed a confidentiality agreement with Party A that contained a standstill provision that would automatically terminate upon, among other things, the entry by the Company into a binding definitive agreement with any third party providing for a sale of the Company.

        On August 21, 2019, management met with representatives of Party A to discuss the Company's business.

        On September 12, 2019, Party A called to inform Mr. Anthony Ibarguen, the Company's Chief Executive Officer and President, that it was interested in pursuing a non-binding proposal to acquire all of the Company's outstanding ordinary shares for $24.00 per share in cash.

        On September 13, 2019, Party A called to inform Mr. Ibarguen that it would need two to three weeks to conduct additional diligence, after which it would seek exclusivity to perform additional confirmatory due diligence and negotiate the terms and conditions of a potential acquisition of the Company.

        On September 19, 2019, the board of directors held a meeting, in which members of management and representatives of Goodwin Procter LLP, AquaVenture's outside legal counsel ("Goodwin"), participated. During this meeting, management informed the board of directors of Party A's interest in pursuing a potential acquisition of the Company, including the proposed $24.00 per share cash price, its need of two to three weeks to conduct additional diligence and its desire for exclusivity during which it would conduct further confirmatory due diligence and negotiate the terms and conditions of a potential acquisition. Counsel discussed the need for confidentiality and the directors' fiduciary duties. Management also updated the directors on the status of various matters relating to the Company and its business, and reviewed the other parties that had over time inquired about entering into discussions regarding a potential acquisition of the Company or either its Seven Seas Water or Quench business. The board of directors authorized management to advise Party A that $24.00 per share was not sufficient to provide exclusivity and to provide Party A with certain limited additional information to enable Party A to increase its proposed valuation. The board of directors also authorized management to contact third parties who had previously approached the Company to express an interest in discussing a potential acquisition of the Company or either its Seven Seas Water or Quench business about their potential interest in acquiring the entire company.

        From the last week of September through early October 2019, as authorized by the board of directors, management contacted third parties who had previously approached the Company to express an interest in discussing a potential acquisition of the Company or either its Seven Seas Water or Quench business. Also during this period, as instructed by the board of directors, the Company negotiated confidentiality agreements with the third parties that had expressed an interest in receiving further information about the Company. The Company entered into confidentiality agreements with eight potentially interested parties. Confidentiality agreements with two other parties, including

Party A, were already in existence. Each of the confidentiality agreements contained a standstill provision that would terminate upon, among other things, the entry by AquaVenture into a binding definitive agreement with any third party providing for a sale of the Company.

        On September 30, 2019, the board of directors held a meeting in which members of management also participated. During this meeting, the board of directors discussed AquaVenture's business and general market conditions, including the trends in the industry. The Board also discussed the status of Party A's interest as well as the initial interest of the additional parties contacted by management since the September 19th board of directors meeting. Following discussion, the board of directors determined that Party A's proposal was still not sufficiently attractive from a financial point of view to sell the Company, but that the possibility of improving the economic terms of Party A's proposal, together with information from the recent discussions with the other parties that had been contacted, warranted continued additional discussions with the additional parties to learn more about the potential value of the Company to be realized in such a strategic transaction.

        Also at the September 30th meeting, the board of directors discussed the potential that the Company might receive proposals from financial sponsors, including Party A, and the potential that certain shareholders with representatives on the board of directors may have interests that differ from AquaVenture's other shareholders. As a result, the board of directors determined that it would be advisable to form a special committee of independent and disinterested directors to evaluate any such offers and to consider the Company's strategic alternatives to remaining an independent public company. Following this discussion, the board of directors established a special committee (the "special committee") that was authorized to consider and evaluate any proposals that might be received by the Company regarding a potential strategic transaction, participate in and direct the negotiation of the material terms and conditions of any such transaction and recommend to the board of directors the advisability of entering into any such transaction or pursuing another strategic alternative. The special committee consisted of Hugh Evans (who was designated as the Chair), Debra Coy, Paul Hanrahan, Richard F. Reilly and Timothy J. Whall. Throughout the special committee's evaluation of a potential sale of the Company, the special committee conducted formal meetings, to which other directors were invited to attend, and had regular discussions with the Company's management and advisors and among themselves. The special committee on a number of occasions also met in executive session with only the independent directors and at times counsel present. In addition, Hugh Evans, Chair of the special committee, would receive updates from the Company's management, financial advisors and outside counsel. Also at that meeting, the board of directors authorized the special committee to cause the Company to engage a financial advisor.

        On October 2, 3 and 4, 2019, the special committee held meetings to consider the qualifications and formal engagement of a financial advisor. At the October 4th meeting, the special committee authorized the engagement of both Citi and UBS as its financial advisors and directed management, with the involvement of Goodwin and Mr. Evans, to negotiate appropriate engagement letters with Citi and UBS consistent with terms discussed with the special committee.

        Throughout early and mid-October, AquaVenture management, Citi and UBS held discussions with nine third parties. During this period, the Company also provided Party A and the seven other interested parties that had entered into confidentiality agreements access to a limited amount of additional information about the Company and its businesses in an effort to enable them to provide the Company with indications of the values at which they may be interested in pursuing a transaction with the Company (the ninth third party with whom preliminary discussions had been held decided not to proceed further prior to receiving a confidentiality agreement).

        On October 8, 2019, Party A reiterated its non-binding proposal of $24.00 per share in cash.

        On October 14, 2019, AquaVenture entered into engagement letters with each of Citi and UBS consistent with terms discussed with the special committee.

        On October 14, 2019, a bid process letter was distributed by Citi and UBS to eight interested parties (consisting of four strategic parties, including Culligan, and four financial sponsors). The process letter requested that the interested parties submit preliminary indications of interest by October 23, 2019 regarding a potential acquisition of 100% of the outstanding ordinary shares of AquaVenture in a single transaction.

        On October 15, 2019, the special committee held a meeting, in which other directors, members of management and representatives of Citi, UBS and Goodwin participated. During this meeting, the special committee was provided an update regarding the parties that had entered into confidentiality agreements, the continuing discussions with Party A and the distribution of the bid process letter.

        Before October 23, 2019, eight interested parties attended meetings or teleconferences with AquaVenture management to discuss AquaVenture's business.

        On October 23, 2019, AquaVenture's financial advisors received eight preliminary indications of interest: five parties (Party A, Culligan, and three other financial sponsors referred to as Party B, Party C and Party D) submitted indications of interest to acquire AquaVenture as a whole, and three strategic companies (Party E, Party F and Party G) submitted indications of interest to acquire the Quench business only. Two of the parties that submitted indications of interest to acquire AquaVenture as a whole also separately informed the financial advisors that they were primarily interested in the Seven Seas Water business.

        On October 25, 2019, the special committee held a meeting in which other directors, members of management and representatives of Citi, UBS and Goodwin also participated. Representatives of Citi and UBS updated the special committee on their recent activities on behalf of the Company and noted that they had engaged with nine interested parties, which included both strategic and financial parties. They discussed the parties they had contacted, the interested parties and the management meetings that had been held to date. They then further detailed the eight preliminary indications of interest they had received and discussed for each the key assumptions, expected sources of financing, implied enterprise value (or value of the Quench business for the parties that submitted indications of interest with respect to the Quench business only), implied premia and implied valuation multiples, proposed timing to signing, key due diligence areas, key approvals needed and form of consideration. The following summarizes the preliminary indications of interest that were received:

  •
  Party A proposed to acquire 100% of the issued and outstanding ordinary shares of AquaVenture for $24.00 per share;

  •
  Culligan proposed to purchase 100% of the issued and outstanding ordinary shares of AquaVenture for a range of $25.50 to $27.00 per share;

  •
  Party B proposed to purchase 100% of the issued and outstanding ordinary shares of AquaVenture for a range of $21.31 to $22.28 per share;

  •
  Party C proposed to purchase 100% of the issued and outstanding ordinary shares of AquaVenture for $23.00 per share;

  •
  Party D proposed to purchase 100% of the issued and outstanding ordinary shares of AquaVenture for $20.00 per share;

  •
  Party E proposed to purchase the Quench business for $550.0 million, subject to certain adjustments;

  •
  Party F proposed to purchase the Quench business for $375.0 million; and

  •
  Party G proposed to purchase the Quench business for a range of $500.0 to $550.0 million.

Party C and Party D also had separately informed the financial advisors that they would also be interested in acquiring the Seven Seas Water business only for $600.0 million and $430.0 million, respectively.

        At the October 25th meeting, the special committee engaged in discussion with representatives of each of Citi and UBS regarding the financial aspects of each of the preliminary indications of interest. Representatives of Goodwin discussed the directors' fiduciary duties. Representatives of Citi and the special committee noted that Party C and Party D had indicated that they were principally interested in only the Company's Seven Seas Water business, and that the Company had received three proposals specifically for only the Quench business. In light of the interest of various parties in acquiring the separate businesses and the potential to realize a higher value for shareholders from such transactions, the special committee discussed whether it would be appropriate at some point to specifically permit parties to bid for only the Seven Seas Water or Quench business. The special committee, however, was of the view that a sale of the entire Company was preferable given the added complexities, costs and execution risks associated with concurrent separate sales of both the Seven Seas Water and Quench businesses. The special committee concluded that selling only one of the two businesses was not an attractive alternative, expressing the concern that doing so would leave a smaller publicly traded company that would have to bear the full public company costs and may not be attractive to investors. The special committee also discussed pairing, at an appropriate time, parties who were interested in acquiring only one of the businesses with those interested in acquiring the other business. After discussion, the special committee determined that the preliminary indications of interest received from Culligan, Party C, Party E and Party G were sufficiently attractive from a financial point of view to warrant continued discussions with those parties. The special committee also decided to provide additional information and access to management to those parties and to request that they submit more refined indications of interest, including specific proposed prices, for the acquisition of the entire company. The special committee agreed to hold another meeting on the next day to further discuss how to move forward before finalizing its directions to management and its advisors.

        On October 26, 2019, the special committee held a meeting in which other directors and management also participated. The special committee further discussed the information received in the prior meeting regarding the preliminary indications of interest. The special committee determined to proceed further with Culligan, Party C, Party E and Party G and instructed Citi and UBS to communicate such information to the interested parties.

        From October 26, 2019 through December 22, 2019, the parties that remained in the process were provided access to additional diligence materials.

        Between October 26 and 30, 2019, representatives of Citi informed Party A, Party B, Party D and Party F that they would no longer be invited to continue in the process without an increased offer price. Each of these parties informed Citi that it would no longer be participating in the process.

        On November 3, 2019, the special committee held a meeting in which other directors, members of management and representatives of Citi, UBS and Goodwin also participated. Representatives of Citi and UBS updated the special committee on their recent activities on behalf of the Company, their discussions with the parties who were no longer participating in the process, and the parties that remained in the process, including a discussion of the due diligence activities and management's participation in those activities. The special committee again discussed whether it would be appropriate at some point to specifically permit parties to submit proposals to acquire only the Seven Seas Water or Quench business, particularly in light of Party C's indication in conversations with representatives of Citi that it was primarily interested in the Seven Seas Water business and the proposals by Party E and Party G to acquire only the Quench business. The special committee also discussed the transaction process, including the processes for obtaining revised indications of interest and for implementing a transaction after signing.

        Between November 8 and 19, 2019, the remaining interested parties attended meetings and teleconferences with management to discuss AquaVenture's businesses and to continue their diligence on the Company. Representatives of Citi, UBS or both participated in these meetings and teleconferences.

        On November 14, 2019, a representative from Citi spoke with a representative from Culligan and indicated that Culligan would need to provide a specific price instead of a price range in order for AquaVenture to further consider a potential combination with Culligan.

        Between November 14 and 16, 2019, representatives of Citi also contacted each of Party C, Party E and Party G and indicated that each such party needed to increase its price from the price stated in its respective preliminary indication of interest.

        On November 11, 2019, a financial sponsor, referred to as Party H, submitted to Citi an unsolicited non-binding proposal to acquire the Seven Seas Water business for $650.0 million in cash. After discussions with AquaVenture management in which Party H confirmed that it was prepared to move expeditiously to complete due diligence and negotiate and enter into a definitive transaction agreement, Party H was invited to participate in the process. On November 12, 2019, Party H executed a confidentiality agreement with AquaVenture that contained a standstill provision that would terminate upon, among other things, the entry by AquaVenture into a binding definitive agreement with any third party providing for a sale of the Company.

        On November 14, 2019, at the direction of the special committee and following review and comment by management and AquaVenture's advisors, bid process letters were sent by representatives of Citi and UBS to Culligan, Party C, Party E, Party G and Party H, in each case requesting that the party submit a revised indication of interest by November 20, 2019. The process letter sent to Culligan requested a revised indication of interest regarding a potential acquisition of 100% of the outstanding ordinary shares of AquaVenture in a single transaction. The process letters sent to Party C, Party E, Party G and Party H invited indications of interest in either the Seven Seas Water or Quench business that might be used to facilitate a potential partnership between parties that expressed interest in the separate businesses. The purpose of such partnership would be to allow the parties to enter into such arrangements as are necessary to enable them to submit a proposal to acquire 100% of the Company's outstanding ordinary shares in a single transaction.

        On November 18, 2019, Party C submitted a revised proposal that contemplated an acquisition of the Seven Seas Water business for a purchase price of $525.0 million. The proposal contemplated that Party C would finance the purchase price through a combination of equity and debt financing. Party C's proposal sought an agreement from the Company to negotiate exclusively with Party C through December 19, 2019.

        On November 20, 2019, the special committee held a meeting in preparation for the anticipated receipt of revised indications of interest later that day. Other directors, management and representatives of Citi, UBS and Goodwin also participated in the meeting. Representatives of Citi and UBS updated the special committee with respect to the activities undertaken with each of the parties that were expected to submit revised proposals. The special committee reviewed the prior proposals made by each of Culligan, Party C, Party E and Party G, and discussed the revised proposal received from Party C on November 18, as well as the initial proposal received from Party H on November 11. The special committee also discussed various structuring considerations relating to separate concurrent sales of the Seven Seas Water and Quench businesses, including the additional complexity and execution risk and financial considerations related to conditioning the closing of each sale on the other, potential costs to be borne by the Company, tax structuring considerations and the additional complexities of liquidating and winding down the Company following such sales. In addition, the special committee discussed and considered the Company's stand-alone business plan and prospects, including the methodology used to create the financial projections, the assumptions underlying the financial projections and the perceived challenges and risks associated with the Company's ability to meet the financial projections, including, among other things, the challenges of making acquisitions at attractive prices and generating organic growth in the Company's businesses. Following discussion, the special committee approved the financial projections provided by management, including the methodology and assumptions, for use by Citi and UBS in their respective analyses. See the section entitled "—Projected Financial Information" for further information regarding the "financial projections."

        Later on November 20, 2019, AquaVenture received a revised indication of interest from Culligan, proposing to acquire 100% of AquaVenture's issued and outstanding ordinary shares for $26.25 per share, and providing that Culligan would be prepared to complete due diligence within approximately two weeks. Culligan's proposal provided for the merger consideration to be funded with the proceeds from a combination of debt financing from various lenders and equity financing from Culligan's principal equity investors.

        Also on November 20th, proposals for the separate acquisitions of the Seven Seas Water and Quench businesses were received. Party H re-submitted its November 11 proposal to acquire the Seven Seas Water business for $650.0 million, which was to be financed with equity financing only. Party H indicated that it would be prepared to complete due diligence within approximately six weeks. Party E submitted a revised proposal to acquire the Quench business for $550.0 million, which was to be financed with existing cash and credit facilities. Party G submitted a revised proposal to acquire the Quench business for a purchase price in the range of $550.0 million to $570.0 million, which was to be financed with debt and equity financing. Party G indicated to Citi that it would be prepared to complete due diligence within approximately four weeks.

        On November 22, 2019, the special committee held a meeting in which other directors, members of management and representatives of Citi, UBS and Goodwin also participated. Representatives of Citi and UBS updated the special committee with respect to the revised proposals submitted by each of the remaining interested parties. The special committee also discussed differences in the nature of the parties and their proposals, including that certain of the parties needed third party debt financing. The special committee engaged in a discussion with representatives of Citi and UBS concerning the implied valuations contained in current proposals for the whole company. Representatives of Citi and UBS noted that Culligan indicated it could act quickly to execute a transaction to acquire the whole Company, thereby minimizing the complexity, execution risk and financial considerations discussed by the special committee at its prior meetings, and only had confirmatory due diligence remaining, whereas other parties required additional time to finalize their financing arrangements and complete further due diligence.

        At the November 22nd special committee meeting, representatives of Citi and UBS also provided an overview of the formal proposals received from Party C and Party H for the Seven Seas Water business. The special committee engaged in a discussion with the representatives of Citi and UBS about the implied valuations contained in current proposals for the Seven Seas Water business, the certainty to closing, the proposed financing arrangements and the ongoing discussions with Party C and Party H. Representatives of Citi and UBS then provided an overview of the formal proposals received from Party E and Party G for the Quench business. The special committee engaged in a discussion with representatives of Citi and UBS about the implied valuations contained in the current proposals for the Quench business, the certainty to closing, the proposed financing arrangements and the ongoing discussions with Party E and Party G. After discussion, the special committee determined that the proposal made by Party C was not sufficiently attractive from a financial point of view to warrant continued engagement with Party C. The special committee concluded that the Company should continue to engage with Culligan, Party E, Party G and Party H, and directed Citi to indicate to these parties that AquaVenture expected to see higher prices in final proposals to be submitted with a markup of an acquisition agreement.

        Following the November 22nd special committee meeting, representatives of Citi and UBS informed a representative of Party C that the special committee had determined they would not move forward with their proposal.

        On November 26, 2019, the special committee held a meeting in which other directors, members of management and representatives of Citi, UBS and Goodwin also participated. Representatives of Citi and UBS provided an update with respect to the activities undertaken with each of the parties that submitted revised proposals before the November 20th bid deadline. The special committee also discussed the proposed timing for the submission of best and final proposals by the parties with whom the Company continued to discuss a potential strategic transaction. At this meeting, representatives of Citi and UBS also discussed with the special committee their separate preliminary financial analyses of the Company and each of the proposals made by these parties. Goodwin also discussed with the special committee certain matters relating to the proposed definitive acquisition agreement forms to be provided to the remaining interested parties.

        On November 26, 2019, a representative of Party E informed Citi that Party E would no longer participate in the process, indicating that it would require significant time to perform additional due diligence and confirm its proposed price.

        On December 3, 2019, a draft of a merger agreement for the acquisition of the entire Company was delivered to Culligan and a draft of a share purchase agreement regarding the potential separate but concurrent sales of the Seven Seas Water and Quench businesses was delivered to Party G and Party H. The share purchase agreement provided that the closings of the sales of the Seven Seas Water and Quench businesses were conditioned on each other.

        On December 6, 2019, at the direction of the special committee and following review and comment by management and AquaVenture's advisors, final bid process letters were sent by representatives of Citi and UBS to Culligan, Party G and Party H, together with a draft of an equity commitment letter in the case of those parties who required equity financing. The process letters sent to Party G and Party H requested that they each submit a final proposal by December 16, 2019, with comments to the draft share purchase agreement and equity commitment letter to be submitted by December 10, 2019. The process letters to Party G and Party H indicated that a definitive final proposal should assume that the Seven Seas Water business and Quench business, as applicable, would be sold concurrently on a cash-free, debt-free basis with no post-closing adjustments to the purchase price and no post-closing indemnification for breaches of Company representations and warranties. The process letter sent to Culligan requested that it submit its final proposal by December 18, 2019, with comments to the draft merger agreement and equity commitment letter to be submitted by December 10, 2019. Further, the parties were instructed that their definitive proposals must include, in addition to the proposed purchase price, a description of all material assumptions on which the proposal was based and sources and certainty of financing.

        During late November and December 2019, the Company provided the remaining interested parties access to additional non-public information about the Company and its businesses and to Company management. During this period, each of Culligan, Party G and Party H continued to conduct their due diligence investigations of the Company, and representatives of the Company, Citi and UBS met with each party to discuss certain diligence matters.

        On December 10, 2019, Culligan submitted its initial comments on a draft of the merger agreement and Party H submitted its initial comments on a draft of the share purchase agreement. The material changes to the draft merger agreement proposed by Culligan included, among other things, (1) the request by Culligan for voting agreements by certain shareholders, (2) exceptions to the definition of "Material Adverse Effect," which generally defines the standard for closing risk, (3) the efforts covenant relating to antitrust approvals, (4) the Company's ability to provide due diligence to, and negotiate a merger agreement with, a party making an unsolicited acquisition proposal that constitutes or would reasonably be expected to lead to a superior proposal, (5) the Company's ability to accept a superior proposal after providing the buyer with a right to match such proposal and the amount of the associated termination fee payable by the Company, (6) provisions relating to Culligan's equity and debt financing and (7) the parties' respective remedies for pre-closing breach. The material changes to the draft share purchase agreement proposed by Party H included, among other things, (1) exceptions to the definition of "Material Adverse Effect," (2) the efforts covenant relating to antitrust approvals, (3) the Company's ability to provide due diligence to, and negotiate an alternative acquisition agreement with, a party making an unsolicited acquisition proposal that constitutes or would reasonably be expected to lead to a superior proposal, (4) the Company's ability to accept a superior proposal after providing the buyer with a right to match such proposal and the amount of the associated termination fee payable by the Company, (5) provisions relating to Party H's equity financing, (6) the provisions providing that the sale of the Seven Seas Water business is conditioned on the sale of the Quench business, (7) expansion of the scope of the proposed Company representations and warranties, (8) the requirement for representation and warranty insurance to protect Party H from any breaches in the Company representations and warranties and (9) the parties' respective remedies for pre-closing breach.

        Over the course of the next week, each of Culligan and Party H, and the Company and their respective advisors continued to address due diligence matters and began negotiating the merger agreement and the share purchase agreement, as applicable. In addition, representatives of the Company, Goodwin, Citi and UBS regularly discussed the status of negotiations and the status of the draft merger agreement and share purchase agreement.

        On December 15, 2019, Party G provided the Company with an extensive list of preliminary issues with the share purchase agreement, including issues relating to proposed purchase price adjustments, working capital matters, financing, indemnification, transaction expenses and termination fees, as well as an extensive list of additional diligence matters.

        On December 16, 2019, the Company received final proposals from Party G and Party H. Party G submitted a revised final proposal to acquire the Quench business for a purchase price of $550.0 million, which was to be financed with debt and equity financing. Party H submitted a revised final proposal to acquire the Seven Seas Water business for a purchase price of $615.0 million (subject to adjustments), which was to be financed with equity financing only. Both Party G and Party H indicated that their respective proposals remained subject to confirmatory due diligence.

        On December 18, 2019, the Company received a revised final proposal from Culligan, proposing to purchase 100% of AquaVenture's issued and outstanding ordinary shares for $26.90 per share, and stating that Culligan's due diligence was substantially complete and that it was prepared to execute a definitive transaction agreement subject to negotiation of final terms based on its markup of the merger agreement. Culligan's proposal included its debt financing commitment letters and markups of the draft merger agreement and equity commitment letter.

        On December 19, 2019, the special committee held a meeting in which other directors, members of management and representatives of Citi, UBS and Goodwin also participated. The representatives of Citi and UBS discussed in detail financial considerations relevant to a contemplated transaction with each of Culligan, Party G and Party H based on the parties' respective final proposals. Representatives of Citi and UBS discussed with the special committee their respective preliminary financial analyses of AquaVenture, the Seven Seas Water business and the Quench business. Representatives of Citi and UBS also addressed the potential impacts of Party H's proposed purchase price adjustments, certain additional transaction expenses and costs associated with separate sales of the Seven Seas Water and Quench businesses followed by the liquidation of the Company, and the potential resulting net proceeds from such transactions compared to the proposed merger with Culligan, based on estimated transaction expenses and costs and estimated liquidation expenses, in each case, as provided by management.

        Also at the December 19th special committee meeting, representatives of Goodwin reviewed the board's fiduciary duties, discussed in detail the transaction terms proposed by each of Culligan, Party G and Party H and provided an update on the progress of negotiations with each party's representatives. The presentation by Goodwin representatives in respect of the transaction terms focused on, among other topics, potential execution risks associated with the merger versus the separate sales of the Seven Seas Water and Quench businesses and how those risks had been addressed in the merger agreement and the share purchase agreements, fiduciary protections and termination rights afforded to the parties and remedies for pre-closing breaches, including in the event that a party's financing became unavailable following announcement of a transaction. Following discussion, the special committee determined that, in light of all the considerations discussed by the special committee, including those relating to the proposals from Party G and Party H as well as those relating to the Company remaining as an independent and standalone business, Culligan's proposal provided the best value and least execution risk for the Company's shareholders. The special committee then discussed strategies for seeking any further price increase from Culligan and directed representatives of Citi and UBS to negotiate for a best and final price from Culligan with an objective of entering into and announcing a definitive transaction no later than December 23, 2019.

        On December 20, 2019, the special committee held a meeting in which other directors, members of management and representatives of Citi, UBS and Goodwin also participated. At this meeting, the special committee received an update of the discussions and negotiations between representatives of Culligan and the Company's legal and financial advisors. The special committee also discussed the Company's business, including the opportunities and challenges associated with implementing its standalone long-term strategic plans, and the potential for achieving valuations as a standalone public company comparable to the valuation proposed by Culligan.

        Later on December 20th, representatives from Citi spoke to a representative of Culligan regarding Culligan's offer price. The Culligan representative stated that Culligan would raise its offer to $27.10 per share, its best and final proposal, subject to certain final transaction terms being negotiated. In addition, representatives of Weil, Gotshal & Manges LLP ("Weil"), outside legal counsel to Culligan, and representatives of Goodwin continued negotiating the open issues with respect to the draft merger agreement and other transaction documents. Among other things, these items included: (1) exceptions to the definition of "Material Adverse Effect," (2) the Company's ability to provide due diligence to, and negotiate a merger agreement with, a party making an unsolicited acquisition proposal that constitutes or would reasonably be expected to lead to a superior proposal, (3) the Company's ability to accept a superior proposal after providing Culligan with a right to match such proposal and the amount of the associated termination fee payable by the Company, (4) Culligan's request that AquaVenture provide reasonable assistance, if requested, to Culligan's efforts to sell the Seven Seas Water business, (5) provisions relating to Culligan's equity and debt financing and (6) the parties' respective remedies for pre-closing breach.

        On December 21, 2019, the special committee held a meeting. Before representatives of each of Citi and UBS joined the meeting, representatives of Goodwin discussed with the special committee letters provided by each of Citi and UBS that summarized the nature of Citi's and UBS' respective relationships with Culligan, Party G and Party H. The special committee, after discussion with representatives of Goodwin, concluded that none of the relationships disclosed would interfere with either Citi's or UBS' continued ability to provide financial advisory services to AquaVenture. Representatives of Citi and UBS then joined the meeting. The special committee was then provided an update regarding the status of discussions with Culligan and, specifically, that Culligan had proposed a best and final price of $27.10 per share, subject to reaching agreement on the open issues in the merger agreement. Thereafter, Goodwin again discussed with the special committee the fiduciary duties of directors in connection with evaluating the Company's strategic alternatives. Thereafter, representatives of Goodwin reviewed the key terms of the proposed merger agreement relating to deal certainty and the parties' required efforts to obtain applicable regulatory approvals, including certain open issues between the parties, including the size of the termination fee payable by the Company in connection with accepting a superior proposal from a third party, the size of the termination fee payable by Culligan and provisions relating to Culligan's equity and debt financing and any pre-closing breach. Representatives of Citi then discussed with the special committee matters relating to, among other things, the price per share proposed by Culligan compared to (1) certain precedent transactions based upon relevant valuation metrics and delivered a presentation to the special committee regarding preliminary financial analyses with respect to the Company based on the financial projections, and (2) the estimated proceeds available for distribution to AquaVenture's shareholders from the potential separate concurrent sales of the Seven Seas Water and the Quench businesses followed by the liquidation of the Company based on the final proposals from Party G and Party H.

        During the rest of the weekend of December 21, 2019 through December 22, 2019, representatives of AquaVenture, Culligan, Weil and Goodwin, and various combinations of these parties, held several negotiating calls to finalize the terms of the proposed transaction and resolve outstanding issues. The topics discussed over this weekend included, among other things: (1) the operation of the Company during the period between signing and closing, (2) the standard of the bring-down of certain representations and warranties, (3) termination fees and remedies for pre-closing breach, (4) provisions relating to Culligan's equity and debt financing and (5) employee compensation and severance.

        During the afternoon of December 22, 2019, Goodwin circulated a revised draft of the merger agreement to the board of directors, AquaVenture management, Citi and UBS, which also included an update to previous drafts received and reviewed by the board of directors and the special committee.

        Later that day, the board of directors and special committee conducted a joint meeting in which members of AquaVenture management and representatives of Citi, UBS and Goodwin also participated. Representatives of Goodwin provided an overview of the negotiation process since the last special committee meeting and discussed changes made to the draft of the merger agreement since the last special committee meeting. During these discussions, the directors asked questions relating to specific terms in the merger agreement, including interim operating covenants, the treatment of employees, termination provisions and remedies for pre-closing breach, representations and warranties and conditions to closing. Representatives of Goodwin again led a discussion concerning the board's fiduciary duties. Representatives of Citi and UBS then reviewed with the board of directors their respective firm's financial analyses of the merger consideration provided for in the merger agreement and each delivered to the special committee their respective firm's oral opinion, which was subsequently confirmed by delivery of a written opinion, to the effect that, as of the date of the written opinion and based upon and subject to the factors and assumptions set forth in its written opinion, the $27.10 in cash per share to be paid to the holders of ordinary shares pursuant to the merger agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Citi's and UBS' opinions, please see the headings titled "—Opinion of Citigroup Global Markets Inc." and "—Opinion of UBS Securities LLC." After discussion, the special committee recommended to the board of directors that it approve the merger agreement and the transactions contemplated thereby. After further discussion, the board of directors, upon the recommendation of the special committee, approved the merger and the merger agreement.

        Early in the morning on December 23, 2019, the parties executed the transaction documents and prior to the opening of the U.S. stock markets issued a joint press release announcing the transaction.

Reasons for the Merger

        During the course of its deliberations regarding the merger, the board of directors and the special committee held numerous meetings and consulted with our senior management, financial advisors and outside legal counsel, and reviewed, evaluated and considered numerous factors and a significant amount of information and data, including:

  •
  information concerning our business, financial performance (both historical and projected) and our financial condition, results of operations (both historical and projected), and business and strategic objectives, as well as the risks of accomplishing those objectives;

  •
  the possible alternatives to the merger (including the option of continuing to operate our company independently on a stand-alone basis and pursuing separate dispositions of our Seven Seas Water and Quench businesses), the timing and likelihood of accomplishing the business plans and strategic objectives of those alternatives and the potential benefits and risks of those alternatives;

  •
  the results of our discussions with certain third parties who expressed interest in a potential strategic transaction with us and our ability under the terms of the merger agreement to negotiate with third parties concerning certain unsolicited alternative acquisition proposals thereafter; and

  •
  the other terms of the merger agreement, including the parties' representations, warranties and covenants, the conditions to their respective obligations and the termination rights of the parties.

        In reaching its decision to approve the merger agreement and the merger, and to recommend that AquaVenture shareholders adopt the merger agreement, the board of directors and the special committee considered the following positive reasons to support the merger agreement and the merger:

  •
  the fact that the price of $27.10 per share in cash payable in the merger provides certainty, immediate value and liquidity to AquaVenture shareholders;

  •
  the fact that the price of $27.10 per share to be received by AquaVenture shareholders in the merger represents:

  •
  a 25% premium to the closing price of $21.76 on December 20, 2019, the last trading day before public announcement of the merger agreement;

  •
  a 25% premium to the 30-day trailing volume-weighted average price of $21.67 for the period ended on December 20, 2019;

  •
  a 34% premium to the 90-day trailing volume-weighted average price of $20.19 for the period ended on December 20, 2019;

  •
  a 17% premium to the 52-week high closing price of $23.22 as of December 20, 2019; and

  •
  a 65% premium to the 52-week low closing price of $16.38 as of December 20, 2019;

  •
  the financial presentation and oral opinion rendered by Citi to the special committee, and subsequently confirmed by delivery of a written opinion of Citi that, as of December 23, 2019, and on the basis of and subject to the various factors, assumptions and limitations set forth in such written opinion, the per share merger consideration was fair, from a financial point of view, to the holders of our ordinary shares (other than Culligan and its affiliates), which is described below under the heading "—Opinion of Citigroup Global Markets Inc.;"

  •
  the analyses and presentation prepared by UBS, and its written opinion dated as of December 23, 2019, to the effect that, as of that date and based upon and subject to various assumptions, matters considered and limitations described in its written opinion, the merger consideration provided for in the merger was fair, from a financial point of view, to the holders of ordinary shares, which is described below under the heading "—Opinion of UBS Securities LLC;"

  •
  the belief of the board of directors and special committee that the consideration of $27.10 per share to be received by AquaVenture shareholders in the merger provides greater certainty of shareholder value and less risk to shareholders relative to the potential trading price of our shares over the long-term after accounting for the risks to our business resulting from operational execution risk, developing industry dynamics, competition and our progress to date;

  •
  the belief of the board of directors and special committee that the consideration of $27.10 per share to be received by AquaVenture shareholders in the merger provides greater certainty of shareholder value and less risk to shareholders relative to the potential separate sales of our Seven Seas Water and Quench businesses;

  •
  the likelihood that the proposed acquisition would be consummated in light of the conditions to closing set forth in the merger agreement and the committed financing of Culligan;

  •
  the ability of the board of directors and special committee to furnish information to, and conduct negotiations with, third parties in certain circumstances, and to terminate the merger agreement to accept a superior proposal from a third party upon our payment to Parent of an approximately $34 million termination fee (which the special committee and the board of directors believed was reasonable under the circumstances);

  •
  the other terms and conditions of the merger agreement, including, among other things, (1) the size of the termination fee and the circumstances under which the fee may be payable, (2) the limited number and nature of the conditions to the obligations of Parent and Merger Sub to complete the merger, including the absence of a financing condition and (3) the definition of "Material Adverse Effect" and the exceptions for what constitutes a material adverse effect for purposes of the merger agreement;

  •
  the commitments of the Lenders to provide $500.0 million in debt financing for the merger, which may consist of a senior secured cash flow revolver, a senior secured term loan facility and/or senior unsecured notes, in each case, on customary terms and conditions;

  •
  the requirement that, in the event of a failure to complete the merger under certain circumstances, Parent is obligated to pay us the parent termination fee of approximately $54.6 million;

  •
  the commitment of the Investors to capitalize Parent, at or prior to the effective time, with an aggregate equity contribution in an amount of $656.8 million to fund the payment of the merger consideration and the commitment of the Investors to fund payment of the $54.6 million parent termination fee and certain other expense and indemnification obligations under the merger agreement;

  •
  representations by Parent and Merger Sub in the merger agreement that, assuming the accuracy of the Company's representations in the merger agreement, the aggregate proceeds represented by the financing commitments will be sufficient for Parent and Merger Sub to pay all amounts required to be paid in connection with the merger;

  •
  our entitlement to specific performance under certain circumstances to cause the equity financing to be funded; and

  •
  the likelihood that the proposed acquisition would be consummated, in light of the experience, reputation and financial capabilities of Culligan, Advent and the Lenders.

        In the course of its deliberations, the board of directors and the special committee also considered, among other things, the following negative factors:

  •
  the fact that AquaVenture shareholders will not participate in any future growth potential or benefit from any future increase in the value of our company (whether through organic growth, extraordinary events, acquisitions or otherwise);

  •
  the possibility that the merger will not be consummated and the potential negative effects on our business, operations, financial results and stock price;

  •
  the fact that completion of the merger will require antitrust clearance in the United States;

  •
  the potential negative effects of the public announcement of the merger on our operating results and stock price, our ability to retain key management and other personnel and our relationships with customers and suppliers;

  •
  the restrictions on the conduct of our business prior to the consummation of the merger, requiring us to conduct our business in the ordinary course and preventing us from taking certain specified actions, subject to specific limitations, all of which may delay or prevent us from undertaking business opportunities pending completion of the merger;

  •
  the risk of diverting management's focus and resources from other strategic opportunities and from operational matters while working to implement the merger;

  •
  the conditions to the obligations of Parent and Merger Sub to complete the merger and the right of Parent to terminate the merger agreement under certain circumstances;

  •
  the possibility that we may be obligated to pay Parent a termination fee if Parent terminates the merger agreement following an adverse recommendation change;

  •
  the fact that the approximately $54.6 million parent termination fee payable by Parent is available in only certain instances in which the merger agreement is terminated;

  •
  the fact that Parent requires significant third-party debt financing for the transaction and in the event that the Lenders do not provide the debt financing under the debt commitment letter, Parent will not be able to satisfy its obligations to complete the merger and in such circumstances we may only be entitled to receive the parent termination fee as provided under the merger agreement;

  •
  the fact that the merger consideration consists of cash and will therefore be taxable to AquaVenture shareholders who are subject to taxation for U.S. federal income tax purposes; and

  •
  the interests that certain of our directors and executive officers may have with respect to the merger, in addition to their interests as AquaVenture shareholders generally, as described in the section entitled "—Interests of the Company's Directors and Executive Officers in the Merger."

        The preceding discussion of the information and factors considered by the board of directors and special committee is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with their evaluation of the merger and the complexity of these matters, the board of directors and special committee did not find it practicable to, and did not, quantify or otherwise attempt to rank or assign relative weights to the various factors considered in reaching their determination. In considering the factors described above and any other factors, individual members of the board of directors and special committee may have viewed factors differently or given different weight, merit or consideration to different factors. In addition, the board of directors and special committee did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the board of directors and special committee, but rather the board of directors and special committee conducted an overall analysis of the factors described above, including discussions with and questioning of our senior management, legal counsel and financial advisors.

Recommendation of the Company's Board of Directors

        After careful consideration, and acting upon the recommendation of the special committee, the board of directors has unanimously approved the merger agreement and determined that the merger agreement is advisable and in the best interests of AquaVenture and its shareholders. The board of directors unanimously recommends that shareholders vote "FOR" the proposal to adopt the merger agreement.

Opinion of Citigroup Global Markets Inc.

        The special committee retained Citi as a financial advisor in connection with a possible transaction involving AquaVenture. In connection with Citi's engagement, the special committee requested that Citi evaluate the fairness, from a financial point of view, to the holders of AquaVenture ordinary shares (other than Culligan and its affiliates) of the merger consideration to be received in the proposed merger by such holders pursuant to the terms and subject to the conditions set forth in the merger agreement. On December 22, 2019, at a meeting of the special committee held to evaluate the proposed merger, Citi rendered to the special committee an oral opinion, subsequently confirmed by delivery of a written opinion, dated December 23, 2019, to the effect that, as of the date of Citi's written opinion and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi as set forth in its written opinion, the merger consideration was fair, from a financial point of view, to the holders of AquaVenture ordinary shares (other than Culligan and its affiliates).

        The full text of Citi's written opinion, dated December 23, 2019, to the special committee, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi in rendering its opinion, is attached to this proxy statement as Annex B and is incorporated herein by reference in its entirety. The summary of Citi's opinion set forth below is qualified in its entirety by reference to the full text of Citi's opinion. Citi's opinion was rendered to the special committee (in its capacity as such) in connection with its evaluation of the proposed merger and was limited to the fairness, from a financial point of view, as of the date of the opinion, to the holders of AquaVenture ordinary shares (other than Culligan and its affiliates) of the merger consideration. Citi's opinion did not address any other terms, aspects or implications of the proposed merger or the merger agreement. Citi's opinion did not address the underlying business decision of AquaVenture to effect the proposed merger, the relative merits of the proposed merger as compared to any alternative business strategies that might have existed for AquaVenture or the effect of any other transaction in which AquaVenture might have engaged. Citi's opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matters relating to the proposed merger or otherwise.

        In arriving at its opinion, Citi:

  •
  reviewed a draft, dated December 22, 2019, of the merger agreement;

  •
  held discussions with certain senior officers, directors and other representatives and advisors of AquaVenture concerning the business, operations and prospects of AquaVenture;

  •
  examined certain publicly available business and financial information relating to AquaVenture as well as certain financial forecasts and other information and data relating to AquaVenture which were provided to or discussed with Citi by management;

  •
  reviewed the financial terms of the proposed merger as set forth in the merger agreement in relation to, among other things, current and historical market prices and trading volumes of

    AquaVenture ordinary shares, historical and projected earnings and other operating data of AquaVenture, and the capitalization and financial condition of AquaVenture;

  •
  considered, to the extent publicly available, the financial terms of certain other transactions which Citi considered relevant in evaluating the proposed merger;

  •
  analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citi considered relevant in evaluating those of AquaVenture; and

  •
  conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

        The issuance of Citi's opinion was authorized by Citi's fairness opinion committee.

        In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of management that they were not aware of any relevant information that was omitted or that remained undisclosed to Citi. With respect to financial forecasts and other information and data relating to AquaVenture provided to or otherwise reviewed by or discussed with Citi, Citi was advised by management that such forecasts and other information and data were reasonably prepared on bases reflecting the best then-currently available estimates and judgments of management as to the future financial performance of AquaVenture.

        Citi assumed, with the consent of the special committee, that the proposed merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the proposed merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on AquaVenture or the merger. Representatives of AquaVenture advised Citi, and Citi further assumed, that the final terms of the merger agreement would not vary materially from those set forth in the draft reviewed by Citi. Citi did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of AquaVenture nor did Citi make any physical inspection of the properties or assets of AquaVenture.

        In connection with Citi's engagement and at the direction of the special committee, Citi held discussions with selected third parties to solicit indications of interest in a possible acquisition of all or a part of AquaVenture. Citi's opinion did not address the underlying business decision of AquaVenture to effect the proposed merger, the relative merits of the proposed merger as compared to any alternative business strategies that might have existed for AquaVenture or the effect of any other transaction in which AquaVenture might have engaged. Citi also expressed no view as to, and Citi's opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the proposed merger, or any class of such persons, relative to the merger consideration or otherwise. Citi's opinion was necessarily based upon information available to Citi, and financial, stock market and other conditions and circumstances existing, as of the date of its opinion. Although subsequent developments may affect Citi's opinion, Citi has no obligation to update, revise or reaffirm its opinion.

        In preparing its opinion, Citi performed a variety of financial and comparative analyses, including those described below. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Citi arrived at its opinion based on the results of all analyses undertaken by it and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion.

        In its analyses, Citi considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of AquaVenture. No company, business or transaction reviewed is identical or directly comparable to AquaVenture or the merger and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions reviewed or the results of any particular analysis.

        The estimates used by Citi for purposes of its analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Citi's analyses are inherently subject to substantial uncertainty.

        Citi was not requested to, and it did not, recommend or determine the specific consideration payable in the merger. The type and amount of consideration payable in the proposed merger was determined through negotiations between AquaVenture, on the one hand, and Culligan and its affiliates, on the other hand, and AquaVenture's decision to enter into the merger agreement was solely that of the special committee and the board of directors of AquaVenture. Citi's opinion was only one of many factors considered by the special committee in its evaluation of the merger and should not be viewed as determinative of the views of the special committee, the board of directors or management with respect to the proposed merger, merger consideration or any other aspect of the transactions contemplated by the merger agreement.

  Financial Analyses.

        The following is a summary of the material financial analyses prepared for and reviewed with the special committee in connection with Citi's opinion, dated December 23, 2019, to the special committee. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of, Citi, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Citi. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, could create a misleading or incomplete view of such financial analyses. Future results may be different from those described and such differences may be material. Approximate implied equity value per share reference ranges derived from the financial analyses described below and other per share ranges presented for reference purposes only were rounded to the nearest $0.10, except for data relating to closing share prices. Except as otherwise noted, financial data utilized for AquaVenture in the financial analyses described below were based on the base case forecast and other information and data relating to AquaVenture provided to or discussed with Citi and approved for Citi's use by the special committee and as summarized under "—Projected Financial Information—Summary of Base Case Forecast" below, and which are referred to collectively as the AquaVenture base case projections. For purposes of the financial analyses described below, the term "adjusted EBITDA," (1) when used with respect to any company other than AquaVenture, generally refers to that company's earnings (loss) before interest, taxes, depreciation and amortization expenses, adjusted, as applicable, to be consistent with "adjusted EBITDA" as reflected in AquaVenture's recent public disclosure and (2) when used with respect to

AquaVenture, means "adjusted EBITDA" as reflected in AquaVenture's recent public disclosure adjusted further to (a) exclude certain financing revenue recorded in relation to a portion of the monthly installment payments (which management directed Citi to treat as finite-lived and non-operating in nature for purposes of its analysis) collected in respect of the long-term receivable attributable to AquaVenture's construction contract in Peru (the "Peru Long-Term Receivable") and (b) include the portion of certain monthly water payments (which management directed Citi to treat as recurring and operating in nature for purposes of its analysis) recorded as principal payments and collected in respect of the long-term receivable attributable to a contract with the government of St. Maarten (the "St. Maarten Long-Term Receivable").

  Selected Public Companies Analysis.

        Citi reviewed certain financial and stock market information relating to AquaVenture and six publicly traded companies listed further below whose operations, for the purposes of Citi's analysis and based on its experience and professional judgment, Citi considered generally relevant in evaluating those of AquaVenture, based on business sector participation, operational characteristics and financial metrics (such companies collectively, the "selected companies").

        For the selected companies, Citi calculated and reviewed, among other information, adjusted firm values (calculated as fully diluted market equity value, plus net debt, preferred equity and non-controlling interests, and less unconsolidated investments and non-operating assets, as applicable) as multiples of estimated calendar year 2020 adjusted EBITDA. All calculations in this review were based on closing share prices on December 20, 2019 and, with respect to the selected companies, financial data (pro forma as applicable) were based on publicly available Wall Street research analysts' estimates, public filings and other publicly available information. The adjusted firm values to calendar year 2020 adjusted EBITDA multiples calculated by Citi for each selected company (as well as the median multiple) is set forth below:

Selected Company	Adjusted Firm Value / 2020E adjusted EBITDA
Evoqua Water Technologies Corporation	13.1	x
Consolidated Water Co. Ltd.	12.8	x
Ormat Technologies, Inc.	12.2	x
Primo Water Corporation	11.2	x
Covanta Holding Corporation	10.4	x
Cott Corporation	9.1	x

Median	11.7	x

        Citi also calculated and reviewed the adjusted firm value of AquaVenture (calculated pro forma for certain acquisitions completed by AquaVenture during the fourth quarter of 2019, as provided by management, and reflecting the book value of the Peru Long-Term Receivable as a non-operating asset) as a multiple of its estimated calendar year 2020 adjusted EBITDA, based on publicly available Wall Street research analysts' estimates. Citi noted, for reference purposes only, that the estimated calendar year 2020 adjusted EBITDA multiple observed for AquaVenture was 11.8x (based on publicly available Wall Street research analysts' estimates).

        Based on the multiples calculated and observed for the selected companies as described above and its professional judgment and experience, Citi identified and applied a selected illustrative range of adjusted firm value to calendar year 2020 adjusted EBITDA multiples of 10.5x to 13.0x to AquaVenture's estimated calendar year 2020 adjusted EBITDA of $79 million, based on the AquaVenture base case projections (and reflecting the further adjustments described above), to derive a range of implied adjusted firm values for AquaVenture. From this derived range of implied adjusted firm values, Citi subtracted AquaVenture's net debt balance (calculated pro forma for certain acquisitions completed by AquaVenture during the fourth quarter of 2019, as provided by management) and added the book value of the Peru Long-Term Receivable (both balances as of September 30, 2019), and divided the result by the number of AquaVenture ordinary shares outstanding on a fully diluted basis, calculated using the treasury stock method, based on information provided by management. This analysis indicated the following approximate implied per share equity value reference range for AquaVenture, as compared to the merger consideration:

Implied per Share Equity Value Reference Range	Merger Consideration
$19.70 - $25.30	$27.10

  Selected Transactions Analysis.

        Using publicly available information, Citi reviewed certain financial data relating to ten transactions listed further below involving target companies whose operations, for the purposes of Citi's analysis and based on its experience and professional judgment, Citi considered generally relevant in evaluating those of AquaVenture, based on business sector participation, operational characteristics and financial metrics (such transactions collectively, the "selected transactions").

        Citi calculated and reviewed, among other information, the transaction values of the selected transactions (calculated as the implied firm value for the target company involved in such transaction at the time of announcement, based on (i) the aggregate consideration paid or to be paid in such transaction, or, if and as applicable, (ii) the fully diluted equity value implied by the per share purchase price in such transaction, plus net debt, preferred equity and non-controlling interests, and less unconsolidated investments and non-operating assets, as applicable) as a multiple of the applicable target company's publicly available estimated adjusted EBITDA (or metric functionally equivalent thereto) for the last 12 month period ("LTM") prior to the announcement of the applicable transaction. The transaction values to LTM adjusted EBITDA multiples calculated by Citi for each selected transaction (as well as the median multiple) is set forth below:

Announcement Date	Acquiror	Target	Transaction Value / LTM adjusted EBITDA
December 2017	Xylem Inc.	Pure Technologies Ltd.	24.4	x
November 2017	Fluidra S.A.	Zodiac Pool Solutions LLC	10.5	x
March 2017	SUEZ & Caisse de dépôt et placement du Québec	GE Water & Process Technologies SC	12.5	x
August 2016	XYLEM INC.	Sensus USA Inc.	10.7	x
February 2015	3M Company	Polypore International LP	13.7	x
November 2014	Castik Capital S.a.r.l.	Waterlogic Holdings Ltd.	9.6	x
November 2014	Watts Water Technologies, Inc.	AERCO International, Inc.	11.0	x
February 2014	Clayton, Dubilier & Rice, LLC	Solenis International LLC (f/k/a Ashland Water Technologies)	10.2	x
July 2011	Ecolab Inc.	Nalco Holding Company	11.7	x
July 2011	A.O. Smith Corporation	Lochinvar Care Ltd.	10.1	x

		Median	10.9	x

        Based on the multiples calculated and observed for the selected transactions and its professional judgment and experience, Citi identified and applied a selected illustrative range of LTM adjusted EBITDA multiples of 10.0x to 12.0x to AquaVenture's estimated LTM adjusted EBITDA of approximately $74 million for the 12 month period up to and including September 30, 2019 (reflecting further adjustments as described above), calculated on a pro forma basis to reflect the estimated full-year impact, as provided by management, of certain acquisitions completed by AquaVenture since September 30, 2018 (including certain acquisitions completed in the fourth quarter of 2019, as provided by management), to derive a range of implied adjusted firm values for AquaVenture. From this derived range of implied adjusted firm values, Citi subtracted AquaVenture's net debt balance (calculated pro forma for certain acquisitions completed by AquaVenture during the fourth quarter of 2019, as provided by management) and added the book value of the Peru Long-Term Receivable (both balances as of September 30, 2019), and divided the result by the number of AquaVenture ordinary shares outstanding on a fully diluted basis, calculated using the treasury stock method, based on information provided by management. This analysis indicated the following approximate implied per share equity value reference range for AquaVenture, as compared to the merger consideration:

Implied per Share Equity Value Reference Range	Merger Consideration
$17.20 - $21.40	$27.10

  Discounted Cash Flow Analysis.

        Citi conducted a discounted cash flow analysis of AquaVenture by calculating the present values (as of September 30, 2019) of the estimated unlevered after-tax free cash flows that AquaVenture was forecasted to generate during the fourth quarter of the fiscal year ending December 31, 2019 through the full fiscal year ending December 31, 2024, based on the AquaVenture base case projections (such cash flows referred to as the "projected cash flows"). For purposes of this analysis, stock based compensation was treated as a cash expense. Citi also calculated estimated terminal values for AquaVenture based on the following selected illustrative ranges of terminal growth rates, selected by Citi based on its professional judgment and experience, and applied to AquaVenture's estimated terminal year unlevered after-tax free cash flow (referred to as the "terminal cash flow"): (i) 2.0% to 3.0% in relation to the estimated terminal cash flow contribution from Quench, (ii) 1.0% to 2.0% in relation to the estimated terminal cash flow contribution from Seven Seas Water and (iii) 1.5% to 2.5% in relation to the estimated terminal cash flow expenditure attributable to AquaVenture's Corporate and Other administration function. The estimated terminal values for AquaVenture were then discounted to present values (as of September 30, 2019) and added to the estimated present values of the projected cash flows referred to above in order derive a range of implied firm values for AquaVenture.

        In calculating the present values referred to above, Citi discounted the projected cash flows and estimated terminal values using discount rates ranging from 7.5% to 8.6%, which Citi derived from a calculation of the weighted average cost of capital of AquaVenture, performed utilizing the capital asset pricing model with inputs that Citi determined were relevant based on publicly available data and Citi's professional judgment. From the derived range of implied firm values referenced above, Citi subtracted AquaVenture's reported net debt balance as of September 30, 2019, and divided the result by the number of AquaVenture ordinary shares outstanding on a fully diluted basis, calculated using the treasury stock method, based on information provided by management. This analysis indicated the following approximate implied per share equity value reference range for AquaVenture, as compared to the merger consideration:

Implied per Share Equity Value Reference Range	Merger Consideration
$17.30 - $25.90	$27.10

  Other Information.

        Additional Observed Information.    Citi also observed certain other information with respect to AquaVenture that was not considered part of its financial analyses with respect to its opinion, but was noted for reference purposes only, including the following:

  •
  historical closing prices of AquaVenture ordinary shares for the 52-week period ended December 20, 2019, which indicated an overall low to high closing share price range of $16.38 to $23.22 per share over the period; and

  •
  publicly available Wall Street research analysts' one-year forward price targets, prepared and published in relation to AquaVenture ordinary shares, which indicated an overall low to high price target range of $25.00 to $37.00 per share (with a median of $27.50), implying a range of approximately $23.00 to $34.10 per share (with a median of $25.30) on a discounted basis when discounted one year at a selected equity discount rate of 8.5%.

        Illustrative Discounted Cash Flow Impact of Acquisitions.    Citi also calculated, for reference purposes only and not as part of Citi's financial analyses with respect to its opinion, the illustrative equity value per share impact, relative to the discounted cash flow analysis Citi conducted based on the AquaVenture base case projections, assuming AquaVenture were to pursue and consummate illustrative hypothetical acquisitions through fiscal years 2020 to 2024, based on various illustrative assumptions provided by management as to (i) the illustrative annual amount of capital allocated to and deployed by AquaVenture in consummating such acquisitions (the "annual acquisition expenditures"), and (ii) the illustrative adjusted EBITDA acquisition multiple paid by AquaVenture for such acquisitions (the "acquisition multiple"). Citi noted that the implied midpoint equity value per share indicated by its discounted cash flow analysis described above was $20.90, based on the midpoints of the ranges of discount rates and terminal growth rates applied in such analysis. Using such midpoints of the ranges of discount rates and terminal growth rates, and utilizing an illustrative acquisition multiple range of 6.0x (the multiple reflected in the "—Summary of M&A Forecast" summarized in the section entitled "—Projected Financial Information" below) to 10.0x, and an illustrative annual acquisition expenditure range of $25 million per year to $110 million per year (the amount reflected in the "—Summary of M&A Forecast"), as provided by management, this calculation indicated an illustrative equity value reference range for the AquaVenture ordinary shares of $21.20 to $34.80.

  Miscellaneous.

        AquaVenture has agreed to pay Citi for its services in connection with the merger an aggregate fee of approximately $9 million, $2 million of which became payable upon delivery of Citi's opinion to the special committee, and the remainder of which is payable contingent upon the consummation of the proposed merger. In addition, AquaVenture agreed to reimburse Citi for expenses incurred by Citi in performing its services, and to indemnify Citi and related parties against certain liabilities, including liabilities under federal securities laws, arising out of Citi's engagement.

        As the special committee was aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide certain investment banking, commercial banking and other similar financial services to AquaVenture unrelated to the proposed merger, for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, during the two-year period prior to the date of Citi's opinion, having acted as joint bookrunner in connection with an offering of equity securities of AquaVenture and as a lender in connection with certain loans of AquaVenture. For the services described above for AquaVenture, Citi and its affiliates received, during the two-year period prior to the date of Citi's opinion, aggregate fees of approximately $1 million. As the special committee also was aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide certain investment banking, commercial banking and other similar financial services to Advent and its affiliates and portfolio companies unrelated to the proposed merger, for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, during the two-year period prior to the date of Citi's opinion, having acted as financial advisor to Advent and certain of its affiliates and portfolio companies in connection with certain mergers and acquisitions activity, as joint bookrunner in connection with certain initial public offerings and other equity offerings of affiliates and portfolio companies of Advent, and as joint bookrunner and/or joint arranger in connection with certain bond issuances, loan and credit facility underwritings for Culligan and other affiliates and portfolio companies of Advent and as a lender in connection with certain loans of affiliates and portfolio companies of Advent. For the services described above for Advent and its affiliates and portfolio companies, Citi and its affiliates received, during the two-year period prior to the date of Citi's opinion, aggregate fees of approximately $40 million. In the ordinary course of Citi's business, Citi and its affiliates may actively trade or hold the securities of AquaVenture, Advent and Culligan and their respective affiliates and, as applicable, portfolio companies for Citi's own account or for the account of Citi's customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with AquaVenture, Advent, Culligan and their respective affiliates and, as applicable, portfolio companies.

        The special committee selected Citi as a financial advisor in connection with the merger based on Citi's reputation, experience and familiarity with AquaVenture and its business. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions and other purposes.

Opinion of UBS Securities LLC

        On December 22, 2019, at a meeting of the special committee held to evaluate the merger, UBS delivered to the special committee an oral opinion, which opinion was confirmed by delivery of a written opinion dated December 23, 2019, to the effect that, as of that date and based upon and subject to various assumptions, matters considered and limitations described in its written opinion, the merger consideration to be received by holders of ordinary shares in the merger was fair, from a financial point of view, to such holders of ordinary shares.

        The full text of UBS' opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. The opinion is attached as Annex C to this proxy statement and is incorporated herein by reference. UBS' opinion was provided for the benefit of the special committee (in its capacity as such) in connection with, and for the purpose of, its evaluation of the merger consideration in the merger and addresses only the fairness, from a financial point of view, of the merger consideration to holders of ordinary shares in the merger. The opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to the Company or the Company's underlying business decision to effect the merger. The opinion does not constitute a recommendation to any shareholder as to how to vote or act with respect to the merger. Holders of ordinary shares are encouraged to read UBS' opinion carefully in its entirety. The following summary of UBS' opinion should be read in conjunction with the full text of UBS' opinion.

        In arriving at its opinion, UBS, among other things:

  •
  reviewed certain publicly available business and financial information relating to the Company;

  •
  reviewed certain internal financial information and other data relating to the businesses and financial prospects of the Company that were not publicly available, including financial forecasts and estimates prepared by the management of the Company that UBS was directed to utilize for purposes of its analysis (and which the special committee approved for such use);

  •
  conducted discussions with members of the senior management of the Company concerning the businesses and financial prospects of the Company;

  •
  reviewed publicly available financial and stock market data with respect to certain other companies UBS believes to be generally relevant;

  •
  compared the financial terms of the merger with the publicly available financial terms of certain other transactions UBS believes to be generally relevant;

  •
  reviewed current and historical market prices of ordinary shares;

  •
  reviewed a draft of the merger agreement; and

  •
  conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

        At the request of the special committee, UBS contacted third parties to solicit indications of interest in a possible transaction with the Company and held discussions with certain of these parties prior to the date of its opinion.

        In connection with its review, with the consent of the special committee, UBS assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by UBS for the purpose of its opinion. In addition, with the consent of the special committee, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor was it furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates, referred to above, UBS assumed, at the direction of the special committee, that they had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. UBS' opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to UBS as of, the date of its opinion.

        At the direction of the special committee, UBS was not asked to, nor did it, offer any opinion as to the terms, other than the merger consideration to the extent expressly specified in UBS' opinion, of the merger agreement or the form of the merger. In addition, UBS expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration. In rendering its opinion, UBS assumed, with the consent of the special committee, that (1) the final executed form of the merger agreement would not differ in any material respect from the draft that UBS reviewed, (2) the parties to the merger agreement would comply with all material terms of the merger agreement and (3) the merger would be consummated in accordance with the terms of the merger agreement without any adverse waiver or amendment of any material term or condition thereof. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any material adverse effect on the Company or the merger. Except as described above, there were no other instructions to, or limitations on, UBS with respect to the investigations made or the procedures followed by UBS in rendering its opinion. The issuance of UBS' opinion was approved by an authorized committee of UBS.

        In connection with rendering its opinion to the special committee, UBS performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public company analysis and selected transactions analysis summarized below, no company or transaction used as a comparison was identical to the Company or the merger. These analyses necessarily involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

        UBS believes that its analysis and the summary below must be considered as a whole and that selecting portions of its analysis and factors or focusing on information presented in tabular format, without considering all analyses and factors or the full narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS' analyses and opinion. UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on results of all analyses undertaken by it and assessed as a whole.

        The estimates of the future performance of the Company provided by the Company's management, and the estimates of the future financial performances reflecting such estimates, in or underlying UBS' analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which were beyond the control of the Company. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which companies may actually be sold.

        The merger consideration was determined through negotiation between the Company and Parent and the decision by the board of directors to enter into the merger agreement was solely that of the board of directors, acting upon the recommendation of the special committee. UBS' opinion and financial analyses were only one of many factors considered by the special committee in its evaluation of the merger and should not be viewed as determinative of the views of the special committee with respect to the merger or the merger consideration.

        The following is a brief summary of the material financial analyses performed by UBS and reviewed with the special committee on December 22, 2019 in connection with UBS' opinion relating to the merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand UBS' financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS' financial analyses.

        For purposes of its analyses, UBS reviewed a number of financial and operating metrics, including:

  •
  Enterprise Value, defined as equity value (calculated as the value of the applicable company's outstanding equity securities based on the applicable company's closing stock price as of a specified date), plus outstanding debt, at book value, less cash and cash equivalents ("net debt"), plus minority interests at book value, as of a specified date;

  •
  EBITDA, defined as earnings before interest, taxes, depreciation, amortization; and

  •
  Adjusted EBITDA, defined as EBITDA, adjusted for certain non-cash, one-time, or non-recurring items (See "—Projected Financial Information" below for additional description of Adjusted EBITDA with respect to the Company).

        Unless the context indicates otherwise, (1) Enterprise Values derived from the selected companies analysis described below were calculated using the closing price of the common stock of the selected publicly traded companies in the U.S.-listed water services and related infrastructure industry listed below as of December 20, 2019, (2) transaction values for the target companies derived from the selected transactions analysis described below were calculated based on implied Enterprise Values as of the public announcement date of the relevant transaction, assuming equity values equal to the estimated purchase prices paid for the common equity of the target companies in the selected transactions, or the estimated purchase prices paid for the target business units, as applicable, and (3) net debt for the Company was based on such amount as of September 30, 2019, and was calculated including restricted cash. Accordingly, this information may not reflect current or future market conditions.

        In addition, unless the context indicates otherwise, (1) per share amounts for the Company's ordinary shares were calculated on a diluted basis, using the treasury stock method, based on shares, options and warrants outstanding as of December 20, 2019, as provided by the management of the Company, (2) Enterprise Value for the Company was calculated by adjusting for (a) estimated cash payments in connection with acquisitions consummated or expected to be consummated during the fourth quarter of 2019, (b) the present value of estimated principal payments to be collected with respect to long-term receivables from the Company's Peru construction contract and the contracts with the government of St. Maarten (and not otherwise reflected in estimated Adjusted EBITDA) and (c) the net value of estimated usage of net operating loss carryforwards, (3) estimated 2019 data for the Company was based on data pro forma for acquisitions consummated or expected to be consummated during 2019 and (4) estimated data based on internal forecasts and estimates for the Company were based on the base case forecast described more fully below under "—Projected Financial Information."

        Selected Public Company Analysis.    UBS compared selected multiples related to Enterprise Value for the Company on a standalone basis, and for the merger, to the corresponding multiples for the selected publicly traded companies in the U.S.-listed water services and related infrastructure industries identified below. These companies were selected because their equity is publicly traded in the United States, they are focused on the water services and related infrastructure industries.

        For each of the companies selected by UBS, UBS reviewed, among other things multiples of Enterprise Values to estimated calendar year 2020 ("2020E") Adjusted EBITDA ("EV/Adj. EBITDA") and 2020E Adjusted EBITDA less capital expenditure ("EV/Adj. EBITDA – Capex"). Estimated financial data for the selected companies (and the Company (Research)) were based on publicly available Wall Street research analysts' consensus estimates, public filings and other publicly available information. Other estimated financial data for the Company was based on internal forecasts and estimates referred to above for the Company, prepared by the Company management.

        The list of selected companies and related high, mean, median and low multiples for such selected companies and for the Company (based upon both Wall Street research and management estimates) are as follows:

  Selected Companies

	EV/2020E Adj. EBITDA (x)	EV/2020E Adj. EBITDA – Capex (x)
Selected Companies
Pentair plc	14.3	15.8
Ormat Technologies, Inc.	12.1	32.6
Evoqua Water Technologies Corp. (1)	13.2	19.2
Covanta Holding Corp.	10.3	13.5
Cott Corporation	8.8	13.8
Primo Water Corp.	11.2	18.1
Consolidated Water Co. Ltd.	12.9	N/A	(2)
High	14.3	32.6
Mean	11.8	18.8
Median	12.1	16.9
Low	8.8	13.5
The Company (Management) at merger consideration	13.4	19.9
The Company (Research) at merger consideration	12.9	19.0

(1)
Data used was pro forma for divestiture of WTG Holdco Australia Pty. Ltd.

(2)
EV/Adj. EBITDA – Capex data was not available.

        Based on the foregoing and using its professional judgment, UBS selected reference range multiples of (1) 10.5x to 13.0x 2020E EV/Adj. EBITDA and (2) 15.0x to 19.0x 2020E EV/Adj. EBITDA less Capex. UBS then applied such multiple ranges to corresponding financial data for the Company (based on 2020E data provided by management of the Company). UBS then derived implied per share reference ranges from the resulting implied Enterprise Value reference ranges, using the net debt and diluted share information described above. This analysis indicated the following implied per share reference ranges for ordinary shares, as compared to the merger consideration:

  Implied Per Share Reference Ranges Based On:

2020E EV/Adj. EBITDA	2020E EV/Adj. EBITDA – Capex	Merger Consideration
$20.52 - $26.61	$19.56 - $26.12	$27.10

        Selected Transactions Analysis.    UBS reviewed the purchase prices paid in the 26 transactions set forth below, which involved selected targets in the water-related solutions and utility industries that were announced after January 1, 2010, and involved a target company or business that had implied transaction values greater than $100 million. UBS calculated and compared the implied Enterprise Value for each target, based on the implied purchase price paid for the common equity of the target company (or the implied purchase price paid for the business unit, as applicable), as a multiple of the target's (1) Adjusted EBITDA for the last twelve month period for which financial information was publicly available ("LTM") immediately preceding the announcement of the relevant transaction and (2) Adjusted EBITDA less capital expenditure for the LTM immediately preceding the announcement of the relevant transaction, based on publicly reported financial information.

        The list of selected transactions and related high, mean, median and low multiples for such selected transactions and for the Company (based upon, in the case of the Company, estimated calendar year 2019 ("2019E") results) are as follows:

Announcement Date	Acquiror	Target	EV/LTM Adj. EBITDA (x)	EV/LTM Adj. EBITDA – Capex (x)
01/19	Shawcor Ltd.	ZCL Composites Inc.	13.3	15.6
01/19	Pentair plc	Aquion, Inc.	~12.8	N/A (1)
01/19	Pentair plc	Pelican Water Systems as owned by Enviro Water Solutions LLC	N/A (2)	N/A (2)
11/18	Platinum Equity	Lonza America Inc.	16.7	N/A (1)
11/18	AquaVenture Holdings Ltd.	AUC Group, L.P.	12.5	N/M (3)
11/17	Fluidra S.A.	Zodiac Pool Solutions LLC	10.5	12.7
09/17	Kuraray Co., Ltd.	Calgon Carbon Corporation	15.6	33.1
08/17	Mexichem, S.A.V. de C.V.	Netafim, Ltd.	15.1	N/A (1)
07/17	Culligan International Company	Zip Industries (Aust) Pty Ltd	15.4	N/A (1)
06/17	CCMP Capital Advisors, LP and MSD Partners, L.P.	Hayward Industries, Inc.	12.0	N/A (1)
03/17	SUEZ Water Technologies and Caisse de dépôt et placement du Québec	GE Water & Process Technologies (owned by GE Osmonics, Inc.)	~12.5	15.5
11/16	Advent International	Culligan International Company	11.0	12.5
10/16	Rhone Group	Zodiac Pool Solutions LLC	11.8	14.3
08/16	Xylem Inc.	Sensus Worldwide Limited	10.7	N/A (1)
05/15	Danaher Corporation	Pall Corporation	20.8	22.7
02/15	3M Company	Polypore International Inc. (Separations Media)	13.7	16.4
11/14	Castik Capital S.a.r.l.	Waterlogic plc	9.6	N/M (3)
11/14	Watts Water Technologies, Inc.	AERCO International, Inc.	11.0	N/A (1)
02/14	Clayton, Dubilier & Rice LLC	Ashland Water Technologies (owned by Ashland Inc.)	10.2	14.3
10/13	AEA Investors LP	Siemens Water Technologies (owned by Siemens AG)	9.0	13.3
07/11	A.O. Smith Corp.	Lochnivar Corporation	10.1	N/A (1)
07/11	Ecolab Inc.	Nalco Holding Company	11.7	N/A (1)
04/11	Sulzer Ltd.	Cardo Flow Solutions Sweden AB (owned by Cardo AB)	12.7	N/A (1)
04/11	Pentair plc	Norit Clean Process Technologies (owned by Norit Holding, B. V.)	14.4	N/A (1)
04/11	Watts Water Technologies, Inc.	Danfoss Socla and Water (owned by Danfoss Socla S.A.S.)	~10.0	N/A (1)
06/10	ITT Corporation	Godwin Pumps of America, Inc.	N/A (2)	N/A (2)

The Company – at merger consideration (4)			13.6	26.0

High			20.8	33.1
Mean			12.6	17.0
Median			12.2	14.9
Low			9.0	12.5

(1)
LTM Adj. EBITDA – Capex data was not available.

(2)
LTM Adj. EBITDA and LTM Adj. EBITDA – Capex data was not available.

(3)
LTM Adj. EBITDA – Capex data was deemed not meaningful.

(4)
LTM Adj. EBITDA and LTM Adj. EBITDA – Capex based on 2019E figures.

        Based on the foregoing and using its professional judgment, UBS selected reference range multiples of (1) 11.5x to 14.0x EV/LTM Adj. EBITDA and (2) 15.0x to 17.0x EV/LTM Adj. EBITDA less Capex multiple. UBS then applied such multiple ranges to corresponding financial data for the Company (based on 2019E results provided by management of the Company). UBS then derived implied per share reference ranges from the resulting implied Enterprise Value reference ranges, using the net debt and diluted share information described above. This analysis indicated the following implied per share reference ranges for ordinary shares, as compared to the merger consideration:

  Implied Per Share Reference Ranges Based On:

EV/LTM Adj. EBITDA	EV/LTM Adj. EBITDA – CapEx	Merger Consideration
$22.47 - $28.45	$13.78 - $16.29	$27.10

        Discounted Cash Flow Analysis.    UBS performed a discounted cash flow analysis of the Company on a standalone basis using the base case forecast referred to below under "—Projected Financial Information" that UBS was directed to utilize for purposes of its analysis. UBS calculated a range of implied present values as of December 31, 2019 of the standalone after-tax unlevered free cash flows that the Company was forecasted to generate from January 1, 2020 through December 31, 2024 using discount rates ranging between 8.5% and 9.5% based on the Company's estimated weighted average cost of capital ("WACC") using the capital asset pricing model, together with a size premium. UBS also calculated estimated terminal values for the Company as of December 31, 2024, based on the estimated standalone Adjusted EBITDA less capital expenditures for fiscal year 2024, as adjusted to reflect the Company's estimated normalized capital expenditures, using terminal multiples of 15.0x to 17.0x. The estimated terminal values were then discounted to present value as of December 31, 2019 using discount rates ranging between 8.5% and 9.5% based on the Company's estimated WACC. UBS then derived an implied per share reference range from the resulting implied Enterprise Value reference range, using the net debt and diluted share information described above. This analysis resulted in the following implied per share reference range for ordinary shares as compared to the merger consideration:

Implied Per Share Reference Range	Merger Consideration
$20.49 - $24.28	$27.10

        Other Information.    UBS also noted for the special committee certain additional factors that were not relied upon in rendering its opinion, but were provided for informational purposes, including the following review:

  •
  the historical intraday trading prices for ordinary shares during the 52-week period ended December 20, 2019, which reflected low and high stock prices during such period ranging from $16.08 to $23.35 per share, as compared to the closing price of ordinary shares on December 20, 2019 of $21.76 per share and the merger consideration of $27.10 per share;

  •
  one-year forward stock price targets for ordinary shares in recently published, publicly available Wall Street research analysts' reports, which indicated low and high stock price targets ranging from $25.00 to $37.00 per share, as compared to the merger consideration of $27.10 per share;

  •
  a discounted cash flow analysis using the same discount rates and terminal multiples as described above, but based on the M&A forecast described below under "—Projected Financial Information", which resulted in a reference range of implied equity value per share of ordinary shares of approximately $19.65 to $24.64, as compared to the merger consideration of $27.10 per share; and

  •
  two discounted cash flow analyses, based on a sum of the parts valuation using five-year standalone projections for each of the Quench and Seven Seas Water businesses, as provided by management of the Company (based on each of the base case forecast and M&A forecast described below under "—Projected Financial Information"), and using the same discount rates as described above, but using, in the case of Quench, a range of perpetuity growth rates of 3.5% to 4.5% to calculate a terminal value and using, in the case of Seven Seas Water, a range of perpetuity growth rates of 2.5% to 3.5% to calculate a terminal value; these discounted cash flow analyses resulted in reference ranges of implied equity values per share of ordinary shares of approximately $20.29 to $30.75, in the case of the sum of the parts discounted cash flow analysis using the base case forecast, and approximately $18.70 to $32.27 in the case of the sum of the parts discounted cash flow analysis using the M&A forecast, in each case, as compared to the merger consideration of $27.10 per share.

  Miscellaneous.

        Under the terms of UBS' engagement by the special committee, the Company has agreed to pay UBS for its financial advisory services in connection with the proposed transaction an aggregate fee currently estimated to be approximately $5.3 million, $3.0 million of which became payable upon delivery of UBS' opinion and remainder of which is contingent upon consummation of the merger. In addition, the Company has agreed to reimburse UBS for certain expenses, including certain fees, disbursements and other charges of its counsel, and to indemnify UBS and related parties against certain liabilities, including certain liabilities under federal securities laws, relating to, or arising out of, its engagement.

        In the ordinary course of business, UBS, its affiliates and its and their respective employees may currently own or trade loans, debt and/or equity securities of the Company and/or affiliates of Parent (including Advent and funds affiliated with Centerbridge Partners, L.P. and/or their portfolio companies ("Centerbridge Partners"), who are Parent's principal equity investors) for its own account or for the accounts of customers, and may at any time hold a long or short position in such securities.

        In connection therewith, UBS and/or its affiliates have provided services unrelated to the merger to the Company and its affiliates and/or Parent and its affiliates (including affiliates of each of Advent and Centerbridge Partners) and received compensation for such services. In particular, since December 1, 2017, the Global Banking division of UBS Investment Bank, a business group of UBS Group AG, has acted with respect to (1) the Company as bookrunner in connection with a follow on offering of ordinary shares, for which it received compensation of less than $1.0 million; (2) Advent as (a) financial advisor in connection with the acquisitions of two portfolio companies and the sale of one portfolio company, (b) joint bookrunner in connection with the initial public offering of equity securities of a portfolio company and (c) underwriter in connection with five offerings of debt securities by four separate portfolio companies, for which it received aggregate compensation in excess of $20.0 million and less than $35.0 million; and (3) Centerbridge Partners as (a) financial advisor in connection with the acquisition of one portfolio company and the sales of two portfolio companies and (b) joint bookrunner in connection with an offering of debt securities by a portfolio company, for which it received aggregate compensation in excess of $6.0 million and less than $10.0 million.

        The special committee selected UBS as a financial advisor in connection with the merger because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions. UBS is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Projected Financial Information

        AquaVenture does not, as a matter of course, make public projections as to future performance or earnings beyond the current fiscal year and generally does not make public projections for extended periods due to, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized. In connection with the evaluation of potential strategic alternatives by the special committee and the board of directors, however, our management prepared certain unaudited prospective financial information for AquaVenture based on our long-range plan. The financial projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC or established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles ("GAAP"). Our independent registered public accounting firm has not compiled, examined, audited or performed any procedures with respect to the financial projections, and has not expressed any opinion or any other form of assurance regarding this information or its achievability.

        The table below under "Summary of Management Base Case Forecast" presents a summary of the base case forecast for AquaVenture for the period from 2019 through 2024 as prepared by our management and provided by our management to the special committee and the board of directors. The base case forecast was provided to Citi and UBS and approved by the special committee for use by Citi and UBS in connection with preparing their separate financial analyses and opinions to the special committee as described above under the headings "—Opinion of Citigroup Global Markets Inc." and "—Opinion of UBS Securities LLC." The base case forecast was also provided to Parent.

        Also, set forth below under "Summary of M&A Forecast" is a table containing a summary of a forecast for AquaVenture for the period from 2019 through 2024 reflecting the base case forecast plus the projected results of the Company making approximately $85.0 million of acquisitions in 2020 and approximately $110.0 million of acquisitions per year from 2021 to 2024 at Adjusted EBITDA multiples of 6.0x to 7.0x as prepared by our management for illustrative purposes and provided by our management to the special committee and the board of directors. The M&A forecast was provided to Citi and UBS and approved by the special committee for use by Citi and UBS in connection with preparing their separate financial analyses and opinions to the special committee as described above under the headings "—Opinion of Citigroup Global Markets Inc." and "—Opinion of UBS Securities LLC." The M&A forecast was also provided to Parent.

        The forecasts summarized below are included solely to provide AquaVenture shareholders access to certain financial projections that were made available to the special committee, the board of directors, Citi, UBS and Parent in connection with the proposed merger, and are not included in this proxy statement to influence an AquaVenture shareholder's decision whether to vote for the adoption of the merger agreement or for any other purpose.

        The forecasts summarized below, while presented with numerical specificity, were based on numerous variables and assumptions that necessarily involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions, all of which are difficult or impossible to predict and many of which are beyond our control. The forecasts also reflect assumptions that are subject to change. The forecasts cover multiple years, and thus, by their nature, they become subject to greater uncertainty with each successive year. In addition, the M&A forecast reflects the Company making approximately $85.0 million of acquisitions in 2020 and approximately $110.0 million of acquisitions per year from 2021 to 2024 at Adjusted EBITDA multiples of 6.0x to 7.0x, which may not occur. Important factors that may affect actual results and the achievability of the forecasts include, but are not limited to, general economic conditions and disruptions in the financial, debt, capital, credit or securities markets, developing industry dynamics, acceptance of our products and services, competition, our ability to obtain financing, and those risks and uncertainties described in our

Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. See also the section entitled "Cautionary Statement Concerning Forward-Looking Statements" in this proxy statement.

        In addition, the forecasts reflect assumptions that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for our business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated when the forecasts were prepared. In addition, the forecasts may be affected by our ability to achieve strategic goals, objectives and targets over the applicable period. Accordingly, actual results will differ, and may differ materially, from those contained in the forecasts. In addition, the forecasts do not take into account any circumstances, transactions or events occurring after the date on which the forecasts were prepared and do not give effect to any changes or expenses as a result of the merger or any effects of the merger. There can be no assurance that the financial results in the forecasts will be realized, or that future actual financial results will not materially vary from those estimated in the forecasts.

        AquaVenture uses financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, which is calculated as earnings (loss) before net interest expense, income tax expense or benefit, depreciation and amortization, as well as adjusted for the following items: share-based compensation expense; gain or loss on disposal of assets; acquisition-related expenses, including professional fees, purchase consideration recorded as compensation expense for acquired employees, and other expenses related to acquisitions; goodwill impairment charges; changes in deferred revenue related to our bulk water business; ERP system implementation charges for a SaaS solution, and charges incurred in connection with restructuring activities. We use non-GAAP financial measures in analyzing our financial results and believe that they enhance investors' understanding of our financial performance and the comparability of our results to prior periods, as well as against the performance of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. AquaVenture's calculation of non-GAAP financial measures may differ from others in its industry and adjusted EBITDA is not necessarily comparable with similar measures used by other companies.

Summary of Base Case Forecast

        The base case forecast reflects management's long-term projections for fiscal years 2019 through 2024 and assumes organic Company growth without business expansions from mergers and acquisitions or alternative business models. The base case forecast was based upon certain financial, operating and commercial assumptions developed solely using the information available to the Company's senior management at the time the base case forecast was created. In addition, each of Citi and UBS calculated from the base case forecast unlevered free cash flow for the Company as set forth below, which was approved by the special committee for use by each of Citi and UBS in certain of their respective financial analyses.

	Fiscal Year Ending December 31,
(In USD $000s)	2019E	2020E	2021E	2022E	2023E	2024E
Revenue	$204	$217	$229	$243	$260	$276
Gross profit	$105	$113	$120	$128	$137	$146
SG&A expense	$(92)	$(95)	$(98)	$(101)	$(104)	$(106)
Income from operations	$13	$18	$22	$27	$33	$40
Income (loss) before income tax expense	$(13)	$(7)	$(2)	$3	$9	$16
Net income (loss)	$(16)	$(10)	$(6)	$(1)	$4	$11
Adjusted EBITDA	$77	$80	$88	$93	$101	$109
Adjusted EBITDA plus principal collected (1)	$83	$87	$95	$101	$110	$116
Capital expenditures	$37	$26	$32	$31	$37	$36
Unlevered Free Cash Flow (Citi) (2)	$(3) (3)	$37	$39	$49	$52	$59
Unlevered Free Cash Flow (UBS) (4)	$—	$42	$45	$51	$52	$58

(1)
The principal collected with respect to our long-term receivables from our Peru construction contract and our contracts with the government of St. Maarten are not recognized as revenue in our consolidated financial statements, and therefore is not included in Adjusted EBITDA.

(2)
Citi calculated unlevered free cash flow as Adjusted EBITDA less share based-compensation (treating such compensation as a cash expense), unlevered cash taxes, capital expenditures, capitalized contract costs and net cash paid for acquisition, plus principal payments on the long-term receivables attributable to the Company's construction contract in Peru and its contract with the government of St. Maarten.

(3)
For the quarter ended December 31, 2019.

(4)
UBS calculated unlevered free cash flow as Adjusted EBITDA less unlevered cash taxes, capital expenditures and capitalized contract cost and adjusted for changes in net working capital; UBS did not include principal payments collected with respect of long-term receivables from the Peru construction contract and the contracts with the government of St. Maarten, and did not deduct share-based compensation.

Summary of M&A Forecast

        The M&A forecast reflects projections for fiscal years 2019 through 2024 and reflecting the base case forecast plus the projected results of the Company making approximately $85.0 million of acquisitions in 2020 and approximately $110.0 million of acquisitions per year from 2021 to 2024 at Adjusted EBITDA multiples of 6.0x to 7.0x, as prepared by our management for illustrative purposes.

	Fiscal Year Ending December 31,
(In USD $000s)	2019E	2020E	2021E	2022E	2023E	2024E
Revenue	$204	$237	$276	$316	$359	$402
Gross profit	$105	$125	$150	$177	$205	$233
SG&A expense	$(92)	$(101)	$(114)	$(126)	$(139)	$(149)
Income from operations	$13	$24	$36	$51	$66	$84
Income (loss) before income tax expense	$(13)	$(1)	$8	$18	$30	$46
Net income (loss)	$(16)	$(4)	$3	$13	$24	$38
Adjusted EBITDA	$77	$91	$115	$137	$162	$187
Adjusted EBITDA plus principal collected (1)	$83	$98	$122	$145	$171	$193
Capital expenditures	$37	$26	$33	$32	$39	$39
Unlevered Free Cash Flow (UBS) (2)	$—	$(34)	$(40)	$(18)	$(1)	$19

(1)
The principal collected with respect to our long-term receivables from our Peru construction contract and our contracts with the government of St. Maarten are not recognized as revenue in our consolidated financial statements, and therefore is not included in Adjusted EBITDA.

(2)
UBS calculated unlevered free cash flow as Adjusted EBITDA less unlevered cash taxes, capital expenditures, cash paid for acquisitions and capitalized contract cost and adjusted for changes in net working capital; UBS did not include principal payments collected with respect of long-term receivables from the Peru construction contract and the contracts with the government of St. Maarten, and did not deduct share-based compensation.

        Unlevered free cash flow is a non-GAAP financial measure. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. Additionally, non-GAAP financial measures as presented in this proxy statement may not be comparable to similarly titled measures reported by other companies.

        The inclusion of selected elements of the forecasts in the tables and accompanying narrative above should not be regarded as an indication that AquaVenture and/or any of our affiliates, officers, directors, advisors or other representatives consider the forecasts to be predictive of actual future events, and this information should not be relied upon as such. None of AquaVenture and/or our affiliates, officers, directors, advisors or other representatives gives any AquaVenture shareholder or any other person any assurance that actual results will not differ materially from the forecasts and, except as otherwise required by law, AquaVenture and/or our affiliates, officers, directors, advisors or other representatives undertake no obligation to update or otherwise revise or reconcile the forecasts to reflect circumstances existing after the date on which the forecasts were prepared or to reflect the occurrence of future events, even in the event that any or all of the assumptions and estimates underlying the forecasts are shown to be in error. We have made no representation to Parent or Merger Sub concerning the forecasts in the merger agreement or otherwise.

        In light of the foregoing factors and the uncertainties inherent in the forecast, AquaVenture shareholders are cautioned not to place undue, if any, reliance on such financial projections.

Financing

        General.    The Company and Parent estimate that the total amount of funds required to complete the merger and related transactions and pay related fees and expenses will be approximately $1.1 billion. Parent expects this amount to be funded through a combination of the following:

  •
  debt financing in an aggregate principal amount of $500.0 million, which will be comprised of a senior secured term loan facility; and

  •
  cash equity investments by the Investors in an aggregate amount of approximately $656,847,680.

        Equity Financing.    On December 23, 2019, each of the Investors entered into the Equity Commitment Letter with Parent pursuant to which the Investors committed to contribute (or cause to be contributed) to Parent up to approximately $656,847,680 in cash in the aggregate (the "Equity Financing Commitment") to fund a portion of the merger consideration and up to approximately $54,611,815 in cash in the aggregate (the "Termination Fee Commitment") to fund the parent termination fee if Parent becomes obligated to pay such fee. The equity commitment of the Investors is subject to the following conditions:

  •
  the valid execution and delivery of the merger agreement by all parties to the merger agreement;

  •
  with respect to the Equity Financing Commitment only, satisfaction or waiver by Parent of the conditions precedent to Parent's obligations to complete the transactions contemplated by the merger agreement;

  •
  with respect to the Equity Financing Commitment only, concurrent consummation of the closing in accordance with the terms of the merger agreement;

  •
  with respect to the Equity Financing Commitment only, no party having terminated the merger agreement in accordance with its terms; and

  •
  with respect to the Termination Fee Commitment only, Parent becoming obligated to pay the parent termination fee.

        The obligation of each Investor to fund their portion Equity Financing Commitment will automatically and immediately terminate upon the earliest to occur of: (1) each Investor funding its respective portion of the Equity Financing Commitment; (2) the termination of the merger agreement in accordance with its terms; (3) the consummation of the closing under the merger agreement; and (4) the Company or any of its controlled affiliates asserting specified prohibited claims against the Investors or certain related persons.

        The obligation of each Investor to fund their portion of the Termination Fee Commitment will automatically and immediately terminate if: (1) the closing is consummated under the merger agreement; (2) the merger agreement is validly terminated in accordance with its terms (other than certain terminations by the Company); (3) the Company receives full payment in immediately available funds of the parent termination fee; or (4) any action in respect of the obligation to pay the parent termination fee is commenced by any person other than the Company or its permitted successors and assigns.

        The Company is an express third-party beneficiary of the Equity Commitment Letter and has the right to seek specific performance of the obligations of the Investors under the Equity Commitment Letter under certain circumstances.

        Debt Financing.    In connection with the entry into the merger agreement, the Lenders provided commitments to an affiliate of Parent under the Debt Commitment Letter, which provides for a commitment of $500.0 million in debt financing, which will be comprised of a senior secured term loan facility, subject to terms and express conditions.

        The Lenders' obligation to provide the debt financing under the Debt Commitment Letter is subject to customary conditions, including, without limitation, the following (subject to certain exceptions and qualifications as set forth in the Debt Commitment Letter):

  •
  the substantially simultaneous closing of the merger in accordance with the merger agreement;

  •
  the substantially simultaneous funding of the equity financing and completion of the refinancing of certain existing indebtedness of AquaVenture;

  •
  the receipt of certain specified historical and pro forma financial statements of the Company and the borrower;

  •
  the execution and delivery of definitive documentation with respect to the debt financing;

  •
  the execution and delivery of documents and instruments necessary to establish perfected first priority security interests in the collateral in favor of the first lien administrative agent;

  •
  the payment of fees and expenses required to be paid on the closing date;

  •
  the absence of a material adverse effect (as defined in the merger agreement) on the Company since December 23, 2019;

  •
  the accuracy of certain specified representations and warranties in the merger agreement and in the definitive documents with respect to the debt financing; and

  •
  completion of a bank marketing period of 15 consecutive business days commencing on or after January 6, 2020 and upon delivery of the requisite financial statements.

        The commitment of the Lenders under the Debt Commitment Letter expires upon (1) the outside date under the merger agreement, (2) the date of the valid and legally binding termination of the merger agreement; and (3) the date of the closing of the merger without the use of the debt financing.

Interests of the Company's Directors and Executive Officers in the Merger

        General.    In considering the recommendation of the board of directors that you vote to adopt the merger agreement, you should be aware that aside from their interests as shareholders of the Company, the Company's directors and executive officers have interests in the merger that are different from, or in addition to, those of other shareholders of the Company generally. Members of the board of directors were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to AquaVenture's shareholders that the merger agreement be adopted. See the section entitled "The Merger (Proposal 1)—Reasons for the Merger." AquaVenture's shareholders should take these interests into account in deciding whether to vote "FOR" the proposal to adopt the merger agreement. These interests are described in more detail below, and certain of them are quantified in the narrative and the tables below.

        The Company's executive officers are as follows:

Name	Position
Anthony Ibarguen	President, Chief Executive Officer and Director
Lee Muller	Chief Financial Officer, Treasurer and Assistant Secretary
Douglas Brown	Chairman and Director
Olaf Krohg	Chief Executive Officer, Seven Seas Water
Brian Miller	Senior Vice President and General Counsel

        Equity-Based Awards.    The following table identifies for each of our executive officers and directors the number of ordinary shares subject to his outstanding equity awards (Company stock options, Company RSUs and Company phantom units), the weighted average exercise price, if any, of all equity awards and the value of such equity awards in the merger. All equity awards, including those held by our executive officers and directors, will be cashed out in connection with the merger. The following table assumes that the closing of the merger occurs on March 31, 2020 and that no Company stock options (other than expiring stock options) are exercised, no Company RSUs or Company phantom units are forfeited, and no dividends are paid with respect to our ordinary shares between the date of this proxy statement and the closing of the merger. The estimated aggregate amounts set forth below are based on the merger consideration of $27.10 in cash, without interest, for each ordinary share, net of the applicable exercise price (for Company stock options), multiplied by the total number of ordinary shares subject to each applicable award.

	Stock Options			RSU Awards		Phantom Unit Awards		Total
Executive Officers	Aggregate Number of Shares Subject to Outstanding Stock Options (#)	Weighted Average Exercise Price ($)	Aggregate Stock Option Payment ($) (1)	Number of RSUs (#)	Aggregate RSU Payment ($) (2)	Number of Phantom Units (#)	Aggregate Phantom Unit Payment ($) (3)	Total Equity Award Consideration($)
Anthony Ibarguen	500,185	18.00	4,551,684	50,702	1,374,024	—	—	5,925,708
Lee Muller	216,348	18.00	1,968,767	25,794	699,017	—	—	2,667,784
Douglas Brown	660,496	18.00	6,010,514	62,127	1,683,642	—	—	7,694,156
Olaf Krohg	45,574	18.00	414,723	15,567	421,866	—	—	836,589
Brian Miller	—	—	—	16,769	454,440	—	—	454,440
Non-Employee Directors
Debra Coy	—	—	—	—	—	—	—	—
Hugh Evans	7,560	18.00	68,796	—	—	18,261	494,880	563,676
Paul Hanrahan	11,654	18.00	106,051	—	—	18,358	497,503	603,554
David Lincoln	—	—	—	—	—	—	—	—
Cyril Meduña	—	—	—	—	—	—	—	—
Richard Reilly	7,560	18.00	68,796	—	—	14,785	400,674	469,470
Timothy J. Whall	—	—	—	7,631	206,800	2,023	54,830	261,630

(1)
The amounts included in the column are equal to (a) the aggregate number of shares subject to the Company stock option multiplied by (b) the positive difference between the per share merger consideration of $27.10 per share and the weighted average exercise price of the options.

(2)
The amounts included in this column are equal to (a) the number of Company RSUs multiplied by (b) the per share merger consideration of $27.10.

(3)
The amounts included in this column are equal to (a) the number of Company phantom units multiplied by (b) the per share merger consideration of $27.10.

  Employment Agreements.

        Anthony Ibarguen's employment agreement provides that if we terminate his employment without "cause" or if he resigns for "good reason," in each case during the 24 months after a "change in control," Mr. Ibarguen will be entitled to receive, subject to the execution and delivery of an effective release of claims in favor of the Company, (i) a lump sum cash payment equal to (a) two times his base salary and target bonus for the year in which the date of termination occurs and (b) a portion of his target bonus for the year in which the date of termination occurs (pro-rated for the portion of the year through the date of termination), (ii) a monthly cash payment equal to the contribution by Quench USA, Inc. towards health insurance for up to 24 months after the date of termination, and (iii) full accelerated vesting of all outstanding and unvested stock options and other stock-based awards held by him, with any performance conditions of such awards being deemed satisfied at the target levels specified in the applicable award agreements. The contemplated merger would constitute a change in control under Mr. Ibarguen's employment agreement. Pursuant to his employment agreement, if the payments or benefits payable to Mr. Ibarguen pursuant to his employment agreement or otherwise would be subject to the excise tax imposed under Section 4999 of the Code, those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to Mr. Ibarguen.

        Douglas Brown's offer letter provides that in the event his employment is terminated by us other than for "cause" (as defined in the Severance Plan), Mr. Brown will be entitled to receive salary continuation for the 12-month period following the termination of his employment and any stock options and other stock-based awards he holds will vest as if he had completed an additional 12 months of service. In addition, all outstanding and unvested stock options and other stock-based awards held by him will vest in full immediately prior to the occurrence of a "change in control" (as defined in the Severance Plan). The contemplated merger would constitute a change in control under Mr. Brown's offer letter. In addition, Mr. Brown is entitled to a tax "gross-up payment" (as defined in his existing offer letter) in the event he receives any payments in connection with a change in control that would be subject to the excise tax imposed by Section 4999 of the Code.

        Severance Plan.    The Company has previously adopted the Severance Plan, which provides severance benefits to key executives who are designated by the board of directors or the compensation committee thereof. Eligible participants include Lee Muller, our Chief Financial Officer, Treasurer and Assistant Secretary, Olaf Krohg, the Chief Executive Officer of our Seven Seas Water business, and Brian Miller, our Senior Vice President and General Counsel. Messrs. Brown and Ibarguen, whose individual severance arrangements are described above, are not eligible to participate in the Severance Plan.

        The Severance Plan provides that if we terminate an eligible participant's employment without "cause" or such participant resigns for "good reason," in each case during the 12 months after a "change in control" (as such terms are defined in the Severance Plan) an eligible participant will be entitled to receive, subject to the execution and delivery of an effective release of claims in favor of the Company, (i) a lump sum cash payment equal to (a) such participant's base salary and target bonus for the year in which the date of termination occurs and (b) a portion of such participant's target bonus for the year in which the date of termination occurs (prorated for the portion of the year through the date of termination), (ii) a monthly cash payment equal to the Company's contribution towards health insurance for up to 12 months after the date of termination, and (iii) full accelerated vesting of all outstanding and unvested stock options and other stock-based awards held by such participant, with any performance conditions of such awards being deemed satisfied at the target levels specified in the applicable award agreements. The contemplated merger would constitute a change in control under the Severance Plan. Pursuant to the terms of the Severance Plan, if the payments or benefits payable to a participant pursuant to the plan or otherwise would be subject to the excise tax imposed under Section 4999 of the Code, those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the participant.

        Assuming that each of the executive officers is terminated by us without "cause" or, other than with respect to Mr. Brown, resigns for "good reason" immediately following the effective time of the merger (which for these purposes is assumed to be March 31, 2020), then the value of the estimated payments and benefits under Mr. Ibarguen's employment agreement, Mr. Brown's offer letter, and the Severance Plan, as applicable, for each individual would be:

Name	Value of Cash Severance ($) (1)	Value of Contribution for Health Benefits ($) (2)	Value of Acceleration of Equity ($) (3)	Total ($)
Anthony Ibarguen	1,787,022	48,192	1,374,024	3,209,238
Lee Muller	468,593	17,084	728,173	1,213,850
Douglas Brown	450,000	—	1,683,642	2,133,642
Olaf Krohg	449,863	599	447,792	898,254
Brian Miller	468,593	24,096	454,440	947,129

(1)
The value of cash severance includes: with respect to Mr. Ibarguen, the sum of (a) two times base salary and target bonus and (b) prorated target bonus based on the assumed termination date; with respect to Mr. Brown, 12 months of base salary; and, with respect to the other executive officers, the sum of (a) base salary and target bonus and (b) prorated target bonus based on the assumed termination date. These amounts assume that each of the executive officers' base salary rate and annual target bonus remain unchanged from those in place as of January 15, 2020.

(2)
The value of the Company's contribution for health benefits includes: estimated contributions towards the executive officers' health insurance for 12 months (24 months for Mr. Ibarguen) based on current participation levels and premium rates.

(3)
The value of full acceleration of equity is in part duplicative of the valuation of equity-based awards for the executive officers detailed above in the section entitled "—Equity Based Awards." The values were determined using the merger consideration of $27.10 per share.

        Indemnification and Insurance.    Pursuant to the terms of the merger agreement, the Company's directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors' and officers' liability insurance policies. See "The Merger Agreement—Other Covenants and Agreements—Indemnification of Directors and Officers; Insurance" for a description of such ongoing indemnification and insurance coverage obligations.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a general discussion of the material U.S. federal income tax consequences of the merger to holders of ordinary shares whose shares are exchanged for cash pursuant to the merger. This discussion does not address U.S. federal income tax consequences with respect to non-U.S. holders except to the extent specifically described below. This discussion is based on the provisions of the Code, applicable U.S. Treasury regulations, judicial opinions, and administrative rulings and published positions of the Internal Revenue Service, each as in effect as of the date of this proxy statement. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address the 3.8% Medicare tax on certain net investment income, nor does it address the alternative minimum tax or any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the Internal Revenue Service or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling is intended to be sought from the Internal Revenue Service with respect to the merger.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of ordinary shares that is for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  a trust if (1) a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        For purposes of this discussion, a "non-U.S. holder" is a beneficial owner of ordinary shares, other than a partnership or other entity taxable as a partnership for U.S. federal income tax purposes, that is not a U.S. holder.

        This discussion applies only to U.S. holders of ordinary shares who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to a U.S. holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, controlled foreign corporations, passive foreign investment companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, U.S. holders who own (directly, indirectly, or constructively) 10% or more of the total outstanding ordinary shares, tax-exempt organizations, banks and certain other financial institutions, mutual funds, certain expatriates, partnerships, S corporations, or other pass-through entities or investors in partnerships or such other entities, U.S. holders who hold ordinary shares as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders who will hold, directly or indirectly, an equity interest in the surviving company, and U.S. holders who acquired their ordinary shares through the exercise of employee stock options or other compensation arrangements).

        If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds ordinary shares, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding ordinary shares, you should consult your tax advisor.

        Holders of ordinary shares are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax, and any state, local, foreign or other tax laws.

        Passive Foreign Investment Company Considerations.    A non-U.S. corporation, such as the Company, will be a "passive foreign investment company," or a "PFIC," for U.S. federal income tax purposes, if, in the case of any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of "passive" income or (ii) 50% or more of the average quarterly fair market value of its assets during such year produce or are held for the production of passive income. The Company will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which it owns, directly or indirectly, more than 25% (by value) of the stock.

        Based upon the current and expected composition of its income and assets, the Company does not presently expect to be a PFIC for the current taxable year. However, because the PFIC status for any taxable year is a factual determination that can be made only after the close of a taxable year, there can be no assurance that the Company will not be a PFIC for the current taxable year or any future taxable year.

        If the Company is a PFIC for any taxable year during which you own ordinary shares, you will generally be subject to special tax rules with respect to any "excess distribution" received and any gain realized from a sale or other disposition, including a pledge, of ordinary shares. Any distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as excess distributions. Under these special tax rules:

  •
  the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

  •
  the amount allocated to the current taxable year, and any taxable year in your holding period prior to the first taxable year in which the Company was a PFIC, will be taxed as ordinary income; and

  •
  the amount allocated to each other taxable year will be subject to tax at the highest tax rate in effect for that taxable year for individuals or corporations, as appropriate, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such taxable year.

        The tax liability for amounts allocated to years prior to the year of disposition or "excess distribution" cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

        Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment of the shares). The Company does not intend to provide the information necessary for U.S. holders of ordinary shares to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for an investment in a PFIC described above.

        If the Company is a PFIC for any year during which you hold ordinary shares, it will generally continue to be treated as a PFIC for all succeeding years during which you hold such ordinary shares, even if it ceases to meet the threshold requirements for PFIC status (unless you elect to recognize gain as if you had sold your ordinary shares as of the last day of the last taxable year for which the Company was a PFIC). You will generally be required to file Internal Revenue Service Form 8621 if you own ordinary shares in any taxable year in which the Company is a PFIC.

        The remainder of this discussion assumes that the Company has not been, is not, and will not be or become a PFIC for U.S. federal income tax purposes.

        Consequences to U.S. Holders.    The receipt of cash by U.S. holders in exchange for ordinary shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for ordinary shares pursuant to the merger will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder's adjusted tax basis in such shares.

        If a U.S. holder's holding period in the shares of ordinary shares surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will generally be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. If a U.S. holder's holding period in the ordinary shares surrendered in the merger is one year or less as of the date of the merger, the gain or loss will be short-term capital gain or loss, with any short-term capital gain generally subject to tax at rates as high as the rates applicable to ordinary income. The deductibility of a capital loss recognized on the exchange is subject to limitations. If a U.S. holder acquired different blocks of ordinary shares at different times and different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of ordinary shares.

        Consequences to Non-U.S. Holders.    A non-U.S. holder whose ordinary shares are converted into the right to receive cash in the merger generally will not be subject to U.S. federal income taxation unless:

  •
  gain resulting from the merger is effectively connected with the non-U.S. holder's conduct of a U.S. trade or business (and, if required by any applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the individual's taxable year in which the merger occurs and certain other conditions are satisfied; or

  •
  the Company is or has been a U.S. real property holding corporation (such corporation is referred to as a "USRPHC") as defined in Section 897 of the Code at any time within the five-year period preceding the merger, the non-U.S. holder owned more than five percent of the ordinary shares at any time within that five-year period, and certain other conditions are satisfied. The Company believes that, as of the effective date of the merger, it will not have been a USRPHC at any time within the five-year period ending on the date thereof.

        Any gain recognized by a non-U.S. holder described in the first bullet above generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such holder were a "U.S. person" as defined under the Code. A non-U.S. holder that is a corporation may also be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on after-tax profits effectively connected with a U.S. trade or business to the extent that such after-tax profits are not reinvested and maintained in the U.S. business.

        Gain described in the second bullet above generally will be subject to U.S. federal income tax at a flat 30% rate, but may be offset by certain U.S. source capital losses, if any, of the non-U.S. holder.

        Information Reporting and Backup Withholding.    Payments made in exchange for ordinary shares pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. In general, a non-U.S. holder will not be subject to U.S. federal backup withholding and information reporting with respect to cash payments to the non-U.S. holder pursuant to the merger if the non-U.S. holder has provided an Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable (or an Internal Revenue Service Form W-8ECI if the non-U.S. holder's gain is effectively connected with the conduct of a U.S. trade or business).

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder's U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the Internal Revenue Service in a timely manner.

        This summary of the material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of ordinary shares should consult their tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax and the effect of any federal, state, local, foreign and other tax laws.

Regulatory Approvals

        Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain transactions may not be consummated unless information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. The merger is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. If the FTC or the Antitrust Division makes a request for additional information or documentary material related to the merger (a "second request"), the waiting period with respect to the merger will be extended for an additional period of 30 calendar days, which will begin on the date on which the Company and Parent each certify compliance with the second request. On January 15, 2020, the Company and Parent filed their respective Notification and Report Forms with the Antitrust Division and the FTC. On January 28, 2020, the FTC granted early termination of the waiting period under the HSR Act applicable to the merger. With such early termination, the condition to the merger relating to the expiration or termination of the HSR Act waiting period has been satisfied.

        At any time before or after the effective time of the merger, the Antitrust Division, the FTC or other applicable regulatory authorities could take action under the antitrust laws, including seeking to prevent the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of assets of the Company or Parent or subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Litigation Related to the Merger

        On February 4, 2020, in connection with the merger, a putative class action lawsuit, Post v. AquaVenture Holdings Ltd., et al., 1:20-cv-174, was filed by purported shareholder Joseph Post against our Company and our directors in the United States District Court for the District of Delaware. On February 12, 2020, in connection with the merger, a lawsuit, Hamilton v. AquaVenture Holdings Ltd., et al., 1:19-cv-01227, was filed as an individual action by purported shareholder Peter Hamilton against our Company and our directors in the United States District Court for the Southern District of New York. Both actions generally allege that the Preliminary Proxy Statement filed on January 27, 2020 misrepresents and/or omits certain purportedly material information and assert violations of Sections 14(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 14a-9 promulgated thereunder against all defendants and violations of Section 20(a) of the Exchange Act against our directors. Both actions seek, among other things, an injunction enjoining consummation of the merger, costs of the action, including plaintiff's attorneys' fees and experts' fees, and other relief the Court may deem just and proper. The defendants have not yet responded to the complaints in the actions. The defendants believe that the respective allegations asserted against them in the lawsuits are without merit and intend to defend against the lawsuits vigorously. Similar cases may also be filed in connection with the proposed merger.

THE MERGER AGREEMENT

        The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A, and is incorporated by reference into this proxy statement. This summary may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The Merger

        The merger agreement provides that, subject to the terms and conditions of the merger agreement and in accordance with the BVI Act, at the effective time of the merger, Merger Sub will be merged with and into the Company and, as a result of the merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving company and become a subsidiary of Parent. As the surviving company, the Company will possess the rights, powers, privileges, immunities and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under the BVI Act.

        The closing of the merger will occur on the date as soon as practicable but in any event no later than three business days after all of the conditions set forth in the merger agreement and described under "—Conditions to the Merger" are satisfied or waived, to the extent permitted under the merger agreement, or at such other time as agreed to in writing by the parties unless the merger agreement has been terminated pursuant to its terms. Unless otherwise agreed by Parent, the closing shall not occur prior to March 31, 2020, as may be extended in accordance with the merger agreement.

        The merger will become effective when the articles of merger have been duly registered with the Registrar of Corporate Affairs of the British Virgin Islands or at a later time as agreed to by the parties and specified in the articles of merger. The merger is expected to be completed in early April 2020. However, the parties cannot predict the exact timing of the completion of the merger or whether the merger will be completed at an earlier or later time, as agreed by the parties, or at all.

Effect of the Merger on Capital Stock

        At the effective time of the merger, each ordinary share outstanding immediately prior to the effective time of the merger, other than shares held by AquaVenture in treasury, or owned by Parent or Merger Sub or held by shareholders who are entitled to dissent and who properly exercise dissenter's rights in accordance with the BVI Act, will be converted automatically into and represent the right to receive $27.10 in cash, without interest and less any applicable withholding taxes.

        At the effective time of the merger, each share that is owned directly by the Company (or any direct or indirect subsidiary of the Company), Parent or Merger Sub immediately prior to the effective time of the merger will be cancelled and will cease to exist (such shares are referred to as the "excluded shares") and no consideration will be delivered in exchange for such cancellation.

        At the effective time of the merger, each ordinary share of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into and become one validly issued, fully paid and nonassessable ordinary share of the surviving company and will constitute the only outstanding ordinary shares of the surviving company.

Treatment of Company Equity Awards

        Company Stock Options.    At the effective time, each Company stock option, whether vested or unvested, that is outstanding immediately prior to the effective time, will be cancelled and automatically exchanged for the right to receive an amount in cash (without interest and less any applicable tax withholdings) equal to the excess, if any, of $27.10 over the per share exercise price of such Company stock option, with the aggregate amount of such payment rounded down to the nearest cent.

        Restricted Share Unit Awards.    At the effective time, each outstanding Company RSU, whether vested or unvested, that is outstanding immediately prior to the effective time, will vest in full and will be cancelled in exchange for the right to receive an amount in cash (without interest and less any applicable tax withholdings) equal to $27.10, with the aggregate amount of such payment rounded up to the nearest cent.

        Phantom Unit Awards.    At the effective time, each Company phantom unit, whether vested or unvested, that is outstanding immediately prior to the effective time, will vest in full and will be cancelled in exchange for the right to receive an amount in cash (without interest and less any applicable tax withholdings) equal to $27.10, with the aggregate amount of such payment rounded up to the nearest cent.

Treatment of the Company's ESPP

        Under the merger agreement, following the date of the merger agreement, no new offerings shall commence under the AquaVenture Holdings Limited 2016 Employee Share Purchase Plan (the "ESPP"), no new participants may join the ESPP and no existing participants may increase their rate of contribution or make separate non-payroll contributions to the ESPP. The last day of the offering in effect, as of the date of the merger agreement, was December 31, 2019 and, accordingly, no new offering commenced as of January 1, 2020. The Company will take action to terminate the ESPP as of the effective time, subject to completion of the merger.

Payment for the Ordinary Shares and Equity Awards in the Merger

        At or prior to the effective time of the merger, Parent will deposit, or cause to be deposited, with a paying agent selected by Parent and reasonably satisfactory to AquaVenture, who shall act as paying agent in the merger, in trust for the benefit of the holders of the ordinary shares (other than the excluded shares), sufficient cash to pay to the holders of the ordinary shares the merger consideration of $27.10 per share. Promptly after the effective time of the merger, and after receipt by the paying agent from the Company's transfer agent of all information reasonably necessary to enable the mailing, the paying agent is required to mail to each record holder of ordinary shares that were converted into the merger consideration a letter of transmittal and instructions for use in effecting the surrender of certificates, if any, that formerly represented ordinary shares in exchange for the merger consideration (less any applicable withholding taxes). The paying agent will deliver the merger consideration to each holder of uncertificated or book-entry ordinary shares upon receipt of an "agent's message" by the paying agent or such other evidence of transfer as the paying agent may reasonably request.

        Unless otherwise agreed to in writing prior to the effective time of the merger by Parent and the holder thereof, the surviving company will pay to each holder of Company equity awards, the cash amounts described above under "—Treatment of Company Equity Awards" no later than the third business day following the effective time of the merger.

Representations and Warranties

        The merger agreement contains representations and warranties that: (1) were made only for purposes of the merger agreement and as of specific dates; (2) were solely for the benefit of the parties to the merger agreement; (3) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts; and (4) may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. AquaVenture's shareholders and other investors are not third-party beneficiaries under the merger agreement and should not rely on the representations and warranties or any description of such representations and warranties as characterizations of the actual state of facts or condition of AquaVenture or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by AquaVenture.

        The merger agreement contains representations and warranties of each of the Company and of Parent and Merger Sub as to, among other things:

  •
  corporate organization, existence, good standing and authority to carry on its business as presently conducted, including, as to the Company, with respect to its subsidiaries;

  •
  corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

  •
  required regulatory filings and authorizations, consents or approvals of governmental entities;

  •
  the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of, and consummation of the transactions contemplated by, the merger agreement;

  •
  the absence of certain litigation, orders and judgments and governmental proceedings and investigations related to Parent and Merger Sub or the Company, as applicable; and

  •
  the absence of any fees owed to investment bankers or brokers in connection with the merger, other than those specified in the merger agreement.

        The merger agreement also contains representations and warranties of the Company as to, among other things:

  •
  the capitalization of the Company, including the Company's equity awards, and the absence of certain rights to purchase or acquire equity securities of the Company or any of its subsidiaries, the absence of any bonds or other obligations allowing holders the right to vote with shareholders of the Company, the absence of shareholder agreements or voting trusts to which the Company or any of its subsidiaries is a party and the absence of certain debt;

  •
  the accuracy of the Company's filings with the SEC and the financial statements included in the SEC filings;

  •
  the implementation and maintenance of disclosure controls and internal controls over financial reporting and the absence of certain claims, complaints or allegations with respect to such controls;

  •
  the absence of certain undisclosed liabilities of the Company and its subsidiaries;

  •
  compliance with laws and possession of necessary permits and authorizations by the Company and its subsidiaries;

  •
  the Company's employee benefit plans and other agreements with its employees;

  •
  employee and labor matters related to the Company and its subsidiaries;

  •
  conduct of the Company's business and the absence of certain changes between September 30, 2019 and December 23, 2019;

  •
  the payment of taxes, the filing of tax returns and other tax matters related to the Company and its subsidiaries;

  •
  ownership of, or rights with respect to, certain intellectual property used by the Company and its subsidiaries;

  •
  privacy and security matters, including policies of the Company and its subsidiaries;

  •
  real property owned or leased by the Company and its subsidiaries;

  •
  the receipt by the special committee of a fairness opinion from each of its financial advisors;

  •
  the vote of shareholders required to adopt the merger agreement; and

  •
  certain material contracts of the Company and its subsidiaries.

        The merger agreement also contains representations and warranties of Parent and Merger Sub as to, among other things:

  •
  the financing that has been committed in connection with the merger;

  •
  Parent's ownership of Merger Sub and the absence of any previous conduct of business by Merger Sub other than in connection with the transactions contemplated by the merger agreement; and

  •
  the solvency of the surviving company immediately after giving effect to the transactions contemplated by the merger agreement.

        Some of the representations and warranties in the merger agreement are qualified by materiality qualifications or a "Company material adverse effect" or a "Parent material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect on the Company or Parent).

        For purposes of the merger agreement, a "material adverse effect" on the Company means any fact, change, effect, event or occurrence that, individually or in the aggregate, would, or would reasonably be expected to (a) materially and adversely affect the business or results of operations, assets or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (b) prevent, materially impede or materially delay the performance by the Company of its obligations under the merger agreement or the consummation by the Company of the transactions contemplated by the merger agreement. However, the standard of "material adverse effect" on the Company excludes any adverse effect resulting from or arising out of:

  •
  any national, international, or regional economic, financial, social or political conditions (including changes therein) in general, including the results of elections, trade disputes or the imposition of trade restrictions, tariffs or similar taxes;

  •
  changes in any financial, credit, capital or securities markets or conditions in the United States or any other country or region in the world, or changes therein, including any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

  •
  changes in interest, currency or exchange rates or the price of any commodity, security or market index;

  •
  changes in legal or regulatory conditions, including changes or proposed changes in law, GAAP or other accounting principles or requirements, or in standards, guidance, interpretations or enforcement thereof;

  •
  any change in the market price or trading volume or ratings of any securities of the Company, or any failure of the Company to meet any internal or public projections, forecasts, guidance, budgets, predictions or estimates of, or relating to, the Company or any of its Subsidiaries for any period (in each case, the underlying causes of such change or failure may, if they are not otherwise specifically excluded from the definition of "material adverse effect" pursuant to the provision, be taken into account in determining whether a "material adverse effect" has occurred);

  •
  the occurrence, escalation, outbreak or worsening of any hostilities, war, police action, acts of terrorism, sabotage or military conflicts, whether or not pursuant to the declaration of an emergency or war;

  •
  the occurrence of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural or manmade disasters, any epidemic, pandemic or other similar outbreak (including any non-human epidemic, pandemic or other similar outbreak) or any other national, international or regional calamity;

  •
  the execution or announcement of the merger agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors, governmental entities or other third parties related thereto (it being understood and agreed that this clause shall not apply with respect to any representation or warranty the purpose of which is to address the consequences of the execution and delivery of the merger agreement or the consummation of the transaction contemplated thereby, or the identity of Parent or any of its affiliates as the acquiror of the Company);

  •
  any action taken at the written request of Parent after the date of the merger agreement;

  •
  any demand or action for appraisal of the fair value of ordinary shares pursuant to the BVI Act in connection with the merger;

  •
  any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence by or involving any governmental entity in the United States affecting a national or federal government as a whole;

  •
  any matters fully disclosed, including the consequences thereof, in the Company's disclosure schedules to the merger agreement (other than matters included in such disclosure schedules in response to listing requirements); and

  •
  changes in general conditions in an industry in which the Company and its Subsidiaries operate or in any specific jurisdiction or geographical area in the United States or elsewhere in the world;

provided that, with respect to the first, second, third, fourth, sixth and seventh bullets immediately above, any such facts, changes, effects, events or occurrences shall be taken into account to the extent they, individually or in the aggregate, disproportionately affect the Company or its subsidiaries, taken as a whole, compared to other similarly situated companies in the industry in which the Company operates (in which case, only the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or would be reasonably be expected to be, a material adverse effect).

        For the purpose of the merger agreement, a "Parent material adverse effect" means any event, change, circumstance, occurrence, effect or state of facts that materially impairs, or prevents or materially delays, the ability of Parent and Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement.

Conduct of Business Pending the Merger

        Except for matters permitted or contemplated by the merger agreement or agreed to in writing by Parent, from the date of the merger agreement until the effective time of the merger, the Company will, and will cause each of its subsidiaries to, conduct its business in the ordinary course, consistent with past practice, and use its commercially reasonable efforts to preserve its current business organization in all material respects.

        In addition, except as expressly permitted or contemplated by the merger agreement or agreed to in writing by Parent, the Company will not, nor will it permit its subsidiaries to:

  •
  amend or otherwise change its memorandum and articles of organization, certificate of incorporation or bylaws or any similar governing instruments;

  •
  issue, deliver, sell, pledge, dispose of or encumber any of its ordinary shares, ownership interests or other voting securities, or any options, warrants, convertible securities or other rights to acquire any of its ordinary shares, ownership interests or other voting securities, except for the issuance of ordinary shares upon the exercise of Company stock options in accordance with the terms thereof, the settlement of Company RSUs or Company phantom units or under the ESPP in accordance with the terms of the ESPP and the issuance of shares by a wholly-owned subsidiary of the Company to the Company or another wholly-owned subsidiary of the Company;

  •
  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its ordinary shares, except for any dividend or distribution by a subsidiary of the Company to the Company or another subsidiary of the Company;

  •
  reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any ordinary shares of the Company, other than in connection with a cashless or net exercise of Company stock options or in order to pay taxes in connection with the vesting or exercise of any other equity awards;

  •
  (1) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, in each case, having a purchase price in excess of $2,500,000 individually, other than purchases of inventory and other assets in the ordinary course of business or pursuant to existing contracts, or (2) sell or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, in each case, having a purchase price in excess of $2,500,000 individually, other than sales or dispositions of inventory and other assets in the ordinary course of business or pursuant to existing contracts;

  •
  other than in the ordinary course of business, enter into, terminate, waive any right under or amend in any material respect any material contract or any contract which if entered into prior to the date of the merger agreement would be a material contract;

  •
  mortgage, pledge or subject to any material lien or security interest (other than certain permitted liens) any material asset of the Company or any of its subsidiaries to secure indebtedness for borrowed money;

  •
  make any capital expenditures in excess of $1,000,000 per month in the aggregate, other than capital expenditures in accordance with the Company's budget provided to Parent in connection with the execution of the merger agreement;

  •
  (1) other than for borrowings under the Company's revolving credit facility and other incurrences of indebtedness in the ordinary course of business, incur, assume or otherwise become liable for any indebtedness for borrowed money, or amend or modify in any material respect or refinance any indebtedness for borrowed money, or (2) make any loans, advances (other than travel advances to employees in the ordinary course of business) or capital contributions to, or investments in, any other person, other than the Company or any direct or indirect wholly-owned subsidiary of the Company;

  •
  except as required by applicable law or an existing contract or Company plan, (1) increase the compensation or benefits of any current or former employees, directors, officers or independent contractors, (2) grant any transaction bonus, retention, severance or termination pay to any current or former employee, director, officer or independent contractor, (3) enter into any employment, consulting or severance agreement or arrangement with any of its directors or officers, or any of its employees or independent contractors at the level of vice-president and above, (4) establish, adopt, enter into or amend in any material respect or terminate any Company plan (or any arrangement that would be a Company plan if it were in existence on the date of the merger agreement); (5) grant any equity or equity-based awards; or (6) hire, promote or terminate (other than for cause) any officer or employee at the level of vice-president and above;

  •
  make any material change in any accounting principles, except as may be required by law or GAAP or any official interpretations thereof;

  •
  settle or compromise (or amend a settlement or compromise of) any legal actions in excess of $250,000, net of insurance, or claims for equitable relief;

  •
  other than as required by applicable law, (1) make, change or revoke any material tax election; (2) amend any tax return with respect to any material tax; (3) change any annual tax accounting period or adopt or change any material method of tax accounting; (4) surrender any right to claim a material tax refund; (5) enter into any closing agreement relating to any material tax, including pursuant to Section 7121 of the Internal Revenue Code (or any similar provision of state, local or foreign law); or (6) incur a material tax liability outside the ordinary course or business;

  •
  adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

  •
  sell, assign, transfer, license, sublicense, covenant not to sue with respect to or otherwise dispose of any intellectual property (other than non-exclusive licenses of intellectual property granted in the ordinary course of business consistent with past practice); or

  •
  commit to take any of the actions described above.

Other Covenants and Agreements

        Access and Information.    From the date of the merger agreement until the closing date, upon reasonable notice, the Company will afford Parent and its representatives reasonable access to the properties, assets, offices, facilities, books and records of the Company and its subsidiaries and will furnish Parent and the Lenders with such financial, operating and other data and information relating to the Company and its subsidiaries as Parent may reasonably request; provided, however, that any such access or furnishing of information will be conducted at Parent's expense, during normal business hours, under the supervision of the Company's personnel and in a manner as not to unreasonably interfere with the normal operations of the Company and its subsidiaries. The Company and its subsidiaries will not be required to disclose any information to Parent or its representatives or the Lenders if such disclosure would jeopardize any attorney-client or other legal privilege, or contravene any law or contract; provided, that the Company will use its commercially reasonable efforts to provide such access or make such disclosure in a manner that does not jeopardize any attorney-client or other legal privilege, or contravene any law or contract.

        Prior to the closing of the merger, Parent shall not and shall cause its affiliates and its and their representatives and the Lenders not to use any information obtained pursuant to the above for any purpose unrelated to the merger and the transactions contemplated by the merger agreement. Without the Company's prior written consent, Parent and Merger Sub cannot, and shall cause their respective representatives not to, contact any partner, licensor, customer or supplier of the Company in connection with the merger or any of the transactions contemplated by the merger agreement.

        No Solicitation; Intervening Event.    Upon execution of the merger agreement, the Company and its subsidiaries and its and their respective directors, officers and employees shall immediately cease all discussions and negotiations with any person or group that may be ongoing with respect to any acquisition proposal, and the Company may not, and must cause its subsidiaries and its and their respective representatives not to, among other things:

  •
  initiate, solicit, induce or knowingly facilitate, encourage or assist any inquiry or the making, submission or announcement of any acquisition proposal or acquisition inquiry or the making of any proposal or offer that could reasonably be expected to lead to an acquisition proposal or acquisition inquiry;

  •
  engage in, enter into, continue or otherwise participate in any discussion or negotiation regarding, or furnish or otherwise provide access to any non-public information regarding the Company or its subsidiaries in connection with or in response to any acquisition proposal or acquisition inquiry; or

  •
  otherwise cooperate with, knowingly assist, participate in or knowingly facilitate any effort or attempt to make any acquisition proposal or acquisition inquiry.

        Notwithstanding the restrictions described above, if prior to the adoption of the merger agreement by AquaVenture's shareholders, the Company receives a bona fide written acquisition proposal from any person that was unsolicited (and not withdrawn) and such acquisition proposal did not result from a breach of the provisions relating to the non-solicitation in the merger agreement, the Company and its representatives may provide non-public information concerning the Company and its subsidiaries in response to a request therefor by such person if prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such person if:

  •
  the board of directors (and, if a special committee has been formed, acting upon the recommendation of such special committee to take such action) determines in good faith (after consultation with its financial advisors and its outside legal counsel) that such acquisition proposal constitutes, or could reasonably be expected to lead to, a superior proposal;

  •
  the board of directors (and, if a special committee has been formed, acting upon the recommendation of such special committee to take such action) determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with the fiduciary duties of the board of directors under applicable law;

  •
  the Company gives Parent written notice of the identity of such person and of the Company's intention to furnish non-public information to, or enter into discussions or negotiations with, such person;

  •
  the Company receives from such person, and delivers to Parent a copy of, any executed confidentiality agreement with customary limitations on the use and disclosure of all non-public written and oral information furnished to such person and other provisions not materially less favorable to the Company in the aggregate than the provisions of the confidentiality agreement between Parent and the Company; and

  •
  the Company substantially concurrently with the furnishing of such non-public information to such person, also furnishes such non-public information to Parent to the extent it has not been previously provided.

        The Company is required to promptly (and in any event within 48 hours) advise Parent in writing of the receipt of any acquisition proposal or acquisition inquiry, including the identity of the person making or submitting such acquisition proposal or acquisition inquiry, provide Parent with a copy of the applicable acquisition proposal (or, if oral, a summary of its terms) and all material documents received by the Company setting forth the material terms and conditions of such acquisition proposal or acquisition inquiry. The Company shall keep Parent reasonably informed in all material respects on a reasonably current basis of the status and material developments, discussions or negotiations regarding any such acquisition proposal or acquisition inquiry and promptly (and in any event within 48 hours) provide Parent with a copy of material documentation and material terms and conditions relating to such acquisition proposal or acquisition inquiry.

        Further, neither the board of directors nor any committee thereof may:

  •
  withhold, withdraw or modify in any manner adverse to Parent the recommendation that AquaVenture's shareholders vote to adopt the merger agreement;

  •
  recommend the approval, acceptance or adoption or, or approve, recommend or adopt, any acquisition proposal;

  •
  approve or recommend or cause the Company or any of its subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principal, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other analogous agreement or contract constituting, or which provides for, contemplates or is intended or would reasonably be expected to result directly or indirectly in, an acquisition transaction;

  •
  resolve, agree in writing or publicly propose to take any of the actions referred to above; or

  •
  permit the taking of any of the above by the Company or the board of directors or a committee thereof, as applicable.

        Notwithstanding the restrictions described above, at any time prior to obtaining the required vote of shareholders to adopt the merger agreement, the board of directors (or, if a special committee shall have been formed, acting upon the recommendation of such special committee to take such action) may (1) make an adverse recommendation change in response to either a superior proposal or an intervening event, or (2) solely in response to a superior proposal, cause the Company to terminate the merger agreement and concurrently enter into an alternative acquisition agreement. The board of directors may not make an adverse recommendation change or terminate the merger agreement in response to a superior proposal unless:

  •
  the Company receives an unsolicited, bona fide, written acquisition proposal that is made to the Company and not withdrawn and such acquisition proposal did not result from a material breach of the non-solicitation provisions of the merger agreement;

  •
  the Company provides Parent, at least 24 hours (or such shorter notice period provided to the members of the board of directors or, if applicable, the special committee) prior to any meeting of the board of directors (or, if applicable, the special committee) at which the board of directors (or, if applicable, the special committee) will consider and determine whether such acquisition proposal is a superior offer, with a written notice specifying the date and time of such meeting, the material terms and conditions of the acquisition proposal that is the basis of the potential action by the board of directors (or, if applicable, the special committee) (including a draft of any contract relating to such acquisition proposal) and the identity of the person making such acquisition proposal;

  •
  the board of directors (or, if applicable, the special committee) determines in good faith, after having consulted with its financial advisors and outside legal counsel, that such acquisition proposal constitutes a superior proposal;

  •
  the board of directors (or, if applicable, the special committee) determines in good faith, after having consulted with its financial advisors and outside legal counsel, that, in light of such superior proposal, the failure to effect an adverse recommendation change would be inconsistent with the fiduciary obligations of the board of directors under applicable law;

  •
  no less than four calendar days prior to effecting an adverse recommendation change, the Company delivers to Parent in writing a notice containing the information required under the merger agreement;

  •
  throughout the period between the delivery of the adverse recommendation change notice and any adverse recommendation change, the Company engages (to the extent requested by Parent) in good faith negotiations with Parent to amend the merger agreement or enter into an alternative transaction with Parent; and

  •
  at the time of the adverse recommendation change, the board of directors (or, if applicable, the special committee) determines in good faith, after consulting with its financial advisors and outside legal counsel, that the failure to make an adverse recommendation change would be inconsistent with the fiduciary obligations of the board of directors under applicable law in light of such superior proposal (after taking into account any changes to the terms of the merger agreement that Parent irrevocably agreed in writing to make as a result of the negotiations required by the above).

        For purposes of an adverse recommendation change in response to a superior proposal, any change in the form or amount of the consideration payable in connection with a superior proposal, and any other material change to any of the terms of a superior proposal, will be deemed to be a new superior proposal, which requires a new recommendation change notice and triggers a new advance notice period pursuant to the above, however such advance notice period shall be three calendar days instead of four.

        The board of directors may not make an adverse recommendation change in response to an intervening event unless:

  •
  the Company provides Parent, at least 48 hours prior to any meeting of the board of directors at which the board of directors will consider and determine whether such intervening event requires the board of directors to effect an adverse recommendation change, with a written notice specifying the date and time of such meeting, the reasons for holding such meeting and a reasonably detailed description of such intervening event;

  •
  the board of directors (or, if applicable, the special committee) determines in good faith, after having consulted with its financial advisors and outside legal counsel, that, in light of such intervening event, the failure to effect an adverse recommendation change would be inconsistent with the fiduciary obligations of the board of directors under applicable law;

  •
  no less than four calendar days prior to effecting an adverse recommendation change, the Company delivers to Parent in writing a notice containing the information required under the merger agreement;

  •
  throughout the period between the delivery of the adverse recommendation change notice and any adverse recommendation change, the Company engages (to the extent requested by Parent) in good faith negotiations with Parent to amend the merger agreement or enter into an alternative transaction with Parent; and

  •
  at the time of the adverse recommendation change, the board of directors (or, if applicable, the special committee) determines in good faith, after consulting with its financial advisors and outside legal counsel, that the failure to make an adverse recommendation change would be inconsistent with the fiduciary obligations of the board of directors under applicable law in light of such intervening event (taking into account any changes to the terms of the merger agreement that Parent irrevocably agreed in writing to make as a result of the negotiations required by the above).

        The Company will ensure that an adverse recommendation change taken in response to either a superior proposal or an intervening event does not change or otherwise affect the approval of the merger agreement or the voting agreements by the board of directors or any other approval by the board of directors.

        For purposes of the merger agreement and the description of its terms contained herein:

        "Acquisition inquiry" means an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Parent or any of its subsidiaries) that would reasonably be expected to lead to an acquisition proposal.

        "Acquisition proposal" means any proposal or offer for an acquisition transaction.

        "Acquisition transaction" means any transactions or series of transactions involving:

  •
  a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries whose businesses constitute at least 15% of the net revenues or assets of the Company and its subsidiaries, taken as a whole; or

  •
  the acquisition in any manner, directly or indirectly, of at least 15% of the equity securities or assets of the Company and its subsidiaries, taken as a whole, in each case other than the merger.

        "Intervening event" means a material event, change, circumstance, occurrence, effect or state of facts (other than an acquisition proposal) that was not known to the board of directors prior to the execution of the merger agreement (or, if known, the consequences of which were not known nor reasonably foreseeable) which event, change, circumstance, occurrence, effect or state of facts, or any consequence thereof, becomes known to the board of directors after such date; provided, however, that the receipt, existence or terms of an acquisition proposal or any matter relating thereto shall not constitute an intervening event.

        "Superior proposal" means a bona fide written acquisition proposal (substituting "80%" for each reference to "15%" in the definition of acquisition proposal) that the board of directors or any committee thereof determines in good faith:

  •
  is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal; and

  •
  if consummated, would result in a transaction more favorable to AquaVenture's shareholders from a financial point of view than the merger.

        The merger agreement provides that none of its terms will be deemed to prohibit the Company or the board of directors or any committee thereof from (1) taking and disclosing to AquaVenture's shareholders a position contemplated by Rule 14d-9 and Rule 14e-2 under the Exchange Act, or making any "stop-look-and-listen" communication or similar communication of the type contemplated pursuant to Rule 14d-9 under the Exchange Act or (2) if required by applicable law, issuing a press release disclosing that the Company has received a bona fide written acquisition proposal that the board of directors has determined could reasonably be expected to lead to a superior proposal. If the Company issues such a press release and fails to expressly and publicly reaffirm the company recommendation in such release, the disclosure shall be deemed to be an adverse recommendation change under the terms of the merger agreement.

        Filings and Other Actions.    Pursuant to the terms of the merger agreement and in accordance with applicable law and the Company's governing documents, the Company agreed to duly set a record date for, call, give notice of, and hold a special meeting of its shareholders for the purpose of considering and taking action upon the adoption of the merger agreement. Unless the board of directors effects an adverse recommendation change, the board will make the recommendation that AquaVenture's shareholders vote to adopt the merger agreement.

        Employment and Employee Benefits Matters.    For the period commencing at the effective time and ending 12 months thereafter, Parent will cause the Company to provide any Company employee terminated during that period with 100% of the severance payments and benefits required under certain employee benefit plans and agreements as in effect on the date of the merger agreement. For the period commencing at the effective time and ending 12 months thereafter, Parent will also cause Company to maintain (i) annual salary/wage rate, annual cash bonus opportunities, and commission opportunities that are each no less favorable than those provided to such employees immediately prior to the effective time, and (ii) benefits (solely including health, welfare and defined contribution retirement benefits, but excluding change in control benefits, retention bonuses, equity-based incentive awards and defined benefit retirement benefits) that, in the aggregate, are substantially comparable to the benefits maintained for and provided to such employees under Company plans immediately prior to the effective time. In addition, as of and after the effective time, Parent will cause the Company to give full credit for purposes of eligibility and vesting and benefit accruals (but not for purposes of benefit accruals under any defined benefit pension plans), under (x) any severance-related provisions of existing Company plans and (y) any benefit (including vacation) plans, programs, policies and arrangements maintained for the benefit of the Company employees as of and after the effective time by Parent, its subsidiaries or the Company, for the Company employees' service with the Company, its subsidiaries and their predecessor entities to the same extent recognized by the Company immediately prior to the effective time under a comparable Company plan. With respect to each Parent plan that is a "welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974), Parent and its subsidiaries will use commercially reasonable efforts to (i) cause to be waived any pre-existing condition or eligibility limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Company employees under similar plans maintained by the Company and its subsidiaries during the plan year immediately prior to the effective time.

        In addition, from and after the effective time, Parent will honor and cause its subsidiaries to honor, in accordance with its terms, each existing employment, change in control, retention, severance and termination protection agreement between the Company and any of its subsidiaries and any officer, director or employee of that Company and the Severance Plan with respect to all employees of the Company and its subsidiaries who are participants under the Severance Plan. In connection with the merger, the Company adopted severance guidelines to provide severance benefits to each Company employee based on length of service, other than those who are party to or entitled to benefits under an existing agreement or Company plan that provide for greater severance benefits.

        For the period from completion of the merger through 90 days from the date thereof, neither Parent nor the Company, as the surviving company, shall take any action that would result in a "mass layoff" or "plant closing" as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended, or comparable conduct under any applicable state law, affecting in whole or in part any facility, site of employment, operating unit or employee of the Company, as the surviving company, or its subsidiaries without fully comply with the requirements of such applicable law.

        Efforts to Complete the Merger.    Each of the parties to the merger agreement must use its reasonable best efforts to take all actions necessary, proper or advisable in order to consummate the merger and the other transactions contemplated by the merger agreement as soon as practicable, including by using, and causing its affiliates to use reasonable best efforts to:

  •
  prepare and file all forms, registrations and notices required under, and seek any consents, authorizations or other approvals required under, any law or by any governmental entity in connection with the merger and the other transactions contemplated thereby;

  •
  provide as promptly and advisable as possible all information and documentary materials that may be requested pursuant to the HSR Act;

  •
  obtain all required consents, approvals or waivers from any third person, including, as required under any contract; and

  •
  resolve all objections asserted with respect to the merger agreement or the merger or other transactions contemplated by the merger agreement under any law.

        The obligations of Parent and Merger Sub include the following:

  •
  proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise the sale, divesture, license or other disposition of any asset or business of Parent, Merger Sub or any of their respective affiliates or the sale, divesture, license or other disposition, contemporaneously with or subsequent to the effective time of the merger, of any asset or business of the Company or its subsidiaries;

  •
  permitting the Company and its subsidiaries to sell, divest, license or otherwise dispose any of its or their assets or businesses prior to the effective time;

  •
  entering into any conduct of business arrangement with respect to its or its affiliates' assets or businesses or the Company or its subsidiaries' assets or businesses; and

  •
  modifying, relinquishing, waiving or terminating any of its or its affiliates' or the Company's or its subsidiaries' existing relationships, ventures and contractual rights;

provided, that in each instance described above, Parent and Merger Sub shall not be required to (or to cause their subsidiaries to) take (and the Company shall not take, without the prior written consent of Parent) the actions set forth above if such actions, considered collectively, would reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

        Parent and Merger Sub will not, and will cause their affiliates not to, acquire or agree to acquire any assets if such acquisition or agreement would reasonably be expected to materially increase the risk of not obtaining any required expiration of any waiting period or any consent or other approval necessary under any antitrust law in the United States to complete the merger or materially increase the risk of any governmental entity in the United States entering or not vacating, lifting, reversing or otherwise overturning any injunction, judgment or other order under any antitrust law in the United States that would prevent, prohibit, restrict or delay the consummation of the merger or other transactions contemplated by the merger agreement.

        Indemnification of Directors and Officers; Insurance.    For a period of six years following the effective time of the merger, the surviving company will maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company's memorandum and articles of association or similar organizational documents of the Company's subsidiaries as in effect immediately prior to the effective time of the merger and will not amend, repeal or otherwise modify any such provisions in any manner adverse to any current or former director, officer and employee of the Company. In addition, from and after the effective time of the merger, the surviving company will honor each indemnification agreement between the Company or any of its subsidiaries and any current or former director, officer and employee of the Company and its subsidiaries as in effect as of the date of the merger agreement. All rights of indemnification with respect to any claim made within that six-year period will continue until the disposition of the action or resolution of the claim. Further, the surviving company will, to the fullest extent permitted under applicable law, indemnify and hold harmless each present and former director, officer and employee of the Company or any of its subsidiaries against any costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties, taxes, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, charge, action, suit, litigation, proceeding, audit or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with matters existing or occurring on or prior to the closing date.

        Prior to the closing date, the Company will purchase a "tail" directors' and officers' liability insurance policy for the Company and its subsidiaries and their present and former directors, officers and employees who are currently covered by the directors' and officers' liability insurance coverage currently maintained by the Company that will provide such directors, officers and employees with coverage for six years following the closing date of not less than the existing coverage and have other terms not less favorable to the insured persons than the directors' and officers' liability insurance coverage currently maintained by the Company and its subsidiaries.

        Financing.    Parent and Merger Sub will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate and obtain the financing on the terms and conditions described in the financing commitments, including, (A) at the request of the Company, fully enforcing the equity financing sources' obligations under the equity commitment letter, including by filing one or more lawsuits against the equity financing sources to fully enforce their obligations, and (B) by using its reasonable best efforts to:

  •
  enforce its rights under the financing commitments;

  •
  maintain in full force and effect the financing commitments in accordance with their terms;

  •
  negotiate and enter into definitive agreements on the terms and conditions contained in the financing commitments;

  •
  satisfy on a timely basis all conditions applicable to the borrower in such definitive agreements that are within its control; and

  •
  cause the borrower to contribute or otherwise transfer the proceeds of the debt financing to Parent to permit Parent and Merger Sub to consummate the transactions contemplated by the merger agreement.

        Parent may pursue alternative debt financing which may be comprised of a senior secured cash flow revolver, a senior secured term loan facility and/or senior unsecured notes (the "best efforts debt financing") to effect the parent refinancing, satisfy in full the indebtedness of the Company to be paid off at closing and to finance the transactions contemplated hereby and to pay related fees and expenses. The Company will use its reasonable best efforts to assist with such best efforts debt financing.

        Other Covenants.    The merger agreement contains additional agreements between the Company, Parent and Merger Sub relating to, among other matters:

  •
  the filing of this proxy statement with the SEC (and cooperation in response to any comments from the SEC with respect to this proxy statement);

  •
  anti-takeover statutes or regulations that become applicable to the transactions contemplated by the merger agreement;

  •
  the coordination of press releases and other public announcements or filings relating to the transactions contemplated by the merger agreement;

  •
  actions to cause the disposition of equity securities of the Company held by each individual who is a director or officer of the Company pursuant to the transactions contemplated by the merger agreement to be exempt pursuant to Rule 16b-3 under the Exchange Act; and

  •
  the delivery of a certified copy of the Company's register of members and the taking of certain actions with respect to the registered agent of the Company in the British Virgin Islands.

Conditions to the Merger

        Each party's obligation to complete the merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver of the following conditions:

  •
  the adoption of the merger agreement by the required vote of AquaVenture's shareholders;

  •
  the absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction in the United States or certain foreign jurisdictions, or law that prohibits or makes illegal the consummation of the merger; and

  •
  the expiration or termination of any applicable waiting period (and any extension thereof) under the HSR Act.

        The respective obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver of the following additional conditions:

  •
  the representations and warranties of the Company made in the merger agreement will be accurate (with certain representations and warranties subject to varying degrees of accuracy) as of the closing date (other than those representations and warranties that were made only as of a specified date, which need only be accurate as of such specified date), except that, subject to certain exceptions, any inaccuracies in the Company's representations and warranties will be disregarded if such inaccuracies (disregarding materiality and material adverse effect qualifiers in the related representations and warranties) have not had and would not reasonably be expected to have a material adverse effect on the Company;

  •
  the Company's performance in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the effective time, other than with respect to obligations related to best efforts debt financing by Parent; and

  •
  since the date of the merger agreement, there will not have occurred any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Company.

        The obligation of the Company to complete the merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver of the following additional conditions:

  •
  the representations and warranties of Parent and Merger Sub made in the merger agreement will be accurate as of the date of the merger agreement and the closing date (other than those representations and warranties that were made only as of a specified date, which need only be accurate as of such specified date), except that any inaccuracies in such representations and warranties will be disregarded if such inaccuracies (disregarding materiality and material adverse effect qualifiers in the related representations and warranties) have not had and would not reasonably be expected to have a material adverse effect on Parent; and

  •
  the performance in all material respects by Parent and Merger Sub of all obligations required to be performed by them under the merger agreement at or prior to the effective time.

        None of the Company, Parent or Merger Sub may rely, either as a basis for not consummating the merger or terminating the merger agreement and abandoning the merger, on the failure of any condition set forth above to be satisfied if such failure was caused by such party's breach of any provision of the merger agreement.

Termination

        The Company and Parent may terminate the merger agreement by mutual written consent at any time before the effective time of the merger. In addition, either the Company or Parent may terminate the merger agreement if:

  •
  the merger shall not have been consummated on or before June 23, 2020;

  •
  any court of competent jurisdiction or other governmental entity of competent jurisdiction has issued or entered an injunction or similar order permanently enjoining or otherwise prohibiting the completion of the merger and such injunction has become final and non-appealable; or

  •
  if AquaVenture's shareholders vote on and fail to adopt the merger agreement at the special meeting.

        The Company may also terminate the merger agreement:

  •
  if Parent or Merger Sub has breached or failed to perform any of its covenants or other agreements contained in the merger agreement, or if any representation or warranty of Parent or Merger Sub is untrue, which breach or failure to perform or to be true, either individually or in the aggregate, would result in the failure to satisfy a closing condition and such breach has not been timely cured;

  •
  at any time prior to the adoption of the merger agreement by AquaVenture's shareholders, if (1) the board of directors has authorized the Company to enter into an alternative acquisition agreement in connection with a superior proposal, (2) concurrently with such termination, the Company enters into an alternative acquisition agreement with respect to such superior proposal, and (3) concurrently with such termination, the Company pays the related termination fee to Parent; or

  •
  if (1) the merger has not been completed as required pursuant to the merger agreement, (2) the Company has certified in writing to Parent that all conditions to Parent's obligation to complete the closing (other than those conditions that are to be satisfied by action taken at the closing) have been satisfied, (3) the Company is ready, willing and able to complete the merger on such date and (4) Parent fails to consummate the merger by the third business day immediately following the delivery of such certification.

        Parent may also terminate the merger agreement:

  •
  if the Company has breached or failed to perform any of its covenants or other agreements contained in the merger agreement, other than with respect to obligations relating to the best efforts debt financing, or if any representation or warranty of the Company is untrue, which breach or failure to perform or to be true, either individually or in the aggregate, would result in the failure to satisfy a closing condition and such breach has not been timely cured; or

  •
  if a triggering event shall have occurred.

        For purposes of the merger agreement and the description of its terms contained herein, a "triggering event" shall be deemed to have occurred if: (A) the board of directors or any committee thereof (including the special committee) shall have: (i) effected an adverse recommendation change or (ii) taken, authorized or publicly proposed any of the actions constituting a breach of the covenants related to an adverse recommendation change set forth in the merger agreement; (B) the Company shall have failed to include the company recommendation in the proxy statement mailed to AquaVenture's shareholders regarding the special meeting; (C) the board of directors shall have failed to reaffirm publicly the company recommendation within five business days after Parent reasonably requests (provided, that (1) if fewer than five business days remain from the time of the request for reaffirmation to the date of the special meeting, then such period to reaffirm shall be three business days; and (2) Parent shall not be entitled to request such a reaffirmation more than two times); (D) an acquisition proposal shall have been publicly announced and the Company shall have failed to issue a press release that reaffirms the Company recommendation within five business days after such acquisition proposal is publicly announced (provided that (1) if fewer than five business days remain from the date of such announcement to the date of the special meeting, then such period to reaffirm shall be three business days prior to the special meeting and (2) Parent shall not be entitled to request such a reaffirmation more than one time with respect to the same unamended acquisition proposal); and (E) the Company or any of its subsidiaries or any of their representatives shall have breached any of the provisions related to non-solicitation in the merger agreement in any material respect.

Termination Fees

        Company Termination Fee.    The Company will be required to pay a termination fee of $34,132,500 in cash to Parent upon the termination of the merger agreement:

  •
  by Parent, if a triggering event shall have occurred;

  •
  by the Company, to enter into an alternative acquisition agreement with respect to a superior proposal; or

  •
  by Parent or the Company because of a failure to receive AquaVenture's shareholder approval or upon reaching the end date, and (1) an acquisition proposal shall have been disclosed, announced, commenced or submitted and (2) within 12 months from the date of such termination, the Company enters into a definitive agreement contemplating an acquisition transaction (whether or not related to such acquisition proposal) and such acquisition transaction is subsequently consummated (with each reference to 15% in the definition of acquisition proposal being replaced with 35%).

        In the event that the Company is obligated to pay the termination fee, the receipt of the termination fee by Parent shall be liquidated damages and the Company shall not have any further liability to Parent, Merger Sub or any of their affiliates relating to or arising out of the merger agreement or the failure to complete the merger.

        Parent Termination Fee.    Parent will be required to pay to the Company the parent termination fee of $54,611,815 in cash in the event that the Company has terminated the merger agreement due to (1) the breach or failure by Parent or Merger Sub to perform any of its covenants or other agreements contained in the merger agreement, or if any representation or warranty of Parent and Merger Sub is untrue, breach or failure to perform or untrue statement would result in the failure to satisfy a closing condition and has not been timely cured; or (2) the merger not being completed as required pursuant to the merger agreement, and at the time of such termination, all conditions to Parent's obligation to consummate the closing (other than those conditions that are to be satisfied by action taken at the closing) have been satisfied and the Company is ready, willing and able to complete the merger on such date. Upon payment of the parent termination fee, plus any financing cooperation expenses, other expense reimbursement, indemnification and collection payment obligations under the merger agreement, none of Parent, Merger Sub and certain related parties will have any further liability or obligation to the Company relating to or arising out of the merger agreement or the failure to complete the merger.

Specific Performance

        In the event of a breach or threatened breach of any covenant or obligation in the merger agreement, the non-breaching party will be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and an injunction restraining such breach or threatened breach.

        The Company will be entitled to seek specific performance of Parent's obligation to cause the equity financing to be funded and to effect the closing if and only if:

  •
  all conditions applicable to the Company's, Parent's and Merger Sub's obligations have been and continue to be satisfied or waived;

  •
  the Company confirmed in writing that, if specific performance is granted and the debt financing is funded, the Company will take such steps within its control the effect the closing;

  •
  the debt financing (or, if applicable, the alternative debt financing) has been funded or will be funded at the closing if the equity financing is funded at the closing; and

  •
  Parent has failed to consummate the merger by the date required in the merger agreement.

        In no event will the Company be entitled to receive both (1) specific performance to cause the merger to close and (2) payment of the parent termination fee.

Amendments; Waiver

        At any time prior to the effective time of the merger, the merger agreement may be amended, modified or supplemented by the parties, whether before or after the AquaVenture shareholder approval has been obtained; however, no amendment may be made that requires further approval of AquaVenture's shareholders under applicable law without obtaining such further approval. At any time prior to the effective time, the parties may, to the extent permitted by applicable law, (1) extend the time for performance of any of the obligations of the other party, (2) waive any inaccuracies in the representations and warranties of the other party set forth in the merger agreement or any document delivered pursuant to the merger agreement, or (3) subject to applicable law, waive compliance by the other party with any of the covenants or conditions contained in the merger agreement.

THE VOTING AGREEMENTS

        The following is a summary of the material provisions of the voting agreements, the form of which is attached to this proxy statement as Annex D, and is incorporated by reference into this proxy statement. This summary may not contain all of the information about the voting agreements that is important to you. We encourage you to read carefully the form of voting agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the voting agreement and not by this summary or any other information contained in this proxy statement.

        On December 23, 2019, concurrently with the execution and delivery of the merger agreement, certain shareholders of AquaVenture entered into voting agreements with Parent, pursuant to which such shareholders have agreed, among other things, to vote their respective ordinary shares in favor of the proposal to adopt the merger agreement. As of the public announcement of the merger, the shareholders who signed the voting agreements owned an aggregate of approximately 35.5% of the voting power of the outstanding ordinary shares. As of the record date for the special meeting, the shareholders who signed the voting agreements owned an aggregate of approximately 35.3% of the voting power of the outstanding ordinary shares. The form of voting agreement is attached as Annex D to this proxy statement.

        Subject to the terms and conditions set forth in the voting agreement, the subject shareholder agreed, among other things, to the fullest extent permitted to:

  •
  appear in person or by proxy at any meeting of AquaVenture's shareholders at which a vote with respect to the merger, the merger agreement or any acquisition proposal is sought, including any adjournment or postponement thereof, or otherwise cause all covered shares to be counted as present at such meeting for purposes of calculating a quorum;

  •
  vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all the ordinary shares covered by the voting agreement:

  •
  in favor of the adoption and approval of the merger agreement and all other transactions contemplated by the merger agreement;

  •
  against any action or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of AquaVenture or any of its subsidiaries or affiliates under the merger agreement or that would reasonably be expected to result in any of the conditions to AquaVenture or any of its subsidiaries or affiliates' obligations under the merger agreement not being fulfilled; and

  •
  against any acquisition proposal, any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the merger and all other transactions contemplated by the merger agreement, any reorganization, recapitalization, dissolution or liquidation of AquaVenture or any of its subsidiaries, any change in the majority of the board of directors and any material change in AquaVenture's capitalization or corporate structure; and

  •
  not take or commit or agree to take any action inconsistent with the foregoing.

        Pursuant to the terms of the voting agreement, the shareholder appointed Parent, with full power of substitution and resubstitution, as the shareholder's true and lawful attorney and irrevocable proxy with respect to the ordinary shares covered by the voting agreement.

        In addition, the shareholders subject to the voting agreements each agreed that they will not, and will not permit their respective representatives to, directly or indirectly:

  •
  solicit, initiate or knowingly encourage (including by way of furnishing non-public information or other assistance), or take any action to facilitate, any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

  •
  participate in any discussions or negotiations regarding, or that would reasonably be expected to lead to, an acquisition proposal;

  •
  endorse, approve or enter into any agreement with respect to an acquisition proposal (other than the merger agreement);

  •
  solicit proxies, become a 'participant' in a 'solicitation' or take any action to facilitate a 'solicitation' with respect to an acquisition proposal (other than the merger agreement);

  •
  initiate a shareholders vote or action by consent of the AquaVenture's shareholders with respect to an acquisition proposal;

  •
  except by reason of the voting agreement, become a member of a 'group' with respect to any voting securities of AquaVenture that takes any action in support of an acquisition proposal; or

  •
  knowingly take any action that would result in the revocation or invalidation of the proxy contemplated by the voting agreement.

        Pursuant to the terms of the voting agreement, the subject shareholders also waived, and agreed not to exercise or assert, any dissenters' or appraisal rights under the BVI Act in connection with the merger.

        The voting agreements will terminate upon the earlier of (A) the effective time of the merger, (B) such date and time as the merger agreement is terminated pursuant to its terms, (C) such date and time as any amendment or change to the merger agreement is effected without the consent of the subject shareholder that decreases the merger consideration or changes the form of consideration payable under the merger agreement to shareholder or any amendment or change to the merger agreement that is not approved by the board of directors is effected without the consent of the subject shareholder that materially and adversely effects the subject shareholder, or (D) upon mutual written agreement of the parties to the voting agreement to terminate such agreement.

 VOTE ON ADJOURNMENT (PROPOSAL 2)

        AquaVenture is asking its shareholders to approve a proposal for one or more adjournments of the special meeting, if necessary, to solicit additional proxies if we have not obtained sufficient affirmative shareholder votes to adopt the merger agreement. If AquaVenture's shareholders approve the adjournment proposal, we could adjourn the special meeting, and any adjourned session of the special meeting, and use the additional time to solicit additional proxies. If, at the special meeting, the number of ordinary shares of AquaVenture present in person or by proxy and voting in favor of the proposal to adopt the merger agreement is not sufficient to approve that proposal, we may move to adjourn the special meeting in order to enable our directors, officers and employees to solicit additional proxies for the adoption of the merger agreement. In that event, we will ask AquaVenture's shareholders to vote only upon the adjournment proposal, and not the merger agreement proposal.

        The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to adopt the merger agreement. AquaVenture retains full authority to the extent set forth in its memorandum and articles of association and under the BVI Act to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any AquaVenture shareholder.

        Approval of the adjournment proposal requires the affirmative vote of a simple majority or more of those entitled to vote and voting on the proposal, either in person or by proxy, at the special meeting. A failure to vote your ordinary shares, an abstention from voting or failure to give voting instructions to your broker, bank, trust or other nominee, will not be considered votes cast at the special meeting and, therefore, will have no effect on the voting results for the proposal.

        The board of directors unanimously recommends a vote "FOR" the adjournment proposal.

 MARKET PRICE AND DIVIDEND DATA

        AquaVenture's ordinary shares are traded on the NYSE under the symbol "WAAS." As of the close of business on December 31, 2019, there were 31,837,662 ordinary shares outstanding and entitled to vote, held by approximately 56 holders of record. The actual number of shareholders is greater than this number of record holders and includes shareholders who are beneficial owners but whose shares are held in "street name" by brokers and other nominees. This number of holders of record also does not include shareholders whose shares may be held in trust by other entities.

        AquaVenture has not paid any cash dividends on its ordinary shares since inception of the company and does not anticipate paying cash dividends in the foreseeable future.

        The following table presents the high and low sale prices of AquaVenture's ordinary shares for the period indicated:

	Market Price
	High	Low
2018
First Quarter	$16.56	$12.38
Second Quarter	$15.92	$11.83
Third Quarter	$18.72	$15.24
Fourth Quarter	$20.49	$16.50
2019
First Quarter	$23.35	$18.55
Second Quarter	$20.40	$17.33
Third Quarter	$20.40	$16.08
Fourth Quarter	$27.78	$18.06

        The closing sale price of our ordinary shares on December 20, 2019, which was the last trading day before the merger was publicly announced, was $21.76 per share. On February 14, 2020, the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price for our ordinary shares was $27.00 per share. You are encouraged to obtain current market quotations for our ordinary shares in connection with voting your ordinary shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our ordinary shares as of January 15, 2020 with respect to:

  •
  each person known by us to own beneficially greater than 5% of the outstanding shares of our ordinary shares;

  •
  each member of the board of directors and each named executive officer; and

  •
  the members of the board of directors and our executive officers as a group.

        We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all ordinary shares that they beneficially own, subject to applicable community property laws.

        Applicable percentage ownership is based on 31,872,022 ordinary shares outstanding on January 15, 2020. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding ordinary shares subject to options or other derivative securities held by that person that are currently exercisable or exercisable within 60 days of January 15, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o AquaVenture Holdings Limited, Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class
5% Shareholders:
Entities affiliated with Element Partners (2)	9,568,818	30.0%
Directors and Named Executive Officers:
Anthony Ibarguen (3)	560,434	1.7%
Lee Muller (4)	312,626	1.0%
Olaf Krohg (5)	48,554	*
Douglas Brown (6)	2,375,292	7.3%
Brian Miller	—	*
Debra Coy (7)	5,540	*
Hugh Evans (8)	77,552	*
Paul Hanrahan (9)	52,848	*
David Lincoln (2)	9,596,361	30.1%
Cyril Meduña (10)	1,164,264	3.7%
Richard Reilly (11)	32,099	*
Timothy J. Whall (12)	2,022	*
Directors and executive officers as a group (12 persons)	14,227,592	42.6%

*
Indicates ownership of less than one percent.

(1)
Based upon a Schedule 13D filed January 2, 2020 by Advent International Corporation (for purposes of this footnote, "Advent"), Culligan International Corporation, Amberjack Merger Sub Limited and the Advent Entities (as defined herein) may be deemed to have beneficial ownership of 11,269,104 ordinary shares of AquaVenture as a result of the execution of the voting agreements described in the section entitled "The Voting Agreements." The ownership consists of 7,872,596 shares indirectly owned by

  GPE VIII GP S.À R.L. ("Advent GP Luxembourg"), 469,922 shares indirectly owned by AP GPE VIII GP Limited Partnership ("Advent GP AP"), 2,926,586 shares indirectly owned by GPE VIII GP Limited Partnership ("Advent GP Cayman"), 614,166 shares indirectly owned by Advent International GPE VIII Limited Partnership, 753,903 shares indirectly owned by Advent International GPE VIII-B-1 Limited Partnership, 562,328 shares indirectly owned by Advent International GPE VIII-B-2 Limited Partnership, 877,863 shares indirectly owned by Advent International GPE VIII-B-3 Limited Partnership, 2,124,226 shares indirectly owned by Advent International GPE VIII-B Limited Partnership, 345,961 shares indirectly owned by Advent International GPE VIII-C Limited Partnership, 296,377 shares indirectly owned by Advent International GPE VIII-D Limited Partnership, 87,899 shares indirectly owned by Advent International GPE VIII-F Limited Partnership, 777,568 shares indirectly owned by Advent International GPE VIII-H Limited Partnership, 722,350 shares indirectly owned by Advent International GPE VIII-I Limited Partnership, 709,954 shares indirectly owned by Advent International GPE VIII-J Limited Partnership (collectively, the "Advent Luxembourg Funds"), 30,427 shares indirectly owned by Advent Partners GPE VIII-A Limited Partnership, 253,555 shares indirectly owned by Advent Partners GPE VIII-B Cayman Limited Partnership, 141,991 shares indirectly owned by Advent Partners VIII Cayman Limited Partnership, 19,157 shares indirectly owned by Advent Partners GPE VIII-A Cayman Limited Partnership, 24,792 shares indirectly owned by Advent Partners GPE VIII Limited Partnership (collectively, the "Advent AP Funds"), 1,440,191 shares indirectly owned by Advent International GPE VIII-A Limited Partnership, 330,185 shares indirectly owned by Advent International GPE VIII-E Limited Partnership, 558,948 shares indirectly owned by Advent International GPE VIII-G Limited Partnership, 294,124 shares indirectly owned by Advent International GPE VIII-K Limited Partnership, 303,139 shares indirectly owned by Advent International GPE VIII-L Limited Partnership (collectively, the "Advent Cayman Funds", and together with Advent, Advent GP Luxembourg, Advent GP AP, GP Cayman, the Advent Luxembourg Funds and the Advent AP Funds, the "Advent Entities"). The Advent Entities disclaim any beneficial ownership of these shares.

  Advent is the manager of Advent Top GP, which in turn is the General Partner of each of Advent GP Luxembourg, Advent GP AP and Advent GP Cayman. Advent GP Luxembourg is the General Partner of each of the Advent Luxembourg Funds. Advent GP AP is the General Partner of each of the Advent AP Funds. Advent GP Cayman is the General Partner of each of the Advent Cayman Funds. The address for the Advent Entities is Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199-8069.

(2)
Based upon a Schedule 13G/A filed February 13, 2018 by Element Partners II L.P., Element Partners II Intrafund, L.P., Element Partners II-A, L.P. DFJ Element, L.P. and DFJ element Intrafund L.P. (collectively, the "Element Entities"). The Schedule 13G/A provides that, as of December 31, 2017, (i) Element Partners II L.P. held 6,696,669 ordinary shares, (ii) Element Partners II Intrafund, L.P. held 101,975 ordinary shares, (iii) Element Partners II-A, L.P. held 133,973 ordinary shares, (iv) DFJ Element, L.P. held 2,566,686 ordinary shares, and (v) DFJ Element Intrafund L.P. held 69,515 ordinary shares. The general partner of Element Partners II, L.P. and Element Partners II Intrafund, L.P. is Element Partners II G.P., L.P. The general partner of Element Partners II G.P., L.P. is Element II G.P., LLC. The general partner of DFJ Element, L.P. and DFJ Element Intrafund, L.P. is DFJ Element Partners, LLC. The general partner of DFJ Element Partners, LLC is Element Venture Partners LP. The general partner of Element Partners II-A, L.P. is Element Partners II-A, GP LP. The general partners of

  Element Partners II-A, GP LP are Element II-A GP, LLC and Element Venture Partners LP. Each of Mr. Lincoln, a member of the board of directors, Michael Bevan and Michael DeRosa is a managing member of Element II G.P., LLC, Element II-A, GP, LLC and Element Venture Partners LP. Collectively, Element II G.P., L.P., Element II-A, GP, LLC and Element Venture Partners LP have decision-making power over the disposition and voting of shares of portfolio investments of each of the Element Entities. Since Element II G.P., L.P., Element II-A, GP, LLC and Element Venture Partners LLC have decision-making power over the Element Entities, each of Messrs. Bevan, Lincoln and DeRosa may be deemed to beneficially own the shares that the Element Entities hold of record or may deemed to beneficially own. Messrs. Bevan, Lincoln and DeRosa, Element II G.P., L.P., Element II-A, GP, LLC and Element Venture Partners LLC disclaim beneficial ownership over the shares held by the Element Entities. The address for the Element Entities is 565 E. Swedes Lord Road, Suite 207, Wayne, PA 19087. The number of ordinary shares beneficially owned by Mr. Lincoln includes 27,543 shares held directly by him.

(3)
Consists of 46,417 ordinary shares held directly by Mr. Ibarguen and 514,017 shares subject to purchase pursuant to currently exercisable options and options exercisable or restricted share units vesting within 60 days of January 15, 2020.

(4)
Consists of 23,344 ordinary shares held directly by Mr. Muller, 219,282 shares subject to purchase pursuant to currently exercisable options and options exercisable or restricted share units vesting within 60 days of January 15, 2020 and 70,000 ordinary shares held by his spouse.

(5)
Consists of 5,826 ordinary shares held directly by Mr. Krohg, 42,725 shares subject to purchase pursuant to currently exercisable options and options exercisable or restricted share units vesting within 60 days of January 15, 2020 and 3 ordinary shares held by his son.

(6)
Consists of 1,551,837 ordinary shares held directly by Mr. Brown, 675,006 shares subject to purchase pursuant to currently exercisable options and options exercisable or restricted share units vesting within 60 days of January 15, 2020 and 148,449 ordinary shares held by his spouse.

(7)
Consists of restricted share units vesting within 60 days of January 15, 2020.

(8)
Consists of 53,148 ordinary shares held directly by Mr. Evans, 6,143 shares subject to purchase pursuant to currently exercisable options or options exercisable within 60 days of January 15, 2020 and 18,261 phantom share units within Mr. Evan's deferred account with respect to the deferred compensation program.

(9)
Consists of 22,837 ordinary shares held directly by Mr. Hanrahan, 11,654 shares subject to purchase pursuant to currently exercisable options or options exercisable within 60 days of January 15, 2020 and 18,357 phantom share units within Mr. Hanrahan's deferred account with respect to the deferred compensation program.

(10)
Consists of 33,218 shares held personally by Mr. Meduña and 970,389 ordinary shares held by Guayacan Private Equity Fund Limited Partnership II, 15,772 ordinary shares held by Guayacan Private Equity Fund Limited Partnership II-A LLC and 144,885 ordinary shares held by Venture Capital Fund, Inc. The general partner of Guayacan Private Equity Fund Limited Partnership II and Guayacan Private Equity Fund Limited Partnership II-A LLC (the "Guayacan Funds") is Advent-Morro Equity Partners GP II, LLC. Mr. Meduña acts as managing member of Advent-Morro Equity Partners GP II, LLC and is President and a director of Venture Capital Fund, Inc.

  Advent-Morro Equity Partners GP II, LLC has decision-making power over the disposition and voting of shares of portfolio investments of the Guayacan Funds. Mr. Meduña has decision-making power over the disposition and voting of shares of portfolio investments of the Venture Capital Fund, Inc. Since Advent-Morro Equity Partners GP II, LLC and Mr. Meduña personally have decision-making power over the Guayacan Funds and Venture Capital Fund, Inc. (together, the "Advent-Morro Entities"), Mr. Meduña may be deemed to beneficially own the shares that the Advent-Morro Entities hold of record or may deemed to beneficially own. Mr. Meduña and Advent-Morro Equity Partners GP II, LLC disclaim beneficial ownership over the shares held by the Advent-Morro Entities. The address for the Advent-Morro Entities is 206 Calle Tetuan, Suite 903, San Juan, Puerto Rico 00902.

(11)
Consists of 9,754 ordinary shares held directly by Mr. Reilly, 7,560 shares subject to purchase pursuant to currently exercisable options or options exercisable within 60 days of January 15, 2020 and 14,785 phantom share units within Mr. Reilly's deferred account with respect to the deferred compensation program.

(12)
Consists of phantom share units within Mr. Whall's deferred account with respect to the deferred compensation program.

DISSENTERS' RIGHTS

        The following discussion summarizes the material terms of the law pertaining to dissenters' rights under the BVI Act. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that shareholders exercise their dissenters' rights under Section 179 of the BVI Act ("Section 179").

General

        Under the laws of the British Virgin Islands, shareholders are entitled to dissent from the merger in accordance with Section 179. Dissenting shareholders will not be entitled to receive the merger consideration as they will only be entitled to the right to payment of the "fair value" of their ordinary shares if the merger is completed, as determined in accordance with Section 179. To the extent AquaVenture and a dissenting shareholder are unable to agree upon the "fair value," a statutory appraisal process is required to determine the fair value of a dissenting shareholder's ordinary shares. While the fair value of a shareholder's ordinary shares as determined under this appraisal procedure could be more than or the same as the merger consideration, shareholders are cautioned that the fair value of their ordinary shares could also be determined to be less than the merger consideration.

        Dissenters' rights are available only to shareholders whose name is entered in the register of members of AquaVenture as a registered holder of ordinary shares. Any person who holds ordinary shares in AquaVenture through a depositary, nominee or broker and who wishes to exercise his, her or its statutory right to dissent from the merger must first ensure that he, she or it is entered in the register of members of AquaVenture and therefore becomes a "member" for the purpose of the BVI Act. Shareholders must comply with the procedures and requirements for exercising dissenters' rights with respect to the ordinary shares under Section 179 (which includes delivery to AquaVenture, before the vote is taken, of a written objection to the merger).

Filing Written Notice of Objection

        A shareholder wishing to dissent must give written notice of objection to AquaVenture prior to the special meeting or at the special meeting but prior to the time the merger is submitted to a vote. The notice of objection must include a statement that such shareholder proposes to demand payment for its ordinary shares if the merger is approved at the special meetings and implemented.

        All written notices pursuant to Section 179 should be sent or delivered to AquaVenture at:

Conyers Corporate Services (BVI) Limited
Attn: AquaVenture Holdings Limited
Wickhams Cay 1, P.O. Box 3140
Road Town, Tortola, British Virgin Islands VG1110

with a copy to:
Seven Seas Water Corporation
Attn: Lee Muller, Assistant Secretary
14400 Carlson Circle
Tampa, Florida 33626

Notice by the Surviving Company

        Within 20 days immediately following the date of the special meeting at which a vote approving the merger is made, AquaVenture, as the surviving company, must give written notice of the authorization to all shareholders who have served a notice of objection.

Filing Written Election to Dissent

        Within 20 days immediately following the date on which the written notice of authorization is given to shareholders (such period, the "Dissent Period"), a shareholder who has provided a notice of objection must give a written notice of his election to dissent to AquaVenture. The notice of election must state (a) the shareholder's name and address; (b) the number and class of the ordinary shares with respect to which he or she dissents and (c) a demand for payment of the fair value of his or her ordinary shares. It is important to note that:

  1.
  Only shareholders who have served a notice of objection (or who were not given notice of the special meeting) may elect to dissent.

  2.
  A dissenting shareholder must dissent in respect of all the ordinary shares which he or she holds in AquaVenture. It is not possible to only dissent in respect of certain ordinary shares held by a shareholder, and any notice of election purporting to do so will be invalid.

  3.
  Once notice of election is given, a dissenting shareholder will cease to have the rights of a shareholder and will only be entitled to receive payment of the fair value of his or her ordinary shares in accordance with Section 179.

Determination of Fair Value

        Within seven days immediately following the date of expiry of the Dissent Period, AquaVenture must make a written offer (a "Fair Value Offer") to each dissenting shareholder specifying the consideration determined by AquaVenture to be the fair value of such dissenting shares. As noted above, the board of directors believes the merger consideration represents fair value for the ordinary shares and AquaVenture currently expects that the Fair Value Offer will therefore be $27.10 per ordinary share.

        If, within 30 days immediately following the date of the Fair Value Offer, AquaVenture and a dissenting shareholder fail to agree on the fair value consideration for dissenting shares, then, within 20 days immediately following the date of the expiry of such 30-day period:

  •
  AquaVenture and the dissenting shareholder would each designate an appraiser;

  •
  the two designated appraisers together would designate a third appraiser; and

  •
  the three appraisers would fix the fair value of the dissenting shares in accordance with the BVI Act. It should be noted that, under the terms of the BVI Act, fair value would be determined at the close of business on the business day prior to the date on which the vote to approve the merger was taken at the special meeting, excluding any appreciation or depreciation in the value of the dissenting shares, directly or indirectly, induced by the proposed merger.

        The fair value determined by the three appraisers would be binding on AquaVenture and the dissenting shareholder for all purposes. AquaVenture will pay, in cash, the fair value of the dissenting shares determined by the appraisers to the dissenting shareholders.

        All notices and petitions (including any notice of objection and notice of election) must be executed by or for the shareholder, fully and correctly, as such shareholder's name appears on AquaVenture's register of members. If the ordinary shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, these notices must be executed by or for the fiduciary. An authorized agent, including an agent for two or more joint owners, may execute the notices or petitions for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the notice, he is acting as agent for the record owner. A person having a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized above and in a timely manner to perfect whatever dissenters' rights attached to the shares.

        As explained above, dissenters' rights are available only to shareholders of record. If you hold any shares as the beneficial owner but are not the "registered holder" or "member" of such shares and you wish to exercise dissenters' rights, you must arrange for such shares to be registered in your name and comply with the procedures and requirements described above for exercising dissenters' rights with respect to the shares under Section 179.

        If you do not satisfy each of these requirements, you cannot exercise dissenters' rights and will be bound by the terms of the merger agreement if approved at the special meeting. In addition, failure to vote your ordinary shares, or a vote against the resolutions to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, will not alone satisfy the notice requirement referred to above. Dissenters' rights may not be exercised unless they are exercised in accordance with the procedure described above.

        Shareholders are also cautioned that the board of directors has determined that the merger consideration is a fair price and that, if a shareholder initiates an appraisal process, they may be responsible for a portion of the costs of the appraisal.

        The above summary does not purport to provide a comprehensive statement of the procedures to be followed by a dissenting shareholder. The provisions of Section 179 are technical and complex. If you fail to comply strictly with the procedures set forth in Section 179, you will lose your rights to dissent. You are strongly advised to consult your British Virgin Islands legal counsel if you wish to exercise your rights to dissent.

 MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

        In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more shareholders who share an address, unless AquaVenture has received contrary instructions from one or more of the shareholders. AquaVenture will deliver promptly upon written or oral request a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement should be directed to Conyers Corporate Services (BVI) Limited, Secretary, at AquaVenture Holdings Limited, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110, with a copy to Lee Muller, Assistant Secretary, Seven Seas Water Corporation, 14400 Carlson Circle, Tampa, Florida 33626. In addition, shareholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

SUBMISSION OF SHAREHOLDER PROPOSALS

        We will hold our 2020 annual meeting of shareholders only if the merger is not completed because, if the merger is completed, AquaVenture will cease to be an independent public company and will become a subsidiary of Parent and you will no longer have an ownership interest in AquaVenture.

        Any shareholder proposals submitted pursuant to Exchange Act Rule 14a-8 for presentation at the 2020 annual meeting must have been received by AquaVenture on or before December 28, 2019 to be eligible for inclusion in AquaVenture's proxy statement in connection with that meeting. Any such proposal should have been mailed as follows: Conyers Corporate Services (BVI) Limited, Secretary, at AquaVenture Holdings Limited, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110, with a copy to Lee Muller, Assistant Secretary, Seven Seas Water Corporation, 14400 Carlson Circle, Tampa, Florida 33626. If the date of the 2020 annual meeting is changed by more than 30 days from the previous year's annual meeting, then the deadline will be a reasonable time before the Company begins to print and send its proxy materials for the annual meeting.

        Any shareholder proposals (including recommendations of nominees for election to the board of directors) intended to be presented at our 2020 annual meeting, other than a shareholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at our principal executive office not later than the close of business on March 9, 2020 and not earlier than the close of business on February 8, 2020, together with all supporting documentation required by our memorandum and articles of association. If the date of our 2020 annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the date of our 2019 annual meeting of shareholders, notice must be delivered to the Corporate Secretary not later than the close of business on the later of the 90th day prior to the 2020 annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made. Nominations and the proposal of other business also must satisfy other requirements set forth in our memorandum and articles of association. Proxies solicited by AquaVenture's directors, officers and employees will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC's electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC's home page on the Internet (www.sec.gov).

        The Company will make available a copy of its public reports, without charge, upon written request to Conyers Corporate Services (BVI) Limited, Secretary, at AquaVenture Holdings Limited, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110, with a copy to Lee Muller, Assistant Secretary, Seven Seas Water Corporation, 14400 Carlson Circle, Tampa, Florida 33626. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of ordinary shares entitled to vote at the special meeting. In order to ensure timely delivery of such documents prior to the special meeting, any such request should be made promptly to the Company. A copy of any exhibit may be obtained upon written request by a shareholder (for a fee limited to the Company's reasonable expenses in furnishing such exhibit) to Conyers Corporate Services (BVI) Limited, Secretary, at AquaVenture Holdings Limited, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110, with a copy to Lee Muller, Assistant Secretary, Seven Seas Water Corporation, 14400 Carlson Circle, Tampa, Florida 33626.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED FEBRUARY 18, 2020. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AGREEMENT AND PLAN OF MERGER

among

CULLIGAN INTERNATIONAL COMPANY,

AMBERJACK MERGER SUB LIMITED

and

AQUAVENTURE HOLDINGS LIMITED

Dated as of December 23, 2019

A-ii

INDEX OF DEFINED TERMS

Term	Section
2019 Audited Financial Statements	5.6
Acquisition Inquiry	5.2
Acquisition Proposal	5.2
Acquisition Transaction	5.2
Action	8.5
Adverse Recommendation Change	5.2
Affiliate	8.5
Agreement	Preamble
Alternative Acquisition Agreement	7.1
Alternative Debt Financing	5.6
Anti-Bribery Law	8.5
Antitrust Law	8.5
Articles of Merger	1.3
Best Efforts Debt Financing	5.6
Book-Entry Shares	2.3
Borrower	4.5
Breakup Fee	7.3
Business Day	8.5
BVI Act	Recitals
Certificate	2.3
Citi	3.18
Closing	1.2
Closing Date	1.2
Code	2.4
Company	Preamble
Company Articles	1.5
Company Board	3.2
Company Contract	3.13
Company Disclosure Letter	Article III
Company Employee	5.7
Company IP Contract	8.5
Company Memorandum	1.5
Company Phantom Unit	8.5
Company Plans	3.11
Company Recommendation	5.3
Company Registered IP	8.5
Company SEC Documents	3.6
Company Shareholder Approval	3.2
Company Stock Option	8.5
Company Stock Plans	8.5
Confidentiality Agreement	5.4
Contract	8.5
Control	8.5
Copyrights	8.5
Debt Commitment Letter	4.5
Debt Fee Letter	4.5
Debt Financing	4.5
Debt Financing Sources	8.5

A-iii

Term	Section
Dissenting Shares	8.5
Effective Time	1.3
Environmental Laws	8.5
Equitable Exceptions	3.2
Equity Commitment Letter	4.5
Equity Financing	4.5
ERISA	3.11
ERISA Affiliate	3.11
ESPP	2.2
Exchange Act	3.3
Existing First Lien Parent Credit Facility	8.5
Existing Second Lien Parent Credit Facility	8.5
Export Control Laws	8.5
Financing	4.5
Financing Commitments	4.5
Financing Cooperation Expenses	7.4
Foreign Plan	3.11
GAAP	3.6
Governmental Entity	8.5
Hazardous Materials	8.5
HSR Act	3.3
Indemnified Person	5.10
Intellectual Property	8.5
Intervening Event	5.2
IRS	3.11
Knowledge	8.5
Law	8.5
Leased Real Property	3.14
Lender Parties	4.5
Licensed Intellectual Property	8.5
Lien	8.5
Material Adverse Effect	8.5
Maximum Amount	5.10
Measurement Time	3.4
Merger	Recitals
Merger Consideration	2.1
Merger Sub	Preamble
Ordinary Shares	3.4
Outside Date	7.1
Owned Intellectual Property	3.15
Owned Real Property	3.14
Paid Off Indebtedness	5.6
Parent	Preamble
Parent Material Adverse Effect	8.5
Parent Plan	5.7
Parent Refinancing	8.5
Parent Termination Fee	7.4
Patents	8.5
Paying Agent	2.3
Payment Fund	2.3

A-iv

Term	Section
Permits	3.10
Permitted Lien	8.5
Person	8.5
Plan of Merger	1.3
Proxy Statement	5.3
Recommendation Change Notice	5.2
Registrar	1.3
Representatives	8.5
Required Information	8.5
RSU	8.5
Sanctioned Person	8.5
Sanctions	8.5
Sarbanes Oxley Act	8.5
SEC	3.6
Securities Act	3.6
Shareholder Litigation	8.5
Shareholder Notice	5.3
Shareholders Meeting	5.3
Shares	2.1
Solvent	4.6
Special Committee	8.5
Specified Jurisdictions	8.5
Sponsor	4.5
Subsidiary	8.5
Superior Proposal	5.2
Surviving Company	1.1
Takeover Restrictions	3.17
Targeted Audit Delivery Date	5.6
Tax Returns	3.12
Taxes	3.12
Trade Secrets	8.5
Trademarks	8.5
Transaction Documents	8.5
Triggering Event	8.5
UBS	3.18
Voting Agreements	Recitals
WARN	5.7

A-v

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of December 23, 2019, among CULLIGAN INTERNATIONAL COMPANY, a Delaware corporation ("Parent"), AMBERJACK MERGER SUB LIMITED, a business company incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of Parent ("Merger Sub"), and AQUAVENTURE HOLDINGS LIMITED, a business company incorporated under the laws of the British Virgin Islands (the "Company").

RECITALS

        WHEREAS, the Board of Directors of each of the Company (acting upon the recommendation of the Special Committee), Parent and Merger Sub deemed it advisable and in the best interests of their respective shareholders or stockholders, as applicable, to consummate the merger, on the terms and subject to the conditions set forth in this Agreement, of Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the "Merger"), all in accordance with the BVI Business Companies Act, 2004, as amended (the "BVI Act"), of the British Virgin Islands;

        WHEREAS, the Boards of Directors of each of the Company (acting upon the recommendation of the Special Committee), Parent and Merger Sub have approved the Merger, this Agreement and the Plan of Merger and the other transactions contemplated hereby;

        WHEREAS, the Board of Directors of the Company (acting upon the recommendation of the Special Committee) has approved a resolution recommending to the shareholders of the Company that they adopt this Agreement and the Plan of Merger;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, Parent is entering into voting agreements with certain shareholders of the Company (the "Voting Agreements").

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and subject to the conditions set forth herein, the parties hereto agree as follows:

ARTICLE I
THE MERGER

        SECTION 1.1    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the BVI Act, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving company in the Merger (the "Surviving Company") and as a wholly-owned subsidiary of Parent.

        SECTION 1.2    Closing.     The closing of the Merger (the "Closing") shall take place at 10:00 a.m., New York time, (a) on the date as soon as practicable (and, in any event, within three Business Days) following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts or (b) on such other date or time as may be mutually agreed to in writing by Parent and the Company; provided, that notwithstanding the foregoing, in no event shall the Closing take place prior to the Inside Date (determined after giving effect to any extensions as set forth in the definition thereof) without the prior written consent of Parent. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

        SECTION 1.3    Effective Time.     Upon the terms and subject to the provisions of this Agreement, at the Closing, the parties shall execute and file the articles of merger, in the form attached hereto as Exhibit A (the "Articles of Merger") and the plan of merger, in the form attached hereto as Exhibit B (the "Plan of Merger") with the Registrar of Corporate Affairs of the British Virgin Islands (the "Registrar") pursuant to Section 171 of the BVI Act, and at the Closing, shall make any and all other filings or recordings required under the BVI Act in connection with the Merger (including the filing by Merger Sub's registered agent of a letter confirming it has no objections to the Merger). The Merger shall become effective at such time as the Articles of Merger are duly registered by the Registrar, or at such other date or time as Parent and the Company shall agree in writing (subject to the requirements of the BVI Act) and shall specify in the Articles of Merger (the time the Merger becomes effective, the "Effective Time").

        SECTION 1.4    Effects of the Merger.     The Merger shall have the effects set forth in this Agreement, the Plan of Merger, the Articles of Merger and in the relevant provisions of the BVI Act. Without limiting the generality of the foregoing, at the Effective Time, all of the assets (including property), rights, privileges, powers and franchises of the Company and Merger Sub shall continue in the Surviving Company, and all claims, debts, liabilities and duties of the Company and Merger Sub shall continue as the claims, debts, liabilities and duties of the Surviving Company.

        SECTION 1.5    Memorandum of Association and Articles of Association.     At the Effective Time, the Amended and Restated Memorandum of Association (the "Company Memorandum") and Articles of Association (the "Company Articles") of the Company shall be amended so that they read in their entirety as set forth in Exhibit C hereto, and, as so amended, shall be the memorandum of association and articles of association of the Surviving Company until thereafter amended in accordance with its terms and as provided by applicable Law.

        SECTION 1.6    Directors.     Unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company immediately after the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

        SECTION 1.7    Officers.     The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

ARTICLE II
EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

        SECTION 2.1    Conversion of Shares.     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any shares of capital stock of the Company, Parent or Merger Sub:

          (a)   Each ordinary share, of no par value of the Company (a "Share" and collectively, the "Shares"), issued and outstanding immediately prior to the Effective Time (other than (i) Shares to be cancelled in accordance with paragraph (b) below and (ii) any Dissenting Shares) shall be converted automatically into and shall thereafter represent only the right to receive $27.10 in cash, without interest (the "Merger Consideration"). As of the Effective Time, but subject to Section 2.5, all Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter only represent the right to receive the Merger Consideration.

          (b)   Each Share held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub or any wholly-owned Subsidiary of the Company immediately prior to the

  Effective Time shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c)   Each ordinary share of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable ordinary share of the Surviving Company.

          (d)   If at any time during the period between the date of this Agreement and the Effective Time, the outstanding shares of the Company shall be changed into a different number of shares or a different class or shall have different terms, in each case as a result of any reclassification, recapitalization, share split (including a reverse share split), stock dividend or any other similar event, then the Merger Consideration shall be equitably adjusted to reflect such event so as to provide Parent and the holders of Shares the same economic effect as contemplated by this Agreement prior to such event.

        SECTION 2.2    Treatment of Options and Other Equity-Based Awards.     (a) At the Effective Time, each Company Stock Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be cancelled at the Effective Time in exchange for the right of the holder of such Company Stock Option to receive, for each Share subject to such Company Stock Option, an amount in cash, without interest and subject to deduction for any required withholding Tax, equal to the excess, if any, of the Merger Consideration over the applicable exercise price, with the aggregate amount of such payment rounded down to the nearest cent.

          (b)   At the Effective Time, each RSU, whether vested or unvested, that is outstanding immediately prior to the Effective Time, shall become fully vested and shall be cancelled and converted at the Effective Time into the right of the holder of such RSU to receive, for each RSU, an amount in cash, without interest and subject to deduction for any required withholding Tax, equal to the Merger Consideration, with the aggregate amount of such payment rounded up to the nearest cent.

          (c)   At the Effective Time, each Company Phantom Unit, whether vested or unvested, that is outstanding immediately prior to the Effective Time, shall become fully vested and shall be cancelled and converted at the Effective Time into the right of the holder of such Company Phantom Unit to receive, for each Company Phantom Unit, an amount in cash, without interest and subject to deduction for any required withholding Tax, equal to the Merger Consideration, with the aggregate amount of such payment rounded up to the nearest cent.

          (d)   As promptly as practicable following the Effective Time (and, in any event, not later than the third Business Day thereafter), the Surviving Company shall pay through its payroll system the amounts due and payable under this Section 2.2(d) to each holder of Company Stock Options, RSUs and Company Phantom Units.

          (e)   With respect to the Company 2016 Employee Share Purchase Plan (the "ESPP"), the Company will take all actions reasonably necessary to provide that (i) no new Offering (as defined in the ESPP) shall commence following the date of this agreement, (ii) no individual participating in the ESPP shall be permitted to (A) increase the amount of his or her rate of payroll contributions thereunder from the rate in effect as of the date of this agreement, or (B) make separate non-payroll contributions to the ESPP on or following the date of this agreement, and (iii) no individual who is not participating in the ESPP as of the date of this agreement may commence participation in the ESPP. No later than three Business Days prior to the Effective Time, the outstanding offering that is in progress on such date shall terminate and be the final offering under the ESPP and the accumulated payroll deductions of each participant under the ESPP will be returned to the participant by the Surviving Company pursuant to the terms of the ESPP, without the issuance of any Shares.

          (f)    Prior to the Effective Time, the Company shall deliver all required notices to each holder of Company Stock Options, RSUs or Phantom Stock Units setting forth each holder's rights pursuant to the respective Company Stock Plan and stating that such Company Stock Options, RSUs or Phantom Stock Units shall be treated in the manner set forth in this Section 2.2.

          (g)   Prior to the Effective Time, the Company and the Company Board or any committee thereof, as applicable, shall take all actions necessary to effectuate the provisions of this Section 2.2 and to ensure that, as of the Effective Time, (i) the Company Stock Plans and the ESPP shall terminate and (ii) no holder of a Company Stock Option, RSU, Company Phantom Unit or other Person shall have any rights with respect to any equity incentive award to acquire the capital stock or shares, as applicable, of the Company, the Surviving Company or any of their Subsidiaries, except the right to receive the payment contemplated by this Section 2.2 in cancellation and settlement thereof.

        SECTION 2.3    Exchange and Payment.     (a) Prior to the Effective Time, Parent shall enter into an agreement (in form and substance reasonably acceptable to the Company) with a reputable bank or trust company reasonably acceptable to the Company (which may be the Company's transfer agent) to act as paying agent in connection with the Merger (the "Paying Agent"). At or prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent, to be held in trust for the benefit of the holders of the Shares, cash in an amount sufficient to pay the aggregate Merger Consideration in accordance with this Article (the "Payment Fund"). The Payment Fund shall not be used for any purpose other than to fund payments of the Merger Consideration due pursuant to this Article.

          (b)   Promptly after the Effective Time (and after receipt by the Paying Agent from the Company's transfer agent of all information reasonably necessary to enable the Paying Agent to effect the mailing set forth in this Section 2.3(b)), the Surviving Company shall cause the Paying Agent to mail to each holder of record of an outstanding certificate (a "Certificate"), if any, that immediately prior to the Effective Time represented outstanding Shares (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of such Certificate in exchange for the Merger Consideration payable with respect thereto. Upon surrender of a Certificate to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled.

          (c)   The Paying Agent shall issue and deliver to each holder of uncertificated Shares represented by book entry ("Book-Entry Shares"), if any, the Merger Consideration for each such Book-Entry Share, upon receipt of an "agent's message" by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request), and such Book-Entry Shares shall then be cancelled.

          (d)   No interest will be paid to or accrued for the benefit of holders of Certificates or Book-Entry Shares on the Merger Consideration payable in respect of such Certificates or Book-Entry Shares.

          (e)   If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or shall have established to the satisfaction of Parent and the Paying Agent that such tax either has been paid or is not applicable.

          (f)    Until surrendered as contemplated by this Section 2.3, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration payable in respect of Shares theretofore represented by such Certificate or Book-Entry Shares, as applicable, without any interest thereon.

          (g)   All cash paid upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares.

          (h)   The Paying Agent shall invest any cash included in the Payment Fund as directed by Parent; provided, that (i) no investment of such cash shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (ii) such investments in all events shall be in short-term obligations of the United States of America with maturities of no more than 30 days, or guaranteed by, and backed by the full faith and credit of, the United States of America. If for any reason (including investment losses) the cash in the Payment Fund is insufficient to fully satisfy all of the payment obligations to be made by the Paying Agent hereunder, Parent shall promptly deposit cash into the Payment Fund in an amount which is equal to such deficiency. Any interest and other income resulting from such investments shall be payable to the Surviving Company.

          (i)    At any time following the first anniversary of the Effective Time, the Surviving Company shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which have been made available to the Paying Agent and which have not been disbursed to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look to Parent and the Surviving Company (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates or Book-Entry Shares.

          (j)    The Surviving Company shall pay all charges and expenses of the Paying Agent in connection with the exchange of Shares for the Merger Consideration.

          (k)   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent and the Paying Agent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in such amount as Parent or the Paying Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Company with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.

          (l)    None of Parent, the Surviving Company, the Paying Agent or any other Person shall be liable to any Person in respect of any portion of the Payment Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates or Book-Entry Shares shall not have been exchanged prior to the date on which the related Merger Consideration would escheat to or become the property of any Governmental Entity, such Merger Consideration shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.

        SECTION 2.4    Withholding Rights.     Parent, the Surviving Company and the Paying Agent shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement, including the consideration otherwise payable to any holder of Shares, Company Stock Options, RSUs or Company Phantom Units, such amounts as Parent, the Surviving Company or the Paying Agent are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or non-U.S. tax Law. Except with respect to payments in the nature of compensation to be made to employees or former employees of the Company, if Parent, the Surviving Company or the Paying Agent determines that an amount is required to be deducted and withheld, Parent shall use reasonable best efforts to provide the payee, at least three Business Days prior to the date the applicable payment is scheduled to be made: (a) with written notice of the intent to deduct and withhold, which shall include a copy of the calculation of the amount to be deducted and withheld; and (b) a reasonable opportunity to provide forms or other evidence that would exempt such amounts from withholding (or reduce such withholding). To the extent that amounts are so withheld, such withheld amounts shall be paid over to the appropriate taxing authority and treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

        SECTION 2.5    Dissenting Shares.     At or from the Effective Time, all Dissenting Shares shall automatically be cancelled and shall cease to exist or be outstanding, and each holder of Dissenting Shares shall cease to be a shareholder of the Company (and shall not be a shareholder of the Surviving Company) and shall cease to have any rights thereto (including any right to receive such holder's portion of the aggregate Merger Consideration pursuant to Section 2.1(a)), subject to and except for such rights as are granted under Section 179 of the BVI Act. If any holder of Shares (other than a holder of Shares who consented in writing to the Company Shareholder Approval) fails to give written notice of its election to dissent from the Merger under Section 179 of the BVI Act within twenty (20) days immediately following the date of the Shareholder Notice, or otherwise fails validly to dissent in accordance with the terms of Section 179 of the BVI Act, then the rights of such holder under Section 179 of the BVI Act shall cease to exist, and the underlying Shares shall be cancelled in accordance with Section 2.1(a), and shall entitle the holder thereof only to receive compensation in accordance with such Section 2.1(a). The Company shall give Parent prompt notice, and in any event notice within one Business Day, of any notice or purported notice received by the Company of any shareholder's intent to exercise and/or exercise of rights pursuant to Section 179 of the BVI Act, the withdrawal of any such notice and any other documents served upon the Company pursuant to or in connection with Section 179 of the BVI Act or a shareholder's dissent or appraisal rights. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent or as otherwise required by an order, decree, ruling or injunction of a court of competent jurisdiction, make any payment with respect to any such exercise of dissenter's rights or offer to settle or settle any such rights.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth (a) in the Company SEC Documents filed or furnished prior to the date of this Agreement (but excluding any risk factors and any disclosures included in any "forward-looking statements" disclaimer or other statements that are similarly non-specific and predictive or forward-looking in nature, other than specific factual information contained therein), or (b) in the disclosure letter delivered by the Company to Parent contemporaneously with the execution of this Agreement (the "Company Disclosure Letter") prepared in accordance with Section 8.16, the Company represents and warrants to Parent and Merger Sub as follows:

        SECTION 3.1    Organization, Standing and Power.     (a) Each of the Company and its Subsidiaries (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clause (iii), for any such failures to be so qualified or licensed or in good standing as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)   The Company has previously furnished or otherwise made available to Parent a true and complete copy of the Company Memorandum and the Company Articles and the organizational documents of each Subsidiary of the Company, each as amended to the date of this Agreement. The Company is not in violation of any provision of the Company Memorandum or the Company Articles in any material respect.

        SECTION 3.2    Authority; Execution; Delivery.     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the approval of this Agreement and the transactions contemplated hereby pursuant to resolutions to be considered at a duly convened and constituted meeting of the shareholders of the Company by the holders of at least two-thirds of the votes of those shareholders of the Company entitled to vote and voting on those resolutions (the "Company Shareholder Approval"), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to obtaining the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity (collectively, the "Equitable Exceptions")).

          (b)   Prior to the execution hereof, the Board of Directors of the Company (the "Company Board"), at a meeting duly called and held at which all directors of the Company were present, in person or via telephone, duly and unanimously adopted, in accordance with the BVI Act, the Company Memorandum and the Company Articles (and acting upon the unanimous recommendation of the Special Committee), resolutions (i) approving and authorizing the Company to execute and deliver the Transaction Documents, and approving the Merger and the other transactions contemplated by this Agreement, (ii) determining that the Merger and the other transactions contemplated by the Transaction Documents are in the best interest of the Company, (iii) recommending that the holders of the Shares adopt a resolution authorizing this Agreement and the Plan of Merger by approving the Company Shareholder Approval, and (iv) submitting this Agreement, the Plan of Merger, the Articles of Merger, the Merger and other transactions contemplated by this Agreement to the holders of Shares for their approval at the Shareholders Meeting.

          (c)   The Company Shareholder Approval is the only vote or consent of the holders of any class or series of shares of the Company necessary to approve this Agreement or the Merger or the other transactions contemplated hereby.

        SECTION 3.3    No Conflict; Consents and Approvals.     (a) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not:

              (i)  conflict with or violate the Company Memorandum or the Company Articles;

             (ii)  assuming that the representations and warranties of Parent and Merger Sub in Section 4.8 are accurate, and that all consents, approvals and authorizations contemplated by paragraph (b) below have been obtained and all filings described therein have been made, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any of their assets or properties are bound; or

            (iii)  result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Company Contract; except, in the case of clauses (ii) and (iii), for any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)   The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not, with respect to the Company and its Subsidiaries, require any consent, approval, authorization or permit of, or action by, filing with or notification to, any Governmental Entity, except for (i) such filings as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) such filings as may be required under any state securities or "blue sky" laws, (iii) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (iv) such filings as are necessary to comply with the applicable requirements of the New York Stock Exchange, (v) the filing with the Registrar of the Articles of Merger and Plan of Merger as required by the BVI Act, and (vi) any such other consents, approvals, authorizations, Permits, actions, filings or notifications the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        SECTION 3.4    Capitalization.     (a) The Company is authorized to issue 250,000,000 ordinary shares of no par value ("Ordinary Shares"). As of the close of business on December 20, 2019 (the "Measurement Time"), 31,774,577 Ordinary Shares were issued and outstanding, (B) no Ordinary Shares were held by the Company as treasury shares, (C) 3,398,358 Ordinary Shares were subject to issuance pursuant to outstanding Company Stock Options, 626,941 Ordinary Shares were subject to issuance pursuant to outstanding RSUs, and 51,968.98 Ordinary Shares were subject to issuance pursuant to outstanding Company Phantom Units and (D) 401,299 Ordinary Shares were reserved for issuance pursuant to the ESPP, including 14,368 Ordinary Shares which are estimated to be subject to outstanding purchase rights under the ESPP (based on the closing price of a Share as of the Measurement Time).

          (b)   Except as set forth above and except for changes since the close of business on the Measurement Time resulting from the exercise of Company Stock Options and the settlement of RSUs or Company Phantom Units outstanding at such time, the grant of Company Stock Options or RSUs to non-officer employees or newly hired employees to the extent permitted by Section 5.1(j) and the grant of Company Phantom Units to eligible members of the Company Board to the extent permitted by Section 5.1(j), (i) there are not outstanding (A) any shares or other voting equity securities of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares or voting equity securities of the Company, (C) any options or other rights to acquire from the Company, and no obligation of the Company to issue, any shares, voting equity securities or securities convertible into or exchangeable or exercisable for shares or voting equity securities of the Company, or (D) stock appreciation rights, "phantom"

  stock rights, performance units, interests in or rights to the ownership or earnings of the Company or other equity equivalent or equity-based awards or rights; (ii) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares, voting equity securities or securities convertible into or exchangeable or exercisable for shares or voting equity securities of the Company; and (iii) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued shares of the Company to which the Company is a party.

          (c)   No Ordinary Shares of the Company are owned by any Subsidiary of the Company.

          (d)   All outstanding Ordinary Shares of the Company are, and all shares reserved for issuance will be, when issued, duly authorized, validly issued, fully paid and nonassessable, and are not, and will not be, subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the BVI Act, the Company Memorandum, the Company Articles or any Contract to which the Company is a party or is otherwise bound.

          (e)   The Company does not have outstanding any bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the holders of Ordinary Shares of the Company on any matter.

          (f)    There are no stockholder agreements, voting trusts, investor rights agreements, registration rights agreements or other analogous agreements or understandings to which the Company is a party and that relate to any of the Ordinary Shares of the Company.

          (g)   Section 3.4(g) of the Company Disclosure Letter sets forth a true and complete list of all holders, as of the Measurement Time, of outstanding Company Stock Options, RSUs and Company Phantom Units, indicating, as applicable, the type of award granted, the number of Shares subject to such award, the name of the Company Stock Plan under which such award was granted, the date of grant, the exercise or purchase price of such award (if applicable) and the expiration date of such award.

          (h)   The Company has made available to Parent true and complete copies of all Company Stock Plans and the forms of all stock option agreements evidencing outstanding Company Stock Options and restricted stock unit agreements evidencing outstanding RSUs. No Company Stock Option or RSU was granted pursuant to an agreement that is materially different than the forms made available to Parent. Each Company Stock Option, RSU and Company Phantom Unit was granted in compliance, in all material respects, with all applicable Laws and the terms and conditions of the Company Stock Plan pursuant to which such award was granted.

        SECTION 3.5    Subsidiaries.     (a) Section 3.5(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of each Subsidiary of the Company and its jurisdiction of incorporation or organization. Except as set forth on Section 3.5(a) of the Company Disclosure Letter, the Company does not, directly or indirectly, own or hold any capital stock, membership interests or other ownership interests in any other Person.

          (b)   Each of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, and where applicable, are fully paid and nonassessable, and all such shares are owned by the Company or another wholly-owned Subsidiary of the Company and are owned free and clear of all Liens, except where any such failure to own any such shares free and clear, individually or in the aggregate, is not, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.

          (c)   There are no options, warrants, convertible securities or other rights or Contracts of any character obligating any of the Subsidiaries to issue or sell any equity interests. There are no outstanding contractual obligations of any Subsidiary to repurchase, redeem or otherwise acquire any equity interests in such Subsidiary or to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to any of the Subsidiaries. There are no voting trusts, proxies or other Contracts with respect to the voting of the equity interests of the Subsidiaries or any investor rights, registration rights, stockholder or other Contract relating to, binding on or otherwise affecting the equity interests of any of the Subsidiaries.

        SECTION 3.6    SEC Reports; Financial Statements.     (a) The Company has filed, furnished or otherwise transmitted all forms, reports, statements, certifications and other documents required to be filed or furnished by it with the Securities and Exchange Commission (the "SEC") since December 31, 2017, including any certification or statement required by: (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act (and Section 302 of the Sarbanes-Oxley Act); (ii) Section 906 of the Sarbanes-Oxley Act; and (iii) any other rule or regulation promulgated by the SEC or applicable to the Company SEC Documents filed on or after December 31, 2017 (all such items filed or furnished since such date, collectively, the "Company SEC Documents"). Each Company SEC Document, as of its respective date or, if amended, as of the date of the last such amendment, complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, each as in effect on the date so filed or furnished. None of the Company SEC Documents, as of their respective dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such amendment or superseding filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b)   The audited consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K included in the Company SEC Documents (i) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or as permitted by Form 10-K), (ii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the results of their operations and cash flows for the periods indicated. The unaudited consolidated financial statements of the Company included in the Company's Quarterly Reports on Form 10-Q included in the Company SEC Documents (A) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or as permitted by Form 10-Q), (B) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and (C) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the periods indicated (subject to normal year-end adjustments).

          (c)   The Company's "internal controls over financial reporting" (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) are sufficient to provide reasonable assurances: (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles; (ii) that transactions are executed only in accordance with the authorization of management; and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company's properties or assets. The Company's

  "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC and (ii) all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

          (d)   Since December 31, 2017, the Company has disclosed to the Company's auditors and audit committee (i) all significant deficiencies and material weaknesses in the design or operation of the Company's internal control over financial reporting and (ii) all fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

          (e)   Since December 31, 2017, the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.

        SECTION 3.7    No Undisclosed Liabilities.     Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except for liabilities and obligations (a) reflected in the "liabilities" column of the Company's consolidated balance sheet included in its Form 10-Q with respect to the period ended September 30, 2019 (or disclosed in the notes thereto), (b) incurred in the ordinary course of business since September 30, 2019, (c) for performance of obligations arising under the Company Contracts and not arising under or resulting from any breach or non-performance of such Company Contract, (d) incurred pursuant to the transactions contemplated by this Agreement or any potential related transactions, or (e) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

        SECTION 3.8    Absence of Certain Changes or Events.     Between September 30, 2019 and the date of this Agreement, (a) except for actions undertaken in connection with the potential sale of the Company, the business of the Company and its Subsidiaries has been conducted in the ordinary course of business consistent with past practice in all material respects, (b) the Company and its Subsidiaries have not taken any action that, if taken after the date hereof, would constitute a violation of Sections 5.1(c), 5.1(d), 5.1(e), 5.1(f), 5.1(g), 5.1(i), 5.1(j), 5.1(k), 5.1(l), 5.1(m), 5.1(n), 5.1(o) and 5.1(p) and (c) there has not been any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

        SECTION 3.9    Litigation.     There is no Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, other than any such Action that, individually or in the aggregate, is not, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries nor any of their respective assets is subject to any judgment, order, injunction, rule or decree of any Governmental Entity, except for those that, individually or in the aggregate, are not, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.

        SECTION 3.10    Compliance with Laws.     (a) The Company and each of its Subsidiaries are and, since December 31, 2017, have been in compliance with all Laws applicable to them, except for any instances of non-compliance that, individually or the aggregate, are not, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole. Since December 31, 2017, neither the Company nor any of its Subsidiaries has received a written notice or other written communication from a Governmental Entity alleging a violation of Law that has resulted in, or would reasonably be expected to result in, material liability to the Company and its Subsidiaries taken as a whole.

          (b)   The Company and its Subsidiaries have in effect all permits, licenses, exemptions, authorizations, franchises, orders and approvals of all Governmental Entities (collectively, "Permits") necessary for them to own, lease or operate their properties and to carry on their businesses as now conducted, except for any Permits the absence of which, individually or the aggregate, are not, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole. All such Permits of the Company and its Subsidiaries are in full force and effect, except where the failure to be in full force and effect, individually or the aggregate, are not and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.

          (c)   Neither the Company nor any of its Subsidiaries, nor any director or officer or, to the Company's Knowledge, employee, agent, or other person while acting on behalf or for the benefit of the Company or any of its Subsidiaries:

              (i)  has offered, provided, or authorized the provision of any money, property, contribution, gift, entertainment or other thing of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any political party or party official or candidate for political office), or any other person acting in an official capacity, to influence official action or secure an improper advantage, or to encourage the recipient to breach a duty of good faith or loyalty or the polices of his/her employer, or otherwise in violation of any Anti-Bribery Law;

             (ii)  is a Sanctioned Person nor has engaged in, nor is it now engaged in, any dealings or transactions with or for the benefit of any Sanctioned Person, nor has otherwise violated Sanctions; nor

            (iii)  is party to any actual or threatened legal proceedings or outstanding enforcement actions relating to any breach or suspected breach of Anti-Bribery Laws, Sanctions, or Export Control Laws.

        SECTION 3.11    Benefit Plans; Employees.

          (a)   Section 3.11(a)(i) of the Company Disclosure Letter sets forth a true and complete list of each material Company Plan, other than Foreign Plans, and Section 3.11(a)(ii) of the Company Disclosure Letter sets forth a true and complete list of each material Foreign Plan. "Company Plan" means each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")) and all stock purchase, stock option, equity or equity-based incentive, severance, retention, employment, consulting, change-in-control, fringe benefit, bonus, incentive, deferred compensation, medical, dental, vision, life, disability, retirement and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, under which any current or former employee, director or independent contractor of the Company or its Subsidiaries has any present or future right to benefits or the Company or its Subsidiaries has any present or future liability. "Foreign Plan" means each Company Plan that primarily covers current or former employees, directors or independent contractors of the Company or its Subsidiaries based outside of the United States and/or that is subject to any Law other than U.S., federal, state or local law (other than any plan or program that is required by statute or maintained by a Governmental Authority to which the Company or its Subsidiaries contributes pursuant to applicable Law).

          (b)   With respect to each Company Plan, the Company has furnished or made available to Parent a current, accurate and complete copy of the plan document and any amendments thereto and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination, advisory or opinion letter of the Internal Revenue Service (the "IRS"), if applicable; (iii) any summary plan description and all summaries of material modification; and (iv) for the two most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements of such Company Plan, and (C) actuarial valuation reports; (iv) any non-routine communications to or from a Governmental Entity dated within the two years prior to the date of this Agreement; and (v) a written summary of the material terms of any unwritten material Company Plan.

          (c)   Each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory or opinion letter, as applicable, from the IRS that it is so qualified (or the deadline for obtaining such a letter has not expired as of the date of this Agreement) and to the Knowledge of the Company, nothing has occurred since the date of such letter that would reasonably be expected to cause the loss of such qualified status of such Company Plan. Each Foreign Plan, if required to be registered or approved by a Governmental Authority, has been registered or approved and has been maintained in good standing with applicable regulatory authorities, and nothing has occurred since the date of the most recent approval or application therefor relating to any such Foreign Plan that would reasonably be expected to adversely affect any such approval or good standing.

          (d)   None of the Company, its Subsidiaries, or any other entity which, together with the Company or any of its Subsidiaries, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") has any liability in respect of or has in the past six years sponsored, maintained, contributed to or had any liability in respect of (i) any defined benefit plan (as defined in Section 3(35) of ERISA, whether or not such plan is subject to ERISA), (ii) any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA (including a "multiemployer plan," as defined in Section 3(37) of ERISA), (iii) any "multiple employer plan" (as defined in Section 413(c) of the Code), or (iv) any "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA). None of the Company Plans provide for, and neither the Company nor any of its Subsidiaries has any liability in respect of, post-employment life or health insurance benefits or coverage for any current or former employee, director or independent contractor or any beneficiary thereof, except as may be required under Part 6 of the Subtitle B of Title I of ERISA, or similar state Laws and at the sole expense of such individual, or to the extent there are employer-provided payments for COBRA coverage pursuant to a Company Plan set forth on Section 3.11(a) of the Company Disclosure Letter. No event has occurred and no condition exists that would, by reason of the Company's affiliation with any of its ERISA Affiliates, subject the Company or any of its Subsidiaries to any material Tax, fine, Lien, penalty or other Liability imposed by ERISA, the Code or other applicable Law.

          (e)   With respect to the Company Plans, except to the extent that the inaccuracy of any of the representations set forth in this paragraph (e), individually or in the aggregate, has not had and would not reasonably be expected to result in material liability to the Company or its Subsidiaries, taken as a whole:

              (i)  each Company Plan has been established, funded and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws, and no prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Company Plan, and all contributions required to be made under the terms of any Company Plan or by applicable

    Law have been made or have been accrued in accordance with the terms of the applicable Company Plan and applicable Laws; and

             (ii)  there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the Knowledge of the Company, threatened, relating to the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans (other than routine claims for benefits); and

            (iii)  each Company Plan that is subject to Section 409A of the Code has complied in form and operation with the requirements of Section 409A of the Code as in effect from time-to-time.

          (f)    Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby (either alone or in combination with any other event) will (i) result in any payment becoming due to any current or former employee, director or independent contractor of the Company or any of its Subsidiaries, (ii) increase the compensation or benefits payable, including equity benefits, to any current or former employee, director or independent contractor of the Company or any of its Subsidiaries or under any Company Plan, (iii) result in the acceleration of the time of payment, funding or vesting of any compensation or benefits, including equity benefits, to any current or former employee, director or independent contractor of the Company or any of its Subsidiaries or under any Company Plan, (iv) require any contributions or payments to fund any obligations under any Company Plan or (v) create any limitation or restriction on the right of the Company or its Subsidiaries to merge, amend or terminate any Company Plan. No amount that has been or could be received (whether in cash, property, the vesting of property or otherwise) as a result of or in connection with the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event), by any current or former employee, officer, director or other service provider of the Company or any of its Subsidiaries could be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code). No Company Plan provides for the gross-up or reimbursement of Taxes under Section 409A or Section 4999 of the Code.

          (g)   Neither the Company nor any of its Subsidiaries is (i) a party to or otherwise bound by any collective bargaining agreement or other Contract with a labor union or other labor organization, or (ii) as of the date of this Agreement, engaged in any negotiation with any labor union or other labor organization. As of the date hereof, neither the Company nor any of its Subsidiaries is the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an "Unfair Labor Practice" (as defined under the National Labor Relations Act) or seeking to compel it to bargain with any labor union or other labor organization nor is there pending or, to the Knowledge of the Company, threatened in writing, nor has there been since December 31, 2018 and through the date hereof any material labor strike, walk-out, work stoppage or lockout involving the Company or any of its Subsidiaries. Since December 31, 2018 and through the date hereof, to the Knowledge of the Company, there have been no activities or proceedings of any labor union to organize any of the employees of the Company or any of its Subsidiaries.

        SECTION 3.12    Taxes.

          (a)   All income and other material Tax Returns required to be filed by or on behalf of the Company and each of its Subsidiaries have been timely filed (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns are true and complete in all material respects and all material Taxes due and owing by the Company and each of its Subsidiaries have been paid whether or not shown due on any such Tax Return.

          (b)   The Company and each Subsidiary have complied in all material respects with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes (including information reporting requirements) and neither the Company nor any of its Subsidiaries is delinquent in the payment or withholding of any material Tax.

          (c)   No Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for Permitted Liens.

          (d)   There are no audits, examinations, investigations, inquiries or other proceedings now pending or, to the Knowledge of the Company, threatened against or otherwise with respect to the Company or any of its Subsidiaries, in each case, with respect to any material Tax, and neither the Company nor any of its Subsidiaries has received from a Governmental Entity a written notice thereof; neither the Company nor any of its Subsidiaries is or has been a party to a "listed transaction," as such term is defined in Treasury Regulations Section 1.6011-4(b) or otherwise identified as a tax avoidance transaction.

          (e)   In the last five years prior to the date of this Agreement, the Company has not been a party to any distribution in which the parties to such distribution treated such distribution as one to which Section 355 of the Code applied.

          (f)    The Company has not received written notice of any claim made by a Governmental Entity in a jurisdiction where the Company or any Subsidiary does not file a Tax Return that the Company or such Subsidiary, as applicable, is subject to taxation by that jurisdiction; neither the Company nor any Subsidiary has requested or agreed to waive or otherwise extended the statutory period of limitations applicable to the assessment of any material Taxes or material Tax deficiencies against the Company or such Subsidiary, in each case which remains outstanding.

          (g)   Neither the Company nor any Subsidiary will be required to include any material amounts of income in, or exclude any material item of deduction from, taxable income for any period (or portion thereof) ending after the Closing Date as a result of: (i) a change in method of accounting made prior to the Closing, (ii) closing agreement, advance pricing agreement or other agreement with any Governmental Entity relating to Taxes entered into prior to the Closing, (iii) an installment sale or open transaction disposition entered into on or prior to the Closing, (iv) a prepaid amount received prior to the Closing, (v) an election under Section 108(i) of the Code, (vi) an income inclusion pursuant to Section 951 or 951A of the Code;

          (h)   The Company has no liability pursuant to Section 965 of the Code; neither the Company nor any Subsidiary has any liability for the Taxes of any other Person pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), by reason of having been a member of an affiliated, consolidated, combined, unitary, group relief or similar Tax group, or as a transferee or successor by contract or otherwise.

For purposes of this Section 3.12, any reference to the Company or any of the Subsidiaries shall be deemed to include any Person that merged with or was liquidated or converted into the Company or any Subsidiary, as applicable. Notwithstanding anything to the contrary herein, neither the Company nor any of its Subsidiaries makes any representation or warranty regarding the extent that any Tax asset or attribute would reduce the Tax liability of Parent, the Surviving Company or any of their respective Affiliates for any taxable period (or portion thereof) beginning after the Closing Date, including the ability of Parent or any of its Affiliates to utilize any such Tax attributes after the Closing.

        As used in this Agreement:

        "Taxes" means U.S. federal, state, provincial, local or non-U.S. taxes of whatever kind or nature imposed by a Governmental Entity, including all interest, penalties and any additions imposed with respect to such amounts.

        "Tax Returns" means all U.S. or non-U.S. (whether national, federal, state, provincial, local or otherwise) returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, including any amended tax return and any attachments thereto.

        SECTION 3.13    Contracts.     (a) Section 3.13 of the Company Disclosure Letter lists, as of the date hereof, each of the following types of Contracts to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound and under which any party thereto has material continuing rights or obligations (in each case, excluding any Company Plan and any purchase order or analogous instrument entered into with customers or suppliers in the ordinary course of business) (such Contracts, the "Company Contracts"):

              (i)  any such Contract that would be required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

             (ii)  any such Contract, with material obligations remaining to be performed, or material liabilities continuing, after the date of this Agreement relating to the acquisition, development, sale or disposition of any business unit that is material to the Company and its Subsidiaries, taken as a whole;

            (iii)  any such Contract that contains a put, call, right of first refusal or similar right pursuant to which the Company of any of its Subsidiaries would be required to purchase or sell, as applicable, any material equity interests of any Subsidiary of the Company, or which grants a right to sell to or purchase from the Company or any of its Subsidiaries any material asset (other than in the ordinary course of business);

            (iv)  any such Contract that limits the ability of the Company or any of its Subsidiaries to compete in any material respect in any line of business or with any Person or in any geographic area, except for customer, client, distributor, reseller or sales representative agreements that are terminable for convenience upon not less than 90 days' notice;

             (v)  any such Contract governing any material joint venture, partnership or similar arrangement;

            (vi)  any such Contract constituting indebtedness for borrowed money and having an outstanding principal amount in excess of $500,000;

           (vii)  any such Contract which is a mortgage, security agreement, capital lease or similar agreement, in each case, that creates or grants a Lien on any property or assets of the Company or its Subsidiaries with a value in excess of $1,000,000;

          (viii)  any such Contract pursuant to which the Company or any of its Subsidiaries has continuing material indemnification obligations to any Person that would reasonably be expected to result in payments in excess of $1,000,000, except for (x) any vendor or content licensing Contract entered into in the ordinary course of business or (y) non-disclosure agreements;

            (ix)  any such Contract between the Company or any of its Subsidiaries on the one hand, and any Affiliate of the Company (other than any Subsidiary of the Company) on the other hand, that is required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act;

             (x)  any such Contract involving any resolution or settlement of any actual or threatened Action (A) involving payments greater than $500,000 or (B) which imposes material continuing obligations on the Company or any of its Subsidiaries or that provides for any material continuing injunctive or other non-monetary relief, in each case, other than confidentiality obligations;

            (xi)  any such Contract with any Governmental Entity (excluding Permits) involving the purchase or sale of goods or services for an amount in excess of $1,000,000 per year; or

           (xii)  each Contract pursuant to which the Company or any of its Subsidiaries, collectively in the aggregate and taken as a whole, (x) received in excess of $2,000,000 in the 12 month period prior to the date hereof or (y) expect to receive in excess of $2,000,000 in the 12 month period following the date hereof.

          (b)   (i) Each Company Contract is valid and binding on the Company and its Subsidiaries party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable against the Company and its Subsidiaries party thereto and, to the Knowledge of the Company, each other party thereto in all material respects in accordance with its terms (except to the extent that enforceability may be limited by the applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity); (ii) the Company and each of its Subsidiaries and, to the Knowledge of the Company, each other party thereto has performed all obligations required to be performed by it under each Company Contract; and (iii) there is no default under any Company Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, except, in the case of clauses "(i)," "(ii)" and "(iii)", as, individually or in the aggregate, had not had and would not reasonably be expected to have a Material Adverse Effect. The Company has made available to Parent true and complete copies of all Company Contracts, including all amendments thereto.

        SECTION 3.14    Personal and Real Property.     (a) Except for such exceptions that, individually or in the aggregate, are not, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole, the Company or one of its Subsidiaries has good and valid title to, or in the case of leased tangible assets, a valid leasehold interest in, all of its tangible assets, personal property, fixtures, equipment (and components thereof) and structures used or leased by the Company or any of its Subsidiaries in connection with the conduct of the Company's business, as conducted on the date of this Agreement, free and clear of all Liens, other than Permitted Liens, and all such personal property and assets, fixtures, equipment (and components thereof) and structures are in good operating condition and repair in all material respects, subject to normal wear and tear.

          (b)   Section 3.14(b) of the Company Disclosure Letter sets forth a true and complete list of all real property owned by the Company or any of its Subsidiaries (the "Owned Real Property") and all material property leased by the Company or any of its Subsidiaries involving the payment of rental obligations for an amount in excess of $250,000 per year, except for leases with a remaining term of less than one year from the date of this Agreement (the "Leased Real Property"). Except for such exceptions that, individually or in the aggregate, are not, and would not reasonably be expect to be, material to the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries (i) has good and marketable title in fee simple to all Owned Real Property and (ii) has good and marketable leasehold title to all Leased Real Property, in each case, free and clear of all Liens except Permitted Liens. Except for such exceptions that, individually or in the aggregate, are not, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole, no parcel of Owned Real Property or Leased Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Knowledge of the Company, has any such condemnation, expropriation or taking been proposed in writing to the Company or any of its Subsidiaries. All leases of Leased Real Property and all amendments and modifications thereto are in full force and effect, and there exists no default under any such lease by the Company, any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, except, in each case, as, individually or in the aggregate, is not, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.

        SECTION 3.15    Intellectual Property.     (a) The Company Registered IP is subsisting and enforceable and, to the Knowledge of the Company, is valid. The Company or one of its Subsidiaries exclusively owns and possesses, free and clear of all Liens (excluding any Permitted Liens), all right, title and interest in and to (A) the Company Registered IP and (B) all other Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries ((A) and (B) collectively "Owned Intellectual Property"). The Company and its Subsidiaries own, or have the right to use, all material Intellectual Property used in, held for use in or necessary for the conduct of the business of the Company and its Subsidiaries.

          (b)   Each of the Company and its Subsidiaries has taken commercially reasonable steps to (i) protect its rights in its Company Registered IP and (ii) maintain the confidentiality of all material proprietary information of the Company or its Subsidiaries that derives economic value from not being generally known to other Persons (including all source code constituting material Owned Intellectual Property), including taking commercially reasonable steps to safeguard any such information that is accessible through computer systems or networks. All Intellectual Property that was created by employees or contractors of the Company or any of its Subsidiaries within the scope of their employment or engagement that is material to the business of the Company or any of its Subsidiaries is owned by the Company or its applicable Subsidiary either by operation of law or pursuant to a binding and enforceable agreement.

          (c)   (i) To the Knowledge of the Company, none of the Company or any of its Subsidiaries, the conduct and operation of the business of the Company or any of its Subsidiaries or any Owned Intellectual Property during the past six years (A) has infringed upon or is infringing upon any Patents or any other Intellectual Property of any third party or (B) has misappropriated or violated or is misappropriating or violating any Trade Secrets or other Intellectual Property of any third party, (ii) since December 31, 2018, neither the Company nor any of its Subsidiaries has received any written (or, to the Knowledge of the Company, other) notice or claim (A) asserting that any such infringement, misappropriation or violation has occurred or is occurring or (B) contesting the use, ownership, validity or enforceability of any Owned Intellectual Property or the use of any Licensed Intellectual Property, and (iii) to the Knowledge of the Company, no third party is infringing upon any Owned Intellectual Property.

          (d)   Neither the Company nor any of its Subsidiaries owns or purports to own any software constituting Owned Intellectual Property that is material to the Company and its Subsidiaries, taken as a whole. All software constituting Owned Intellectual Property is used for internal purposes only by the Company and its Subsidiaries.

          (e)   No funding, facilities or personnel of any Governmental Entity or educational institution has been or is being used to develop or create, in whole or in part, any material Owned Intellectual Property.

          (f)    The Company or one of its Subsidiaries owns, or has a valid and enforceable right to access, all Company IT Systems. The Company IT Systems are adequate for the conduct of the business of the Company and its Subsidiaries. To the Knowledge of the Company, there has been no unauthorized access to or breach of any Company IT Systems. Within the two years prior to the date of this Agreement, there have been no failures, data loss, outages or unscheduled downtime affecting any Company IT Systems that have caused a material disruption in the conduct of the business of the Company or any of its Subsidiaries. None of the software owned by the Company or, to the Knowledge of the Company, any other software included in the Company IT Systems, contains any contaminants, viruses, worms, Trojan horses or bugs that (i) materially disrupt or adversely affect the functionality of any such software, except as disclosed in their documentation, or (ii) enable any Person to access without authorization any Company IT Systems or any source code constituting Owned Intellectual Property.

          (g)   The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not result in: (i) the loss or impairment of, or any Lien on, any material Owned Intellectual Property or material Licensed Intellectual Property; or (ii) the grant, assignment or transfer of, or the requirement to grant, assign or transfer, to any other Person of any license, ownership or other right or interest in, to or under any material Owned Intellectual Property.

        SECTION 3.16    Environmental Matters.     (a) Except as disclosed in Section 3.16 of the Company Disclosure Letter, or for such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect:

              (i)  The Company and each of its Subsidiaries are, and for the past three years have been, in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all Permits required under applicable Environmental Laws to conduct the business of the Company and the Company Subsidiaries.

             (ii)  Neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity or any other Person that alleges that either the Company or any of its Subsidiaries (x) is in violation of any Environmental Law or (y) has any liability arising under applicable Environmental Laws, the subject of which is unresolved.

            (iii)  Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any other Person, has disposed of or released any Hazardous Materials at, on or under any facility currently or formerly owned or operated by the Company or its Subsidiaries or any third-party site, in each case in a manner that would reasonably be expected to result in the Company or any Subsidiary incurring material liability for investigation costs, cleanup costs, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees under any Environmental Laws.

            (iv)  Neither the Company nor any of its Subsidiaries is subject to any outstanding judgment, order or decree of any Governmental Entity under Environmental Laws with respect to which either the Company or its Subsidiaries have any future obligations other than in the ordinary course of business. Neither the Company nor its Subsidiaries has agreed to indemnify any Person or assumed by Contract the liability of any third party arising under Environmental Law other than ordinary course lease provisions.

          (b)   The Company has made available to Parent copies of all material environmental reports, audits, assessments, liability analyses, memoranda and studies that are in the Company's possession, regarding the Company or its Subsidiaries with respect to their compliance with, or liabilities under, Environmental Law.

        SECTION 3.17    Takeover Restrictions.     Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.4(c), no "business combination," "fair price," "moratorium," "control share acquisition" or similar antitakeover provision under Law or the Company Memorandum ("Takeover Restrictions") applies to this Agreement or any of the transactions contemplated hereby.

        SECTION 3.18    Brokers.     No broker, investment banker, financial advisor or other Person, other than Citigroup Global Markets Inc. ("Citi") and UBS Securities LLC ("UBS"), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

        SECTION 3.19    Opinion of Financial Advisor.     Each of Citi and UBS has rendered its separate oral opinion to the Special Committee, to be confirmed by delivery of a written opinion to the Special Committee, dated as of the date hereof, to the effect that, as of the date of such written opinion and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by each of Citi and UBS, respectively, as set forth in their respective written opinions, the Merger Consideration is fair, from a financial point of view, to the holders of Shares (other than Parent and its Affiliates).

        SECTION 3.20    Exclusivity of Representations and Warranties.     Other than the representations and warranties of Parent and Merger Sub expressly set forth in Article IV or any certificate delivered pursuant to Section 6.2(d), which the Company is relying upon, the Company is not, in entering into this Agreement or in consummating any of the transactions contemplated hereby, relying in any respect on, and Parent and Merger Sub and their Affiliates shall have no liability to the Company with respect to, any other representation, warranty, statement, document, prediction or other piece of information, written or oral, express or implied, made or provided by Parent, Merger Sub, any of their Affiliates or any of their Representatives of any of the foregoing, and the Company, on behalf of itself and its Affiliates, agrees that it will not bring any Action in respect of any such other representation, warranty, statement, document, prediction or other piece of information.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

        SECTION 4.1    Organization, Standing and Power.     (a) Each of Parent and Merger Sub (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization or incorporation, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clause (iii), for any such failures to be so qualified or licensed or in good standing as, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (b)   Parent has previously furnished to the Company a true and complete copy of the certificate of incorporation and bylaws of Parent and of the memorandum of association and articles of association of Merger Sub, in each case as amended to the date of this Agreement. Neither Parent nor Merger Sub is in violation of any provision of its certificate of incorporation, bylaws or memorandum of association and articles of association, as applicable, in any material respect.

        SECTION 4.2    Authority.     (a) Each of Parent and Merger Sub has all necessary corporate or similar power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject (in the case of Merger Sub) to the approval of this Agreement by Parent in its capacity as the sole shareholder of Merger Sub, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action on the part of Parent and Merger Sub and no other corporate or similar proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to the approval of this Agreement by Parent in its capacity as the sole shareholder of Merger Sub. This Agreement has been duly executed and delivered by each of

Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity).

          (b)   Prior to the date hereof, the Board of Directors of Merger Sub adopted resolutions (i) determining that the terms of this Agreement, the Merger and the other transactions contemplated hereby are in the best interests of Merger Sub's sole shareholder, (ii) approving and declaring advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) directing that this Agreement be submitted to Parent for approval, and (iv) recommending that Parent vote in favor of the approval of this Agreement.

          (c)   The approval of this Agreement and the Plan of Merger by Parent in its capacity as the sole shareholder of Merger Sub is the only vote or consent of the holders of any class or series of ordinary shares of Merger Sub necessary to approve this Agreement or the Merger or the other transactions contemplated hereby.

        SECTION 4.3    No Conflict; Consents and Approvals.     (a) The execution, delivery and performance of this Agreement by each of Parent and Merger Sub, and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby, do not and will not:

              (i)  conflict with or violate the organizational documents of Parent or Merger Sub;

             (ii)  assuming that the representations and warranties of the Company in Article III are correct and all consents, approvals and authorizations contemplated by paragraph (b) below have been obtained and all filings described therein have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any of their assets or properties are bound; or

            (iii)  result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which Parent or Merger Sub is a party or by which their assets or properties are bound;

except, in the case of clauses (ii) and (iii), for any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (b)   The execution, delivery and performance of this Agreement by each of Parent and Merger Sub, and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby, do not and will not, with respect to Parent and Merger Sub, require any consent, approval, authorization or permit of, or action by, filing with or notification to, any Governmental Entity, except for (i) such filings as may be required under any state securities or "blue sky" laws, (ii) the filings required under the HSR Act, (iii) the filing with the Registrar of the Articles of Merger and Plan of Merger as required by the BVI Act, (iv) compliance with applicable requirements of the Exchange Act and (v) any such other items the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        SECTION 4.4    Ownership and Operations of Parent and Merger Sub.

          (a)   Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time, will have engaged in no other business activities and will have incurred no liabilities or obligations other than in connection herewith.

          (b)   All of the issued and outstanding ordinary shares of Merger Sub are owned directly by Parent.

          (c)   None of Parent, Merger Sub nor any of their Affiliates (i) owns, directly or indirectly, beneficially or of record, any Shares or (ii) holds any rights to acquire or vote any Shares, except pursuant to this Agreement. None of Parent, Merger Sub or any of their Affiliates is an "interested member" of the Company, as such term is used in Section 4.2 of the Company Memorandum.

        SECTION 4.5    Financing.     (a) Parent has delivered to the Company complete and correct unredacted (except in the case of the Debt Fee Letter, which may be redacted in a customary manner solely with respect to fee amounts, yield or interest rate caps, original issue discount amounts and "flex" provisions so long as such redacted information does not adversely affect the conditionality, availability of the Debt Financing or reduce the aggregate principal amount thereof) copies of the following, including all annexes, exhibits, schedules and other attachments thereto: (i) commitment letter, dated as of the date hereof, between Parent and Affiliates of Advent International Corporation that are party thereto (such Persons are collectively referred to as "Sponsor") (the "Equity Commitment Letter"), pursuant to which Sponsor has committed, upon the terms and subject to the conditions set forth therein, to provide equity financing in an amount set forth therein (the "Equity Financing"), (ii) commitment letter, dated as of the date hereof, between AI Aqua Merger Sub, Inc., a Delaware corporation and an Affiliate of Parent (and any Person to whom the Debt Commitment Letter is assigned in accordance with the terms thereof, the "Borrower"), and the Debt Financing Sources party thereto (collectively, the "Lender Parties") (the "Debt Commitment Letter" and together with the Equity Commitment Letter, the "Financing Commitments"), pursuant to which the Lender Parties have committed, upon the terms and subject to the conditions set forth therein, to provide debt financing in an amount set forth therein (the "Debt Financing" and together with the Equity Financing, the "Financing") and (iii) fee letter, dated as of the date hereof, between the Borrower and the Debt Financing Sources party thereto (the "Debt Fee Letter").

          (b)   Assuming the funding of the net proceeds from the Financing Commitments, at the Closing, Parent will have the funds necessary to consummate the Merger and the other transactions contemplated herein, including without limitation, payment in cash of the aggregate Merger Consideration on the Closing Date, the aggregate amounts payable to holders of Company Stock Options, RSUs and Company Phantom Units, repayment of the Paid Off Indebtedness and all related fees and expenses, in each case with cash and cash equivalents.

          (c)   In no event shall the receipt or availability of any funds or financing by or to Parent, Borrower, Merger Sub or any of their respective Affiliates or any other financing transaction (including, without limitation, the Financing Commitments) be a condition to any of the obligations of Parent or Merger Sub hereunder.

          (d)   None of the Financing Commitments has been amended or modified as of the date of this Agreement, and, as of the date of this Agreement, the respective commitments contained therein have not been terminated, replaced, withdrawn or rescinded, nor is any such amendment, modification, termination, replacement, withdrawal or rescission currently contemplated or the subject of current discussions (in each case, other than in connection with or arising from the Best Efforts Debt Refinancing) or otherwise amended, restated, amended and restated, waived, supplemented or otherwise modified in any respect. No lender has notified Parent or Merger Sub in writing of its intention to terminate or withdraw the Financing Commitments, and Parent does not know of any facts or circumstances that may be expected to result in any of the conditions set forth in the Financing Commitments not being satisfied. As of the date hereof, the Financing Commitments are in full force and effect and constitute the legal, valid and binding obligation of Parent, Borrower and Merger Sub, as applicable, and the other parties to the Equity Commitment

  Letter and, to the knowledge of Parent, the other parties to the Debt Commitment Letter, in each case, subject to the Equitable Exceptions. To the knowledge of the Parent, the Borrower or Merger Sub, there are no other agreements, side letters or arrangements (other than the Debt Fee Letter) relating to the Financing Commitments or the Financing.

          (e)   The Financing Commitments contain all of the conditions precedent to the obligations of the parties thereto. There are no conditions precedent or other contingencies, arrangements or agreements related to the funding of the full amount of the Financing (including any "flex" provisions contained in the Debt Fee Letter), other than as expressly set forth in the Financing Commitments and the Debt Fee Letter, that would reasonably be expected to adversely affect (x) the ability of Parent or Borrower to satisfy any of the conditions to the Debt Financing or the Equity Financing within its control or, (y) the availability of the Debt Financing or the Equity Financing on the Closing Date (other than by virtue of the imposition of original issue discount, which may be funded at the election of Borrower as provided in the Debt Fee Letter and/or by an increase in the amount of the Equity Financing).

          (f)    As of the date hereof, no event has occurred that (with or without notice or lapse of time, or both) would constitute a breach or default under the Financing Commitments or result in a failure of any condition of the Financing Commitments or, to the knowledge of the Parent, the Borrower or Merger Sub, result in any portion of the Financing being unavailable on the Closing Date, and neither Parent nor Merger Sub is aware of any fact, event or other occurrence that makes any of the representations or warranties of Parent or Merger Sub in the Equity Financing Commitments and of the Borrower in the Debt Financing Commitments inaccurate in any material respect.

          (g)   As of the date hereof and assuming (x) the truth and accuracy of the representations set forth in Article III in a manner that would satisfy the condition set forth in Section 6.3(a) and (y) the satisfaction of the condition set forth in Section 6.3(b), and other than as a result of the incurrence of the Best Efforts Debt Financing in lieu of the Debt Financing Commitments, Parent and Merger Sub have no reason to believe that any of the conditions in the Financing Commitments will fail to be timely satisfied or that the full amount of the Financing will not be funded at the Closing.

          (h)   Parent, Borrower and Merger Sub have fully paid any and all commitment fees or other fees required by the terms of the Financing Commitment to be paid on or before the date of this Agreement.

        SECTION 4.6    Solvency.     Assuming satisfaction of the conditions to Parent's and Merger Sub's obligation to consummate the Merger, immediately after giving effect to the transactions contemplated by this Agreement (including the Merger, the Financing (or Best Efforts Debt Financing, as applicable), any repayment of existing indebtedness contemplated by this Agreement, the Financing Commitment or the Best Efforts Debt Financing, and the payment of all related fees and expenses), the Surviving Company will be Solvent. With respect to the Surviving Company, "Solvent" means that, as of any date of determination, (a) the amount of the "fair saleable value" of the assets of the Surviving Company and its Subsidiaries, taken as a whole, exceeds, as of such date, the sum of all "debts" of the Surviving Company and its Subsidiaries, taken as a whole, including contingent liabilities, as such quoted terms are generally determined in accordance with applicable federal Law governing determinations of the insolvency of debtors; (b) the Surviving Company will not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged; and (c) the Surviving Company will be able to pay its debts, including contingent liabilities, as they mature.

        SECTION 4.7    Brokers.     No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub or any of their Affiliates.

        SECTION 4.8    Regulatory Status.     As of the date hereof, neither Parent nor Merger Sub is aware of any fact or circumstance relating to its or any of its Affiliates' (including any portfolio company Affiliate) respective businesses, assets, liabilities, operations or legal status that would reasonably be expected to impair the ability of the parties to obtain, the expiration of any waiting period applicable to Parent, Merger Sub or their Affiliates under any Antitrust Law applicable to the transactions contemplated by this Agreement or any authorization, consent, order, declaration or approval of any Governmental Entity in the United States required for the consummation of the transactions contemplated by this Agreement.

        SECTION 4.9    Exclusivity of Representation and Warranties.     (a) Other than the representations and warranties of the Company expressly set forth in Article III or any certificate delivered pursuant to Section 6.3(d), which Parent and Merger Sub are relying upon, Parent and Merger Sub are not, in entering into this Agreement or in consummating any of the transactions contemplated hereby, relying in any respect on, and the Company and its Affiliates shall have no liability to Parent and Merger Sub and their Affiliates with respect to, any other representation, warranty, statement, document, prediction or other piece of information, written or oral, express or implied, made or provided by the Company or any of its Affiliates, or any Representative of any of the foregoing (including any management presentation, any discussions regarding due diligence and any projections or other forecasts as to future performance), and each of Parent and Merger Sub, on behalf of itself and its Affiliates, agrees that it will not bring any Action in respect of any such other representation, warranty, statement, document, prediction or other piece of information.

          (b)   Nothing in this Section 4.9 is intended to modify or limit in any respect Parent's and Merger Sub's reliance on any of the representations or warranties of the Company in Article III.

ARTICLE V
COVENANTS

        SECTION 5.1    Conduct of Business of the Company.     Between the date of this Agreement and the Effective Time, except as contemplated by this Agreement, as set forth in Section 5.1 of the Company Disclosure Letter, as required by Law, or as Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course of business in all material respects, and the Company shall and shall cause its Subsidiaries to use commercially reasonable efforts to preserve intact in all material respects their business. Between the date of this Agreement and the Effective Time, except as contemplated by this Agreement, as set forth in Section 5.1 of the Company Disclosure Letter, as required by Law, or as Parent shall otherwise consent in writing (which consent, with respect to Sections 5.1(f), 5.1(h), 5.1(j)(i) and 5.1(l) only, shall not be unreasonably withheld, conditioned or delayed), neither the Company nor any of its Subsidiaries shall:

          (a)   amend or otherwise change the Company Memorandum, Company Articles, certificate of incorporation or bylaws or any similar governing instruments;

          (b)   issue, deliver, sell, pledge, dispose of or encumber any of its Ordinary Shares, ownership interests or other voting securities, or any options, warrants, convertible securities or other rights to acquire any of its Ordinary Shares, ownership interests or other voting securities, except for (i) the issuance of Shares upon the exercise of Company Stock Options in accordance with the terms thereof, (ii) the issuance of Shares upon the settlement of RSUs in accordance with the terms thereof, (iii) the issuance of Shares upon the settlement of Company Phantom Units in accordance with the terms thereof, (iv) the issuance of Shares under the ESPP in accordance with the terms thereof, (v) the operation of the ESPP as required by the terms thereof and this Agreement, and (vi) the issuance of shares by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company, in each of clauses "(i)" through "(iv)," pursuant to award or rights outstanding on the date of this Agreement;

          (c)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its Ordinary Shares, except for any dividend or distribution by a Subsidiary of the Company to the Company or a Subsidiary of the Company;

          (d)   reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any Ordinary Shares of the Company, other than the acquisition of Shares in connection with a cashless or net exercise of Company Stock Options or in order to pay Taxes in connection with the vesting or exercise of any other equity awards (including Company Stock Options, RSUs and Company Phantom Units);

          (e)   (i) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, in each case, having a purchase price in excess of $2,500,000 individually, other than purchases of inventory and other assets in the ordinary course of business or pursuant to existing Contracts; or (ii) sell or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets in each case, having a purchase price in excess of $2,500,000 individually, other than sales or dispositions of inventory and other assets in the ordinary course of business or pursuant to existing Contracts;

          (f)    other than in the ordinary course of business, enter into, terminate, waive any right under or amend in any material respect any Company Contract or any Contract which if entered into prior to the date hereof would be a Company Contract;

          (g)   mortgage, pledge or subject to any material Lien or security interest (other than Permitted Liens) any material asset of the Company or any of its Subsidiaries to secure indebtedness for borrowed money;

          (h)   make any capital expenditures in excess of $1,000,000 per month in the aggregate, other than capital expenditures that are budgeted in the Company's capital expenditure budget set forth on Schedule 5.1(h);

          (i)    (i) other than for borrowings under the Company's revolving credit facility and other incurrences of indebtedness in the ordinary course of business, incur, assume or otherwise become liable for any indebtedness for borrowed money, or amend or modify in any material respect or refinance any indebtedness for borrowed money (other than the Paid Off Indebtedness), or (ii) make any loans, advances (other than travel advances to employees in the ordinary course of business) or capital contributions to, or investments in, any other Person, other than the Company or any direct or indirect wholly-owned Subsidiary of the Company;

          (j)    except as required by any Company Plan or Contract in existence on the date hereof, or applicable Law, (i) increase the compensation or benefits of any of its current or former employees, directors, officers or independent contractors, (ii) grant any transaction bonus, retention, severance or termination pay to any current or former employee, director, officer or independent contractor, (iii) enter into any employment, consulting or severance agreement or arrangement with any of its directors or officers, or any of its employees or independent contractors at the level of vice-president and above, (iv) establish, adopt, enter into or amend in any material respect or terminate any Company Plan or any arrangement that would be a

  Company Plan if it were in effect on the date of this Agreement, (v) grant any equity or equity-based awards or (vi) hire, promote or terminate (other than for cause) any officer or employee at the level of vice-president and above;

          (k)   make any material change in any accounting principles, except as may be required by Law or GAAP or any official interpretations thereof;

          (l)    settle or compromise (or amend a settlement or compromise of) any Actions in excess of $250,000, net of insurance, or claims for equitable relief;

          (m)  other than as required by applicable Law, (i) make, change or revoke any material Tax election, (ii) amend any Tax Return with respect to any material Tax, (iii) change any annual Tax accounting period or adopt or change any material method of Tax accounting, (iv) surrender any right to claim a material Tax refund, (v) enter into any closing agreement relating to any material Tax, including pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign Law) or enter into any material settlement or compromise of any material Tax liability or (vi) or incur a material Tax liability outside the ordinary course of business;

          (n)   adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

          (o)   sell, assign, transfer, license, sublicense, covenant not to sue with respect to or otherwise dispose of any Intellectual Property (other than non-exclusive licenses of Intellectual Property granted in the ordinary course of business consistent with past practice); or

          (p)   commit to take any of the actions described in the preceding paragraphs (a) through (o).

        SECTION 5.2    No Solicitation

          (a)    No Solicitation.    The Company and its Subsidiaries and its and their respective directors, officers and employees shall, and the Company shall use its reasonable best efforts to cause its and its Subsidiaries' other Representatives to (i) immediately cease all discussions and negotiations with respect to any Acquisition Proposal and (ii) thereafter not directly or indirectly, (A) initiate, solicit, induce or knowingly facilitate, encourage or assist any inquiry or the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or the making of any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry, (B) engage in, enter into, continue or otherwise participate in any discussion or negotiation regarding, or furnish or otherwise provide access to any non-public information concerning the Company or its Subsidiaries to any Person in connection with or in response to, any Acquisition Proposal or Acquisition Inquiry, or (C) otherwise cooperate with, knowingly assist, participate in or knowingly facilitate any effort or attempt to make any Acquisition Proposal or Acquisition Inquiry. Notwithstanding the foregoing, if prior to obtaining the Company Shareholder Approval, (i) the Company receives a bona fide written Acquisition Proposal from any Person that was unsolicited (and not withdrawn), (ii) such Acquisition Proposal did not result from a breach of this Section 5.2, (iii) the Company Board (and, if a special committee has been formed, acting upon the recommendation of such special committee to take such action) determines in good faith (after consultation with its financial advisors and its outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal, and (iv) the Company Board (and, if a special committee has been formed, acting upon the recommendation of such special committee to take such action) determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with the fiduciary duties of the Company Board under applicable Law, then the Company and its Representatives may provide non-public information concerning the Company and its Subsidiaries in response to a request therefor by such Person if prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, the

  Company: (A) gives Parent written notice of the identity of such Person and of the Company's intention to furnish non-public information to, or enter into discussions or negotiations with, such Person, and (B) receives from such Person, and delivers to Parent a copy of, an executed confidentiality agreement with customary limitations on the use and disclosure of all non-public written and oral information furnished to such Person and other provisions not materially less favorable to the Company in the aggregate than the provisions of the Confidentiality Agreement (it being understood that such confidentiality agreement (i) need not prohibit the making of an Acquisition Proposal, (ii) may contain any standstill or similar provision and (iii) shall expressly provide that nothing therein shall restrict the Company from complying with the provisions of this Section 5.2) and, substantially concurrently with the furnishing of such non-public information to such Person, the Company furnishes such non-public information to Parent (to the extent such non-public information has not been previously furnished by the Company to Parent). Notwithstanding anything to the contrary contained in this Agreement, the Company and its Subsidiaries and its and their Representatives may (without any determination by the Company Board or any committee thereof or consultation with its financial advisors or outside legal counsel) direct any Person to this Agreement, including the specific provisions of this Section 5.2. Notwithstanding anything to the contrary, the Company: (i) agrees that it will not, and shall ensure that each of its Subsidiaries will not release or permit the release of any Person from, or amend, waive or permit the amendment or waiver of any provision of, any "standstill" or similar agreement or provision to which the Company or any of its Subsidiaries is or becomes a party or under which the Company or any of its Subsidiaries has or acquires any rights, and (ii) will use its reasonable best efforts to enforce or cause to be enforced each such agreement or provision at the request of Parent.

          (b)    No Adverse Recommendation Change.    Neither the Company Board nor any committee thereof shall: (i) withhold, withdraw or modify in any manner adverse to Parent, or permit the withholding, withdrawal or modification in a manner adverse to Parent of, the Company Recommendation (an "Adverse Recommendation Change"); (ii) recommend the approval, acceptance or adoption of, or approve, recommend or adopt, any Acquisition Proposal; (iii) approve or recommend, or cause or permit the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other analogous agreement or Contract constituting, or which provides for, contemplates or is intended or would reasonably be expected to result directly or indirectly in, an Acquisition Transaction; or (iv) resolve, agree in writing or publicly propose to, or permit the Company or any of its Subsidiaries or any Representative of the Company or any of its Subsidiaries to agree or publicly propose to, take any of the actions referred to in this Section 5.2(b)(i) through (iv).

          (c)   Notwithstanding the foregoing or anything else to the contrary in this Agreement (including Section 5.3 and Section 5.5), at any time prior to obtaining the Company Shareholder Approval, the Company Board (or, if a special committee shall have been formed, acting upon the recommendation of such special committee to take such action) may make an Adverse Recommendation Change (and in the case of clause (i) below, may also take action pursuant to Section 7.1(c)(ii)):

              (i)  if: (A) the Company receives an unsolicited, bona fide, written Acquisition Proposal that is made to the Company and is not withdrawn;

              (B)  such Acquisition Proposal did not result from a material breach of any of the provisions of this Section 5.2;

              (C)  the Company provides Parent, at least 24 hours (or such shorter notice period provided to the members of the Company Board or, if applicable, the special committee) prior to any meeting of the Company Board (or, if applicable, the special committee) at which the Company Board (or, if applicable, the special committee) will consider and determine whether such Acquisition Proposal is a Superior Offer, with a written notice specifying the date and time of such meeting, the material terms and conditions of the Acquisition Proposal that is the basis of the potential action by the Company Board (or, if applicable, the special committee) (including a copy of any draft Contract relating to such Acquisition Proposal) and the identity of the Person making such Acquisition Proposal;

              (D)  the Company Board (or, if applicable, the special committee) determines in good faith, after having consulted with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal;

              (E)  the Company Board (or, if applicable, the special committee) determines in good faith, after having consulted with its financial advisors and outside legal counsel, that, in light of such Superior Proposal, the failure to effect an Adverse Recommendation Change or take action pursuant to Section 7.1(c)(ii) would be inconsistent with the fiduciary obligations of the Company Board under applicable Law;

              (F)  no less than four calendar days prior to effecting an Adverse Recommendation Change or taking action pursuant to Section 7.1(c)(ii), the Company delivers to Parent in writing (a "Recommendation Change Notice"): (1) stating that the Company has received a Superior Proposal that did not result from or arise out of a breach of Section 5.2; (2) stating that the Company Board intends to effect an Adverse Recommendation Change or take action pursuant to Section 7.1(c)(ii) and describing any intended modification of the Company Recommendation or action pursuant to Section 7.1(c)(ii); (3) specifying the material terms and conditions of such Superior Proposal, including the identity of the Person making such Superior Proposal; and (4) attaching copies of the most current and complete draft of any proposed definitive Contract relating to such Superior Proposal and all other material documents and communications relating to such Superior Proposal;

              (G)  throughout the period between the delivery of such Recommendation Change Notice and any Adverse Recommendation Change or action pursuant to Section 7.1(c)(ii), the Company engages (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement or enter into an alternative transaction with Parent; and

              (H)  at the time of the Adverse Recommendation Change or action pursuant to Section 7.1(c)(ii), the Company Board (or, if applicable, the special committee) determines in good faith, after consulting with the Company's financial advisor and outside legal counsel, that the failure to effect an Adverse Recommendation Change or take action pursuant to Section 7.1(c)(ii) would be inconsistent with the fiduciary obligations of the Company Board under applicable Law in light of such Superior Proposal (after taking into account any changes to the terms of this Agreement that Parent irrevocably agreed in writing to make as a result of the negotiations required by clause "(G)" above or otherwise); or

             (ii)  if: (A) there shall arise after the date of this Agreement an Intervening Event that leads the Company Board (or, if a special committee shall have been formed, acting upon the recommendation of such special committee to take such action) to consider effecting an Adverse Recommendation Change;

              (B)  the Company provides Parent, at least 48 hours prior to any meeting of the Company Board at which the Company Board will consider and determine whether such Intervening Event requires the Company Board to effect an Adverse Recommendation Change, with a written notice specifying the date and time of such meeting, the reasons for holding such meeting and a reasonably detailed description of such Intervening Event;

              (C)  the Company Board (or, if applicable, the special committee) determines in good faith, after having consulted with its financial advisors and outside legal counsel, that, in light of such Intervening Event, the failure to effect an Adverse Recommendation Change would be inconsistent with the fiduciary obligations of the Company Board under applicable Law;

              (D)  no less than four calendar days prior to effecting an Adverse Recommendation Change, the Company delivers to Parent a written notice: (1) stating that an Intervening Event has arisen; (2) stating that it intends to effect an Adverse Recommendation Change in light of such Intervening Event and describing any intended modification of the Company Recommendation; and (3) containing a reasonably detailed description of such Intervening Event;

              (E)  throughout the period between the delivery of such notice and any Adverse Recommendation Change, the Company engages (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement or enter into an alternative transaction with Parent; and

              (F)  at the time of the Adverse Recommendation Change, the Company Board (or, if applicable, the special committee) determines in good faith, after consulting with the Company's financial advisor and outside legal counsel, that the failure to effect an Adverse Recommendation Change would be inconsistent with the fiduciary obligations of the Company Board under applicable Law in light of such Intervening Event (after taking into account any changes to the terms of this Agreement proposed by Parent as a result of the negotiations required by clause "(E)" above or otherwise).

For purposes of clause "(i)" of this Section 5.2(c), any change in the form or amount of the consideration payable in connection with a Superior Proposal, and any other material change to any of the terms of a Superior Proposal, will be deemed to be a new Superior Proposal, requiring a new Recommendation Change Notice and a new advance notice period; provided, however, that the advance notice period applicable to any such change to a Superior Proposal pursuant to clause "(i)(F)" of this Section 5.2(v) shall be three calendar days rather than four calendar days. Any and all information regarding any negotiations that take place pursuant to clause "(i)(F)" or clause "(ii)(E)" of this Section 5.2(c) (including the existence and terms of any proposal made by or on behalf of Parent or the Company during such negotiations) shall be subject to the Confidentiality Agreement. The Company shall ensure that any Adverse Recommendation Change (x) does not change or otherwise affect the approval of this Agreement or the Voting Agreement by the Company Board or any other approval of the Company Board and (y) does not have the effect of causing any corporate takeover statute or other similar statute (including any "moratorium," "control share acquisition," "business combination" or "fair price" statute) under applicable Law to be applicable to this Agreement, the Voting Agreement, the Merger or any of the other transactions contemplated by this Agreement.

          (d)    Notice to Parent.    If the Company or any of its Representatives receives an Acquisition Proposal or Acquisition Inquiry, then the Company shall promptly (and in any event within 48 hours) (i) advise Parent in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry) and (ii) provide Parent with a copy of the applicable written Acquisition Proposal (or if oral, a summary of the material terms and conditions thereof) and all material documents received by the Company or any of its Representatives setting forth the material terms and conditions of such Acquisition Proposal or Acquisition Inquiry. The Company shall keep Parent reasonably informed in all material respects on a reasonably current basis of the status and material developments, discussions or negotiations regarding any such Acquisition Proposal or Acquisition Inquiry and shall promptly (and in any event within 48 hours) provide Parent with a copy of material documentation and material terms and conditions (including any change in price or form of consideration or other material amendment thereto); provided, that it is understood and agreed that all such information and communications shall be subject to the Confidentiality Agreement.

          (e)    Certain Permitted Disclosure.    Nothing contained in this Section 5.2 shall be deemed to prohibit the Company or the Company Board or any committee thereof from (i) taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2 under the Exchange Act, or making any "stop-look-and-listen" communication or similar communication of the type contemplated pursuant to Rule 14d-9 under the Exchange Act or (ii) if required by applicable Law, issuing a press release disclosing the Company has received a bona fide, written Acquisition Proposal that the Company Board has determined in compliance with Section 5.2(a) could reasonably be expected to lead to a Superior Proposal (provided that (A) such Acquisition Proposal did not result from a breach of Section 5.2(a) and (B) the Company provides Parent notice, and a copy of such press release, a reasonable time in advance of such release); provided that any such disclosure shall be deemed to be an Adverse Recommendation Change if the Company fails to expressly and publicly reaffirm the Company Recommendation in such disclosure or similar communication. For the avoidance of doubt, in no event shall the issuance of a "stop-look-and-listen" communication pursuant to Rule 14d-9 of the Exchange Act (or similar statement pursuant to any requirement of applicable Law), without more, constitute an Adverse Recommendation Change.

          (f)    Definitions.    For purposes of this Agreement:

              (i)  "Acquisition Inquiry" means an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Parent or any of its Subsidiaries) that would reasonably be expected to lead to an Acquisition Proposal.

             (ii)  "Acquisition Proposal" means any proposal or offer for an Acquisition Transaction.

            (iii)  "Acquisition Transaction" means any transaction or series of transactions involving (A) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose businesses constitute at least 15% of the net revenues or assets of the Company and its Subsidiaries, taken as a whole, or (B) the acquisition in any manner, directly or indirectly, of at least 15% of the equity securities or assets of the Company and its Subsidiaries, taken as a whole, in each case other than the Merger.

            (iv)  "Intervening Event" means a material event, change, circumstance, occurrence, effect or state of facts that was not known to the Company Board prior to the execution of this Agreement (or, if known, the consequences of which were not known nor reasonably foreseeable), which event, change, circumstance, occurrence, effect or state of facts, or any consequence thereof, becomes known to the Company Board after the date hereof; provided, however, that in no event shall the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto constitute an Intervening Event.

             (v)  "Superior Proposal" means a bona fide written Acquisition Proposal (with the percentages set forth in the definition of "Acquisition Transaction" changed from 15% to 80%) that the Company Board or any committee thereof determines in its good faith judgment (A) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, and (B) if consummated, would result in a transaction more favorable to the Company's shareholders from a financial point of view than the Merger.

        SECTION 5.3    Preparation of Proxy Statement; Shareholders Meeting; Vote of Parent.     (a) No later than 30 days after the date hereof, the Company shall prepare and file a proxy statement in connection with the Shareholders Meeting (such proxy statement, together with any exhibits, supplements or amendments thereto, the "Proxy Statement") in preliminary form with the SEC. Parent, Merger Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement. The Company shall (i) cause the Proxy Statement and the filing and any dissemination thereof to comply in all material respects with the applicable requirements of the Exchange Act and (ii) cause the Proxy Statement to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, that no covenant is made by the Company with respect to information relating to, or supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement. Parent and Merger Sub shall furnish to the Company the information relating to them required by the Exchange Act to be set forth in the Proxy Statement, which such information shall be true, correct and complete in all material respects. The Company and Parent shall cooperate and consult with each other with respect to the timing of running one or more broker searches for the record date of the Shareholders Meeting.

          (b)   If, at any time prior to obtaining the Company Shareholder Approval, any information relating to the Merger, the Company, Parent, Merger Sub or any of their respective Affiliates, directors or officers should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and the Company shall promptly file with the SEC an appropriate amendment or supplement describing such information and, to the extent required by applicable Law, disseminate such amendment or supplement to the shareholders of the Company.

          (c)   The Company shall consult with Parent (and, if requested by Parent, its counsel), and Parent (and, if requested by Parent, its counsel) shall be given a reasonable opportunity to review and comment on the Proxy Statement (including each amendment or supplement thereto) before it is filed with the SEC and the Company shall give reasonable and good faith consideration to any comments made by Parent (and, if requested by Parent, its counsel). The Company shall provide Parent (and, if requested by Parent, its counsel) with any comments (written or oral) that may be received from the SEC with respect to the Proxy Statement as promptly as practicable after receipt thereof. The Company shall use reasonable best efforts to resolve all SEC comments as promptly as practicable. Parent (and, if requested by Parent, its counsel) shall be given a reasonable opportunity to review any proposed responses and provide comments to such responses, to which reasonable and good faith consideration shall be given by the Company.

          (d)   As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, the Company shall (i) establish the earliest reasonable practicable record date for a special meeting of its shareholders to be held solely for the purpose of obtaining the Company Shareholder Approval (the "Shareholders Meeting") (and shall not change such record date without the written consent of Parent, which shall not be unreasonably withheld, conditioned or delayed), (ii) give notice of the Shareholders Meeting and mail the Proxy Statement, (iii) except to the extent that the Company Board shall have effected an Adverse Recommendation Change in compliance with the terms of this Agreement, include in the Proxy Statement the recommendation of the Company Board that the shareholders of the Company vote in favor of the adoption of this Agreement and approval of the Merger and the other transactions contemplated hereby (the "Company Recommendation") and use reasonable best efforts to solicit proxies in favor of the adoption of this Agreement and approval of the Merger and the other transactions contemplated hereby, and (iv) hold the Shareholders Meeting; provided, however, that the Company may postpone or adjourn the Shareholders Meeting from its originally noticed date for a reasonable period (A) in order to solicit additional proxies so as to establish a quorum, but only until there are a sufficient number of shares present or represented to obtain such quorum or (B) to allow time for the filing or dissemination of any supplemental or amended disclosure documents which the Company Board has determined in good faith is required to be filed or disseminated under applicable Law. The Company's obligation to call, give notice of and hold the Shareholders Meeting in accordance with this Section 5.3(d) shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Superior Proposal or other Acquisition Proposal, by any Intervening Event or by any Adverse Recommendation Change. Without limiting the generality of the foregoing, the Company agrees that: (i) unless this Agreement is terminated in accordance with Section 7.1, the Company shall not submit any Acquisition Proposal to a vote of its shareholders (other than the Merger); and (ii) except as otherwise provided in this Section 5.3(d), the Company shall not (without Parent's prior written consent) adjourn, postpone or cancel (or propose to adjourn, postpone or cancel) the Shareholders Meeting. Following receipt of Company Shareholder Approval, the Company shall promptly deliver notice (the "Shareholder Notice") to each shareholder of the Company who gave written objection to the Merger in accordance with Section 179(2) of the BVI Act and each shareholder of the Company from whom written objection was not required in accordance with Section 179(2) of the BVI Act, which notice shall include the notice to shareholders required by Section 179 of the BVI Act of the approval of the Merger. The Company shall (i) give Parent a reasonable opportunity to review and comment on all materials to be submitted to the shareholders of the Company, including the Shareholder Notice, and (ii) consider in good faith, and incorporate therein, all comments reasonably proposed by Parent.

          (e)   Immediately after the execution and delivery of this Agreement, Parent, in its capacity as the sole shareholder of Merger Sub, shall adopt this Agreement.

        SECTION 5.4    Access to Information; Confidentiality.     (a) From the date hereof until the Closing Date, upon reasonable notice, the Company shall afford Parent and its Representatives reasonable access to the properties, assets, offices, facilities, books and records of the Company and its Subsidiaries and shall furnish Parent and the Debt Financing Sources with such financial, operating and other data and information relating to the Company and its Subsidiaries as Parent may reasonably request; provided, however, that any such access or furnishing of information shall be conducted at Parent's expense, during normal business hours, under the supervision of the Company's personnel and in such a manner as not to unreasonably interfere with the normal operations of the Company and its Subsidiaries. Notwithstanding anything to the contrary in this Section 5.4, neither the Company nor any of its Subsidiaries shall be required to disclose any information to Parent or its Representatives or any Debt Financing Source if such disclosure would (a) jeopardize any attorney-client or other legal privilege (provided that the Company shall use its commercially reasonable efforts to allow for such access or disclosure (or as much of it as possible) in a manner that does not result in a loss of attorney-client or other legal privilege or develop an alternative method of providing such information to Parent), or (b) contravene any Law or Contract (provided that the Company shall use its commercially reasonable efforts to provide such access or make such disclosure in a manner that does not contravene Law or Contract or develop an alternative method of providing such information to

Parent). Prior to the Closing, Parent shall not and shall cause its Affiliates and its and their Representatives and the Debt Financing Sources not to use any information obtained pursuant to this Section 5.4 for any purpose unrelated to the Merger and the transactions contemplated hereby. No investigation pursuant to this Section 5.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. Notwithstanding anything herein to the contrary, Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact any partner, licensor, licensee, customer or supplier of the Company in connection with the Merger or any of the transactions contemplated hereby without the Company's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), and Parent and Merger Sub acknowledge and agree that any such contact shall be arranged by and with a representative of the Company participating.

          (b)   Parent and Merger Sub shall hold all documents and other information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub in connection with this Agreement or the transactions contemplated hereby in accordance with the letter agreement, dated as of October 1, 2019, between the Company and Culligan International Company (the "Confidentiality Agreement"), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

        SECTION 5.5    Efforts to Consummate the Merger.     (a) Upon the terms and subject to the conditions of this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (under Law or otherwise) in order to consummate the Merger and the other transactions contemplated by this Agreement, including by using and by causing its Affiliates to use its and their reasonable best efforts to:

              (i)  prepare and file all forms, registrations and notices required under, and seek any consents, authorizations or other approvals required under, any Law or by any Governmental Entity in connection with the Merger and the other transactions contemplated hereby;

             (ii)  provide as promptly as possible and advisable all information and documentary materials that may be requested pursuant to the HSR Act (including pursuant to any "Second Request");

            (iii)  obtain all required consents, approvals or waivers from any third Person, including as required under any Contract; and

            (iv)  resolve all objections asserted with respect to this Agreement or the Merger or other transactions contemplated hereby under any Law.

Without limiting the generality of the foregoing, each of the parties shall prepare and file as promptly as practicable (and in any event no later than the 15th Business Day hereafter) an appropriate Notification and Report Form under the HSR Act. Parent shall pay all filing fees under the HSR Act.

          (b)   Subject to applicable Law relating to the exchange of information, the parties shall keep each other reasonably apprised of the status of the matters addressed in this Section 5.5 and shall cooperate with each other in connection with such matters, including by:

              (i)  cooperating with each other in connection with filings or other written submissions required or advisable under any Law and liaising with each other in relation to each step of the procedure before the relevant Governmental Entities in the United States and as to the contents of all communications with such Governmental Entities in the United States. To the extent permitted by Law, each party shall be given a reasonable opportunity to review and comment on any filing or other written materials being submitted to any Governmental Entity in the United States before submission, and the submitting party shall give reasonable and good faith consideration to any comments made by the other party; provided, however, that either party may limit disclosure of any sensitive business information exchanged pursuant to this paragraph (b) (including contents of draft or final copies of submissions) to the other party's outside counsel;

             (ii)  furnishing to the other party all information within its possession that is required for any application or other filing to be made by the other party pursuant to applicable Law in the United States;

            (iii)  promptly notifying each other of any material communications from or with any Governmental Entity in the United States with respect to the Merger or other transactions contemplated by this Agreement and ensuring to the extent permitted by Law and the applicable Governmental Entity that each of the parties has the opportunity to attend any meeting or phone call with or other appearance before any Governmental Entity; provided, however, that either party may limit attendance at such meeting or phone call to outside counsel of the other party; and

            (iv)  consulting and cooperating with one another in connection with all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted to any Governmental Entity in the United States.

          (c)   The obligations of Parent and Merger Sub under this Section shall include Parent and Merger Sub (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise (A) the sale, divesture, license or other disposition of any asset or business of Parent, Merger Sub or any of their Affiliates or (B) the sale, divesture, license or other disposition, contemporaneously with or subsequent to the Effective Time, of any asset or business of the Company or its Subsidiaries; (ii) permitting the Company and its Subsidiaries to sell, divest, license or otherwise dispose any of its or their assets or businesses prior to the Effective Time; (iii) entering into any conduct of business arrangement with respect to its or its Affiliates' assets or businesses or the Company or its Subsidiaries' assets or businesses; and (iv) modifying, relinquishing, waiving or terminating any of its or its Affiliates or the Company's or its Subsidiaries' existing relationships, ventures and contractual rights, in any such case of (i) through (iv), so as to obtain the expiration of any applicable waiting period in the United States with respect to any Antitrust Law in the United States, to obtain any required consent or other approval from any Governmental Entity in the United States under any Antitrust Law, or to prevent the entry of, or have vacated, lifted, reversed or otherwise overturned, any applicable injunction, judgment or other order issued under any Antitrust Law in the United States; provided, however, that Parent and Merger Sub shall not be required to (or to cause their Subsidiaries to) take (and the Company shall not take, without the prior written consent of Parent) the actions set forth in clauses (i) through (iv) if such actions, considered collectively, would reasonably be expected to result in a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          (d)   Parent and Merger Sub shall not, and shall cause their Affiliates not to, acquire or agree to acquire any assets (including any equity interest in any Person) if such acquisition or agreement would reasonably be expected to (i) materially increase the risk of not obtaining any required expiration of any waiting period or any consent or other approval necessary under any Antitrust Law in the United States for the Merger or other transactions contemplated hereby or (ii) materially increase the risk of any Governmental Entity in the United States entering or not vacating, lifting, reversing or otherwise overturning any injunction, judgment or other order under any Antitrust Law in the United States that would prevent, prohibit, restrict or delay the consummation of the Merger or other transactions contemplated hereby.

          (e)   Notwithstanding anything to the contrary herein (but subject to the last sentence of this Section 5.5(e)), the Company shall control the defense and settlement of all Shareholder Litigation initiated against the Company, the Company Board or any of its or their Representatives. The Company shall promptly notify Parent in writing of, and shall give Parent the opportunity to participate in the defense and settlement of, any Shareholder Litigation. Without otherwise limiting the Indemnified Persons' rights with regard to the right of counsel, following the Effective Time, the Indemnified Persons shall be entitled to continue to retain Goodwin Procter LLP or such other counsel selected by such Indemnified Persons prior to the Effective Time to defend any Shareholder Litigation. No compromise or full or partial settlement of any Shareholder Litigation shall be agreed to by the Company without Parent's prior written consent (which shall not to be unreasonably withheld, delayed or conditioned).

        SECTION 5.6    Financing.     (a) Neither Parent nor Merger Sub shall agree or permit (and Parent and Merger Sub shall cause their Affiliates to not agree or permit) to any amendment, replacement, supplement or other modification of, or waive any of its rights or any rights in favor of the Company under, any Financing Commitment or any definitive agreements related to any Financing Commitment (including the Debt Fee Letter), in each case, without the prior written consent of the Company, if such amendment, replacement, supplement or other modification or waiver (x) reduces the aggregate amount of the Financing below the amount required to consummate the transactions contemplated hereby on the Closing Date or (y) amends, supplements or otherwise modifies the conditions precedent to the Financing Commitments or adds or imposes new terms or conditions in a manner that would reasonably be expected to (i) materially delay, impede or impair the Closing or prevent the Closing or (ii) adversely impact the ability of Parent, Merger Sub or any of their Affiliates to enforce their rights under the Financing Commitments or the ability of Parent, Merger Sub, Borrower or their Affiliates to perform their obligations hereunder on a timely basis; it being understood and agreed that Parent, Merger Sub or any of their Affiliates may, without the consent of the Company, amend or otherwise modify the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letter on the date of this Agreement so long as such amendment or modification does not have the effects described in clauses (x) or (y) above. Parent and Merger Sub shall promptly deliver to the Company copies of any such amendment, restatement, amendment and restatement, replacement, supplement, modification, waiver or consent. Each of Parent and Merger Sub shall, and shall cause any of their Affiliates, as applicable, to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate and obtain the Financing on the terms and conditions described in the Financing Commitments (as such terms may be modified or adjusted in accordance with the terms of, and within the limits of, the "flex" provisions contained in the Debt Fee Letter, as applicable) including (i) using its reasonable best efforts to (u) enforce its rights under the Financing Commitments; provided, however that nothing contained in this Section 5.6 shall require either Parent or Merger Sub to bring any enforcement action or proceeding against any Debt Financing Source to enforce its respective rights under the Debt Commitment Letter to procure Debt Financing pursuant to the Debt Commitment Letter and Debt Fee Letter, (v) maintain in full force and effect the Financing Commitments in accordance with the terms and subject to the conditions thereof, (w) negotiate and enter into definitive agreements with respect thereto on the terms and conditions contained therein, (x) satisfy on a timely basis all conditions applicable to the Borrower in such definitive agreements that are within its control and (y) cause Borrower to contribute or otherwise transfer the proceeds of the Debt Financing to Parent to permit Parent and Merger Sub to consummate the transactions contemplated by this Agreement; and (ii) at the request of the Company, fully enforcing the Equity Financing Sources' obligations (and the rights of Parent and the Company) under the Equity Commitment Letter, including by filing one or more lawsuits against the Equity Financing Sources to fully enforce the Equity Financing Sources' obligations (and the rights of Parent and the Company) thereunder. Upon any amendment, replacement, supplement or modification of the Equity

Commitment Letter or Debt Commitment Letter in accordance with this Section 5.6(a), the terms "Equity Commitment Letter" and "Debt Commitment Letter" shall mean the Equity Commitment Letter and Debt Commitment Letter, as applicable, as so amended, replaced, supplemented or modified in accordance with this Section 5.6(a). Parent and Merger Sub shall keep the Company reasonably informed of any material developments concerning the Financing that would reasonably be expected to adversely affect (x) the ability of Parent or Borrower to satisfy any of the conditions to the Debt Financing or the Equity Financing or (y) the availability of the Debt Financing or the Equity Financing (other than by virtue of the imposition of original issue discount, which may be funded at the election of Borrower as provided in the Debt Fee Letter and/or by an increase in the amount of the Equity Financing); provided, neither Parent, the Borrower nor Merger Sub shall be required to provide information to the extent that the provision thereof would violate any attorney-client privilege, law, rule or regulation or any confidentiality obligation binding on Parent or Merger Sub and/or any of their respective affiliates.

          (b)   In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter (as such terms may be modified or adjusted in accordance with the terms of, and within the limits of, the "flex" provisions contained in the Debt Fee Letter) for any reason, Parent and Merger Sub shall, and Parent shall cause the Borrower to, cooperate and use their reasonable best efforts to obtain, as promptly as practicable, financing from alternative sources (the "Alternative Debt Financing") in an amount sufficient to consummate the transactions contemplated by this Agreement to occur on the Closing Date and on terms and conditions not materially less favorable in the aggregate to Parent and Merger Sub than as set forth in the Debt Commitment Letter in effect as of the date hereof (and such terms and conditions shall not contain any conditions precedent to the Debt Financing that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated hereby); provided nothing herein or in any other provision of this Agreement shall require, and in no event shall the reasonable best efforts of Parent and the Merger Sub be deemed or construed to require, (A) Parent, Merger Sub or any of their Affiliates to waive any term or condition of this Agreement, (B) Parent, Merger Sub or any of their Affiliates to pay fees or other amounts that, taken as a whole, materially exceed the aggregate fees and other amounts contemplated to be paid by the Debt Commitment Letter and the Debt Fee Letter as of the date of this Agreement, or (C) seek any additional equity financing or commitments. In the event that Alternative Debt Financing is arranged in accordance with this Section 5.6(b), the term "Debt Commitment Letter" shall mean the commitment letters for such Alternative Debt Financing (as amended, replaced, supplemented or modified in accordance with Section 5.6(a)). In the event that Alternative Debt Financing shall be obtained pursuant to this Section 5.6(b), the parties shall comply with the covenants in Section 5.6(a) with respect to such Alternative Debt Financing mutatis mutandis. Parent shall keep the Company informed on a current basis in reasonable detail of the status of its efforts to obtain and consummate the Alternative Debt Financing.

          (c)   Parent and Merger Sub shall keep the Company reasonably informed of the status of Parent's, the Borrower's and Merger Sub's efforts to obtain the Financing and to satisfy the conditions thereof, and giving the Company prompt notice of any material change (adverse or otherwise) with respect to the Financing. Without limiting the generality of the foregoing, Parent and Merger Sub shall notify the Company promptly (and in any event within one Business Day) if at any time prior to the Closing:

              (i)  any Financing Commitment is terminated for any reason whether or not such attempted or purported termination is valid;

             (ii)  Parent, the Borrower or Merger Sub obtains knowledge of any breach or default or any threatened breach or default (or any event or circumstance that, with or without due notice, lapse of time or both, would reasonably be expected to give rise to any breach or default) by any party to any of the Financing Commitments;

            (iii)  Parent, the Borrower or Merger Sub receives any written communication from any Person with respect to any (A) actual, potential or threatened breach, default, termination or repudiation by any party to any of the Financing Commitments or (B) dispute or disagreement between or among any parties to any of the Financing Commitments;

            (iv)  any Equity Financing Source or Debt Financing Source refuses to provide, or notifies Parent or Merger Sub (in writing) an intent to refuse to provide, all or any portion of the Financing Commitments contemplated by the Equity Commitment Letter or the Debt Commitment Letter, respectively, on the terms set forth therein; or

             (v)  Parent, the Borrower or Merger Sub, for any reason, no longer believes in good faith that it will be able to obtain all or any portion of the Financing Commitments on the terms described in the Equity Commitment Letter or the Debt Commitment Letter, as applicable.

  Promptly after receipt of written notice by Parent and Merger Sub from the Company, Parent and Merger Sub shall provide any information reasonably requested in writing by the Company relating to any circumstance referred to in clause (i) through (v) of the immediately preceding sentence; provided, none of Parent, the Borrower nor Merger Sub shall be required to provide information to the extent that the provision thereof would violate any attorney-client privilege, law, rule or regulation or any confidentiality obligation binding on Parent or Merger Sub and/or any of their respective Affiliates.

          (d)   It is understood and agreed that after the date of this Agreement, Parent intends to pursue, and the Company will use its reasonable best efforts to assist in accordance with Section 5.6(e), debt financing which may be comprised of a senior secured cash flow revolver, a senior secured term loan facility and/or senior unsecured notes (the "Best Efforts Debt Financing"), in lieu of the Debt Financing, to effect the Parent Refinancing, satisfy in full the Paid Off Indebtedness, to finance the transactions contemplated hereby and to pay related fees and expenses; provided, however, that notwithstanding anything to the contrary in this Agreement, the conditions set forth in Article VI, to the extent applicable to Company's obligations under Section 5.6 in respect of any Best Efforts Debt Financing only, shall be deemed to be satisfied with respect thereto notwithstanding that the Company has breached or otherwise failed to comply with its obligations in respect of the Best Efforts Debt Financing only and no such breach or failure shall constitute or be deemed to be a breach for purposes of this Agreement, including for purposes of Article VII, or otherwise form the basis of a failure to effect the Closing by Parent.

          (e)   Prior to the Closing, the Company shall, to the extent Parent and Merger Sub may reasonably request in connection with the Debt Financing and/or the Best Efforts Debt Financing, use its reasonable best efforts to, and shall cause its Subsidiaries to cause its and their respective officers, employees and advisors to, use reasonable best efforts to provide to Parent and Merger Sub such cooperation as is customary for such debt financings, including:

              (i)  cooperating in the preparation of any confidential information memorandum, lender presentations, rating agency presentations and/or other investor slides and the execution and delivery of any definitive financing documents (including any loan agreement, pledge and security documents, any hedging agreement, control agreements and related deliverables (including any schedules and exhibits thereto)) as may be reasonably requested by Parent;

             (ii)  making senior management of the Company reasonably available for a reasonable number of meetings, conference calls and sessions with ratings agencies at mutually agreeable times and upon reasonable notice (but no more than one in-person bank meeting);

            (iii)  cooperating with Debt Financing Sources and their respective advisors in performing their due diligence;

            (iv)  as promptly as reasonably practicable, furnishing Parent, Merger Sub and Debt Financing Sources with (x) the Required Information and, in connection with the Best Efforts Debt Financing, such other information that is otherwise reasonably necessary in connection with Parent's Debt Financing;

             (v)  cooperating and assisting Parent and the Borrower in connection with Parent's and/or the Borrower's preparation of customary pro forma financial statements reflecting the Merger and the Financing and/or the Best Efforts Debt Financing (it being understood and agreed that the Company shall not be required to provide any information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments (or otherwise prepare pro forma financial information or post-Closing financial information));

            (vi)  (A) ensuring that the chief financial officer (or other similar financial officer) of the Company executes prior to the Closing customary "authorization" letters as pertaining to the Company in connection with bank information memoranda authorizing the distribution of information to prospective lenders and identifying any portion of such information that constitutes material, nonpublic information regarding the Company or its Subsidiaries or their respective securities and (B) providing information and supporting details reasonably requested by Parent to enable Borrower's delivery of a solvency certificate in the form required by the Debt Commitment Letter or by the Best Efforts Debt Financing documentation;

           (vii)  facilitating the pledging of collateral and the perfection of the applicable security interests (including obtaining insurance certificates with customary endorsements as required by the Debt Financing and/or a Best Efforts Debt Financing);

          (viii)  ensuring that the syndication efforts in respect of the debt Financing and/or the Best Efforts Debt Financing benefit from the existing lending relationships of the Company;

            (ix)  furnishing Parent, the Borrower and the Debt Financing Sources promptly, and in any event no later than three Business Days prior to the Closing Date, with all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act and 31 C.F.R. § 1010.230, that has been reasonably requested by Parent and/or the Borrower at least ten Business Days prior to the Closing Date or such other time periods as are specified in the Best Efforts Debt Financing documentation;

             (x)  causing the taking of corporate and other actions by the Company and its Subsidiaries that are reasonably necessary to permit the consummation of the Debt Financing or the Best Efforts Debt Financing on the Closing Date and to permit the proceeds thereof to be made available to the Borrower as of the Closing; it being understood and agreed that (A) no such corporate or other action will take effect prior to the Closing and (B) any such corporate or other action will only be required of the directors, members, partners, managers or officers of the Companies who retain their respective positions as of the Closing;

            (xi)  consenting to the reasonable use of the logos of the Company and its Subsidiaries in connection with the Debt Financing and/or the Best Efforts Debt Financing in a manner that is customary for financing transactions; it being understood that such logos will not be used in a manner that is intended to or reasonably likely to harm or disparage the Company or its Subsidiaries or the reputation or goodwill of the Company or its Subsidiaries;

           (xii)  assisting Parent or its Affiliates in obtaining corporate and facilities ratings in connection with the Debt Financing and/or the Best Efforts Debt Financing; and

          (xiii)  delivering notices of prepayment or redemption within the time periods required by the relevant agreements governing the Company's existing Indebtedness to be paid off at the Closing;

provided, that nothing in this Agreement shall require such cooperation to the extent it would, in the Company's reasonable judgment, materially interfere with the business or operations of the Company or its Subsidiaries (it being understood and agreed that the actions specified in clauses "(i)" through "(xiii)" of this Section 5.6(e) do not interfere with the business or operations of the Company or its Subsidiaries; provided, further, that notwithstanding anything in this Agreement to the contrary, (x) none of the stockholders of the Company, the Company nor any of the Company's Subsidiaries or Affiliates shall (1) be required to pay any commitment or other similar fee, (2) have any liability or obligation under any loan agreement or any related document or any other agreement or document related to the Financing (or Alternative Debt Financing) or Best Efforts Debt Financing, unless and until the Closing occurs, (3) incur any other liability in connection with the Financing (or any Alternative Debt Financing) or Best Efforts Debt Financing, (4) other than with respect to the provision of information as described in clause "(vii)" above, be required to enter into, deliver or perform under any agreement, certificate or other document with respect to the Debt Financing (other than the authorization letters pursuant to clause "(vii)" of this Section 5.6(e)) that is not contingent upon the Closing or that would be effective prior to or simultaneous with the Closing, (5) be required to waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses with respect to its obligations under Section 5.6(e) prior to the Closing for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent, (6) be required to give any indemnities in connection with the Debt Financing that are effective prior to the Closing, (7) be required to provide any information the disclosure of which is prohibited or restricted under applicable Law (provided that the Company shall use its reasonable best efforts to provide such information in a manner that does not contravene Law or develop an alternative method of providing such information) and if any information is being withheld on such basis, shall inform Parent that information is being so withheld, (8) provide any legal opinion or other opinion of counsel, (9) be required to take any action that would result in a material default or breach under any material agreement to which the Company is a party or (10) be required to provide access to or disclose information to the extent that the provision thereof would violate any attorney-client privilege, law, rule or regulation or any confidentiality obligation binding on the Company or any of its Affiliates, and (y) except as set forth in this Section 5.6(e), no person that is a director or officer of the Company or any of its Subsidiaries shall be required to take any action in such capacity with respect to the Financing or Best Efforts Debt Financing prior to the Closing. Parent shall reimburse the Company for all reasonable and documented expenses incurred by the Company and its Subsidiaries in connection with its compliance with this Section 5.6(e), promptly upon receipt of the Company's written request therefor.

          (f)    It is the intention of the parties to work together following the date of this Agreement to effect the Best Efforts Debt Financing. In the event that the Best Efforts Debt Financing is not obtained on or prior to the Closing Date, the Parties will utilize the Debt Financing Commitments in accordance with Section 4.5(b). Parent and Merger Sub acknowledge and agree that the availability of or obtaining of the Financing or the Best Efforts Debt Financing or the receipt of proceeds therefrom is not a condition to the Closing.

          (g)   On or prior to the Closing Date, the Company shall deliver to Parent and Merger Sub a fully executed payoff letter in customary form with respect to the debt for borrowed money described in Section 5.6(g) of the Company Disclosure Letter (the "Paid Off Indebtedness") specifying the aggregate amount of the obligations of the Company and its Subsidiaries (including principal, interest, fees, expenses, prepayment penalties or payments and other amounts payable)

  that will be outstanding as of the Closing Date. At or prior to Closing, Parent shall have caused the Paid Off Indebtedness to be repaid in full or arranged for such Paid Off Indebtedness to be paid in full substantially concurrently with the Closing, in either case, other than indemnity obligations for which no claim has been made and other inchoate obligations which expressly survive the pay off and discharge of such indebtedness.

          (h)   Prior to the Closing and at the request of Parent, the Company will cooperate and use reasonable best efforts to assist Parent in connection with the preparation and filing by the Company of a Current Report on Form 8-K to the extent necessary for the materials used in connection with the Debt Financing and/or a Best Efforts Debt Financing to avoid containing any material non-public information with respect to the Company and its Subsidiaries.

          (i)    Prior to Closing, the Company shall timely file all SEC Documents required to be filed by the rules and regulations of the SEC.

          (j)    Parent shall indemnify and hold harmless the Company from and against any and all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are suffered or incurred by any of them in connection with actions taken at the request of Parent and Merger Sub in accordance with Section 5.6(e) by them.

        SECTION 5.7    Employment and Employee Benefits Matters; Other Plans.     (a) Without limiting any additional rights that any current employee of the Company or any of its Subsidiaries (each, a "Company Employee") may have under any Company Plan, except as otherwise agreed in writing between Parent and a Company Employee, Parent shall cause the Surviving Company and each of its Subsidiaries, for a period commencing at the Effective Time and ending 12 months thereafter, to provide any Company Employee terminated during that 12-month period with 100% of the severance payments and benefits required under the Company Plans set forth on Schedule 5.7(a) of the Company Disclosure Letter as in effect on the date of this Agreement.

          (b)   Without limiting any additional rights that any Company Employee may have under any Company Plan, except as otherwise agreed in writing between Parent and a Company Employee, Parent shall cause the Surviving Company and each of its Subsidiaries, for the period commencing at the Effective Time and ending 12 months thereafter, to maintain for any Company Employee who remains employed by the Company or any of its Subsidiaries (i) annual salary/wage rate, annual cash bonus opportunities, and commission opportunities that are each no less favorable than provided to such Company Employees immediately prior to the Effective Time, and (ii) employee benefits (solely including, health, welfare and defined contribution retirement benefits, but excluding change in control benefits, retention bonuses, equity-based incentive awards and defined benefit retirement benefits) that, in the aggregate, are substantially comparable to the employee benefits maintained for and provided to such Company Employees under Company Plans immediately prior to the Effective Time.

          (c)   As of and after the Effective Time, Parent will, or will cause the Surviving Company to, give Company Employees full credit for purposes of eligibility and vesting and benefit accruals (but not for purposes of benefit accruals under any defined benefit pension plans), under (x) any severance-related provisions of existing Company Plans described in Section 5.7(a) above and (y) any benefit (including vacation) plans, programs, policies and arrangements maintained for the benefit of Company Employees as of and after the Effective Time by Parent, its Subsidiaries or the Surviving Company (each, a "Parent Plan") for the Company Employees' service with the Company, its Subsidiaries and their predecessor entities to the same extent recognized by the Company immediately prior to the Effective Time under a comparable Company Plan, except to the extent such recognition would result in the duplication of benefits. With respect to each Parent Plan that is a "welfare benefit plan" (as defined in Section 3(1) of ERISA), Parent and its Subsidiaries shall use commercially reasonable efforts to (i) cause to be waived any pre-existing condition or eligibility limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Company Employees under similar plans maintained by the Company and its Subsidiaries during the plan year immediately prior to the Effective Time.

          (d)   From and after the Effective Time, except as otherwise agreed in writing between Parent and a Company Employee or as otherwise provided in this Agreement, Parent will honor, and will cause its Subsidiaries to honor, in accordance with its terms, each existing employment, change in control, retention, severance and termination protection agreement between the Company or any of its Subsidiaries and any officer, director or employee of that company that is set forth on Section 3.11(a) of the Company Disclosure Letter and the Company Key Executive Severance Plan with respect to all employees of the Company and its Subsidiaries who are participants under such plan.

          (e)   Neither Parent nor the Surviving Company or their Subsidiaries following the Effective Time shall, at any time prior to 90 days after the Effective Time, take any action that would result in a "mass layoff" or "plant closing" as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN"), or comparable conduct under any applicable state Law, affecting in whole or in part any facility, site of employment, operating unit or employee of the Surviving Company or its Subsidiaries without complying fully with the requirements of WARN or such applicable state Law; provided, that, this Section 5.7(e) shall not apply to a "mass layoff" or "plant closing" that arises as a result of, based on, or otherwise relates to the sale of any assets owned by the Surviving Company or its Subsidiaries.

          (f)    Nothing contained in this Section 5.7, express or implied, is intended to require Parent or its Subsidiaries, including the Surviving Company, to continue to employ any of the Company Employees for any specific period of time or to confer upon any Person that is not a party to this Agreement any right, benefit or remedy of any nature whatsoever under this Agreement, including any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment. Notwithstanding anything to the contrary contained in this Agreement, no provision of this Agreement is intended to, or does, (i) constitute the establishment of, or an amendment to, any Company Plan or any employee benefit plan of Parent or its Affiliates or (ii) limit the right of Parent or its Affiliates to amend or terminate any Company Plan or any other employee benefit plan; provided, however, that nothing in this Agreement limits Parent's or its Affiliates' obligations to comply with the terms of any Company Plan.

        SECTION 5.8    Takeover Restrictions.     If any Takeover Restriction is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, each of the Company and Parent and their respective Boards of Directors shall take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Restriction on this Agreement, the Merger and the other transactions contemplated hereby.

        SECTION 5.9    Notification of Certain Matters.     The Company and Parent shall promptly notify each other of (a) any notice or other communication received by such party or any of its Affiliates from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated hereby and (b) any Action commenced or threatened in writing against, relating to or involving the Merger or the other transactions contemplated hereby; provided, however, that no such notification shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder.

        SECTION 5.10    Indemnification, Exculpation and Insurance.     (a) From and after the Effective Time, the Surviving Company shall and shall cause its Subsidiaries to, and Parent shall cause the Surviving Company and its Subsidiaries to, indemnify and hold harmless each present and former director, officer and employee of the Company and its Subsidiaries (each an "Indemnified Person") against any and all costs, expenses (including reasonable attorneys' fees), judgments, fines, penalties, taxes, losses, claims, damages or other liabilities incurred in connection with any Action or threatened Action, whether civil, criminal, administrative or investigative, whether formal or informal, arising out of or pertaining to matters existing or occurring on or prior to the Closing Date (including the Merger, the Financing, the Best Efforts Debt Financing and the other transactions contemplated hereby), whether asserted or claimed prior to, on or after the Closing Date, to the fullest extent that the Company and its Subsidiaries would have been permitted under applicable Law, including with respect to the advancement of expenses.

          (b)   For a period of six years from the Effective Time, the memorandum of association and articles of association (or comparable organizational documents) of the Surviving Company and each of its Subsidiaries shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers and employees than are presently set forth in the memorandum of association and articles of association (or comparable organizational documents) of such entity, and no such provisions shall be amended, repealed or otherwise modified during such period in any manner adverse to any such individuals.

          (c)   Prior to the Closing Date, the Company shall purchase a "tail" directors' and officers' liability insurance policy for the Company and its Subsidiaries and their present and former directors, officers and employees who are currently covered by the directors' and officers' liability insurance coverage currently maintained by the Company that shall provide such directors, officers and employees with coverage for six years following the Closing Date of not less than the existing coverage and have other terms not less favorable to the insured persons than the directors' and officers' liability insurance coverage currently maintained by the Company and its Subsidiaries; provided, however, that in no event shall the Company pay with respect to such tail policy in respect of any one policy year more than 300% of the aggregate annual premium most recently paid by the Company prior to the date of this Agreement net of any return premium received from the coverage currently maintained by the Company and its Subsidiaries (the "Maximum Amount"); provided, that if the Company is unable to obtain the insurance required by this Section 5.10(c), it shall be entitled to obtain comparable insurance as possible for each year within such six-year period for an annual premium equal to the Maximum Amount. Following the Closing, the Surviving Company shall and shall cause its Subsidiaries to, and Parent shall cause the Surviving Company and its Subsidiaries to, maintain such policy in full force and effect, and continue to honor the obligations thereunder.

          (d)   From and after the Effective Time, the Surviving Company shall, and shall cause its Subsidiaries to, and Parent shall cause the Surviving Company and its Subsidiaries to, honor in accordance with its terms, each indemnification agreement (including as may be contained in any employment agreement or arrangement) in effect between the Company or any of its Subsidiaries and any Indemnified Person as of the date hereof.

          (e)   In the event that the Surviving Company or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity or (ii) transfers or otherwise conveys all or a majority of its assets to any Person, then proper provision shall be made so that the successors and assigns of the Surviving Company or Parent, or the holder of their assets, as the case may be, shall succeed to the obligations set forth in this Section 5.10.

          (f)    This Section 5.10 is intended to be for the benefit of, and shall be enforceable by, each of the Persons entitled to indemnification. The indemnification, advancement of expenses and exculpation provided for herein shall not be deemed exclusive of any other rights to which any such Person may be entitled, whether pursuant to Law, contract or otherwise.

        SECTION 5.11    Rule 16b-3.     The Company shall be permitted to take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the Merger and other transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b—3 under the Exchange Act.

        SECTION 5.12    Public Announcements.     Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other analogous public statement with respect to this Agreement, the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any other analogous public statement prior to such consultation unless Parent or Merger Sub, on the one hand, and the Company, on the other hand shall have approved such disclosure or such disclosing party shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable Law, court process or rule or regulation of the NYSE; provided, however, that notwithstanding the foregoing, the Company shall not be required to consult with Parent or Merger Sub before issuing any press release or making any other public statement (i) with respect to an Adverse Recommendation Change effected in accordance with Section 5.2(b) or (ii) with respect to any press release regarding an Acquisition Proposal issued in compliance with Section 5.2(e). Parent and the Company agree that the press release announcing the execution of this Agreement shall be a joint release of Parent and the Company. Nothing in this Section 5.12 shall limit the ability of any party hereto to make disclosures that are consistent in all material respects with the prior public disclosures by the parties regarding the Merger and the other transactions contemplated by this Agreement.

        SECTION 5.13    Register of Members.     On the Business Day immediately preceding the Closing, the Company shall deliver to Parent a certified copy of its register of members as of the day immediately prior to the Closing Date and cause the register of members of the Company to be closed, and there shall be no further registration of transfers on the register of members of the Company after that time.

        SECTION 5.14    BVI Registered Agent.     On or prior to the Closing, the Company shall deliver to Parent evidence reasonably satisfactory to Parent that the registered agent of the Company in the British Virgin Islands will recognize the authority of Parent to give instructions in relation to the Surviving Company with effect from the Effective Time, including for the purposes of updating the corporate records of the Company to reflect the Merger and the changes to the Company Board contemplated by Section 1.5.

ARTICLE VI
CONDITIONS PRECEDENT

        SECTION 6.1    Conditions to Each Party's Obligation to Effect the Merger.     The obligation of each party to effect the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, waiver at or prior to the Effective Time of the following conditions:

          (a)    Shareholder Approval.    The Company Shareholder Approval shall have been obtained.

          (b)    No Injunctions or Legal Restraints; Illegality.    No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction in the United States or any Specified Jurisdiction shall be in effect, and no

  Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity of the United States or any Specified Jurisdiction that, in any case, prohibits or makes illegal the consummation of the Merger.

          (c)    Antitrust.    Any applicable waiting period (and any extension thereof, including any agreements or commitments by the parties not to consummate the transactions, including any timing agreements) under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated.

        SECTION 6.2    Conditions to the Obligations of the Company.     The obligation of the Company to effect the Merger is also subject to the satisfaction, or to the extent permitted under applicable Law, waiver by the Company, at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    Each of the representations and warranties of Parent and Merger Sub set forth in Article IV shall be true and correct as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for any inaccuracies of such representations and warranties the circumstances giving rise to which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect (provided, that for purposes of determining the accuracy of such representations and warranties, all references to the terms "material" or "in all material respects" and any reference to "Parent Material Adverse Effect" (and variations thereof) shall be disregarded).

          (b)    Performance of Obligations of Parent and Merger Sub.    Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

          (c)    Officers' Certificate.    The Company shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in paragraphs (a) and (b) above.

        SECTION 6.3    Conditions to the Obligations of Parent and Merger Sub.     The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time of the following conditions:

          (a)   Representations and Warranties.

              (i)  Each of the representations and warranties of the Company set forth in Section 3.4(a) through Section 3.4(d) (Capitalization) shall, except for any de minimis inaccuracies, be true and correct as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date);

             (ii)  each of the representations and warranties of the Company set forth in Section 3.8(c) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date of this Agreement;

            (iii)  each of the representations and warranties of the Company set forth in Section 3.2 (Authority; Execution; Delivery), Section 3.6(a) through 3.6(d) (SEC Reports; Financial Statements), Section 3.17 (Takeover Restrictions) and Section 3.18 (Brokers) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent which representations and warranties expressly relate to an earlier date, in which case as of such earlier date); provided, that for purposes of determining the accuracy of such representations and warranties all references to the terms "material" or "in all material respects" and any reference to "Material Adverse Effect" (and variations thereof) shall be disregarded; and

            (iv)  each of the remaining representations and warranties of the Company set forth in Article III shall be true and correct as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for any inaccuracies of such representations and warranties the circumstances giving rise to which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, that for purposes of determining the accuracy of such representations and warranties in this clause "(iv)," all references to the terms "material" or "in all material respects" and any reference to "Material Adverse Effect" (and variations thereof) shall be disregarded.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, other than with respect to obligations under Section 5.6 with respect to the Best Efforts Debt Financing.

          (c)    Absence of Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

          (d)    Officers' Certificate.    Parent shall have received a certificate signed by an executive officer of the Company certifying as to the matters set forth in paragraphs (a) through (c) above.

        SECTION 6.4    Frustration of Closing Conditions.     None of the parties hereto may rely on the failure of any condition set forth in this Article to be satisfied if such failure was caused by such party's breach of this Agreement.

ARTICLE VII
TERMINATION

        SECTION 7.1    Termination.     This Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Shareholder Approval has been obtained (with any termination by Parent also being an effective termination by Merger Sub):

          (a)   by mutual written consent of Parent and the Company;

          (b)   by either Parent or the Company:

              (i)  if the Merger shall not have been consummated on or before June 23, 2020 (the "Outside Date"); provided, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.1(b)(i) if such party's breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the proximate cause of, or resulted in, the failure of the Closing to have occurred on or before the Outside Date, other than with respect to the Company, obligations under Section 5.6 with respect to the Best Efforts Debt Financing;

             (ii)  if any court of competent jurisdiction or other Governmental Entity of competent jurisdiction shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting consummation of the Merger, and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) if such party's breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the proximate cause of, or resulted in, the issuance, promulgation, enforcement or entry of any such order, other than with respect to the Company, obligations under Section 5.6 with respect to the Best Efforts Debt Financing; or

            (iii)  if the Company Shareholder Approval shall not have been obtained at the Shareholders Meeting duly convened or at any adjournment or postponement thereof at which a vote on the approval of this Agreement was taken;

          (c)   by the Company:

              (i)  if Parent or Merger Sub has breached or failed to perform any of its covenants or other agreements set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub is untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time, (A) would result in the failure of any of the conditions set forth in Section 6.1 or 6.2 and (B) has not been cured prior to the date that is the 30th calendar day following the date that the Company delivers Parent notice of such breach or inaccuracy; provided, that the Company shall not have the right to terminate this Agreement pursuant to this paragraph (i) if it is then in material breach of any of its covenants or other agreements set forth in this Agreement, other than with respect to obligations under Section 5.6 with respect to the Best Efforts Debt Financing;

             (ii)  subject to compliance with Section 5.2(c), at any time prior to the time the Company Shareholder Approval is obtained, if: (A) the Company Board authorizes the Company, subject to complying with the terms of this Agreement, to enter into an acquisition agreement in connection with a Superior Offer (an "Alternative Acquisition Agreement"); (B) concurrently with the termination of this Agreement, the Company enters into an Alternative Acquisition Agreement; and (C) the Company, concurrently with the termination of this Agreement, pays to Parent or its designees the Breakup Fee;

            (iii)  if: (A) all of the conditions set forth in Section 6.1 and Section 6.3 (other than any conditions that by their terms are to be satisfied at the Closing, provided that each such condition is then capable of being satisfied at a Closing on such date, assuming for purposes hereof that the date of termination is the Closing Date) have been satisfied or validly waived; (B) the Company has irrevocably certified in writing that all of the conditions set forth in Section 6.2 have been satisfied or waived and that, if Parent performs its obligation within its control to effect the Closing hereunder and the Debt Financing is funded the Company will take such steps as are within its control to effect the Closing; (C) Parent failed to consummate the Closing on the date the Closing should have occurred pursuant to Section 1.2; and (D) Parent fails to consummate the Closing by the third Business Day immediately following the irrevocable written notice delivered pursuant to subsection (B) of this Section 7.1(c)(iii).

          (d)   by Parent:

              (i)  if the Company has breached or failed to perform any of its covenants or other agreements set forth in this Agreement, other than with respect to obligations under Section 5.6 with respect to the Best Efforts Debt Financing, or if any representation or warranty of the Company is untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time, (A) would result in the failure of any of the conditions set forth in Section 6.1 or 6.3 and (B) has not been cured prior to the date that is the 30th calendar day following the date that Parent or Merger Sub delivers Company notice of such breach or inaccuracy; provided, that Parent shall not have the right to terminate this Agreement pursuant to this paragraph (i) if it is then in material breach of any of its covenants or other agreements set forth in this Agreement; or

             (ii)  if a Triggering Event shall have occurred.

        SECTION 7.2    Effect of Termination and Abandonment.     In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article, this Agreement shall immediately become void and of no effect; provided, however, that:

          (a)   Section 5.4(b) (Access to Information; Confidentiality), Section 5.6(e) (Financing), Section 5.12 (Public Announcements), this Section, Section 7.3 (Fees and Expenses), Article VIII (General Provisions) and the Confidentiality Agreement shall survive the termination of this Agreement;

          (b)   Subject to Section 7.3 and 7.4, no such termination shall relieve any party from any liability or damages resulting from a pre-termination willful and material breach of this Agreement or fraud, in which case the non-breaching party shall be entitled to all rights and remedies available at law or in equity; and

          (c)   in the case of any damages sought by the Company from Parent or Merger Sub, such damages may be based on the consideration that would have otherwise been payable to the shareholders and equity award holders of the Company pursuant to this Agreement, or based on loss of market value or price of the Shares and implied value of any equity awards.

        SECTION 7.3    Fees and Expenses.

          (a)    Generally.    Except as otherwise expressly provided in this Agreement (including this Section 7.3), all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

          (b)    Breakup Fee.    In the event that:

              (i)  this Agreement is terminated (A) by Parent pursuant to Section 7.1(d)(ii) or (B) by the Company pursuant to Section 7.1(c)(ii); or

             (ii)  (A) an Acquisition Proposal shall have been disclosed, announced, commenced, submitted (in the case of Section 7.1(b)(iii), publicly) or made (in the case of Section 7.1(b)(iii), publicly), (B) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(i), Section 7.1(b)(iii) or by Parent pursuant to Section 7.1(d)(i), and (C) within twelve months after the date of such termination, the Company enters into a definitive agreement contemplating an Acquisition Transaction (whether or not related to such Acquisition Proposal) and such Acquisition Transaction is subsequently consummated, or an Acquisition Transaction is otherwise consummated (provided, that for purposes of this paragraph (ii), (A) each reference to "15%" in the definition of "Acquisition Transaction" shall be deemed to be a reference to "35%") and (B) a capital raising equity offering by the Company shall not constitute an "Acquisition Transaction";

  then, in any such event, the Company shall pay to Parent the Breakup Fee. "Breakup Fee" means a payment in cash of a non-refundable fee in the amount of $34,132,500. In no event shall the Company be required to pay the Breakup Fee on more than one occasion. In the event that Parent shall become entitled to receive payment of the Breakup Fee plus any payment obligations pursuant to Section 7.3(d), the receipt of the payment of the Breakup Fee and any such other obligations (if received) shall be deemed to be liquidated damages, and the Company shall not have any other liability or obligation to Parent, Merger Sub or any of their Affiliates relating to or arising out of this Agreement or the failure of the Merger or any other transaction contemplated hereby to be consummated, and in such event, Parent and Merger Sub shall not seek to recover any money damages or obtain any equitable relief from the Company.

          (c)    Breakup Fee Payment Procedures.    Payment of the Breakup Fee shall be made by wire transfer of same day funds to the accounts designated by Parent (i) within two Business Days after termination in the case of termination of this Agreement pursuant to Section 7.1(d)(ii), (ii) concurrently with the termination of this Agreement pursuant to Section 7.1(c)(ii) and (iii) simultaneously with consummation of such Acquisition Transaction, in the case of a Breakup Fee payable pursuant to Section 7.3(b)(ii).

          (d)    Costs of Recovery.    Each of the parties acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other parties would not enter into this Agreement. Accordingly, if Company fails to pay the Breakup Fee due pursuant to this Section 7.3 and, in order to obtain such payment, Parent commences a suit that results in a judgment against Company for the amounts (or any portion thereof) set forth in this Section 7.3, Company shall pay to Parent its documented costs and expenses (including reasonable and documented attorneys' fees and expenses) in connection with such suit, together with interest on the amounts due from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

        SECTION 7.4    Parent Termination Fee; Other Parent Obligations.

          (a)    Parent Termination Fee.    Upon termination of this Agreement pursuant to Section 7.1(c)(i) or Section 7.1(c)(iii), Parent shall pay or cause to be paid to the Company (including by enforcing its rights under the Equity Financing Commitment to require funding of the Aggregate Termination Fee Commitment thereunder) (A) the Parent Termination Fee and (B) any amounts to which the company is entitled pursuant to Section 5.6 (the "Financing Cooperation Expenses"). "Parent Termination Fee" means a payment in cash of a non-refundable fee in the amount of $54,611,815. In no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. In the event that the Company shall become entitled to receive payment of the Parent Termination Fee from Parent plus any payment obligations pursuant to Section 7.4(c), the receipt of the Parent Termination Fee from Parent and any such other obligations (if received) shall be deemed to be liquidated damages and not a penalty, and Parent shall not have any other liability or obligation to the Company or any of its Affiliates relating to or arising out of this Agreement or the failure of the Merger or any other transaction contemplated hereby to be consummated, and in such event, the Company shall not seek to recover any money damages or obtain any equitable relief from Parent or any of its Affiliates. Nothing contained herein shall affect Parent's obligation to pay to the Company any Financing Cooperation Expenses.

          (b)    Parent Termination Fee Payment Procedures.    Payment of the Parent Termination Fee shall be made by wire transfer of same day funds to the account designated by the Company within two Business Days after termination of this Agreement pursuant to Section 7.1(c)(i) or Section 7.1(c)(iii).

          (c)    Costs of Recovery.    Each of the parties acknowledges that the agreements contained in this Section 7.4 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other parties would not enter into this Agreement. Accordingly, if Parent fails to pay the Parent Termination Fee due pursuant to this Section 7.4 or the Financing Cooperation Expenses and, in order to obtain such payment, the Company commences a suit that results in a judgment against Parent for the amounts (or any portion thereof) set forth in this Section 7.4, Parent shall pay to the Company its documented costs and expenses (including reasonable and documented attorneys' fees and expenses) in connection with such suit, together with interest on the amounts due from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made. Notwithstanding any other provision of this Agreement and without limiting the Company's remedies under Section 8.7, the parties agree that the payment of the Parent Termination Fee by the Parent, together with any amounts owed pursuant to Section 5.6 or this Section 7.4(c), shall be the sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) available to the Company against the Parent for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement, the Debt Financing, the Debt Commitment Letter and Debt Fee Letter (and the termination thereof) to be consummated or for a breach or failure to perform hereunder or otherwise in the event the Parent Termination Fee becomes due and payable, and, upon payment of the Parent Termination Fee and any amounts owed pursuant to Section 5.6 and this Section 7.4(c) and under the letter of even date hereof between Parent, the Company and Merger Sub, the Parent shall have no further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby, and none of the Debt Financing Sources shall have any further liability or obligation relating to or arising out of this Agreement or the Financing Commitments or the transactions contemplated hereby or thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination upon payment of such amount. In addition, without modifying or qualifying in any way the preceding sentence or implying any intent contrary thereto, the Company hereby waives any rights or claims against the Debt Financing Sources and hereby agrees that in no event shall the Debt Financing Sources have any liability or obligation to the Company and in no event shall the Company seek or obtain any other damages of any kind against any Debt Financing Source (including consequently, special, indirect or punitive damages), in each case, relating to or arising out of this Agreement, the Debt Financing, the Financing Commitments or the transactions contemplated hereby or thereby.

ARTICLE VIII
GENERAL PROVISIONS

        SECTION 8.1    Amendment or Supplement.     This Agreement may be amended, modified or supplemented by the parties at any time prior to the Effective Time, whether before or after the Company Shareholder Approval has been obtained; provided, however, that after the Company Shareholder Approval has been obtained, no amendment may be made that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

        SECTION 8.2    Extension of Time; Waiver.     At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, to the extent permitted by applicable Law, may (a) extend the time for the performance of any of the obligations or acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party set forth in this Agreement or any document delivered pursuant to this Agreement or (c) subject to applicable Law, waive compliance by the other party with any of the covenants or conditions contained in this Agreement; provided, however, that after the Company Shareholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

        SECTION 8.3    Nonsurvival.     None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements that by their terms apply or are to be performed in whole or in part after the Effective Time.

        SECTION 8.4    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of receipt, if delivered personally, (b) on the date of receipt, if delivered by e-mail during normal business hours on a Business Day or, if delivered outside of normal business hours on a Business Day, on the first Business Day thereafter, (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

            (i)  if to the Company, to:

      Aquaventure Holdings Limited
      c/o Conyers Corporate Services (B.V.I.) Limited
      Commerce House, Wickhams Cay 1
      P.O. Box 3140 Road Town
      British Virgin Islands VG1110
      Attention: General Counsel

      with a copy (which shall not constitute notice) to:

      Goodwin Procter LLP
      100 Northern Avenue
      Boston, MA 02210
      Attention: Mark H. Burnett, Esq.
                         James A. Matarese, Esq.
                         Blake Liggio, Esq.
      E-mail: mburnett@goodwinlaw.com; jmatarese@goodwinlaw.com;
      bliggio@goodwinlaw.com

           (ii)  if to Parent, Merger Sub or the Surviving Company, to:

      Culligan International Company
      9399 W. Higgins Rd, Ste 1100
      Rosemont, IL 60018
      Attention: John Griffith

      with a copy (which shall not constitute notice) to:

      Weil, Gotshal & Manges LLP
      100 Federal Street, 34th Floor
      Boston, MA 02110
      Attention: Ramona Y. Nee
      Email: ramona.nee@weil.com

      and

      Weil, Gotshal & Manges LLP
      200 Crescent Court, Suite 300
      Dallas, Texas 75201
      Attention: James R. Griffin
      Email: james.griffin@weil.com

        SECTION 8.5    Certain Definitions.     For purposes of this Agreement:

        "Action" means any action, suit or proceeding by or before any Governmental Entity, and any other analogous arbitration, mediation or other proceeding.

        "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

        "Anti-Bribery Laws" means anti-bribery and anti-corruption laws, regulations or ordinances applicable to the Company and its Subsidiaries and their respective operations from time to time, including without limitation (a) the U.S. Foreign Corrupt Practices Act of 1977 (as amended); (b) the United Kingdom Bribery Act; (c) anti-bribery legislation promulgated by the European Union and implemented by its member states; and (d) legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign public Officials in International Business.

        "Antitrust Law" means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

        "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York City or the British Virgin Islands.

        "Company IP Contract" means any material Contract to which the Company or any of its Subsidiaries is a party or by which any the Company or any of its Subsidiaries is bound or under which any the Company or any of its Subsidiaries has any right or interest that (i) contains any assignment or license of, or any covenant not to sue with respect to, any material Intellectual Property or (ii) otherwise pertains to any material Licensed Intellectual Property, material Owned Intellectual Property or any material Intellectual Property developed by, with or for the Company or any of its Subsidiaries (in each case excluding (A) non-exclusive licenses to generally commercially available off-the-shelf software that is licensed on standard and non-negotiable commercial terms and (B) licenses for open source Software).

        "Company IT Systems" means all computer systems, software, hardware, networks, interfaces, platforms, databases, websites and equipment used by or on behalf of the Company or any of its Subsidiaries.

        "Company Phantom Unit" means any phantom shares of the Company granted under the Company Independent Directors' Deferred Compensation Program.

        "Company Registered IP" means, collectively, all registered Trademarks, Patents, registered Copyrights, pending applications to register or obtain any of the foregoing, and Internet domain names, in each case, owned or purported to be owned by the Company or any of its Subsidiaries.

        "Company Stock Option" means an option to purchase a Share granted under a Company Stock Plan.

        "Company Stock Plans" means, collectively, the Company 2016 Share Option and Incentive Plan, the Company Amended and Restated Equity Incentive Plan, the Quench USA Holdings LLC 2014 Equity Incentive Plan, the Quench USA, Inc. 2008 Stock Plan Incentive Stock Option Plan, and the Company Independent Directors' Deferred Compensation Program.

        "Contract" means any contract, agreement, commitment, deed, mortgage, lease, license or other legally binding understanding or arrangement.

        "Control", including the terms "Controlled by" and "under common Control with", means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by Contract or otherwise.

        "Debt Financing Sources" means the lenders, agents, purchasers, underwriters and/or arrangers of the Debt Financing and/or the Best Efforts Debt Financing, together with their respective affiliates, officers, directors, employees, partners, controlling persons, agents and representatives and their successors and assigns, including any successors or assigns via joinder agreements or credit agreements relating thereto.

        "Dissenting Shares" means each Share in respect of which the holder thereof has duly and validly exercised a right of dissent in accordance with section 179 of the BVI Act.

        "Equity Financing Sources" means each of the parties set forth on Schedule A to that certain Equity Commitment Letter by and among the Parent and the parties set forth on Schedule A thereto.

        "Existing First Lien Parent Credit Facility" means that certain Syndicated Facility Agreement, dated as of December 13, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof), among AI Aqua (Luxembourg) S.à.r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of Luxembourg, AI Aqua Merger Sub, Inc., a Delaware corporation, AI Aqua Zip Bidco Pty Ltd, organized under the laws of New South Wales, Morgan Stanley Senior Funding, Inc., in its capacities as administrative agent and as collateral agent (in such capacities) and as an Issuing Bank and the Swingline Lender (in each case, as defined therein) and Royal Bank of Canada as an Issuing Bank.

        "Existing Second Lien Parent Credit Facility" means that certain Second Lien Credit Agreement, dated as of December 13, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof), among AI Aqua (Luxembourg) S.à.r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of Luxembourg, AI Aqua Merger Sub, Inc., a Delaware corporation and Cortland Capital Market Services LLC, in its capacities as administrative agent and as collateral agent.

        "Export Control Laws" means (a) the U.S. Export Administration Act, the U.S. Export Administration Regulations, the U.S. Arms Export Control Act, the U.S. International Traffic in Arms Regulations, and their respective implementing rules and regulations; (b) the U.K. Export Control Act 2002 (as amended and extended by the Export Control Order 2008) and its implementing rules and regulations; and (c) other similar export control laws or restrictions applicable to the Company or any of its Subsidiaries from time to time.

        "Environmental Laws" means all applicable federal, state, local and foreign Laws concerning the protection of the environment, natural resources, or the protection of human health and safety (as such relates to exposure to Hazardous Materials), or emissions, discharges, releases or threatened releases, or the manufacture, storage, disposal, transportation, or use, of Hazardous Materials.

        "Governmental Entity" means any federal, national, supranational, state, provincial, local or other government, or any governmental, regulatory, self-regulatory or administrative authority, branch, agency, organization or commission, or any court, tribunal, or arbitral or judicial body (including any grand jury).

        "Hazardous Materials" means any substance, material or waste that is defined, characterized, listed or otherwise regulated as "toxic," "hazardous" "pollutant," "contaminant," or words of similar effect under Environmental Laws.

        "Inside Date" means March 31, 2020; provided, however, that if the audited consolidated balance sheets and statements of operations, comprehensive income and equity and cash flows of the Company and its Subsidiaries as and for the year ended December 31, 2019 (together, the "2019 Audited Financial Statements") are not delivered to Parent on or prior to March 6, 2020 (the "Targeted Audit Delivery Date"), then the Inside Date shall be extended by the number of days elapsed from the Target Audit Delivery Date through the date the 2019 Audited Financial Statements are delivered to Parent (such date, the "Extended Inside Date"); provided, further, that if the Extended Inside Date is not a Business Day, the Extended Inside Date shall be automatically extended to the next Business Day following the Extended Inside Date.

        "Intellectual Property" means all intellectual property and all worldwide rights, title and interest in, to or under any intellectual property, including all of the following: (i) patents and patent applications, provisional patent applications, substitutions, divisions, continuations, continuations-in-part, divisions, reissues, renewals, extensions, reexaminations, patents of addition, supplementary protection certificates, utility models, inventors' certificates, rights of priority or the like, and any foreign equivalents of any of the foregoing (collectively, "Patents"); (ii) trademarks, service marks, brand names, trade dress rights, logos, corporate names, trade names, and other source or business identifiers, and all registrations, applications for registration, renewals and extensions of any of the foregoing, together with all of the goodwill associated with any of the foregoing (collectively, "Trademarks"); (iii) copyrights (registered or unregistered), works of authorship, registrations and applications for registration, renewals, extensions and reversions of any of the foregoing and moral rights (collectively, "Copyrights"); (iv) Internet domain names; (v) trade secrets and other confidential and proprietary information, including know-how, technology, discoveries, improvements, formulae, technical information, techniques, inventions (whether or not patentable or reduced to practice), designs, drawings, procedures, processes, models and systems (collectively "Trade Secrets"); (vi) software; and (vii) data and databases.

        "Knowledge" means, with respect to the Company, the actual knowledge of the individuals listed on Section 8.5 of the Company Disclosure Letter, after due inquiry.

        "Law" means any statute, law, ordinance, regulation, rule, injunction, judgment, award, ruling or order of any Governmental Entity.

        "Licensed Intellectual Property" means all Intellectual Property to which the Company or any of its Subsidiaries has been granted a license or other consent or permission to use, practice or otherwise exploit,

        "Lien" means any charge, mortgage, lien, pledge, security interest or other analogous right or claim.

        "Material Adverse Effect" means any fact, change, effect, event or occurrence that, individually or in the aggregate, would, or would reasonably be expected to, (i) materially and adversely affect the business, results of operations, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) prevent, materially impede or materially delay the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement; except that for purposes of the foregoing clause "(i)", in no event shall any of the following (alone or in combination), or any effect to the extent arising out of or resulting from any of the following (alone or in combination), be taken into account in determining whether a "Material Adverse Effect" has occurred or may, would or could occur: (A) any national, international, or regional economic, financial, social or political conditions (including changes therein) in general, including the results of elections, trade disputes or the imposition of trade restrictions, tariffs or similar taxes, (B) changes in any financial, credit, capital or securities markets or conditions in the United States or any other country or region in the world, or changes therein, including any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world; (C) changes in interest, currency or exchange rates or the price of any commodity, security or market index, (D) changes in legal or regulatory conditions, including changes or proposed changes in Law, GAAP or other accounting principles or requirements, or in standards, guidance, interpretations or enforcement thereof, (E) any change in the market price or trading volume or ratings of any securities of the Company, or any failure of the Company to meet any internal or public projections, forecasts, guidance, budgets, predictions or estimates of, or relating to, the Company or any of its Subsidiaries for any period (it being understood that, in each case, the underlying causes of such change or failure may, if they are not otherwise specifically excluded from the definition of Material Adverse Effect pursuant to this proviso, be taken into account in determining whether a Material Adverse Effect has occurred), (F) the occurrence, escalation, outbreak or worsening of any hostilities, war, police action, acts of terrorism, sabotage or military conflicts, whether or not pursuant to the declaration of an emergency or war, (G) the occurrence of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural or manmade disasters, any epidemic, pandemic or other similar outbreak (including any non-human epidemic, pandemic or other similar outbreak) or any other national, international or regional calamity, (H) the execution or announcement of this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors, Governmental Entities or other third parties related thereto (it being understood and agreed that this clause (H) shall not apply with respect to any representation or warranty the purpose of which is to address the consequences of the execution and delivery of this Agreement or the consummation of the transaction contemplated by this Agreement, or the identity of Parent or any of its Affiliates as the acquiror of the Company), (I) any action taken at the written request of Parent after the date hereof, (J) any demand or Action for appraisal of the fair value of Shares pursuant to the BVI Act in connection herewith, (K) any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence by or involving any Governmental Entity in the United States affecting a national or federal government as a whole, (L) any matters fully disclosed, including the consequences thereof, in the Company Disclosure Letter in accordance with Article III, (other than matters included in the Company Disclosure Schedule in response to listing requirements), and (M) changes in general conditions in an industry in which the Company and its Subsidiaries operate or in any specific jurisdiction or geographical area in the United States or elsewhere in the world; except that, with respect to subclauses (A), (B), (C), (D), (F) and (G), such facts, changes, effects, events or occurrences shall be taken into account to the extent they, individually or in the aggregate, disproportionately affect the Company or its Subsidiaries, taken as a whole, compared to other similarly situated companies in the industry in which the Company operates (in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect).

        "Parent Material Adverse Effect" means any event, change, circumstance, occurrence, effect or state of facts that materially impairs, or prevents or materially delays, the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

        "Parent Refinancing" the payment in full of the obligations of Parent and its Subsidiaries under the Existing First Lien Parent Credit Facility and the Existing Second Lien Parent Credit Facility (other than unasserted contingent obligations that expressly survive the payment in full of the obligations thereunder and letters of credit which have been backstopped or cash collateralized in the manner required by the Existing First Lien Parent Credit Facility).

        "Permitted Lien" means (a) statutory Liens arising by operation of Law with respect to a liability which is not delinquent, (b) Liens for Taxes not yet due or delinquent or the validity or amount of which is being contested in good faith, in each case, for which there are appropriate reserves in accordance with GAAP, (c) materialmen's, mechanics', carriers', workers', warehousemen's, repairers', landlords', lessors' and other similar Liens relating to obligations as to which there is no default, or the validity or amount of which is being contested in good faith, (d) pledges, deposits or other Liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers' compensation, unemployment insurance or other social security legislation), (e) with respect to real property, any Lien or other requirement or restriction arising under any zoning, entitlement, building, conservation restriction and other land use and environmental Law which do not interfere with the current use and operation of the Owned Real Property or Leased Real Property, (f) Liens arising under securities Laws, and (g) all such other exceptions, restrictions, options, easements, immaterial imperfections of title, charges and rights-of-way that do not materially interfere with the use of the property or asset in question as it is employed in the Company and its Subsidiaries.

        "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity.

        "Representatives" means directors, officers, employees, investment bankers, attorneys, accountants and other advisors, agents and representatives.

        "Required Information" means (a) all financial statements and other documents and information required by clauses "(a)" and "(b)(i)" of numbered paragraph 6 of Exhibit C to the Debt Commitment Letter and (b) all financial and other information regarding the Company and its Subsidiaries that is reasonably required in order for the Parent and/or the Borrower to complete and deliver a customary confidential information memorandum (other than the portions thereof customarily provided by Debt Financing Sources) to syndicate the Debt Financing under the Debt Commitment Letter.

        "RSU" means a restricted share unit granted under a Company Stock Plan that is subject only to time-based vesting.

        "Sanctioned Person" means a person that is (a) the subject of Sanctions; (b) normally located in, resident of, or organized under the laws of a country or territory which is the subject of country- or -territory-wide Sanctions (including without limitation Cuba, Iran, North Korea, Syria, or the Crimea region); or (c) majority-owned or controlled by any of the foregoing.

        "Sanctions" means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the Department of Treasury, Office of Foreign Assets Control), (b) the European Union and enforced by its member states; (c) the United Nations; (d) Her Majesty's Treasury; or (e) other similar governmental bodies with regulatory authority over the Company or any Subsidiary from time to time.

        "Sarbanes-Oxley Act" means. the Sarbanes-Oxley Act of 2002, as it may be amended from time to time

        "Shareholder Litigation" means any claim or proceeding (including any class action or derivative litigation) asserted or commenced by, on behalf of or in the name of, against or otherwise involving the Company, the Company Board, any committee thereof and/or any of the Company's directors or officers relating directly or indirectly to the Agreement, the Merger or any related transaction (including any such claim or proceeding based on allegations that the Company's entry into the Agreement or the terms and conditions of the Agreement or any related transaction constituted a breach of the fiduciary duties of any member of the Company Board, any member of the board of directors of any of the Company's Subsidiaries or any officer of the Company or any of its Subsidiaries).

        "Special Committee" means the special committee of the Company Board.

        "Specified Jurisdiction" means each of the Virgin Islands of the United States, the British Virgin Islands, the Republic of Trinidad and Tobago, the Republic of Peru and Curacao.

        "Subsidiary" means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person.

        "Transaction Documents" means this Agreement, the Plan of Merger and the Articles of Merger, including all schedules, annexes, exhibits, attachments and appendices thereto.

        "Triggering Event" shall be deemed to have occurred if: (a) the Company Board or any committee thereof (including the Special Committee) shall have: (i) effected an Adverse Recommendation Change; or (ii) taken, authorized or publicly proposed any of the actions referred to in Section 5.2(b)(ii) through (iv); (b) the Company shall have failed to include the Company Recommendation in the Proxy Statement; (c) the Company Board shall have failed to reaffirm publicly the Company Recommendation within five Business Days after Parent reasonably requests; provided, that (i) if fewer than five Business Days remain from the time of the request for reaffirmation to the date of the Shareholders Meeting, the reference to five Business Days shall be three business days; and (ii) Parent shall not be entitled to request such a reaffirmation more than two times under this clause "(c);" (d) an Acquisition Proposal shall have been publicly announced, and the Company shall have failed to issue a press release that reaffirms the Company Recommendation within five Business Days after such Acquisition Proposal is publicly announced (provided that (i) if fewer than five Business Days remain from the date of such announcement to the date of the Shareholders Meeting, the reference to five Business Days in this clause "(d)" shall be three Business Days prior to the Shareholders Meeting and (ii) Parent shall not be entitled to request such a reaffirmation more than one time under this clause "(c)," with respect to the same, unamended Acquisition Proposal); and (f) the Company or any of its Subsidiaries or any of their Representatives shall have breached any of the provisions set forth in Section 5.2 in any material respect.

        SECTION 8.6    Interpretation.     When a reference is made in this Agreement to an Article, Section, paragraph, clause or Exhibit, such reference shall be to an Article, Section, paragraph, clause or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender as the circumstances require, and in the singular or plural as the circumstances require. The Company Disclosure Letter and all Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified. The words "hereof," "hereto," "hereby," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if." The word "will" shall be construed to have the same meaning and effect as the word "shall." The words "asset" and "property" shall be deemed to have the same meaning, and to refer to all assets and properties, whether real or personal, tangible or intangible. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to any Law include references to any associated rules, regulations and official guidance with respect thereto. References to a Person are also to its predecessors, successors and assigns. Unless otherwise specifically indicated, all references to "dollars" and "$" are references to the lawful money of the United States of America. References to "days" mean calendar days unless otherwise specified. Each party hereto has been represented by counsel in connection with this Agreement and the transactions contemplated hereby and, accordingly, any rule of Law or any legal doctrine that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. The information and disclosures contained in any section of the

Company Disclosure Letter shall be deemed to be disclosed and incorporated by reference in and with respect to the corresponding Section of this Agreement and to all additional Sections of this Agreement to the extent the applicability of such information and disclosure to such additional Sections is reasonably apparent on its face.

        SECTION 8.7    Specific Performance.     (a) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, except as expressly provided in the following sentence. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the New York courts and, in any action for specific performance, each party waives the defense of adequacy of a remedy at law and waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity. The parties agree that the right of specific performance is an integral part of the transactions contemplated by this Agreement, including the Merger, and without that right, none of the Company, Parent or Merger Sub would have entered into this Agreement.

          (b)   The parties further agree that (i) by seeking the remedies provided for in this Section 8.7, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 8.7 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 8.7 shall require any party to institute any proceeding for (or limit any party's right to institute any proceeding for) specific performance under this Section 8.7 prior or as a condition to exercising any termination right under Article VII (and pursuing damages after such termination), nor shall the commencement of any Action pursuant to this Section 8.7 or anything set forth in this Section 8.7 restrict or limit any party's right to terminate this Agreement in accordance with the terms of Article VII or pursue any other remedies under this Agreement that may be available at any time.

          (c)   Notwithstanding anything in this Agreement to the contrary, the parties hereby further acknowledge and agree that prior to the Closing, the Company shall be entitled to a remedy of specific performance to cause Parent to enforce its right to cause the Equity Financing to be consummated and to effect the Closing only if (i) all of the conditions in Section 6.1, Section 6.2 and Section 6.3 have been satisfied or waived by the party entitled to so waive (other than those conditions that by their nature are to be satisfied at the Closing, but which conditions are capable of being satisfied if the Closing were to occur at such time), (ii) the Company has confirmed in writing that, if specific performance is granted and the Debt Financing is funded, the Company will take such steps as are within its control to effect the Closing; (iii) the Debt Financing (or, if applicable, the Alternative Debt Financing) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing; and (iv) Parent has failed to cause the Closing to occur by the date the Closing is required to have occurred pursuant to Section 1.2. Notwithstanding any provision of this Agreement to the contrary, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance to require Parent and Merger Sub to effect the Closing and a payment of the Parent Termination Fee.

          (d)   In any Action seeking monetary damages against a party or to compel a party to specifically perform its obligations hereunder, the non-prevailing party in such Action (after a final, non-appealable judgment of a court of competent jurisdiction) shall promptly reimburse the prevailing party its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such Action.

        SECTION 8.8    Entire Agreement.     This Agreement (including the Exhibits hereto), the Company Disclosure Letter, the Financing Commitment (or the Best Efforts Debt Financing, as applicable) and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

        SECTION 8.9    No Third Party Beneficiaries.     Except as set forth in Section 8.17 herein with respect to the Debt Financing Sources (a) Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement; provided, however, that:

              (i)  following the Effective Time, the provisions of Section 5.10 shall be enforceable by the Indemnified Persons as provided therein; and

             (ii)  following the Effective Time, the provisions of Article II shall be enforceable by each holder of Shares, Company Stock Options, RSUs and Company Phantom Units solely to the extent necessary for any such Person to receive the consideration to which it is entitled pursuant to Article II.

          (b)   The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto, and may represent an allocation of risk among the parties hereto associated with particular matters regardless of the knowledge of any of the parties hereto. Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        SECTION 8.10    Governing Law.     The law of the State of New York shall govern this Agreement, the interpretation and enforcement of its terms and any claim or cause of action (in law or in equity), controversy or dispute arising out of or related to it or its negotiation, execution or performance, whether based on contract, tort, statutory or other law, in each case without giving effect to any conflicts-of-law or other principle requiring the application of the law of any other jurisdiction, except that (a) the provisions of the BVI Act applicable to the authorization, effectiveness and effects of the Merger will apply to the Merger and (b) the applicable Law of the BVI shall apply to the standard of conduct governing acts by the directors of the Company Board in connection with this Agreement, including with respect to compliance with fiduciary duties.

        SECTION 8.11    Submission to Jurisdiction.     Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought by it or its Affiliates against any other party or its Affiliates shall be brought and determined in the federal court located in the Borough of Manhattan, City of New York, or if not able to be brought in such court, any state court located in the Borough of Manhattan, City of New York (and appellate courts thereof). Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding. Each of the parties agrees not to and to cause its Affiliates not to commence any action, suit or proceeding relating to this Agreement or the transactions contemplated hereby except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        SECTION 8.12    Waiver of Jury Trial.     EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        SECTION 8.13    Assignment; Successors.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that Parent may, without the consent of the Company, assign its rights and obligations, under this Agreement to one or more Affiliates of Parent; provided, that, Parent shall remain primarily liable for its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        SECTION 8.14    Severability.     If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 8.14 with respect thereto. Upon such a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        SECTION 8.15    Counterparts.     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of this Agreement by facsimile or other electronic image scan transmission shall be effective as delivery of an original counterpart hereof.

        SECTION 8.16    Company Disclosure Letter.     The Company Disclosure Letter shall be arranged in separate parts corresponding to the numbered and lettered sections and subsections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered of lettered section or subsection of this Agreement, except to the extent that (a) such information is cross-referenced in another part of the Company Disclosure Letter, or (b) it is reasonably apparent on the face of the disclosure (without reference to any document referred to therein or any independent knowledge on the part of the reader regarding the matter disclosed) that such information qualifies another representation and warranty in this Agreement. The mere listing of a document or other item in, or attachment of a copy thereof to, the Company Disclosure Letter will not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty pertains directly to the existence of the document or other items itself). The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any section of the Company Disclosure Letter is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, item or matter not described herein or included in a section of the Company Disclosure Letter is or is not material for purposes of this Agreement.

        SECTION 8.17    Debt Financing Sources.     Notwithstanding anything in this Agreement to the contrary, each party hereto, on behalf of itself, its respective Subsidiaries and each of its respective controlled Affiliates hereby: (a) agrees that any action, suit or proceeding of any kind or description, whether in contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing and/or the Best Efforts Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such action, suit or proceeding to the exclusive jurisdiction of such court; (b) agrees that any such action, suit or proceeding shall be governed by and construed and enforced in accordance with the laws, rules or provisions of the State of New York, including its statute of limitations (without giving effect to any conflicts of law principles that would result in the application of the laws of another state); (c) agrees not to bring or support or permit any of its controlled Affiliates to bring or support any action, suit or proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source in any way arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter, the Best Efforts Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (d) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court; (e) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any action, suit or proceeding brought against the Debt Financing Sources in any way arising out of or relating to this Agreement, the Debt Financing, the Best Efforts Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder; (f) agrees that none of the Debt Financing Sources will have any liability or obligation to the Company or any of its Subsidiaries or any of their respective Affiliates or representatives relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter, the Best Efforts Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise, (g) agrees that (and each other party hereto agrees that) the Debt Financing Sources are express third party beneficiaries of, and may enforce any of the provisions of Section 7.4(c) and this Section 8.17, which shall be binding on all successors and assigns of the Parent, Merger Sub, and the Company and any of its Subsidiaries or any of their respective Affiliates or representatives; and (h) agrees that the provisions of this Section 8.17 and the definitions of "Debt Financing Sources" (and any other provisions of this Agreement to the extent a modification thereof would affect the substance of any of the foregoing) shall not be amended in any way adverse to the Debt Financing Sources without the prior written consent of the Debt Financing Sources party to the Debt Commitment Letter. Notwithstanding the foregoing, nothing in this Section 8.17 shall in any way limit or modify the rights and obligations of Parent (on behalf of itself, its Affiliates, and its Affiliates' respective officers, directors, equity holders, employees and agents) under this Agreement or any Debt Financing Sources' obligations to Parent (on behalf of itself, its Affiliates, and its Affiliates' respective officers, directors, equity holders, employees and agents) under the Debt Commitment Letter and/or the Best Efforts Debt Financing documentation.

[The remainder of this page is intentionally left blank; signature page follows]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

AQUAVENTURE HOLDINGS LIMITED
By:	/s/ ANTHONY IBARGUEN
	Name:	Anthony Ibarguen
	Title:	President, CEO and Director
CULLIGAN INTERNATIONAL COMPANY
By:	/s/ FRANK JOHN GRIFFITH
	Name:	Frank John Griffith
	Title:	Vice President and General Counsel
AMBERJACK MERGER SUB LIMITED
By:	/s/ SAMUEL ALLEN HAMOOD
	Name:	Samuel Allen Hamood
	Title:	Sole Director

[SIGNATURE PAGE TO MERGER AGREEMENT]

Exhibit A
to
Merger Agreement
Articles of Merger

Articles of Merger

        These Articles of Merger are executed on                                    by Amberjack Merger Sub Limited, a business company incorporated under the laws of the British Virgin Islands with company number 2028398 ("Merger Sub"), and AquaVenture Holdings Limited, a business company incorporated under the laws of the British Virgin Islands with company number 1916416 (the "Company"), and pursuant to the provisions of Section 171 of the BVI Business Companies Act, 2004 (as amended, the "Act"), WITNESSETH as follows:

  1.
  Merger Sub and the Company hereby adopt the Plan of Merger, a copy of which is annexed hereto, with the intent that Merger Sub shall merge with and into the Company, with the Company being the surviving company (the "Surviving Company") of the merger (the "Merger"), and that the Merger shall be effective on the date that these Articles of Merger are registered by the Registrar of Corporate Affairs.

  1.
  The Company was incorporated under the Act on 17 June 2016 with company number 1916416.

  2.
  Merger Sub was incorporated under the Act on 20 December 2019 with company number 2028398.

  3.
  The Memorandum and Articles of Association of the Company were first registered by the Registrar of Corporate Affairs in the British Virgin Islands on 17 June 2016 (and were last amended and restated on 7 October 2016).

  4.
  The Memorandum and Articles of Association of Merger Sub were first registered by the Registrar of Corporate Affairs in the British Virgin Islands on 20 December 2019.

  5.
  The Merger and Plan of Merger were approved by the board of directors of the Company on [day] [month] 20[20] and authorized by the shareholders of the Company at a duly constituted meeting of the shareholders on [day] [month] 20[20].

  6.
  The Merger and Plan of Merger were approved by the sole director of Merger Sub on [•] December 2019 and authorized by a written resolution of the sole member of Merger Sub on [•] December 2019.

  7.
  The memorandum of association and articles of association of the Company shall be the memorandum of association and articles of association of the Surviving Company.

  8.
  The Company and Merger Sub have each complied with all the provisions of the laws of the British Virgin Islands to enable them to merge upon the date on which these Articles of Merger are registered by the Registrar of Corporate Affairs.

  9.
  These Articles of Merger may be executed in counterparts which, when taken together, shall constitute one instrument.

[Signature page follows.]

        IN WITNESS WHEREOF the parties hereto have caused these Articles of Merger to be executed on this                                    .

SIGNED for and on behalf of	)
Amberjack Merger Sub Limited	)
By:	)
Title:	)
)
)
SIGNED for and on behalf of	)
AquaVenture Holdings Limited	)
By:	)
Title:	)
)
)

Exhibit B
to
Merger Agreement
Plan of Merger

Plan of Merger

        This Plan of Merger is for the merger between Amberjack Merger Sub Limited, a business company incorporated under the laws of the British Virgin Islands with company number 2028398 ("Merger Sub"), and AquaVenture Holdings Limited, a business company incorporated under the laws of the British Virgin Islands with company number 1916416 (the "Company"). Merger Sub and the Company are collectively referred to as the "Constituent Companies".

        WHEREAS each of Merger Sub and the Company is a business company existing under and by virtue of the BVI Business Companies Act, 2004 (as amended, the "Act") and each is entering into this Plan of Merger pursuant to the provisions of Section 170 of the Act; and

        WHEREAS the board of directors or sole director (as applicable) of each Constituent Company has determined that it is desirable and in the best interests of its respective Constituent Company and its respective members that Merger Sub be merged with and into the Company, with the Company being the surviving company of the merger (the "Merger").

        In accordance with Section 170(2) of the Act:

  1.
  The constituent companies to the Merger are Merger Sub and the Company.

  2.
  The surviving company of the Merger is the Company (the "Surviving Company").

  3.
  Merger Sub has 100 ordinary shares of no par value of a single class in issue, all of which are entitled to vote on the Merger as one class.

  4.
  The Company has [•] ordinary shares of no par value of a single class in issue (the "Company Shares"). All of the Company Shares are entitled to vote on the Merger together as one class.

  5.
  Upon the Merger, the separate corporate existence of Merger Sub shall cease and the Surviving Company shall become the owner, without further action, of all the assets, property, rights, privileges, immunities, powers, objects and purposes of the Constituent Companies and the Surviving Company shall become subject to all claims, debts, liabilities and obligations of the Constituent Companies.

  6.
  The terms and conditions of the Merger, including the manner and basis of cancelling, reclassifying or converting the shares of the Constituent Companies into shares, debt obligations or other securities in the Company, or money or other assets, or a combination thereof, shall be as set out below and as further set forth in the merger agreement between Culligan International Company, Merger Sub and the Company entered into on [•] December 2019 (the "Merger Agreement") and circulated to the shareholders on or about the date of this Plan of Merger. At the effective time of the Merger (the "Effective Time"):

  (a)
  each Company Share issued and outstanding immediately prior to the Effective Time (other than any Cancelled Shares and any Dissenting Shares (as each such term is defined below)) shall be converted automatically into and shall thereafter represent only the right to receive US$[•] in cash, without interest (the "Merger Consideration"), and all Company Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter only represent the right to receive the Merger Consideration, the aforementioned Merger Considering being subject to adjustment in accordance with the terms of the Merger Agreement;

  (b)
  each Company Share that is a treasury share or is owned, directly or indirectly, by Culligan International Company, Merger Sub or any wholly-owned subsidiary of the Company immediately prior to the Effective Time (collectively, the "Cancelled Shares") shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor;

    (c)
    each ordinary share of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable ordinary share of the Surviving Company; and

    (d)
    each Company Share in respect of which the holder thereof has duly and validly exercised a right of dissent in accordance with Section 179 of the Act (collectively, the "Dissenting Shares") shall automatically be cancelled and shall cease to exist or be outstanding, and each holder of Dissenting Shares shall cease to be a shareholder of the Company (and shall not be a shareholder of the Surviving Company) and shall cease to have any rights thereto (including any right to receive such holder's portion of the aggregate Merger Consideration), subject to and except for such rights as are granted under Section 179 of the Act.

  7.
  The memorandum and articles of association of the Company shall be amended and restated in the form attached hereto as Schedule 1.

  8.
  The Merger shall be effective on the date on which the Articles of Merger relating to the Merger are registered by the Registrar of Corporate Affairs.

  9.
  This Plan of Merger may be executed in counterparts which, when taken together, shall constitute one instrument.

[Signature page follows.]

        IN WITNESS WHEREOF the parties hereto have caused this Plan of Merger to be executed on                                     .

SIGNED for and on behalf of	)
Amberjack Merger Sub Limited	)
By:	)
Title:	)
)
)
SIGNED for and on behalf of	)
AquaVenture Holdings Limited	)
By:	)
Title:	)
)
)

Exhibit C
to
Merger Agreement
Memorandum of Association and Articles of Association of the Surviving Company

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

AND ARTICLES OF ASSOCIATION

OF

AquaVenture Holdings Limited

Incorporated on the 17th June, 2016

Amended and Restated on 30 September, 2016

Amended and Restated on 7 October, 2016

Filed on [day] [month] 2020

Conyers Trust Company (BVI) Limited

P.O. Box 3140
Road Town
Tortola
British Virgin Islands

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT

MEMORANDUM OF ASSOCIATION

OF

AquaVenture Holdings Limited

1.     NAME

        The name of the Company is AquaVenture Holdings Limited (the "Company").

2.     STATUS

  The Company is a company limited by shares.

3.     REGISTERED OFFICE AND REGISTERED AGENT

  (a)
  The first registered office of the Company is Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110. The directors or Members may from time to time change the registered office of the Company by Resolution of Directors or Resolution of Members.

  (b)
  The first registered agent of the Company is Codan Trust Company (B.V.I.) Ltd. of Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110. The directors or Members may from time to time change the registered agent of the Company by Resolution of Directors or Resolution of Members.

4.     CAPACITY AND POWERS

  Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

  (a)
  full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

  (b)
  for the purposes of subparagraph (a), full rights, powers and privileges.

5.     NUMBER AND CLASSES OF SHARES

  The Company is authorised to issue up to a maximum of 50,000 ordinary shares of a single class without par value in one or more series.

6.     RIGHTS ATTACHING TO SHARES

  Subject to the Articles, the terms of the issue of any share, or any Resolution of Members to the contrary (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), a share of the Company confers on the holder:

  (a)
  the right to one vote at a meeting of the Members or on any Resolution of Members;

  (b)
  the right to an equal share in any Distribution paid by the Company; and

  (c)
  the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

7.     VARIATION OF CLASS RIGHTS

  The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not the Company is being wound-up, may be varied with the consent in writing of all the holders of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class or series.

8.     RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

  Rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

9.     REGISTERED SHARES

  The Company shall issue registered shares only, and such shares may be in full or fractional form. The Company is not authorised to issue bearer shares, convert registered shares to bearer shares, or exchange registered shares for bearer shares.

10.   AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

  Subject to Clause 7, the Company may amend its Memorandum or Articles by a Resolution of Members or a Resolution of Directors, save that no amendment may be made by a Resolution of Directors:

  (a)
  to restrict the rights or powers of the Members to amend the Memorandum or Articles;

  (b)
  to change the percentage of Members required to pass a Resolution of Members to amend the Memorandum or Articles;

  (c)
  in circumstances where the Memorandum or Articles cannot be amended by the Members;

  (d)
  to clauses 6, 7, 8 or this clause 10.

11.   DEFINITIONS

  The meanings of words in this Memorandum are as defined in the Articles annexed hereto.

        We, CODAN TRUST COMPANY (B.V.I.) LTD., registered agent of the Company, of Commerce House, Wickhams Cay 1, PO Box 3140, Road Town, Tortola, British Virgin Islands VG1110 for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association on the 17th day of June, 2016:

Incorporator
CODAN TRUST COMPANY (B.V.I.) LTD.
SGD: Andrew Swapp
For and on behalf of
Codan Trust Company (B.V.I.) Ltd.

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT

ARTICLES OF ASSOCIATION

OF

AquaVenture Holdings Limited

(a company limited by shares)

INTERPRETATION

1.
DEFINITIONS

1.1.
In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

"Act"	BVI Business Companies Act, as from time to time amended or restated;
"Articles"	these Articles of Association as originally registered or as from time to time amended or restated;
"Board"	the board of directors appointed or elected pursuant to these Articles and acting by Resolution of Directors;
"Company"	AquaVenture Holdings Limited;
"Distribution"	(a) the direct or indirect transfer of an asset, other than the Company's own shares, to or for the benefit of a Member; or
(b) the incurring of a debt to or for the benefit of a Member;

in relation to shares held by a Member and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of shares, a transfer of indebtedness or otherwise, and includes a dividend;

"Member"	a person whose name is entered in the register of members as the holder of one or more shares, or fractional shares, in the Company;
"Memorandum"	the Memorandum of Association of the Company as originally registered or as from time to time amended or restated;
"Resolution of Directors"	(a)

a resolution approved at a duly constituted meeting of directors or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present who voted and did not abstain; or

(b) a resolution consented to in writing by all of the directors or of all the members of the committee, as the case may be;
"Resolution of Members"	(a) a resolution approved at a duly constituted meeting of Members by the affirmative vote of a simple majority of the votes of those Members entitled to vote and voting on the resolution; or
(b) a resolution consented to in writing by all of the Members entitled to vote thereon;
"Seal"	the common seal of the Company;
"Secretary"

the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary; and

"Treasury Share"	a share of the Company that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled.

1.2.
In these Articles, where not inconsistent with the context:

(a)
words denoting the plural number include the singular number and vice versa;

(b)
words denoting the masculine gender include the feminine and neuter genders;

(c)
words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)
a reference to voting in relation to shares shall be construed as a reference to voting by Members holding the shares, except that it is the votes allocated to the shares that shall be counted and not the number of Members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction;

(e)
a reference to money is, unless otherwise stated, a reference to the currency in which shares of the Company shall be issued;

(f)
the words:-

(i)
"may" shall be construed as permissive; and

(ii)
"shall" shall be construed as imperative; and

(g)
unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Articles.

1.3.
In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4.
Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.
POWER TO ISSUE SHARES

Subject to the provisions of the Memorandum, the unissued shares of the Company shall be at the disposal of the Board which may, without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as the Company may by Resolution of Directors determine.

3.
POWER OF THE COMPANY TO PURCHASE ITS SHARES

Subject to these Articles, the Company may by Resolution of Directors, purchase, redeem or otherwise acquire and hold its own shares. Sections 60, 61 and 62 of the Act shall not apply to the Company.

4.
TREATMENT OF PURCHASED, REDEEMED OR ACQUIRED SHARES

4.1.
Subject to article 4.2, a share that the Company purchases, redeems or otherwise acquires may be cancelled or held by the Company as a Treasury Share.

4.2.
The Company may only hold a share that has been purchased, redeemed or otherwise acquired as a Treasury Share if the number of shares purchased, redeemed or otherwise acquired, when aggregated with shares of the same class already held by the Company as Treasury Shares, does not exceed 50% of the shares of that class previously issued by the Company, excluding shares that have been cancelled.

5.
TREASURY SHARES

5.1.
Treasury Shares may be transferred by the Company and the provisions of the Act, the Memorandum and these Articles that apply to the issue of shares apply to the transfer of Treasury Shares.

5.2.
All the rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by or against the Company while it holds the share as a Treasury Share.

6.
CONSIDERATION

6.1.
A share may be issued for consideration, in any form or a combination of forms, including money, a promissory note or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

6.2.
No share may be issued for a consideration, which is in whole or part, other than money unless the Board passes a resolution stating:

(a)
the amount to be credited for the issue of the share; and

(b)
that, in its opinion, the present cash value of the non-money consideration and money consideration, if any, is not less than the amount to be credited for the issue of the share.

6.3.
No share may be issued by the Company that:

(a)
increases the liability of a person to the Company; or

(b)
imposes a new liability on a person to the Company,

unless that person, or an authorised agent of that person, agrees in writing to becoming the holder of the share.

6.4.
The consideration for a share with par value shall not be less than the par value of the share.

6.5.
A bonus share issued by the Company shall be deemed to have been fully paid for on issue.

7.
FORFEITURE OF SHARES

7.1.
Where a share is not fully paid for on issue, the Board may, subject to the terms on which the share was issued, at any time serve upon the Member a written notice of call specifying a date for payment to be made.

7.2.
The written notice of call shall name a further date not earlier than the expiration of fourteen days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice, the share will be liable to be forfeited.

7.3.
Where a notice complying with the foregoing provisions has been issued and the requirements of the notice have not been complied with, the Board by Resolution of Directors may, at any time before tender of payment, forfeit and cancel the share to which the notice relates and direct that the register of members be updated.

7.4.
Upon forfeiture and cancellation pursuant to article 7.3, the Company shall be under no obligation to refund any moneys to that Member and that Member shall be discharged from any further obligation to the Company as regards the forfeited share.

8.
SHARE CERTIFICATES

8.1.
The Company shall not be required to issue certificates in respect of its shares to a Member, but may elect to do so by the determination of any one director or the Secretary in his sole discretion, upon the request and at the expense of the Member.

8.2.
If the Company issues share certificates, the certificates shall be signed by at least one director or such other person who may be authorised by Resolution of Directors to sign share certificates, or shall be under the common seal of the Company, with or without the signature of any director, and the signatures and common seal may be facsimiles.

8.3.
Any Member receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

9.
FRACTIONAL SHARES

The Company may issue fractional shares and a fractional share shall have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

REGISTRATION OF SHARES

10.
REGISTER OF MEMBERS

10.1.
The Board shall cause there to be kept a register of members in which there shall be recorded the name and address of each Member, the number of each class and series of shares held by each Member, the date on which the name of each Member was entered in the register of members and the date upon which any person ceased to be a Member.

10.2.
The register of members may be in such form as the Board may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Unless the Board otherwise determines, the magnetic, electronic or other data storage form shall be the original register of members.

11.
REGISTERED HOLDER ABSOLUTE OWNER

11.1.
The entry of the name of a person in the register of members as a holder of a share in the Company is prima facie evidence that legal title in the share vests in that person.

11.2.
The Company may treat the holder of a registered share as the only person entitled to:

(a)
exercise any voting rights attaching to the share;

(b)
receive notices;

(c)
receive a Distribution in respect of the share; and

(d)
exercise other rights and powers attaching to the share.

12.
TRANSFER OF REGISTERED SHARES

12.1.
Registered shares in the Company shall only be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee.

12.2.
The instrument of transfer shall also be signed by the transferee if registration as a holder of the share imposes a liability to the Company on the transferee.

12.3.
The instrument of transfer shall be sent to the Company for registration.

12.4.
The Company shall, on receipt of an instrument of transfer, enter the name and address of the transferee of the share in the register of members unless the Board resolves to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution.

12.5.
The Board is permitted to pass a Resolution of Directors refusing or delaying the registration of a transfer where it reasonably determines that it is in the best interest of the Company to do so. Without limiting the generality of the foregoing, the Board may refuse or delay the registration of a transfer of shares if the transferor has failed to pay an amount due in respect of those shares.

12.6.
Where the Board passes a resolution to refuse or delay the registration of a transfer, the Company shall, as soon as practicable, send the transferor and the transferee a notice of the refusal or delay.

12.7.
The transfer of a share is effective when the name of the transferee is entered in the register of members and the Company shall not be required to treat a transferee of a share in the Company as a Member until the transferee's name has been entered in the register of members.

12.8.
If the Board is satisfied that an instrument of transfer has been signed but that the instrument has been lost or destroyed, it may resolve:

(a)
to accept such evidence of the transfer of the shares as they consider appropriate; and

(b)
that the transfer of shares be recorded, including by the entry of the transferee's name in the register of members.

13.
TRANSMISSION OF REGISTERED SHARES

13.1.
The executor or administrator of the estate of a deceased Member, the guardian of an incompetent Member, the liquidator of an insolvent Member or the trustee of a bankrupt Member shall be the only person recognised by the Company as having any title to the Member's share.

13.2.
Any person becoming entitled by operation of law or otherwise to a share in consequence of the death, incompetence or bankruptcy of any Member may be registered as a Member upon such evidence being produced as may reasonably be required by the Board. An application by any such person to be registered as a Member shall for all purposes be deemed to be a transfer of the share of the deceased, incompetent or bankrupt Member and the Board shall treat it as such.

13.3.
Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any Member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share and such request shall likewise be treated as if it were a transfer.

ALTERATION OF SHARES

14.
POWER TO ALTER SHARES

14.1.
The Company may amend the Memorandum to increase or reduce the maximum number of shares that the Company is authorised to issue, or to authorise the Company to issue an unlimited number of shares.

14.2.
Subject to the Memorandum and these Articles, the Company may:

(a)
divide its shares, including issued shares, into a larger number of shares; or

(b)
combine its shares, including issued shares, into a smaller number of shares;

(c)
provided that, where shares are divided or combined, the aggregate par value (if any) of the new shares must be equal to the aggregate par value (if any) of the original shares.

14.3.
A division or combination of shares, including issued shares, of a class or series shall be for a larger or smaller number, as the case may be, of shares in the same class or series.

15.
RESTRICTIONS ON THE DIVISION OF SHARES

The Company shall not divide its shares if it would cause the maximum number of shares that the Company is authorised to issue to be exceeded.

DISTRIBUTIONS

16.
DISTRIBUTIONS

16.1.
The Board may, by Resolution of Directors, authorise a Distribution by the Company to Members at such time and of such an amount as it thinks fit if it is satisfied, on reasonable grounds, that immediately after the Distribution, the value of the Company's assets exceeds its liabilities and the Company is able to pay its debts as they fall due. The resolution shall include a statement to that effect.

16.2.
Notice of any Distribution that may have been authorised shall be given to each Member entitled to the Distribution in the manner provided in article 24 and all Distributions unclaimed for three years after having been authorised may be forfeited by Resolution of Directors for the benefit of the Company.

17.
POWER TO SET ASIDE PROFITS

The Board may, before authorising any Distribution, set aside out of the profits of the Company such sum as it thinks proper as a reserve fund, and may invest the sum so set apart as a reserve fund in such securities as it may select.

18.
UNAUTHORISED DISTRIBUTIONS

18.1.
If, after a Distribution is authorised and before it is made, the Board ceases to be satisfied on reasonable grounds that immediately after the Distribution the value of the Company's assets exceeds its liabilities and the Company is able to pay its debts as they fall due, such Distribution is deemed not to have been authorised.

18.2.
A Distribution made to a Member at a time when, immediately after the Distribution, the value of the Company's assets did not exceed its liabilities and the Company was not able to pay its debts as they fell due, is subject to recovery in accordance with the provisions of the Act.

19.
DISTRIBUTIONS TO JOINT HOLDERS OF SHARES

If two or more persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any Distribution payable in respect of such shares.

 MEETINGS OF MEMBERS

20.
GENERAL MEETINGS

The Board, by Resolution of Directors, may convene meetings of the Members of the Company at such times and in such manner as the Board considers necessary or desirable.

21.
LOCATION

Any meeting of the Members may be held in such place within or outside the British Virgin Islands as the Board considers appropriate.

22.
REQUISITIONED GENERAL MEETINGS

The Board shall call a meeting of the Members if requested in writing to do so by Members entitled to exercise at least thirty percent of the voting rights in respect of the matter for which the meeting is being requested.

23.
NOTICE

23.1.
The Board shall give not less than seven days notice of meetings of Members to those persons whose names, on the date the notice is given, appear as Members in the register of members of the Company and are entitled to vote at the meeting.

23.2.
A meeting of Members held in contravention of the requirement in article 23.1 is valid if Members holding a ninety percent majority of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Member at the meeting shall be deemed to constitute waiver on his part.

23.3.
The inadvertent failure of the Board to give notice of a meeting to a Member, or the fact that a Member has not received notice, does not invalidate the meeting.

24.
GIVING NOTICE

24.1.
A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the register of members or to such other address given for the purpose. Notice may be sent by mail, courier service, facsimile, electronic mail or other mode of representing words in a legible form as agreed by such Member.

24.2.
Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the register of members and notice so given shall be sufficient notice to all the holders of such shares.

25.
SERVICE OF NOTICE

Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or transmitted by facsimile, electronic mail or other method as the case may be.

26.
PARTICIPATING IN MEETINGS BY TELEPHONE

A Member shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means and all Members participating in the meeting are able to hear each other.

27.
QUORUM AT GENERAL MEETINGS

27.1.
A meeting of Members is properly constituted if, at the commencement of the meeting there are present in person or by proxy not less than fifty percent of the votes of the shares or class or series of shares entitled to vote on Resolutions of Members to be considered at the meeting.

27.2.
If, within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the Board may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

27.3.
If a quorum is present, notwithstanding the fact that such quorum may be represented by only one person, then such person may resolve any matter and a certificate signed by such person accompanied, where such person be a proxy, by a copy of the proxy form, shall constitute a valid Resolution of Members.

28.
CHAIRMAN TO PRESIDE

At every meeting of Members, the chairman of the Board shall preside as chairman of the meeting. If there is no chairman of the Board or if the chairman of the Board is not present at the meeting, the Members present shall choose one of their number to be the chairman. If the Members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as chairman.

29.
VOTING ON RESOLUTIONS

At any meeting of the Members the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof.

30.
POWER TO DEMAND A VOTE ON A POLL

30.1.
At any meeting of Members a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class or series of shares and subject to the provisions of these Articles, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

30.2.
If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any Member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

31.
VOTING BY JOINT HOLDERS OF SHARES

The following shall apply where shares are jointly owned: (a) if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of Members and may speak as a Member; (b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all of them; and (c) if two or more of the joint owners are present in person or by proxy they must vote as one.

32.
INSTRUMENT OF PROXY

32.1.
A Member may be represented at a meeting of Members by a proxy (who need not be a Member) who may speak and vote on behalf of the Member.

32.2.
An instrument appointing a proxy shall be in such form as the Board may from time to time determine or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy.

32.3.
The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within seven days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

32.4.
The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

33.
REPRESENTATION OF MEMBERS

33.1.
Any person other than an individual which is a Member may by resolution in writing (certified or signed by a duly authorised person) of its directors or other governing body authorise such person as it thinks fit to act as its representative (in this article, "Representative") at any meeting of the Members or at the meeting of the Members of any class or series of shares and the Representative shall be entitled to exercise the same powers on behalf of the Member which he represents as that Member could exercise if it were an individual.

33.2.
The right of a Representative shall be determined by the law of the jurisdiction where, and by the documents by which, the Member is constituted or derives its existence. In case of doubt, the Board may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the Board may rely and act upon such advice without incurring any liability to any Member.

34.
ADJOURNMENT OF GENERAL MEETINGS

The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place.

35.
BUSINESS AT ADJOURNED MEETINGS

No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

36.
DIRECTORS ATTENDANCE AT GENERAL MEETINGS

Directors of the Company may attend and speak at any meeting of Members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

DIRECTORS AND OFFICERS

37.
ELECTION OF DIRECTORS

37.1.
The first registered agent of the Company shall, within six months of the date of incorporation of the Company, appoint one or more persons as the first director or directors of the Company. Thereafter, the directors shall be elected by a Resolution of Directors or a Resolution of Members.

37.2.
No person shall be appointed as a director or nominated as a reserve director unless he has consented in writing to act as a director or to be nominated as a reserve director.

37.3.
A director shall not require a share qualification, and may be an individual or a company.

37.4.
Any director which is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at Board meetings or with respect to unanimous written consents.

38.
NUMBER OF DIRECTORS

The maximum number of directors may be fixed either by a Resolution of Directors or a Resolution of Members, provided that if the maximum number of directors is fixed by a Resolution of Members, then any change to the maximum number of directors shall only be made by a Resolution of Members.

39.
TERM OF OFFICE OF DIRECTORS

Each director shall hold office for the term, if any, as may be specified in the resolution appointing him or until his earlier death, resignation or removal.

40.
ALTERNATE AND RESERVE DIRECTORS

40.1.
A director may at any time appoint any person (including another director) to be his alternate director and may at any time terminate such appointment. An appointment and a termination of appointment shall be by notice in writing signed by the director and deposited at the Registered Office or delivered at a meeting of the Board.

40.2.
The appointment of an alternate director shall terminate on the happening of any event which, if he were a director, would cause him to vacate such office or if his appointor ceases for any reason to be a director.

40.3.
An alternate director has the same rights as the appointing director in relation to any directors' meeting and any written resolution circulated for written consent, save that he may not himself appoint an alternate director or a proxy. Any exercise by the alternate director of the appointing director's powers in relation to the taking of decisions by the directors is as effective as if the powers were exercised by the appointing director.

40.4.
If an alternate director is himself a director or attends a meeting of the Board as the alternate director of more than one director, his voting rights shall be cumulative.

40.5.
Unless the Board determines otherwise, an alternate director may also represent his appointor at meetings of any committee of the directors on which his appointor serves; and this Article shall apply equally to such committee meetings as to meetings of the Board.

40.6.
Where the Company has only one Member who is an individual and that Member is also the sole director, the sole member/director may, by instrument in writing, nominate a person who is not disqualified from being a director under the Act as a reserve director in the event of his death.

40.7.
The nomination of a person as a reserve director ceases to have effect if: (a) before the death of the sole Member/director who nominated him he resigns as reserve director, or the sole Member/director revokes the nomination in writing, or (b) the sole Member/director who nominated him ceases to be the sole Member/director for any reason other than his death.

41.
REMOVAL OF DIRECTORS

41.1.
A director may be removed from office, with or without cause:

(a)
by a Resolution of Members at a meeting of the Members called for the purpose of removing the director or for purposes including the removal of the director; or

(b)
by a Resolution of Members consented to in writing by all of the Members entitled to vote thereon.

41.2.
Notice of a meeting called under article 41.1(a) shall state that the purpose of the meeting is, or the purposes of the meeting include, the removal of a director.

42.
VACANCY IN THE OFFICE OF DIRECTOR

42.1.
Notwithstanding article 37, the Board may appoint one or more directors to fill a vacancy on the Board.

42.2.
For the purposes of this article, there is a vacancy on the Board if a director dies or otherwise ceases to hold office as a director prior to the expiration of his term of office or there is otherwise a vacancy in the number of directors as fixed pursuant to article 38.

42.3.
The term of any appointment under this article may not exceed the term that remained when the person who has ceased to be a director left or otherwise ceased to hold office.

43.
REMUNERATION OF DIRECTORS

With the prior or subsequent approval by a Resolution of Members, the Board may, by a Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

44.
RESIGNATION OF DIRECTORS

A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

45.
DIRECTORS TO MANAGE BUSINESS

45.1.
The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Board.

45.2.
The Board has all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company.

45.3.
The Board may authorise the payment of all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the Members of the Company, subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a Resolution of Members; but no requirement made by a Resolution of Members shall prevail if it is inconsistent with these Articles nor shall such requirement invalidate any prior act of the Board which would have been valid if such requirement had not been made.

45.4.
Subject to the provisions of the Act, all cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

46.
COMMITTEES OF DIRECTORS

46.1.
The Board may, by a Resolution of Directors, designate one or more committees of directors, each consisting of one or more directors.

46.2.
Each committee of directors has such powers and authorities of the Board, including the power and authority to affix the Seal, as are set forth in these Articles or the Resolution of Directors establishing the committee, except that the Board has no power to delegate the following powers to a committee of directors:

(a)
to amend the Memorandum or these Articles;

(b)
to designate committees of directors;

(c)
to delegate powers to a committee of directors;

(d)
to appoint or remove directors;

(e)
to appoint or remove an agent;

(f)
to approve a plan of merger, consolidation or arrangement;

(g)
to make a declaration of solvency or approve a liquidation plan; or

(h)
to make a determination that the Company will, immediately after a proposed Distribution, meet the solvency test set out in the Act.

46.3.
A committee of directors, where authorised by the Board, may appoint a sub-committee.

46.4.
The meetings and proceedings of each committee of directors consisting of two or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

47.
OFFICERS AND AGENTS

47.1.
The Board may, by a Resolution of Directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. Such officers may consist of a chairman of the Board, a vice chairman of the Board, a president and one or more vice presidents, secretaries and treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

47.2.
Each officer or agent has such powers and authorities of the Board, including the power and authority to affix the Seal, as are set forth in these Articles or the Resolution of Directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the following:

(a)
to amend the Memorandum or these Articles;

(b)
to change the registered office or agent;

(c)
to designate committees of directors;

  (d)
  to delegate powers to a committee of directors;

  (e)
  to appoint or remove directors;

  (f)
  to appoint or remove an agent;

  (g)
  to fix emoluments of directors;

  (h)
  to approve a plan of merger, consolidation or arrangement;

  (i)
  to make a declaration of solvency or approve a liquidation plan;

  (j)
  to make a determination that the Company will, immediately after a proposed distribution, meet the solvency test set out in the Act; or

  (k)
  to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

48.
REMOVAL OF OFFICERS AND AGENTS

The officers and agents of the Company shall hold office until their successors are duly elected and qualified, but any officer or agent elected or appointed by the Board may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

49.
DUTIES OF OFFICERS

In the absence of any specific allocation of duties it shall be the responsibility of the chairman of the Board to preside at meetings of directors and Members, the vice chairman to act in the absence of the chairman, the president to manage the day to day affairs of the Company, the vice presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the Secretary to maintain the register of members, register of directors, minute books, records (other than financial records) of the Company, and Seal and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

50.
REMUNERATION OF OFFICERS

The emoluments of all officers shall be fixed by Resolution of Directors.

51.
STANDARD OF CARE

A director, when exercising powers or performing duties as a director, shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation, (a) the nature of the Company, (b) the nature of the decision, and (c) the position of the director and the nature of the responsibilities undertaken by him.

52.
CONFLICTS OF INTEREST

52.1.
A director shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the Board, unless the transaction or proposed transaction (a) is between the director and the Company and (b) is to be entered into in the ordinary course of the Company's business and on usual terms and conditions.

52.2.
A transaction entered into by the Company in respect of which a director is interested is voidable by the Company unless the director complies with article 52.1 or (a) the material facts of the interest of the director in the transaction are known by the Members entitled to vote at a meeting of Members and the transaction is approved or ratified by a Resolution of Members or (b) the Company received fair value for the transaction.

52.3.
For the purposes of this article, a disclosure is not made to the Board unless it is made or brought to the attention of every director on the Board.

52.4.
A director who is interested in a transaction entered into or to be entered into by the Company may vote on a matter relating to the transaction, attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum and sign a document on behalf of the Company, or do any other thing in his capacity as director that relates to the transaction.

53.
INDEMNIFICATION AND EXCULPATION

53.1.
Subject to article 53.2 the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)
is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

(b)
is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

53.2.
Article 53.1 does not apply to a person referred to in that Article unless the person acted honestly and in good faith and in what he believed to be the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

53.3.
The decision of the Board as to whether the person acted honestly and in good faith and in what he believed to be the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

53.4.
The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

53.5.
If a person referred to in this article has been successful in defence of any proceedings referred to therein, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

53.6.
Expenses, including legal fees, incurred by a director or officer (or former director or former officer) in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director or officer (or former director, or former officer, as the case may be) to repay the amount if it shall ultimately be determined that the director or officer (or former director, or former officer as the case may be) is not entitled to be indemnified by the Company.

53.7.
The indemnification and advancement of expenses provided by, or granted under, these Articles are not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Members, resolution of disinterested directors or otherwise, both as to acting in the person's official capacity and as to acting in another capacity while serving as a director of the Company.

53.8.
The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under article 53.1.

MEETINGS OF THE BOARD OF DIRECTORS

54.
BOARD MEETINGS

The Board or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as it may determine to be necessary or desirable. Any director or the Secretary of the Company may call a Board meeting.

55.
NOTICE OF BOARD MEETINGS

A director shall be given reasonable notice of a Board meeting, but a Board meeting held without reasonable notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting waive notice of the meeting, and for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part (except where a director attends a meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting is not properly called). The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

56.
PARTICIPATION IN MEETINGS BY TELEPHONE

A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

57.
QUORUM AT BOARD MEETINGS

The quorum necessary for the transaction of business at a meeting of directors shall be two directors.

58.
BOARD TO CONTINUE IN THE EVENT OF VACANCY

The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum for a Board meeting, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of Members.

59.
CHAIRMAN TO PRESIDE

At every Board meeting, the chairman of the Board shall preside as chairman of the meeting. If there is not a chairman of the Board or if the chairman of the Board is not present at the meeting, the vice chairman of the Board shall preside. If there is no vice chairman of the Board or if the vice chairman of the Board is not present at the meeting, the directors present shall choose one of their number to be chairman of the meeting.

60.
POWERS OF SOLE DIRECTOR

If the Company shall have only one director the provisions herein contained for Board meetings shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the Members of the Company.

61.
PROCEEDINGS IF ONE DIRECTOR

If the Company shall have only one director, in lieu of minutes of a meeting the director shall record in writing and sign a note or memorandum (or adopt a resolution in writing) concerning all matters requiring a Resolution of Directors and such note, memorandum or resolution in writing shall be kept in the minute book. Such a note, memorandum or resolution in writing shall constitute sufficient evidence of such resolution for all purposes.

CORPORATE RECORDS

62.
DOCUMENTS TO BE KEPT

62.1.
The Company shall keep the following documents at the office of its registered agent:

(a)
the Memorandum and these Articles;

(b)
the register of members or a copy of the register of members;

(c)
the register of directors or a copy of the register of directors;

(d)
the register of charges or a copy of the register of charges;

(e)
copies of all notices and other documents filed by the Company in the previous ten years.

62.2.
Where the Company keeps a copy of its register of members or register of directors at the office of its registered agent, it shall within fifteen days of any change in the register, notify the registered agent, in writing, of the change, and it shall provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

62.3.
Where the place at which the original register of members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within fourteen days of the change of location.

62.4.
The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the Board may determine:

(a)
the minutes of meetings and Resolutions of Members and of classes of Members; and

(b)
the minutes of meetings and Resolutions of Directors and committees of directors.

62.5.
Where any of the minutes or resolutions described in the previous article are kept at a place other than at the office of the Company's registered agent, the Company shall provide the registered agent with a written record of the physical address of the place or places at which the records are kept.

62.6.
Where the place at which any of the records described in article 62.4 is changed, the Company shall provide the registered agent with the physical address of the new location of the records within fourteen days of the change of location.

62.7.
The Company's records shall be kept in written form or either wholly or partly as electronic records.

63.
FORM AND USE OF SEAL

The Board shall provide for the safe custody of the Seal. An imprint thereof shall be kept at the office of the registered agent of the Company. The Seal when affixed to any written instrument shall be witnessed by any one director, the Secretary or Assistant Secretary, or by any person or persons so authorised from time to time by Resolution of Directors.

ACCOUNTS

64.
BOOKS OF ACCOUNT

The Company shall keep records and underlying documentation that:

(a)
are sufficient to show and explain the Company's transactions; and

(b)
will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

65.
FORM OF RECORDS

65.1.
The records required to be kept by the Company under the Act, the Mutual Legal Assistance (Tax Matters Act), 2003, the Memorandum or these Articles shall be kept in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (British Virgin Islands).

65.2.
The records and underlying documentation shall be kept for a period of at least five years from the date of completion of the relevant transaction or the date the Company terminates the business relationship to which the records and underlying documentation relate.

66.
FINANCIAL STATEMENTS

66.1.
If required by a Resolution of Members, the Board shall cause to be made out and served on the Members or laid before a meeting of Members a profit and loss account and balance sheet of the Company for such period and on such recurring basis as the Members think fit.

66.2.
The Company's profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit or loss of the Company for that financial period, and a true and fair view of the state of affairs of the Company as at the end of that financial period.

67.
DISTRIBUTION OF ACCOUNTS

A copy of such profit and loss account and balance sheet shall be served on every Member in the manner and with similar notice to that prescribed herein for calling a meeting of Members or upon such shorter notice as the Members may agree to accept.

 AUDITS

68.
AUDIT

The Company may by Resolution of Members call for the accounts to be examined by an auditor.

69.
APPOINTMENT OF AUDITOR

69.1.
The first auditor shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by a Resolution of Members.

69.2.
The auditor may be a Member of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

70.
REMUNERATION OF AUDITOR

The remuneration of the auditor of the Company:

(a)
in the case of an auditor appointed by the Board, may be fixed by Resolution of Directors; and

(b)
subject to the foregoing, in the case of an auditor appointed by the Members, shall be fixed by Resolution of Members or in such manner as the Company may, by Resolution of Members determine.

71.
DUTIES OF AUDITOR

The auditor shall examine each profit and loss account and balance sheet required to be served on every Member of the Company or laid before a meeting of the Members of the Company and shall state in a written report whether or not:

(a)
in its opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period; and

(b)
all the information and explanations required by the auditor have been obtained.

72.
ACCESS TO RECORDS

Every auditor of the Company shall have right of access at all times to the books of account of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditor.

73.
AUDITOR ENTITLED TO NOTICE

The auditor of the Company shall be entitled to receive notice of, and to attend any meetings of Members of the Company at which the Company's profit and loss account and balance sheet are to be presented.

VOLUNTARY LIQUIDATION

74.
LIQUIDATION

The Company may be liquidated in accordance with the Act only if (a) it has no liabilities; or (b) it is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities. The Board shall be permitted to pass a Resolution of Directors for the appointment of an eligible individual as a voluntary liquidator (or two or more eligible individuals as joint voluntary liquidators) of the Company if the Members have, by a Resolution of Members, approved the liquidation plan in accordance with the Act.

FUNDAMENTAL CHANGES

75.
CHANGES

Section 175 of the Act shall not apply to the Company.

76.
CONTINUATION UNDER FOREIGN LAW

The Company may by Resolution of Members or by Resolution of Directors continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

        We, CODAN TRUST COMPANY (B.V.I.) LTD., registered agent of the Company, of Commerce House, Wickhams Cay 1, PO Box 3140, Road Town, Tortola, British Virgin Islands VG1110 for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association on the 17th day of June, 2016:

Incorporator
CODAN TRUST COMPANY (B.V.I.) LTD.
SGD: Andrew Swapp
For and on behalf of
Codan Trust Company (B.V.I.) Ltd.

ANNEX B

388 Greenwich Street New York, NY 10013

December 23, 2019

The Special Committee of the Board of Directors
AquaVenture Holdings Limited
Commerce House, Wickhams Cay 1
P.O. Box 3140 Road Town
British Virgin Islands VG 1110

Members of the Special Committee of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the ordinary shares, no par value, of AquaVenture Holdings Limited ("AquaVenture") of the Merger Consideration (defined below) to be received by such holders (other than Culligan International Company ("Culligan") and its affiliates) pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of December 23, 2019 (the "Merger Agreement"), among Culligan, Amberjack Merger Sub Limited, a wholly owned subsidiary of Culligan ("Merger Sub"), and AquaVenture. As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into AquaVenture (the "Merger") and (ii) each outstanding ordinary share, no par value, of AquaVenture ("AquaVenture Ordinary Shares"), other than (a) AquaVenture Ordinary Shares held in the treasury of AquaVenture, (b) AquaVenture Ordinary Shares owned by Culligan or Merger Sub or any wholly owned subsidiary of AquaVenture, and (c) Dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive $27.10 in cash (the "Merger Consideration").

        In arriving at our opinion, we reviewed a draft dated December 22, 2019 of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of AquaVenture concerning the business, operations and prospects of AquaVenture. We examined certain publicly available business and financial information relating to AquaVenture as well as certain financial forecasts and other information and data relating to AquaVenture which were provided to or discussed with us by the management of AquaVenture. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of AquaVenture Ordinary Shares; the historical and projected earnings and other operating data of AquaVenture; and the capitalization and financial condition of AquaVenture. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of AquaVenture. In connection with our engagement and at the direction of the Special Committee of the Board of Directors (the "Special Committee"), we held discussions with selected third parties to solicit indications of interest in the possible acquisition of all or a part of AquaVenture. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

        In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of AquaVenture that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data relating to AquaVenture provided to or otherwise reviewed by or discussed with us, we have been advised by

The Special Committee of the Board of Directors
AquaVenture Holdings Limited
December 23, 2019

the management of AquaVenture that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of AquaVenture as to the future financial performance of AquaVenture.

        We have assumed, with your consent, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on AquaVenture or the Merger. Representatives of AquaVenture have advised us, and we further have assumed, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of AquaVenture nor have we made any physical inspection of the properties or assets of AquaVenture. Our opinion does not address the underlying business decision of AquaVenture to effect the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for AquaVenture or the effect of any other transaction in which AquaVenture might engage. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration or otherwise. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof.

        Citigroup Global Markets Inc. has acted as financial advisor to the Special Committee in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee in connection with the delivery of this opinion. In addition, AquaVenture has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. As you are aware, we and our affiliates in the past have provided, currently are providing and in the future may provide, investment banking, commercial banking and other similar financial services to AquaVenture unrelated to the proposed Merger, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, during the two year period prior to the date hereof, having acted as joint bookrunner in connection with an offering of equity securities of AquaVenture and as a lender in connection with certain loans of AquaVenture. As you are also aware, we and our affiliates in the past have provided, currently are providing and in the future may provide, investment banking, commercial banking and other similar financial services to Advent International Corporation ("Advent"), an affiliate of Culligan, and its affiliates and portfolio companies unrelated to the proposed Merger, for which services we and our affiliates have received and expect to receive compensation, including, without limitation, during the two year period prior to the date hereof, having acted as financial advisor to Advent and certain of its affiliates and portfolio companies in connection with certain M&A activity, as joint bookrunner in connection with certain initial public offerings and other equity offerings of affiliates and portfolio companies of Advent, and as joint bookrunner and/or joint arranger in connection with certain bond issuances, loan and credit facility underwritings for Culligan and other affiliates and portfolio companies of Advent and as a lender in connection with certain loans of affiliates and portfolio companies of Advent. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of AquaVenture, Advent and Culligan and their respective affiliates and, as applicable, portfolio companies for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

B-2

The Special Committee of the Board of Directors
AquaVenture Holdings Limited
December 23, 2019

In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with AquaVenture, Advent, Culligan and their respective affiliates and, as applicable, portfolio companies.

        Our advisory services and the opinion expressed herein are provided for the information of the Special Committee in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matters relating to the proposed Merger.

        Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of AquaVenture Ordinary Shares (other than Culligan and its affiliates).

Very truly yours,

/s/ Citigroup Global Markets Inc.

CITIGROUP GLOBAL MARKETS INC.

B-3

ANNEX C

As of December 23, 2019

The Special Committee of the Board of Directors
AquaVenture Holdings Limited
c/o Conyers Corporate Services (BVI) Limited
Commerce House, Wickhams Cay 1
P.O. Box 3140 Road Town
British Virgin Islands

Dear Members of the Special Committee of the Board of Directors of AquaVenture Holdings Limited:

        We understand that AquaVenture Holdings Limited, a business company incorporated under the laws of the British Virgin Islands (the "Company"), is considering a transaction whereby Culligan International Company, a Delaware corporation ("Acquiror"), will effect a merger involving the Company. Pursuant to the terms of an Agreement and Plan of Merger, draft dated December 22, 2019 (the "Agreement"), among Acquiror, Amberjack Merger Sub Limited, a business company incorporated under the laws of the British Virgin Islands ("Sub"), and the Company, Sub will merge with and into the Company, whereby the Company will become a wholly owned subsidiary of Acquiror (the "Transaction"). Pursuant to the terms of the Agreement all of the issued and outstanding ordinary shares, no par value, of the Company ("Company Shares"), will be converted (subject to certain exceptions as set forth in the Agreement) into the right to receive $27.10 in cash (the "Consideration").

        The terms and conditions of the Transaction are more fully set forth in the Agreement.

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the Company Shares of the Consideration to be received by such holders in the Transaction.

        UBS Securities LLC ("UBS") has acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this opinion and a significant portion of which is contingent upon consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. UBS Group AG (the indirect parent of UBS) and its subsidiaries, branches and affiliates provide a wide range of investment banking, commercial banking and other financial services (including wealth, asset and investment management, corporate finance, municipal lending solutions, and securities issuing, trading and research). In connection therewith, UBS and/or its affiliates have provided services unrelated to the Transaction to the Company and its affiliates and/or the Acquiror and its affiliates (including affiliates of each of Advent International Corporation (collectively, "Advent") and Centerbridge Partners, L.P. (collectively, "Centerbridge")) and received compensation for such services. In particular, since December 1, 2017, UBS has acted with respect to (i) the Company as bookrunner in connection with a follow on offering of Company Shares, (ii) Advent as (a) financial advisor in connection with the acquisitions of two portfolio companies, and the sale of one portfolio company, (b) joint bookrunner in connection with the initial public offering of equity securities of a portfolio company, and (c) underwriter in connection with five offerings of debt securities by four separate portfolio companies, and (iii) Centerbridge as (a) financial advisor in connection with the acquisition of one portfolio company and the sales of two portfolio companies, and (b) joint bookrunner in connection with an offering of debt securities by a portfolio company. In addition, in the ordinary course of business, UBS, its affiliates and its and their respective employees may currently own or trade loans, debt and/or equity securities of the Company and/or affiliates of the

The Special Committee of the Board of Directors AquaVenture Holdings Limited
As of December 23, 2019

Acquiror (including Advent and Centerbridge) for its own account or for the accounts of customers, and may at any time hold a long or short position in such securities.

        Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company's underlying business decision to effect the Transaction. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or the form of the Transaction. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration. In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, (ii) the parties to the Agreement will comply with all material terms of the Agreement, and (iii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company or the Transaction.

        In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company; (ii) reviewed certain internal financial information and other data relating to the businesses and financial prospects of the Company that were not publicly available, including financial forecasts and estimates prepared by the management of the Company that we have been directed to utilize for purposes of our analysis (and which you have approved for such use); (iii) conducted discussions with members of the senior management of the Company concerning the businesses and financial prospects of the Company; (iv) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (v) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vi) reviewed current and historical market prices of Company Shares; (vii) reviewed the Agreement; and (viii) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate. At your request, we have contacted third parties to solicit indications of interest in a possible transaction with the Company and held discussions with certain of these parties prior to the date hereof.

        In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates, referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof. The issuance of this opinion was approved by an authorized committee of UBS.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of Company Shares in the Transaction is fair, from a financial point of view, to such holders.

C-2

The Special Committee of the Board of Directors AquaVenture Holdings Limited
As of December 23, 2019

        This opinion is provided for the benefit of the Special Committee of the Board of Directors of the Company (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Consideration in the Transaction.

Very truly yours,
/s/ UBS Securities LLC
UBS SECURITIES LLC

C-3

ANNEX D

FORM OF VOTING AGREEMENT

        THIS VOTING AGREEMENT ("Agreement"), dated as of December 23, 2019, is made by and between Culligan International Company, a Delaware corporation ("Parent"), and the undersigned holder (the "Shareholder") of ordinary shares, of no par value, of AquaVenture Holdings Limited, a business company incorporated under the laws of the British Virgin Islands (the "Company").

        WHEREAS, Parent, Amberjack Merger Sub Limited, a business company incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, concurrently with the signing of this Agreement, are entering into an Agreement and Plan of Merger, dated as of even date herewith (as such agreement may be subsequently amended or modified, the "Merger Agreement"), providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the "Merger");

        WHEREAS, the Shareholder beneficially owns and has sole or shared voting power with respect to the number of the Company's ordinary shares, and holds stock options or other rights to acquire beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the number of the Company's ordinary shares indicated opposite the Shareholder's name on Schedule 1 attached hereto (together with any New Shares (defined in Section 2 below), the "Shares");

        WHEREAS, as an inducement and a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, the Shareholder has agreed to enter into and perform this Agreement; and

        WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

        NOW, THEREFORE, in consideration of, and as a condition to, Parent entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by Parent in connection therewith, the Shareholder and Parent agree as follows:

        1.    Agreement to Vote Shares.    The Shareholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the Shareholders of the Company and at any adjournment or postponement thereof, and in connection with any written consent of the Shareholders of the Company, with respect to the Merger, the Merger Agreement or any Acquisition Proposal, the Shareholder shall:

          (a)   appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

          (b)   from and after the date hereof until the Expiration Date, vote (or cause to be voted), or deliver a written consent (or cause a written consent to be delivered) covering all of the Shares that such Shareholder shall be entitled to so vote: (i) in favor of adoption and approval of the Merger Agreement and all other transactions contemplated by the Merger Agreement as to which Shareholders of the Company are called upon to vote or consent in favor of any matter necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement; (ii) against any action or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries or Affiliates under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company's or any of its Subsidiaries or Affiliates' obligations under the Merger Agreement not being fulfilled; and (iii) against (A) any Acquisition Proposal, (B) any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Merger and all other transactions contemplated by the Merger Agreement, (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any of its Subsidiaries, (D) any change in the majority of the board of directors of the Company and (E) any material change in the capitalization of the Company or the Company's corporate structure. The Shareholder shall not take or commit or agree to take any action inconsistent with the foregoing.

        2.    Expiration Date.    As used in this Agreement, the term "Expiration Date" shall mean the earlier to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to Article VII thereof, (c) such date and time as (A) any amendment or change to the Merger Agreement is effected without the Shareholder's consent that decreases the Merger Consideration or changes the form of consideration payable under the Merger Agreement to the Shareholder, or (B) any amendment or change to the Merger Agreement that is not approved by the Board of Directors of the Company is effected without the Shareholder's consent that materially and adversely affects the Shareholder, or (d) upon mutual written agreement of the parties to terminate this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any fraud, willful breach of this Agreement or acts of bad faith prior to termination hereof.

        3.    Additional Purchases.    The Shareholder agrees that any ordinary shares of the Company that the Shareholder purchases or with respect to which the Shareholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement and prior to the Expiration Date, whether by the exercise of any stock options or otherwise ("New Shares"), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof and the representation and warranties in Section 5 below shall be true and correct as of the date that beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of such New Shares is acquired. The Shareholder agrees to promptly notify Parent in writing of the nature and amount of any New Shares.

        4.    Agreement to Retain Shares.    From and after the date hereof until the Expiration Date, the Shareholder shall not, directly or indirectly, (a) sell, assign, transfer, tender, or otherwise dispose of (including, without limitation, the voting rights thereunder or by the creation of a Lien) or otherwise permit the sale, assignment, transfer, tender or disposition of any Shares (including the voting rights thereunder or by the creation of a Lien), (b) deposit any Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Shares or grant any proxy or power of attorney with respect thereto, (c) enter into any contract, option, commitment or other arrangement or understanding with respect to the direct or indirect sale, transfer, assignment or other disposition of (including, without limitation, by the creation of a Lien) any Shares, or (d) take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling the Shareholder from performing the Shareholder's obligations under this Agreement. Notwithstanding the foregoing, the Shareholder may make (i) transfers by will or by operation of law or other transfers for estate planning purposes; provided,that, as a precondition to such transfers, the transferee agrees in a written instrument, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement, and (ii) as Parent may otherwise agree in writing in its sole and absolute discretion.

        5.    Representations and Warranties of the Shareholder.    The Shareholder hereby represents and warrants to Parent as follows:

          (a)   the Shareholder has the full power and authority to execute and deliver this Agreement and to perform the Shareholder's obligations hereunder;

          (b)   this Agreement (assuming this Agreement constitutes a valid and binding agreement of Parent) has been duly executed and delivered by or on behalf of the Shareholder and constitutes a valid and binding agreement with respect to the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally;

          (c)   the Shareholder beneficially owns the number of Shares indicated opposite such Shareholder's name on Schedule 1 free and clear of any Liens, and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares and none of the Shares are subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares, except as contemplated by this Agreement;

          (d)   the execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his or her obligations hereunder and the compliance by the Shareholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder is bound, or any law, statute, rule or regulation to which the Shareholder is subject or, in the event that the Shareholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of the Shareholder; and

          (e)   the execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by the Shareholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Shareholder of his obligations under this Agreement in any material respect.

        6.    Irrevocable Proxy.    Subject to the last sentence of this Section 6, by execution of this Agreement, the Shareholder does hereby irrevocably and the fullest extent permitted by law appoint Parent with full power of substitution and resubstitution, as the Shareholder's true and lawful attorney and irrevocable proxy, to the fullest extent of the Shareholder's rights with respect to the Shares, to vote each of such Shares, or to execute a written consent, solely with respect to the matters set forth in Section 1 hereof. The Shareholder intends this proxy to be irrevocable and coupled with an interest hereunder until the Expiration Date and hereby revokes any proxy previously granted by the Shareholder with respect to the Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement. The Shareholder hereby revokes any proxies previously granted, and represents that none of such previously-granted proxies are irrevocable.

        7.    No Solicitation.    From and after the date hereof until the Expiration Date, Shareholder shall not: (a) solicit, initiate or knowingly encourage (including by way of furnishing non-public information or other assistance), or take other action to facilitate, any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding, or that would reasonably be expected to lead to, an Acquisition Proposal, (c) endorse, approve or enter into any agreement with respect to an Acquisition Proposal (other than the Merger Agreement), (d) solicit proxies, become a "participant" in a "solicitation" or take any action to facilitate a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Acquisition Proposal (other than the Merger Agreement), (e) initiate a Shareholders' vote or action by consent of the Company's Shareholders with respect to an Acquisition

Proposal, (f) except by reason of this Agreement, become a member of a "group" (as such term is used in Rule 13d-5(b)(1) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Acquisition Proposal or (g) knowingly take any action that would result in the revocation or invalidation of the proxy contemplated by this Agreement.

        8.    Waiver of Appraisal Rights.    The Shareholder hereby waives, and agrees not to exercise or assert, any appraisal rights under the BVI Act in connection with the Merger.

        9.    No Limitation on Discretion as Director or Fiduciary.    Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent the Shareholder, if the Shareholder is serving on the Board of Directors of the Company, from exercising his duties and obligations as a director of the Company or otherwise taking any action, subject to compliance with the applicable provisions of the Merger Agreement, while acting in such capacity as a director of the Company. The Shareholder is executing this Agreement solely in his capacity as a Shareholder.

        10.    Specific Performance.    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

        11.    Further Assurances.    The Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

        12.    Notice.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 8.4 of the Merger Agreement and to each Shareholder at its address set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like notice).

        13.    Severability.    If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        14.    Binding Effect and Assignment.    All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto; provided,however, that, notwithstanding the foregoing, Parent may assign its rights and obligations under this Agreement to any Subsidiary.

        15.    No Waivers.    No waivers of any breach of this Agreement extended by Parent to the Shareholder shall be construed as a waiver of any rights or remedies of Parent with respect to any other Shareholder of the Company who has executed an agreement substantially in the form of this

Agreement with respect to Shares held or subsequently held by such Shareholder or with respect to any subsequent breach of the Shareholder or any other such Shareholder of the Company. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

        16.    Governing Law; Jurisdiction and Venue.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its rules of conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts located in the Borough of Manhattan, City of New York and of the United States of America located in such state (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the New York Courts and agree not to plead or claim in any New York Court that such litigation brought therein has been brought in any inconvenient forum.

        17.    Waiver of Jury Trial.    The parties hereto hereby waive any right to trial by jury with respect to any action or proceeding related to or arising out of this Agreement, any document executed in connection herewith and the matters contemplated hereby and thereby.

        18.    No Agreement Until Executed.    Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company's memorandum of association and articles of association, each as amended, the transactions contemplated by the Merger Agreement and (b) this Agreement is executed by all parties hereto.

        19.    Attorney's Fees.    If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        20.    Certain Adjustments.    In the event of a stock split, stock dividend or distribution, or any change in the ordinary shares of the Company by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the term Shares shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which any or all of such shares are changed or exchanged or which have been received in such transaction.

        21.    Entire Agreement; Amendment.    This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

        22.    Effect of Headings.    The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

        23.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows Next]

        EXECUTED as of the date first above written.

SHAREHOLDER

Name:

CULLIGAN INTERNATIONAL COMPANY
By:
Name:
Title:

[Signature Page to Voting Agreement]

SCHEDULE 1

Shareholder & Address	Ordinary Shares	Options	Restricted Share Units	Phantom Share Units

[NAME]	[•]	[•]	[•]	[•]
[ADDRESS]

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 by 11:59 P.M., (Eastern Time), on March 15, 2020. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/WAAS or scan delete QR code and control # the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/WAAS Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + For Against Abstain For Against Abstain 1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger (including a form of the plan of merger which is included as an exhibit thereto), dated as of December 23, 2019, among Culligan International Company, a Delaware corporation (“Parent”), Amberjack Merger Sub Limited, a business company incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of Parent, and AquaVenture Holdings Limited, a business company incorporated under the laws of the British Virgin Islands (as it may be amended from time to time, the “merger agreement”). 2. To approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 4 6 1 3 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 0 2 D M 4 036CYE MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR Proposals 1 and 2. Special Meeting Proxy Card1234 5678 9012 345

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of Special Meeting of Shareholders Monday, March 16, 2020, 8:00 a.m. Eastern Time Marriott Downtown at CF Toronto Eaton Centre 525 Bay Street Toronto, Ontario M5G 2L2 Proxy Solicited by Board of Directors for Special Meeting Anthony Ibarguen and Lee Muller, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of AquaVenture Holdings Limited to be held on Monday, March 16, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted and, if a shareholder specifies a choice for any matter to be acted upon at the meeting, will be voted in accordance with the specifications made. If no such directions are indicated, Messrs. Ibarguen and Muller will have authority to vote FOR Proposals 1 and 2. In their discretion, Messrs. Ibarguen and Muller are authorized to vote upon such other business as may properly come before the meeting. Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting. + C Non-Voting Items Proxy - AquaVenture Holdings Limited Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/WAAS